Exhibit T3E[1]


                     IN THE UNITED STATES BANKRUPTCY COURT

                    FOR THE MIDDLE DISTRICT OF PENNSYLVANIA


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                                                    :
In re                                               :
                                                    :   Chapter 11
SGPA, INC. , et al.,                                :   Case No. 01-01-02609
                                                    :   (Jointly Administered)
                                      Debtors.      :
1565 BUCHANAN TRAIL EAST                            :
SHADY GROVE, PENNSYLVANIA 17256                     :
Tax ID No.23-2955766                                :
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              AMENDED DISCLOSURE STATEMENT WITH RESPECT TO JOINT
          PLAN OF REORGANIZATION OF SGPA, INC. AND CERTAIN AFFILIATES




                                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                Jay M. Goffman
                                Carlene J. Gatting
                                Alan J. Carr
                                4 Times Square
                                New York, NY 10036-6552
                                (212) 735-3000

                                              -and-

                                REED SMITH LLP
                                Paul Singer
                                Dino A. Ross
                                213 Market Street, 9th Fl.
                                Harrisburg, PA 17101

                                Attorneys for SGPA, Inc., et al.

Dated:   Harrisburg, Pennsylvania
         June 25, 2001


         On May 7, 2001 (the "Petition Date"), SGPA, Inc. ("SGPA") and several of its affiliates (collectively, the "Debtors") filed petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Pennsylvania. The Debtors filed the proposed chapter 11 plan (the "Plan") on May 7, 2001. A copy of the Plan is attached to this Disclosure Statement as Exhibit A.

         The Debtors are distributing this Disclosure Statement in connection with their solicitation of votes on the Plan. All holders of Claims against and Interests in the Debtors are urged to read the Disclosure Statement and Plan in full.

         The Plan's confirmation and effectiveness are subject to material conditions precedent. See "The Plan B Conditions Precedent to the Plan's Confirmation and Consummation". There can be no assurance that those conditions will be satisfied.

         THE BOARDS OF DIRECTORS AND THE MANAGEMENT COMMITTEES OF THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS. ACCORDINGLY, HOLDERS OF CLAIMS AGAINST AND INTER ESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN ARE URGED TO VOTE IN FAVOR OF THE PLAN.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PLAN NOT CONTAINED IN THIS DISCLOSURE STATEMENT. THE STATEMENTS IN THE DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF. NEITHER THE DISCLOSURE STATEMENT'S DISTRIBUTION NOR THE PLAN'S CONSUMMATION WILL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         ALL SUMMARIES HEREIN ARE QUALIFIED BY REFERENCE TO THE PLAN AS A WHOLE. IN ANY CONTESTED MATTER OR ADVERSARY PROCEEDING, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BUT SHALL BE DEEMED A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(C) OF THE FEDERAL RULES OF BANK RUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAP PROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         IN MAKING AN INVESTMENT DECISION IN CONNECTION WITH THE PLAN, HOLDERS OF IMPAIRED CLAIMS MUST RELY ON THEIR OWN EXAMINATION OF THE DEBTORS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. HOLDERS OF IM PAIRED CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND EACH HOLDER OF AN IMPAIRED CLAIM SHOULD CONSULT ITS OWN ADVISORS WITH RESPECT TO THOSE MATTERS.

         UNLESS OTHERWISE INDICATED, THE DEBTORS' MANAGEMENT HAS PROVIDED THE FACTUAL INFORMATION IN THIS DISCLOSURE STATEMENT. THE DEBTORS BELIEVE THAT THE INFORMATION HEREIN IS ACCURATE BUT ARE UNABLE TO WARRANT THAT IT IS WITHOUT ANY INACCURACY OR OMISSION.



                               TABLE OF CONTENTS

Item I.   INTRODUCTION.......................................................1
A.       Definitions.........................................................1
B.       Notice to Holders of Claims and Interests...........................1
C.       Solicitation Package................................................2
D.       Voting Procedures, Ballots and Voting Deadline......................2
E.       Confirmation Hearing and Deadline
          for Objections to Confirmation.....................................2

Item II.   PLAN SUMMARY......................................................4
A.       Summary of Distributions............................................4
B.       Management Employment Agreement and Option Plan....................19
C.       Terms of Securities to be Issued Pursuant to the Plan..............19
D.       Directors and Officers of Reorganized SGPA.........................21

Item III.   HISTORY OF THE DEBTORS AND EVENTS LEADING
             TO COMMENCEMENT OF THE CHAPTER 11 CASES........................21
A.       Corporate Structure and Management of the Debtors..................21
B.       Overview of Business Operations....................................25
C.       Capital Structure of the Debtors...................................29

Item IV.   ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES...................32
A.       Commencement of the Chapter 11 Cases...............................32

Item V.   THE PLAN..........................................................34
A.       Overall Structure of the Plan......................................34
B.       Certain Matters Regarding Classification
          and Treatment of Claims and Interests.............................34
C.       Means for Implementation of the Plan   ............................46
D.       Restructuring Transactions.........................................47
E.       Provisions Governing Distributions.................................48
F.       Treatment of Executory Contracts and Unexpired Leases..............52
G.       Conditions Precedent to the Plan's
          Confirmation and Consummation.....................................54
H.       Modification; Withdrawal ..........................................54
I.       Retention of Jurisdiction .........................................54
J.       Effects of Confirmation............................................55
K.       Miscellaneous Provisions...........................................57

Item VI.   CERTAIN RISK FACTORS TO BE CONSIDERED............................58
A.       General Considerations.............................................58
B.       Certain Bankruptcy Considerations..................................59
C.       Dividends..........................................................59
D.       Access to Financing................................................59
E.       Competition........................................................59
F.       Claims Estimations.................................................59
G.       Environmental Matters..............................................59
H.       Dependence on Key Personnel........................................60

Item VII.   CONFIRMATION OF THE PLAN........................................60
A.       Voting Requirements................................................61
B.       Feasibility of the Plan............................................61
C.       Best Interests Test................................................62
D.       Liquidation Analysis...............................................62
E.       Valuation of Reorganized Debtors...................................63
F.       Confirmation Without Acceptance of
          All Impaired Classes - "Cramdown".................................72

Item VIII.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN......73
A.       Continuation of the Bankruptcy Cases...............................73
B.       Alternative Plan(s) ...............................................73
C.       Liquidation Under Chapter 7 or Chapter 11..........................73

Item IX.   CERTAIN TAX CONSIDERATIONS OF THE PLAN...........................74
A.       Restructuring Transaction Steps....................................75
B.       Income Tax Consequences to the Debtors.............................76
C.       United States Federal Income Tax Consequences to Claim Holders.....77
D.       Importance of Obtaining Professional Tax Assistance................79

Item X.   VOTING REQUIREMENTS...............................................79
A.       Special Note for Holders of Debt Securities........................79
B.       Fiduciaries And Other Representatives..............................81
C.       Entitlement to Vote................................................81
D.       Further Information; Additional Copies.............................82

Item XI.   RECOMMENDATION AND CONCLUSION....................................82

THE PLAN............................................................EXHIBIT A

ANNUAL REPORT ON FORM 10-K FOR
THE FISCAL YEAR ENDED SEPTEMBER 30, 2000........................... EXHIBIT B

LIQUIDATION ANALYSIS................................................EXHIBIT C





Item I.   INTRODUCTION

         SGPA, Inc. ("SGPA"), Grove Worldwide LLC ("Grove"), Grove Holdings LLC ("Grove Holdings"), Grove Investors Capital, Inc. ("Grove Investors Capital"), Grove Holdings Capital, Inc. ("Grove Holdings Capital"), Grove Capital, Inc. ("Grove Capital"), Grove Finance LLC ("Grove Finance"), Grove U.S. LLC ("Grove U.S.") ,Crane Acquisition Corp. ("Crane Acquisition"), Crane Holding Inc. ("Crane Holding"), and National Crane Corp. ("National Crane") (collectively the "Debtors") hereby transmit this disclosure statement (the "Disclosure Statement") in accordance with section 1125 of the United States Bankruptcy Code, 11 U.S.C.ss. 101-1330, as amended (the "Bankruptcy Code"), for use in the solicitation of votes to accept their joint plan, dated May 7, 2001 (the "Plan"). A copy of the Plan is annexed to this Disclosure Statement as Exhibit A.

         The Plan provides for the restructuring of the Debtors' liabilities in a manner designed to maximize recoveries to holders of Claims against and Interests in the Debtors and to enhance the financial liability of the Reorganized Debtors. The Plan contemplates the restructuring of all the Debtors' senior secured debt obligations and the elimination of certain of the Debtors' unsecured subordinated debt obligations and certain other liabilities.

         This Disclosure Statement, among other things, (i) contains certain information regarding the Debtors' prepetition history, (ii) describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and distributions under the Plan and (iii) discusses the confirmation process and voting procedures that holders of Claims and Interests in impaired Classes who are entitled to vote on the Plan must follow for their votes to be counted.

         A.       Definitions

         Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

         B.       Notice to Holders of Claims and Interests

         This Disclosure Statement is being transmitted to certain holders of Claims and Interests for the purpose of soliciting votes on the Plan and to others for informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to enable the holder of a Claim against or Interest in the Debtors to make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or to reject the Plan.

         On June 25, 2001, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against and Interests in the Debtors to make an informed judgment about the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE PLAN BY THE BANK RUPTCY COURT.

         WHEN AND IF CONFIRMED BY THE COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, YOU ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT CAREFULLY. IN PARTICULAR, HOLDERS OF IMPAIRED CLAIMS OR IMPAIRED INTERESTS WHO ARE ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS TO THE PLAN AND DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT
THE PLAN. This Disclosure Statement contains important information about the Plan, the distribution of the Debtors' assets, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.


         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANK RUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN.
No solicitation of votes may be made until distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

         C.       Solicitation Package

         Accompanying this Disclosure Statement and forming a part of the solicitation package (the "Solicitation Package") are copies of (i) the Plan (Exhibit A); (ii) for Holders of Impaired Claims or Impaired Interests who are entitled to vote on the Plan, one or more Ballots (and return envelopes); and
(iii) letters (if any) from the Debtors' CEO and from the Committee urging the Plan's acceptance. If you did not receive a Ballot in your package and believe that you are entitled to vote on the Plan, please contact the Debtors' Voting Agent at the address or telephone number set forth in the next subsection.

         D.       Voting Procedures, Ballots and Voting Deadline

         After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions on the enclosed Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box on the Ballot. Complete and sign your Ballot and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below). If your Claim is based on the Debt Securities issued by a Debtor, you hold your Debt Securities through a broker or other financial intermediary, and you received a return envelope addressed to such entity, you must return your Ballot sufficiently in advance of the Voting Deadline to permit the broker or financial intermediary to fill out and return a Master Ballot by the Voting Deadline. See "Voting Requirements - Special Note for Holders of Debt Securities".

         Each Ballot has been color-coded for a specific Class of Claims. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement. If you believe you received the wrong Ballot, please contact the Voting Agent at the address or telephone number set forth below.

         FOR YOUR VOTE TO BE COUNTED, YOU MUST PROPERLY COMPLETE AND MAIL YOUR BALLOT SO THAT YOUR VOTE IS RECEIVED BY THE VOTING AGENT NO LATER THAN AT 4:00 P.M. EASTERN DAYLIGHT TIME ON JULY 31, 2001(THE "VOTING DEADLINE"). IF YOU HAVE BEEN INSTRUCTED TO RETURN YOUR BALLOT TO YOUR BANK, BROKER, PROXY INTERMEDIARY OR OTHER NOMINEE, PLEASE ALLOW ADDITIONAL TIME. DO NOT RETURN YOUR DEBT INSTRU MENTS WITH YOUR BALLOT.

         If you have any questions about the voting procedure or this Solicitation Package, please contact the Voting Agent at the following address and phone number:

                          Innisfree M&A Incorporated
                          501 Madison Avenue, 20th Floor
                          New York, NY  10022
                          (877) 750-2689

         You may obtain additional copies of the Plan, Disclosure Statement, or other material in this Solicitation Package from the Voting Agent.

         E. Confirmation Hearing and Deadline for Objections to Confirmation

         The Bankruptcy Court has scheduled its hearing to consider confirmation of the Plan (the "Confirmation Hearing") on August 14, 2001 at 9:30 a.m., Eastern Daylight Time, before the Honorable Robert J. Woodside, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court for the Middle District of Pennsylvania, Harrisburg, Pennsylvania 17108. At the Confirmation Hearing, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. See "Confirmation of the Plan - Confirmation without Acceptance of All Impaired Classes -- 'Cramdown'". The Debtors may modify the Plan, to the extent permitted by section 1127(a) of the Bankruptcy Code and Fed. R. Bankr. P. 3019, as necessary to confirm the Plan.

         The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before July 31, 2001, at 4:00 p.m. Eastern Daylight Time by:

                  Counsel to the Debtors:

                  SKADDEN, ARPS, SLATE, MEAGHER
                     & FLOM LLP
                  4 Times Square
                  New York, NY  10036-6552
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000
                  Attn:  Jay M. Goffman, Esq.

                           - and -

                  REED SMITH LLP
                  213 Market Street, 9th Fl.
                  Harrisburg, PA  17101
                  Telephone:  (717) 234-5988
                  Facsimile:  (717) 236-3777
                  Attn: Dino A. Ross, Esq.

                  Counsel to the Creditors' Committee:

                  Cadwalader, Wickersham & Taft
                  1201 F Street, N.W., Suite 1100
                  Washington, DC 20004
                  Telephone: (202) 862-2238
                  Facsimile: (202) 862-2400
                  Attn: Mark C. Ellenberg, Esq.

                  United States Trustee:

                  OFFICE OF THE UNITED STATES TRUSTEE
                  228 Walnut Street, Suite 1190
                  Harrisburg, PA  17101
                  Telephone:  (717) 221-4515
                  Facsimile:  (717) 221-4554
                  Attn: Mary D. France, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.


Item II.   PLAN SUMMARY

         Under the Plan, Claims against and Interests in the Debtors are divided into 57 Classes exclusive of certain Claims, including DIP Facility Claims, Professional Fee Claims, Administrative Claims, and Priority Tax Claims, which, pursuant to section 1123(a)(1) of the Bankruptcy Code, are not required to be classified. The Plan does not contemplate the substantive consolidation of any of the Debtors.

         A.       Summary of Distributions

         The following table summarizes the classification and treatment under the Plan of the principal Claims against and Interests in the Debtors. The summary contained therein is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A and by the balance of this Disclosure Statement. The classification and treatment for all Classes of Claims and Interests are described in more detail elsewhere in this Disclosure Statement. See "The Plan - Certain Matters Regarding Classification and Treatment of Claims and Interests".

         The amounts listed in the following table following the label "Estimated Allowed Amount" are based on Grove's and the other Debtors' books and records as of the Petition Date. There can be no assurance that these estimates are correct, and actual Allowed Amounts may be significantly different from the estimates below. These percentages are not precise and the actual recoveries of the Debtors' creditors, particularly creditors holding Class 4 -Bank Group Secured Claims and Class 5 - 9 1/4% Senior Subordinated Note Claims, may vary materially from the estimates below, depending on a variety of factors including, but not limited to, the market for the shares of New SGPA Common Stock, New SGPA Warrants, the New SGPA Debentures, and the New Grove Notes, as well as various other factors related to the ultimate disposition of the disputed, contingent, and unliquidated Claims that have been or may be asserted against the Debtors.


Description of Claims
or Interests                  Treatment Under the Plan

UNCLASSIFIED CLAIMS           o     On the Effective Date, the DIP Facility
     DIP Facility Claims            Claim shall be replaced by or repaid by an
     Estimated Allowed              exit financing facil ity.
     Amount: $14 million
                                    Estimated Recovery -- 100%

     Administrative Claims    o     Each holder of an Allowed Administrative
     Estimated Allowed              Claim shall receive, on the latest of (i)
     Amount:  $20 million           the Distribution Date, (ii) the date on
                                    which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Adminis trative
                                    Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accor dance with the terms and conditions of any agree ment relating thereto; and (b) the following para graph C governs the payment of Professional Fee Claims under this Plan.

                                    Estimated Recovery  -- 100%

     Professional Fee Claims  o     All applications for Professional Fee
     Estimated Allowed              Claims under sections 330, 331, or 503(b)
     Amount:  $6 million            of the Bankruptcy Code for services
                                    rendered before the Effective Date shall be filed and served on the Reorganized
                                    Debtors and their counsel no later than
                                    the Administrative Claims Bar Date.
                                    Notwithstanding the foregoing, any
                                    Professional entitled to receive
                                    compensation or reimbursement of expenses under the Ordinary Course Professionals'
                                    Order without filing an appli cation
                                    therefor may continue to receive payments in accordance with that order, without further Bank ruptcy Court review or approval. Any objection to a Professional
                                    Fee Claim shall be filed and served on the Reorganized Debtors, their counsel, and the Professional to whose Claim the objection relates no later than forty-five
                                    (45) days after the Administra tive Claims
                                    Bar Date. The Disbursing Agent will pay
                                    each Professional Fee Claim as soon as
                                    practica ble after the Bankruptcy Court's order granting the application therefor becomes a Final Order.

                                    Estimated Recovery  -- 100%

Priority Tax Claims           o     Each holder of an Allowed Priority Tax
Estimated Allowed                   Claim shall receive on the later of the
Amount:  de minimis                 Distribution Date or the date on which
                                    such claim becomes an Allowed Claim, (a) cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such other treat ment as to which the Debtors and such holder shall have agreed upon in writing, or (c) at the Reorga nized
                                    Debtors' sole discretion, deferred cash
                                    pay ments having a value, as of the
                                    Effective Date, equal Description of
                                    Claims or Interests
                                    TreattonsuchdAllowedPPriority Tax Claim, over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim.

                                    Estimated Recovery  -- 100%

GENERAL CLASSES

Class 1 - Other Priority      o     Unimpaired -- On the Effective Date, each
Claims (All Debtors)                holder of an Allowed Other Priority Claim
                                    against the Debtors shall receive on the later of the Distribution Date and the date on which such claim becomes an Allowed Claim, (a) Cash equal to the amount of such Allowed Other Priority
                                    Claim or (b) such other treatment as to
                                    which the Debtors and such holder shall
                                    have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 2 - Intercompany        o     Unimpaired -- On the Effective Date, each
Claims (All Debtors)                holder of an Allowed Intercompany Claim
                                    against the Debtors shall receive in full satisfaction, settle ment, release, and discharge of and in exchange for such Allowed Intercompany Claim (a) treat ment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Intercompany Claim entitles the holder of such Claim, (b)
                                    Reinstatement, or (c) such other treat
                                    ment as to which the Debtors and such
                                    holder shall have agreed upon in writing;
                                    provided, however, that on the Effective
                                    Date, the Debtors will pay and satisfy all Allowed Intercompany Claims be tween their various accounts.

                                    Estimated Recovery -- 100%

Class 3 - Other Secured       o     Unimpaired -- On the Effective Date, each
Claims (All Debtors)                holder of an Allowed Other Secured Claim
                                    shall (a) retain its Lien on the
                                    Collateral securing such Allowed Other
                                    Secured claim and receive deferred Cash
                                    payments totaling at least the allowed
                                    amount of such Allowed Other Secured
                                    Claim, of a value, as of the Effective
                                    Date, of at least the value of such
                                    holder's interest in the Estate's interest in such Collateral, (b) upon abandonment by the Debtors, receive the Collateral securing such holder's Al lowed Other
                                    Secured Claim, (c) receive payments or
                                    Liens amounting to the indubitable
                                    equivalent of such Allowed Other Secured
                                    Claim, (d) have its Allowed Other Secured
                                    Claim Reinstated, or (e) receive such
                                    other treatment as the Debtors and such
                                    holdertshall have agreed upon in writing.

                                    Estimated Recovery -- 100%

Class 3A - HSBC Claim         o     Unimpaired -- The holder of the HSBC Claim
(All Debtors)                       shall receive treatment that leaves
                                    unaltered the legal, equitable and
                                    contractual rights to which such Claim
                                    entitles the holder, including, without
                                    limitation, retention of its Liens on the Collateral securing such Claim.

                                    Estimated Recovery -- 100%

GROVE CLASSES

Class 4A, 4B, 4C, etc. -      o     Impaired -- On the Effective Date, the
Bank Group Secured Claims           Bank Group Secured Claim shall be deemed
Estimated Allowed                   allowed for an aggregate claim of Two
Amount:  $230,312,000               Hundred Thirty Million Three Hundred
                                    Twelve Thousand Dollars ($230,312,000) and each holder of an Allowed Bank Group
                                    Secured Claim shall receive in full
                                    satisfac tion, settlement, release, and
                                    discharge of and in exchange for such
                                    Allowed Bank Group Secured Claim on the
                                    later of the Distribution Date or the date on which such claim becomes an Allowed
                                    Claim such holder's pro rata share of (i) the New Grove Notes, (ii) the New SGPA
                                    Debentures and (iii) seventy-five percent
                                    (75%) of the outstanding New SGPA Common
                                    Stock, subject to dilution by the New SGPA
                                    Warrants and Management Options. In
                                    addition, all outstanding but undrawn
                                    letters of credit issued under the Senior
                                    Secured Credit Agree ment shall be
                                    replaced under the exit facility, such
                                    that those letters of credit are returned undrawn to Chase for cancellation.

                                    Estimated Recovery -- 95.8% (after giving value to the five percent (5%) of New SGPA Common Stock that the holders of Class 4 Bank Group Secured Claims are otherwise entitled to receive but have agreed herein to give to the Board of Directors of Reorganized SGPA to give to certain members of management of Reorganized Grove pursuant to Article IV Section D hereof)

Class 5 - 9 1/4% Senior       o     Impaired -- On the Effective Date, the 9
Subordinated Note Claims            1/4% Senior Subordinated Note Claims shall
Estimated Allowed                   be deemed allowed for an aggregate claim
Amount:  $236 million               of Two Hundred Thirty-Six Million Dollars
                                    ($236,000,000) and in consideration for
                                    the Debtors' obligations under the 9 1/4%
                                    Senior Subordinate Note Indenture, each
                                    holder of a 9 1/4% Senior Subordinated
                                    Note Claim shall receive such holder's pro rata share of (i) twenty percent (20%) of the New SGPA Common Stock, subject to dilution by the New SGPA Warrants and the Management Options, and (ii) New SGPA
                                    Warrants to purchase an additional ten
                                    percent (10%) of New SGPA Common Stock.

                                    Estimated Recovery  -- 8.2%

Class 6 - Critical Trade      o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove shall receive, to the
                                    extent due and owing on or before the
                                    Effective Date, Cash in accordance with
                                    the terms of the Critical Trade Vendor
                                    Order.

                                    Estimated Recovery  -- 100%

Class 7 - General Unsecured   o     Unimpaired -- On the Effective Date, each
Claims (other than                  holder of an Allowed General Unsecured
claims in Classes 5 and 6)          Claim against Grove shall receive in full
Estimated Allowed                   satisfaction, settlement, release, and
Amount: de minimis                  discharge of and in exchange for such
                                    Allowed General Unsecured Claim (a)
                                    treatment that leaves unaltered the legal, equitable, and con tractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Arti cle I of the Plan) or (c) such other treatment as to which Grove and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 8 - Grove               o     Impaired -- The holders of Allowed Grove
Equity Interests                    Equity Interests shall not receive any
                                    distribution pursuant to the Plan and, on the Effective Date, such Interests shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery -- 0%

GROVE HOLDINGS CLASSES

Class 9 - Operating Facility  o     Impaired -- The holder of an Allowed
Guaranty Claim                      Operating Facility Guaranty Claim against
Estimated Allowed                   Grove Holdings shall not receive any
Amount: $230,312,000                distribution under the Plan on account of
                                    such Claim and, on the Effective Date,
                                    such Claim shall be extinguished and be
                                    deemed of no force or effect; provided
                                    however, that such holder shall receive
                                    that distribution provided to it as a
                                    holder of a Class 4 Bank Group Secured
                                    Claim.

                                    Estimated Recovery  -  0%

Class 10 - 11 5/8% Senior     o     Impaired -- Each holder of an Allowed
Discount Debenture  Claims          115/8% Senior Discount Debenture Claim
Estimated Allowed                   against Grove Holdings shall not receive
Amount:  $70 million                any distribution pursu ant to the Plan
                                    and, on the Effective Date, such Debt
                                    Securities shall be extinguished and be
                                    deemed of no force or effect.

                                    Estimated Recovery  -- 0%

Class 11 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove Holdings shall
                                    receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical
                                    Trade Vendor Order.

                                    Estimated Recovery  -- 100%

Class 12 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims in        holder of an Allowed General Unsecured
Classes 10 and 11) Estimated        Claim against Grove Holdings shall receive
Allowed Amount: de minimis          in full satisfaction, settlement, release,
                                    and discharge of and in ex change for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Holdings and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 13 - Grove Holdings     o     Impaired -- The holders of Allowed Grove
Equity Interests                    Hold ings Equity Interests shall not
                                    receive any distribu tion pursuant to the Plan and, on the Effective Date, such Interests shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

SGPA CLASSES

Class 14 - 14 1/2% Senior     o     Impaired -- The holder of an Allowed 14
Debenture Claims Estimated          1/2% Senior Debenture Claim against SGPA
Allowed Amount: $73 million         will not receive any distribution pursuant
                                    to the Plan and, on the Effective Date,
                                    such Debt Securities shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

Class 15 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against SGPA shall receive, to the
                                    extent due and owing on or before the
                                    Effective Date, Cash in accordance with
                                    the terms of the Critical Trade Vendor
                                    Order.

                                    Estimated Recovery  -- 100%

Class 16 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims           holder of an Allowed General Unsecured
in Classes 14 and 15)               Claim against SGPA shall receive in full
Estimated Allowed                   satisfaction, settlement, release, and
Amount: de minimis                  discharge of and in exchange for such
                                    Allowed General Unsecured Claim (a)
                                    treatment that leaves unaltered the legal, equitable, and con tractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Investors and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 17 - SGPA Equity        o     Impaired -- The holders of Allowed SGPA
Interests                           Equity Interests shall not receive any
                                    distribution pursuant to the Plan and, on the Effective Date, such Inter ests shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

GROVE CAPITAL CLASSES

Class 18 - Bank Group         o     Impaired -- The holder of an Allowed Bank
General Unsecured Claims            Group General Unsecured Claim shall not
Estimated Allowed                   receive any distribution under the Plan on
Amount: $230,312,000                account of such Claim and, on the
                                    Effective Date, such Claim shall be
                                    extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 - Bank
                                    Group Secured Claim.

                                    Estimated Recovery  -- 0%

Class 19 - 9 1/4% Senior      o     Impaired - The holder of an Allowed 9 1/4%
Subordinated Note Claims            Senior Subordinated Note Claim shall not
Estimated Allowed                   receive any distribution under the Plan on
Amount: $236 million                account of such Claim and, on the
                                    Effective Date, such Claim shall be
                                    extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4%
                                    Senior Subordinated Note Claim.

                                    Estimated Recovery  -- 0%

Class 20 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove Capital shall receive,
                                    to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade
                                    Vendor Order.

                                    Estimated Recovery -- 100%

Class 21 - General            o     Unimpaired -- On the Effective Date, each
Unsecured Claims (other             holder of an Allowed General Unsecured
than claims in Classes              Claim against Grove Capital shall receive
18, 19 and 20) Estimated            in full satisfaction, settlement, release,
Allowed Amount: de minimis          and discharge of and in ex change for such
                                    Allowed General Unsecured Claim (a)
                                    treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Capital and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 22 - Grove Capital      o     Impaired -- The holders of Allowed Grove
Equity Interests                    Capital Equity Interests shall not receive
                                    any distribution pursuant to the Plan and, on the Effective Date, such Interests shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

GROVE HOLDINGS CAPITAL CLASSES

Class 23 - 11 5/8% Senior     o     Impaired -- Each holder of an Allowed 11
Discount Debenture Claims           5/8% Senior Discount Debenture Claim
Estimated Allowed                   against Grove Holdings Capital shall not
Amount: $70 million                 receive any distribution pursuant to the
                                    Plan and, on the Effective Date, such Debt
                                    Securities shall be extinguished and be
                                    deemed of no force or effect.

                                    Estimated Recovery -- 0%

Class 24 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove Holdings Capital shall
                                    receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical
                                    Trade Vendor Order.

                                    Estimated Recovery -- 100%

Class 25 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims           holder of an Allowed General Unsecured
in Classes 23 and 24)               Claim against Grove Holdings Capital shall
Estimated Allowed                   receive in full satis faction, settlement,
Amount: de minimis                  release, and discharge of and in exchange
                                    for such Allowed General Unsecured Claim
                                    (a) treatment that leaves unaltered the
                                    legal, equitable, and contractual rights to which such Allowed General Unsecured
                                    Claim entitles the holder of such Claim,
                                    (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Holdings
                                    Capi tal and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 26 - Grove Holdings     o     Impaired -- The holder of Allowed Grove
Capital Equity Interests            Hold ings Capital Equity Interests shall
                                    not receive any distribution pursuant to the Plan and, on the Effec tive Date, such Interests shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

GROVE INVESTORS CAPITAL CLASSES

Class 27 - 14 1/2% Senior     o     Impaired -- The holder of an Allowed 14
Debenture Claims Estimated          1/2% Senior Debenture Claim against Grove
Allowed Amount: $73 million         Investors Capital shall not receive any
                                    distribution pursuant to the Plan and, on the Effective Date, such Debt Securities shall be extinguished and be deemed of no force or effect.

                                    Estimated Recovery  -- 0%

Class 28 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove Investors Capital
                                    shall receive, to the extent due and owing on or before the Effec tive Date, Cash in accordance with the terms of the Critical
                                    Trade Vendor Order.

                                    Estimated Recovery -- 100%

Class 29 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims in        holder of an Allowed General Unsecured
Classes 27 and 28) Estimated        Claim against Grove Investors Capital
Allowed Amount: de minimis          shall receive in full satisfaction,
                                    settlement, release, and discharge of and in exchange for such Allowed General
                                    Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed
                                    General Unsecured Claim entitles the
                                    holder of such Claim, (b) Reinstatement
                                    (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Investors Capital and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 30 - Grove Investors    o     Impaired -- The holders of Allowed Grove
Capital Equity Interests            Inves tors Capital Equity Interests shall
                                    not receive any distribution pursuant to the Plan and, on the Effec tive Date, such Interests shall be extinguished and be of no force or effect.

                                    Estimated Recovery -- 0%

GROVE FINANCE CLASSES

Class 31 - Operating          o     Impaired -- The holder of an Allowed
Facility Guaranty                   Operating Facility Guaranty Claim against
Claim Estimated                     Grove Finance shall not receive any
Allowed Amount: $230,312,000        distribution under the Plan on account of
                                    such Claim and, on the Effective Date,
                                    such Claim shall be extinguished and be
                                    deemed of no force or effect; provided
                                    however, that such holder shall receive
                                    that distribution provided to it as a
                                    holder of a Class 4 Bank Group Secured
                                    Claim.

                                    Estimated Recovery -- 0%

Class 32 - 9 1/4% Senior      o     Impaired -- The holder of an Allowed 9
Subordinated Note Guaranty          1/4% Senior Subordinated Note Guaranty
Claims Estimated Allowed            Claim shall not receive any distribution
Amount: $236 million                under the Plan on account of such Claim
                                    and, on the Effective Date, such Claim
                                    shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4% Senior Subordinated
                                    Note Claim.

                                    Estimated Recovery -- 0%

Class 33 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Grove Finance shall receive,
                                    to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of to the Criti cal Trade
                                    Vendor Order.

                                    Estimated Recovery -- 100%

Class 34 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims in        holder of an Allowed General Unsecured
Class 32 and 33)  Estimated         Claim against Grove Finance shall receive
Allowed Amount: de minimis          in full satisfaction, settlement, release,
                                    and discharge of and in ex change for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Finance and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 35 - Grove Finance
Equity Interests

                              o Unimpaired -- On the Effective Date, the holders of an Allowed Grove Finance Equity Interests shall retain their Interests under the Plan.

                                    Estimated Recovery -- 100%

GROVE U.S. CLASSES

Class 36 - Operating Facility o     Impaired -- The holder of an Allowed
Guaranty Claim Estimated            Operating Facility Guaranty Claim against
Allowed Amount: $230,312,000        Grove U.S. shall not receive any
                                    distribution under the Plan on account of such Claim and, on the Effective Date, such Claim shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured
                                    Claim.

                                    Estimated Recovery  -- 0%

[Intentionally blank -
No Class 37]

Class 38 - Citicorp Claim     o     Unimpaired -- On the Effective Date, any
Estimated Allowed Amount: 0         amount due and owing on the Citicorp Claim
                                    shall be Reinstated.

                                    Estimated Recovery  -- 100%

Class 39 - 9 1/4% Senior      o     Impaired -- The holder of an Allowed 9
Subordinated Note Guaranty          1/4% Senior Subordinated Note Guaranty
Claim Estimated                     Claim shall not receive any distribution
Allowed Amount: $236 million        under the Plan on account of such Claim
                                    and, on the Effective Date, such Claim
                                    shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4% Senior Subordinated
                                    Note Claim.

                                    Estimated Recovery  -- 0%

Class 40 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount: de minimis          Claim against Grove U.S. shall receive, to
                                    the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor
                                    Order.

                                    Estimated Recovery -- 100%

Class 41 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims           holder of an Allowed General Unsecured
in Classes 39 and 40)               Claim against Grove U.S. shall receive in
Estimated Allowed                   full satisfaction, settle ment, release,
Amount: $5 million                  and discharge of and in exchange for such
                                    Allowed General Unsecured Claim (a) treat ment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Arti cle I of the Plan) or (c) such other treatment as to which Grove U.S. and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 42 - Grove U.S.         o     Unimpaired -- On the Effective Date, the
Equity Interests                    Holders of Allowed Grove U.S. Equity
                                    Interests shall retain their Interests
                                    under the Plan.

                                    Estimated Recovery -- 100%

CRANE ACQUISITION CLASSES

Class 43 - Operating          o     Impaired -- The holder of an Allowed
Facility Guaranty Claim             Operating Facility Guaranty Claim against
Estimated Allowed                   Grove Acquisition shall not receive any
Amount: $230,312,000                distribution under the Plan on account of
                                    such Claim and, on the Effective Date,
                                    such Claim shall be extinguished and be
                                    deemed of no force or effect; provided
                                    however, that such holder shall receive
                                    that distribution provided to it as a
                                    holder of a Class 4 Bank Group Secured
                                    Claim.

                                    Estimated Recovery  -- 0%

Class 44 - 9 1/4% Senior      o     Impaired -- The holder of an Allowed 9
Subordinated Note Guaranty          1/4% Senior Subordinated Note Guaranty
Claim Estimated                     Claim shall not receive any distribution
Allowed Amount: $236 million        under the Plan on account of such Claim
                                    and, on the Effective Date, such Claim
                                    shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4% Senior Subordinated
                                    Note Claim.

                                    Estimated Recovery  --  0%

Class 45 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount:  de minimis         Claim against Crane Acquisition shall
                                    receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical
                                    Trade Vendor Order.

                                    Estimated Recovery  -- 100%

Class 46 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims in        holder of an Allowed General Unsecured
Classes 45 and 46) Estimated        Claim against Crane Acquisition shall
Allowed Amount: de minimis          receive in full satisfaction, settlement,
                                    release, and discharge of and in ex change for such Allowed General Unsecured Claim
                                    (a) treatment that leaves unaltered the
                                    legal, equita ble, and contractual rights to which such Allowed General Unsecured
                                    Claim entitles the holder of such Claim,
                                    (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Crane
                                    Acquisition and such holder shall have
                                    agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 47 - Crane Acquisition  o     Unimpaired -- On the Effective Date, the
Equity Interests                    holder of Crane Acquisition Equity
                                    Interests shall retain their Interests
                                    under the Plan.

                                    Estimated Recovery -- 100%

CRANE HOLDING CLASSES

Class 48 - Operating Facility o     Impaired -- The holder of an Allowed
Guaranty Claim Estimated            Operating Facility Guaranty Claim against
Allowed Amount: $230,312,000        Crane Holding shall not receive any
                                    distribution under the Plan on account of such Claim and, on the Effective Date, such Claim shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured
                                    Claim.

                                   Estimated Recovery  -- 0%

Class 49 - 9 1/4% Senior      o     Impaired -- The holder of an Allowed 9
Subordinated Note Guaranty          1/4% Senior Subordinated Note Guaranty
Claim Estimated                     Claim shall not receive any distribution
Allowed Amount: $236 million        under the Plan on account of such Claim
                                    and, on the Effective Date, such Claim
                                    shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4% Senior Subordinated
                                    Note Claim.

                                    Estimated Recovery  -  0%

Class 50 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount: de minimis          Claim against Crane Holding shall receive,
                                    to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade
                                    Vendor Order.

                                    Estimated Recovery  -- 100%

Class 51 - General Unsecured
Claims (other than claims in
Classes 49 and 50) Estimated
Allowed Amount: de minimis

                              o Unimpaired -- On the Effective Date, each holder of an Allowed General Unsecured Claim against Crane Holding shall receive in full satisfaction, settlement, release, and discharge of and in ex change for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equita ble, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Crane Holding and such holder shall have agreed upon in writing.

                                    Estimated Recovery  -- 100%

Class 52 - Crane Holding      o     Unimpaired -- On the Effective Date, the
Equity Interests                    holders of Allowed Crane Holding Equity
                                    Interests shall retain their Interests
                                    under the Plan.

                                    Estimated Recovery -- 100%

NATIONAL CRANE CLASSES

Class 53 - Operating          o     Impaired -- The holder of an Allowed
Facility Guaranty Claim             Operating Facility Guaranty Claim against
Estimated Allowed                   National Crane shall not receive any
Amount: $230,312,000                distribution under the Plan on account of
                                    such Claim and, on the Effective Date,
                                    such Claim shall be extinguished and be
                                    deemed of no force or effect; provided
                                    however, that such holder shall receive
                                    that distribution provided to it as a
                                    holder of a Class 4 Bank Group Secured
                                    Claim.

                                    Estimated Recovery -- 0%

Class 54 - 9 1/4% Senior      o     Impaired -- The holder of an Allowed 9
Subordinated Note Guaranty          1/4% Senior Subordinated Note Guaranty
Claim  Estimated Allowed            Claim shall not receive any distribution
Amount: $236 million                under the Plan on account of such Claim
                                    and, on the Effective Date, such Claim
                                    shall be extinguished and be deemed of no force or effect; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 5 - 9 1/4% Senior Subordinated
                                    Note Claim.

                                    Estimated Recovery -- 0%

Class 55 - Critical Trade     o     Unimpaired -- On the Effective Date, each
Vendor Claims Estimated             holder of an Allowed Critical Trade Vendor
Allowed Amount: de minimis          Claim against National Crane shall
                                    receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical
                                    Trade Vendor Order.

                                    Estimated Recovery  -- 100%

Class 56 - General Unsecured  o     Unimpaired -- On the Effective Date, each
Claims (other than claims           holder of an Allowed General Unsecured
in Classes 54 and 55)               Claim against National Crane shall receive
Estimated Allowed                   in full satisfaction, settlement, release,
Amount: $3 million                  and discharge of and in ex change for such
                                    Allowed General Unsecured Claim (a)
                                    treatment that leaves unaltered the legal, equita ble, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b)
                                    Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which National Crane and such holder shall have agreed upon in writing.

                                    Estimated Recovery -- 100%

Class 57 - National Crane     o     Unimpaired -- On the Effective Date, the
Equity Interests                    holders of National Crane Equity Interests
                                    shall retain their Interests under the
                                    Plan.

                                    Estimated Recovery -- 100%


         For a more detailed description of the classification and treatment of all Classes of Claims against and Interests in Grove and the other Debtors, see "The Plan - Certain Matters Regarding Classification and Treatment of Claims and Interests."

         B.       Management Employment Agreement and Option Plan

         On the Effective Date, pursuant to the terms of the Plan, certain members of management will (a) enter into employment agreements which provide for, among other things, incentive compensation based upon attaining agreed-upon EBITDA levels and (b) as determined by the Board of Directors of Reorganized SGPA, receive five percent (5%) of the New SGPA Common Stock of Reorganized SGPA in the form of either restricted stock or "penny" options so that there is no tax implications to management on the Effective Date, which stock was attributable to value that holders of Class 4 Bank Group Secured Claims agreed to grant to the Board of Directors for Reorganized SGPA for this specific purpose. As soon as practicable following the Effective Date, the Board of Directors of Reorganized SGPA will implement the Management Option Plan providing for the distribution of up to five percent (5%) of the New SGPA Common Stock of Reorganized SGPA.

         C.       Terms of Securities to be Issued Pursuant to the Plan

                  1.       New SGPA Common Stock

         On the Effective Date, Reorganized SGPA will be authorized to issue up to 10,000,000 shares of New SGPA Common Stock. Reorganized SGPA will issue 5,000,000 shares of New SGPA Common Stock pursuant to section IV.C of the Plan representing 100% of the equity value of Reorganized SGPA on the Effective Date, subject to dilution by the New SGPA Warrants. The New SGPA Common Stock shall be distributed as follows: (i) 3,750,000 shares or 75% of the equity value of Reorganized SGPA on the Effective Date to holders of Class 4 Bank Group Secured Claims, (ii) 1,000,000 shares or 20% of the equity value of Reorganized SGPA on the Effective Date to holders of Class 5 - 9 1/4% Senior Subordinated Note Claims, and (iii) 250,000 shares or 5% of the equity value of Reorganized SGPA to certain members of management of Reorganized Grove pursuant to Article IV Section D of the Plan. In addition, 263,158 shares or 5% of the equity value of Reorganized SGPA on the Effective Date shall be reserved for issuance pursuant to the Management Option Plan.

                  2.       New SGPA Warrants

         On the Effective Date, Reorganized SGPA will issue New SGPA Warrants, substantially in the form included in the Plan Supplement, to holders of Class 5 - 9 1/4% Senior Subordinated Note Claims to purchase an aggregate of 555,556 shares of New SGPA Common Stock, representing 10% of the New SGPA Common Stock on a fully diluted basis after applying the New SGPA Warrants and exercisable at two separate exercise prices in distinct 5% tranches. The New SGPA Warrants will have a 7 year term and shall be exercisable as follows: (i) the first tranche shall be exercisable at a price per share equal to an enterprise value of Reorganized SGPA of $300 million and (ii) the second tranche shall be exercisable at a price per share equal to an enterprise value of Reorga nized SGPA of $325 million.

                  3.       New Grove Notes

         On the Effective Date, Reorganized Grove will issue up to $125,000,000 (plus any unpaid Allowed DIP Facility Claim) in New Grove Notes, substantially in the form as included in the Plan Supplement, to be distributed to holders of Class 4 - Bank Group Secured Claims. The primary terms of the New Grove Notes shall be:

         - Term:                    Five (5) years from the Effective Date;

         - Interest:                Payable quarterly, in arrears, at a rate
                                    per annum equal to the Applicable Margin, as defined below, plus either the Base
                                    Rate or the Eurocurrency Rate, as both
                                    terms are defined in the Senior Secured
                                    Credit Agreement. Applicable Margin means,
                                    (i) with respect to Base Rate Loans, 2.5%, and (ii) with respect to Eurocurrency Base
                                    Rate Loans, 3.5%. During the continuance of any default under the loan documentation, the Applicable Margin shall increase by two percent (2%) per annum;

         - Optional Prepayment:     The New Grove Notes may be prepaid in
                                    certain minimum amounts;

         - Guaranties:              All obligations shall be guaranteed by
                                    Reorganized SGPA, and each of its direct and indirect domestic and international subsidiaries and affiliates; and

         - Security:                The obligations of Reorganized Grove and
                                    the guarantors under the New Grove Notes shall be secured by a first priority security interest on all of their assets, subject to agreed upon permitted liens.

         - Additional Terms:        The New Grove Notes shall contain
                                    additional terms agreeable to the holders thereof and the Debtors.


                  4.       New SGPA Debentures

         On the Effective Date, Reorganized SGPA will issue New SGPA Debentures in the aggregate principal amount of $45,000,000, substantially in the form as included in the Plan Supplement, to be distributed to holders of Class 4 - Bank Group Secured Claims. The primary terms of the New SGPA Debentures shall be:

         - Term:                    Six (6) years from the Effective Date;

         - Interest:                The New SGPA Debentures shall bear
                                    interest at the rate of fourteen percent
                                    (14%)per annum and be payable
                                    semi-annually in arrears. Such interest
                                    shall be paid two percent (2%) in Cash and twelve percent (12%) in kind through the issuance of additional New SGPA
                                    Debentures; provided, however, that such interest shall become entirely cash pay upon the fourth (4th) anniversary of the Effective Date; provided, further, that, notwithstanding the foregoing, Reorga nized SGPA, in its sole and absolute discretion, and upon thirty (30) days' prior written notice, may elect to pay an interest payment that is entitled to be paid in kind through the issuance of additional New SGPA Debentures, partially or entirely in cash, without impact on Reorganized SGPA's requirement to make future interest payments in cash or in kind; and

         - Security:                All obligations of Reorganized SGPA
                                    pursuant to the New SGPA Debentures shall be secured by a pledge of all of the capital stock of each of Reorganized
                                    SGPA's subsidiaries and affiliates.

         - Additional Terms:        The New SGPA Debentures shall contain
                                    additional terms agreeable to the holders thereof and the Debtors.

         D.       Directors and Officers of Reorganized SGPA

         On the Effective Date, the Board of Directors of each Reorganized Debtor will be comprised of five (5) members: three (3) selected by the holders of the Bank Group Secured Claims; one (1) selected by holders of 9 1/4% Senior Subordinated Note Claims; and one (1) selected by Reorganized Grove's management.

Item III. HISTORY OF THE DEBTORS AND EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

         A.       Corporate Structure and Management of the Debtors

                  1.       Corporate Structure

         SGPA, along with its domestic and international subsidiaries and affiliates, is an international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. There is no established trading market for the interests of SGPA. SGPA, formerly known as Grove Investors LLC, and the affiliated Debtors were formed in 1997 and 1998 in order to purchase the Grove business from a subsidiary of Hanson PLC ("Hanson") through a leveraged buyout. In order to fund the April 1998 acquisition, the Debtors incurred a substantial amount of debt, much of which remains on the Debtors' balance sheet today.

                  Prior to 2001, Grove Investors LLC ("Grove Investors") was a Delaware limited liability company. In March, 2001 Grove Investors made an election under the United States federal income tax law to be treated as an association taxable as a corporation under such law, effective as of the beginning of 2001and soon thereafter changed its corporate designation to SGPA, Inc., a Delaware corporation. The then-anticipated restructuring of Grove would have resulted in the mandatory conversion to such a taxable entity not later than the Effective Date of the Plan. By affirmatively electing in March, SGPA reduced its administrative costs, secured greater certainty as to the timing of the conversion and generally simplified the federal income tax planning relating to a potential restructuring.

                  SGPA owns all the limited liability interests of Grove Holdings, a Delaware limited liability company, and 100% of Grove Investors Capital, a financing entity and Delaware corporation. Grove Holdings owns all of the limited liability interests of Grove and 100% of Grove Holdings Capital, a financing entity and Delaware corporation. Grove owns 100% of Grove Capital, a financing entity and Delaware corporation. Grove is the primary operating entity of the Debtors and owns: 100% of the limited liability interests of Grove Finance, a Delaware limited liability company, 100% of the limited liability interests of Grove U.S., a Delaware limited liability company, and 100% of the limited liability interests of Crane Acquisition, a Delaware Corporation. Crane Acquisition Corp. is the direct parent and owns 100% of Crane Holding, a Delaware Corporation, which in turn owns 100% of National Crane, a Delaware Corporation.

         The following is the corporate structure of the Debtors (exclusive of Non-Debtor Subsidiaries and affiliates) as of the Petition Date:



                 [Remainder of Page Intentionally Left Blank]


                                SGPA STRUCTURE


 SGPA, Inc.                100%           Grove Investors Capital, Inc.
  (DE, U.S.)    ----------------------    (DE, U.S.)
        |
        |
      100%
        |
        |
Grove Holdings LLC        100%            Grove Holdings Capital, Inc.
    (DE, U.S.)  ----------------------    (DE, U.S.)
        |
        |
      100%
        |
        |
Grove Worldwide LLC                       Grove Capital, Inc.
    (DE, U.S.)            100%            (DE, U.S.)
        |       ----------------------
        |
      100%
        |
        |
    Grove Finance                Grove U.S. LLC              Crane Acquisition
         LLC                       (DE, U.S.)                      Corp.
      (DE, U.S.)                                                (DE, U.S.)
                                                                    |
                                                                    |
                                                                  100%
                                                                    |
                                                                    |
                                                             Crane Holding
                                                                  Inc.
                                                               (DE, U.S.)
                                                                    |
                                                                    |
                                                                  100%
                                                                    |
                                                                    |

                                                             National Crane
                                                                Corp.
                                                              (DE, U.S.)




                  2.       Management of the Debtors

                           (a)      Executive Officers of Grove

         The following table sets forth information concerning executive officers of Grove and National Crane:


Name                    Age     Position

Jeffry D. Bust          48      Chairman and Chief Executive Officer, Grove

Stephen L. Cripe        44      Senior Vice President and Chief Financial Officer, Grove

Keith R. Simmons        50      Senior Vice President, General Counsel and Human Resources, Grove

Theodore J. Urbanek     66      President, National Crane Corporation

John T. Wheeler         55      President and Chief Operating Officer, Grove


         Mr. Bust serves as Chairman and Chief Executive Officer of Grove. From June 1998 to October 1999, he was President and Chief Operating Officer of Grove Crane, where he was responsible for the business direction of Grove, including directly overseeing the manufacturing, quality, marketing, sales, product support and engineering departments at Grove Crane's Shady Grove, Pennsylvania facility. From November 1994 to June 1998, Mr. Bust served as President & General Manager for Manitowoc Cranes, Inc. and the Lattice Crane Group. From January 1989 to November 1994, he held the positions of Senior Vice President, Mining Equipment Division, and Vice President of Operations for Harnischfeger Corporation. He also held various management positions with FMC Corporation from June 1982 to January 1989.

         Mr. Cripe serves as Senior Vice President and Chief Financial Officer of Grove, a position in which he has served since August 1998. Mr. Cripe is responsible for accounting and control, treasury functions, budgeting and planning and information systems oversight for Grove and its operating companies. From April 1996 to August 1998, he was Vice President -- Finance of Tenneco Automotive, Lake Forest, Illinois. From 1993 to April 1996, he was Controller for the Industrial Fibers Group of AlliedSignal.

         Mr. Simmons serves as Senior Vice President, General Counsel and Human Resources of Grove. He has served in this position since October 1999, and is responsible for managing the legal affairs and personnel and employment matters of Grove and its operating companies. From May 1995 to October 1999, he was Senior Vice President, General Counsel and Business Development, responsible for managing the legal affairs of Grove, and in conjunction with the operating companies, for developing and implementing external growth initiatives. From April 1992 to May 1995, he was Senior Vice President and General Counsel for Grove.

         Mr. Urbanek serves as President of National Crane, a position in which he has served since 1975. Mr. Urbanek is responsible for the business direction of National Crane, including overseeing the manufacturing, engineering, marketing, sales, product support, quality, human resources, accounting and information services departments at the Waverly, Nebraska facility. His past positions (all while also serving as President of National Crane) include acting Vice President and General Manager of Grove Manlift from 1981 to 1983 and Group Vice President for Circle Steel Corp. and Cook Pump (a Grove operation) from 1984 to 1987.

         Mr. Wheeler serves as President and Chief Operating Officer, a position to which he was appointed in August 2000. Mr. Wheeler is responsible for Grove's day-to-day manufacturing operations and product support, as well as for marketing, sales and finance activities in Europe, Africa, the Middle East and Asia-Pacific. He served as President -- Europe, Africa and the Middle East from December 1998 to August 2000. From 1995 to December 1998, he served as Senior Vice President-Worldwide Operations for the Grove Crane operation of Grove. From January 1985 to June 1995, Mr. Wheeler held various executive and manufacturing management positions with Ingersoll Rand. Prior to that, he served in various positions at Grove from 1974 to 1984.

         B.       Overview of Business Operations

                  1.       Summary of the Debtors' Business

         The Debtors are primarily engaged in the design, production, sale, and after-sale support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. The Debtors' domestic manufacturing plants and related facilities are located in Shady Grove, Quincy, and Chambersburg, Pennsylvania and Waverly, Nebraska. The Debtors' principle foreign facilities are located in Sunderland, United Kingdom; Wilhelmshaven and Langenfeld, Germany; and Tonneins and Cergy, France. The majority of the Debtors' sales are to independent distributors, rental companies, and end users which serve the heavy industrial and construction industries in the United States and Europe.

         The Debtors' products are used in a wide variety of applications by commercial and residential building contractors, as well as by industrial, municipal and military end-users. The Debtors' products are marketed to independent equipment rental companies and directly to end-users under three widely recognized brand names - Grove(R) Crane, Grove Manlift(R) and National Crane. The Debtors' products are sold in over 50 countries primarily through an established, global network of approximately 210 independent distributors. The Debtors' major markets are North America (approximately 65% of fiscal 1999 and 67% of fiscal 2000 new equipment sales), Europe (approximately 26% of fiscal 1999 and fiscal 2000 new equipment sales), Africa and the Middle East (approximately 4% of fiscal 1999 and 2% of fiscal 2000 new equipment sales), Asia (approximately 2% of fiscal 1999 and fiscal 2000 new equipment sales) and Latin America (approximately 3% of fiscal 1999 and fiscal 2000 new equipment sales).

         Grove Crane designs and manufactures 24 models of mobile hydraulic cranes. Grove Crane's mobile hydraulic cranes, which are used primarily in industrial, commercial and public works construction, are capable of reaching maximum heights of 374 feet and lifting up to 350 tons.

         Grove Manlift, now manufactured, distributed and serviced by Grove Crane, has six models of aerial work platforms, which are used primarily in industrial applications. Aerial work platforms elevate workers and their materials more safely, quickly and easily than alternative methods such as scaffolding and ladders.

         National Crane designs and manufactures 11 models of telescoping and 14 models of articulating truck-mounted cranes. National Crane's telescoping and articulating cranes, which are used primarily in industrial, commercial, public works and construction applications, are capable of reaching maximum heights of 175 feet and lifting up to 40 tons. Telescoping and articulating cranes are mounted on a standard truck chassis or on a pedestal at a fixed location. National Crane also manufactures 25 models of truck-mounted cranes used primarily by contractors engaged in industrial, commercial, public works and residential construction, railroad and oil field service industries. They are also used in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location.

                  2.       Marketing and Distribution

         The Debtors benefit from an established base of approximately 210 independent distributors located in 50 countries around the world. Over two thirds of the Debtors' North American distributors have been with the Debtors for over 10 years.

Mobile Hydraulic Cranes

         The Debtors distribute their mobile hydraulic cranes primarily through a global network of independent distributors, except in Germany, France and the United Kingdom, where the Debtors have their own distributors. In addition, the Debtors sell directly to certain large corporate customers and the United States Government.

         In fiscal 2000, 72% of the Debtors' unit sales of mobile hydraulic cranes were derived from units shipped to North American and Latin American distributors and end users. The Debtors have longstanding relationships with their 45 North American and 24 Latin American distributors. Shipments to Europe comprised approximately 23% of the Debtors' shipments in fiscal 2000 through three of the Debtors' stores, located in the U.K., Germany and France, and 42 third-party distributors. In fiscal 2000, shipments to Asia, Africa and the Middle East comprised approxi mately 2%, 1% and 2% of the Debtors' unit shipments, respectively.

Truck-mounted Cranes (National Crane)

         The Debtors' North American truck-mounted crane distribution network consists of 60 distributors that carry multiple product lines, the majority of which maintain rental fleets. In addition, the Debtors have eight distributors that focus either on limited product lines and/or market niches. Certain of the Debtors' "niche" distributors primarily sell to railroads and are a particular strength of their customer base.

                  3.       Customers

         Mobile hydraulic cranes are primarily used by contractors engaged in industrial, commercial and public works construction, and for maintenance applications and job site material handling. The Debtors' truck-mounted cranes are primarily used by contractors engaged in industrial, commercial, public works and residential construc tion, railroad and oil field service industries, and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In addition, U.S. railroad companies and U.S. equipment rental companies use the Debtors' truck-mounted cranes. Mobile hydraulic cranes are also sold to the U.S. Department of Defense and other government agencies.

Dealer Financing Program

         The Debtors offer certain of their customers terms of up to one year. Units sold under this program generate secured notes receivable, which the Debtors sell, from time to time, to third-party financial institutions. Generally, this program is used by customers to finance equipment for their rental fleets. However, the terms of the notes provide that if the customer sells the equipment prior to the maturity of the notes, the notes must be repaid immediately along with any interest accrued thereon.

         The Debtors have agreements with two major international banks to sell up to $75 million of notes receivable generated from sales of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes under the dealer financing program, subject to certain conditions. However, the Debtors' Senior Secured Credit Agreement limits the aggregate sold amount of receivables outstanding under the arrangements to $110.0 million at all times and the DIP Facility increases this limit to $150 million. The banks purchase the notes receivable at face value on a 90% non-recourse basis. The agreements require the Debtors to purchase credit insurance on behalf of the third-party to insure the 90% risk assumed by the banks. The Debtors retain 10% of the credit risk.

                  4.       Competition

         The markets in which the Debtors compete are highly competitive. To compete successfully, the Debtors must remain competitive in areas of quality, value, product line, ease of use, safety, comfort and customer service. The Debtors face competition in both of their operating divisions from a number of manufacturers. Competition in each of the Debtors' markets generally is based on product design, overall product quality, maintenance costs and price. The following table sets forth the Debtors' primary competitors in their major product groups:


Operating Divisions        Products                     Primary Competitors
------------------------   ---------------------------  ----------------------------------------------------

Grove Crane                Mobile Hydraulic Cranes      Liebherr Werk Nenzing, Link-Belt Construction Equip
                                                        ment Co., Mannesman Dematic, Tadano Ltd. and Terex
                                                        Corporation ("Terex")

Grove Manlift              Aerial Work Platforms        JLG, Genie and Skyjack

National Crane             Truck-Mounted Cranes         Fassi Gru Idrauliche SpA, Hiab BV, Iowa Mold Tooling
                                                        Co. Inc. (IMT), Palfinger GmbH, Terex and Manitowoc

                  5.       Raw Materials

         Principal materials used by the Debtors in their various manufacturing processes include steel, castings, engines, tires, axles, transmissions, hydraulic components and controls, hydraulic cylinders, electric controls, motors, and a variety of other fabricated or manufactured items either purchased complete or manufactured internally. Substantially all materials are normally available from multiple suppliers but are designed and tested to meet specific requirements. Current and potential suppliers are evaluated on a regular basis on their ability to meet the Debtors' requirements and standards regarding quality, delivery and value.

                  6.       Cyclicality

         The Debtors market a large portion of their products in North America and Europe, and historically, sales of products manufactured and sold by the Debtors have been subject to cyclical variations caused by, among other things, changes in general economic conditions and, in particular, in conditions in the construction industry. During periods of expansion in construction activity, the Debtors generally have benefitted from increased demand for their products. Conversely, during recessionary periods, the Debtors have been adversely affected by reduced demand for such products. Downward cycles may result in reduction of the Debtors' new unit sales and pricing, which may materially and adversely impact the results of their operations.

                  7.       Backlog

         The Debtors' backlog (including European operations) consists of firm orders for new equipment and replacement parts. Total backlog as of April 28, 2001 was approximately $114.5 million compared to total backlog as of April 29, 2000 of $217.2 million. Approximately $22.0 million of the decline in backlog is due to the reduction of the Manlift product line. Substantially all of the Debtors' backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Parts orders are generally filled on an as-ordered basis.

                  8.       Employees

         As of September 30, 2000, the Debtors had a total of approximately 3,626 employees, of which approxi mately 2,469 were employed in the United States. Approximately 29% of the Debtors' employees are represented by labor unions. In the United States, workers at the Debtors' Waverly, Nebraska facility are organized and are subject to a collective bargaining agreement that expires on June 9, 2002. Throughout all facilities, the Debtors consider their relations with their employees and union representatives to be good.

                  9.       Environmental Matters

         The Debtors generate hazardous and non-hazardous waste in the normal course of their manufacturing operations. As a result, the Debtors are subject to a wide range of Federal, state, local and foreign environmental laws, including the CERCLA, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and
(ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws has required, and will continue to require, expenditures by the Debtors on a continuing basis. The Debtors do not expect that these expenditures will have a material adverse effect on their financial condition or results of operations.

         In 1990, the Clean Air Act was amended and established a list of 189 toxic air pollutants that must be controlled using maximum achievable control technology ("MACT") as prescribed by the EPA. The Debtors believe that by 2003 they will be subject to MACT regulations with respect to their surface coating air omissions. At this time, the Debtors do not expect the cost of compliance with these MACT regulations to have a significant impact on them.

                  10.      Intellectual Property

         The Debtors' products are sold primarily under the logo "G(R)", and the trademarks GROVE(R), G GROVE WORLDWIDE(R), GROVE MANLIFT(R), MANLIFT(R), G MANLIFT(R), G MEGATRAK(R), MAXX(R), SUPER-MAXX(R), TOUCAN(R), and YARDBOSS(R). The Debtors own a number of patents and trademarks relating to the products they manufacture that have been obtained over a number of years.

                  11.      Accompanying Financial Data

         The financial data contained in the Debtors' Annual Report on Form 10-K for the fiscal year ended September 30, 2000 is attached as Exhibit B to the Disclosure Statement and is incorporated herein by reference.

                  12.      Properties

         The Debtors maintain major manufacturing and engineering facilities in Shady Grove, Pennsylvania, as well as plants in Waverly, Nebraska. All such manufacturing facilities are ISO 9001 certified.

         The following table outlines the principal facilities owned or leased by the Debtors:


                                                                             Approximate
Facility Location                  Type of Facility                        Square Footage    Owned/Leased
--------------------------------   -------------------------------------  -----------------  ----------------------

Shady Grove, Pennsylvania          Manufacturing/ Headquarters                    1,165,600          owned

Quincy, Pennsylvania               Manufacturing                                     40,100          owned

Chambersburg, Pennsylvania         Office/Storage                                    81,000          owned

Waverly, Nebraska                  Manufacturing/ Headquarters                      303,800          owned


         The Debtors' management believes that the Debtors' facilities are suitable for their operations and provide sufficient capacity to meet their requirements for the foreseeable future.

         The obligations of the Debtors under the Senior Secured Credit Agreement are secured by a mortgage on certain of the Debtors' owned real properties.

                  13.      Legal Proceedings

         The Debtors are involved in various legal proceedings which have arisen in the normal course of their operations. The outcome of these legal proceedings, if determined adversely to the Debtors, is unlikely to have a material adverse effect on the Debtors. The Debtors are also subject to product liability claims for which they believe they have adequate insurance.

         C.       Capital Structure of the Debtors

                  1.       The Senior Secured Credit Agreement

         In April 1998, Grove and Grove Capital entered in Senior Secured Credit Agreement with the Bank Group which provided for a $200 million term loan facility and a $125,000,000 revolving credit facility, which has been amended from time to time. Subsequent to fiscal year ended 2000, in order to obtain modifications to certain financial covenants, Grove negotiated an amendment to the Senior Secured Credit Agreement which provided for (i) higher borrowing and facility fee rates, (ii) limitations on the amount of the revolving credit facility available for general operating purposes and (iii) a borrowing base. As amended, the revolving credit facility enabled Grove to obtain revolving credit loans for working capital and general corporate purposes of up to $50,000,000, subject to eligible amounts of receivables and inventory. The credit facility contained various covenants that restricted Grove from taking various actions and that required Grove to achieve and maintain certain financial ratios. In addition, the modified covenants required Grove to achieve certain earnings targets on a quarterly basis through fiscal 2001, including a requirement to achieve adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as defined, of $20,000,000 for the six months ended March 31, 2001. As of the Petition Date, outstanding borrowings under the Senior Secured Credit Agreement were approximately $175 million in term loans, $45.9 million of revolving loans and $4.4 million in letters of credit.

         The obligations of Grove and Grove Capital under the Senior Secured Credit Agreement are guaranteed by Grove Holdings and each of Grove's domestic subsidiaries, namely, Grove Finance, Grove U.S., Crane Acquisition, Crane Holding, and National Crane (the "Guarantors"). The obligations of Grove and Grove Capital under the Senior Secured Credit Agreement are secured by a first priority lien (subject to permitted encumbrances) on substantially all of Grove's and Grove Capital's and each Guarantor's real, personal, and intellectual property and on the capital stock of Grove and all of the capital stock of Grove's domestic and certain of Grove's foreign subsidiaries.

         The Creditors' Committee has requested a description of any relationship between any of the equity holders of debtor SGPA, formerly known as Grove Investors, LLC ("Grove Investors"), and OHSF. That description is set forth below:

         As previously disclosed in numerous public filings, Grove Investors is a limited liability company that was formed by several entities (including Keystone, Inc. ("Keystone"), the primary investment arm of Robert M. Bass, the George Group and DLJ Capital Corp.) to purchase Grove. In March 2001, Grove Investors became a Delaware corporation and changed its name to SGPA, Inc.

            When Grove acquired the mobile hydraulic crane, aerial work platform and truck-mounted crane business of Hanson in April, 1998, it entered into the Senior Secured Credit Agreement, which had a term loan and revolving facility portion. Oak Hill Securities Fund, L.P. ("OHSF") holds $25,416,053 of the Term B Loan in the facility, all of which amount was purchased at the original funding. OHSF was one of approximately 21 original participants in the loan facility. OHSF's participation in the Term Loan Facility represents less than 3% of OHSF's entire portfolio of investments.

         OHSF's participation in the term loan portion of the Senior Secured Credit Agreement was disclosed in the offering memorandum and the subsequent prospectus for the issuance of the subordinated debt:

         Oak Hill Securities Fund, L.P. ("OHSF") has agreed to participate as a lender in the Term Loan Facility and will receive customary fees in connection therewith. OHSF is a Delaware limited partnership that acquires and actively manages a diverse portfolio of investments principally in leveraged companies. Certain principals of the general partner of OHSF and Oak Hill Advisors, Inc., the adviser of OHSF, have business relationships with Keystone, and Keystone has an equity investment in OHSF. Keystone is a member of the Investor Group.

         Other facts that the Creditors' Committee requested are set forth below:

         OHSF is a $1.65 billion investment fund led and controlled by Glenn
R. August. OHSF regularly invests in high yield securities and bank loans. OHSF is not an equity owner, directly or indirectly, of SGPA. In addition, OHSF is not an affiliate of SGPA. Mr. August and certain other members of the OHSF management team indirectly invested, in their individual capacities, at the time of the original transaction, in less than 4% of the equity interests in SGPA. Under the Plan, these equity interests will be extinguished and Mr. August and such persons will receive no consideration for such interests. OHSF has never appointed any employee or management of SGPA or its subsidiaries.

         All of SGPA's outstanding equity interests are owned by (i) Oak Hill Strategic Partners, L.P. ("Strategic"), formerly known as FW Strategic Partners, L.P., (ii) FW Grove Coinvestors, L.P. ("Grove Coinvestors"), (iii) GGEP- Grove, L.P., (iv) Michael L. George, (v) institutional investors and
(vi) members of senior management of SGPA and its subsidiaries. GGEP-Grove, L.P., Michael L. George, the institutional investors and the members of senior management of SGPA and its subsidiaries have absolutely no relationship with OHSF. The other two investors, Strategic and Grove Coinvestors, each own approximately 46% of SGPA and have no investment in OHSF. Set forth below is additional information with respect to Strategic and Grove Coinvestors:

         o        Strategic has no economic or other interest in OHSF.

         o Strategic is a $2 billion investment fund that has approximately 30 partners. These partners, other than Robert M. Bass, are not affiliated with Mr. Bass or Keystone, Inc.

         o J. Taylor Crandall and certain persons who serve as investment advisors to Robert M. Bass, from time to time, manage the general partner of Strategic.

         o Grove Coinvestors has no economic or other interest in OHSF.

         o The indirect partners of Grove Coinvestors include Keystone, Inc., Robert M. Bass, J. Taylor Crandall and certain persons who serve as investment advisors to those parties from time to time. These parties, through their ownership of (i) limited partnership interests in OHSF and (ii) limited partnership interests in the general partner of OHSF, collectively own less than 5% of the equity of OHSF.

         Messrs. Bass, Crandall and certain of their advisors have invested together in numerous transactions and been jointly involved in the formation of various investment funds. Messrs. Bass, Crandall and certain of their advisors assisted Mr. August as initial investors in OHSF and, as a result, received the opportunity to own positions in Mr. August's fund. OHSF shares investment ideas with other funds formed by Messrs. Bass, Crandall and certain of their advisors, but is managed and controlled by Mr. August. As part of this business relationship, from time to time, OHSF receives the opportunity to coinvest with the other funds. None of Messrs. Bass, Crandall and August played any active role in the negotiation or formulation of the Plan.

                  2.       Need for Restructuring the Senior Secured Credit
                           Agreement

         During the years ended October 2, 1999 and September 30, 2000, the Debtors incurred significant operating losses that would have resulted in non-compliance with certain financial covenants, including in the Debtors' Senior Secured Credit Agreement. The Debtors obtained waivers of these financial covenants as well as certain covenant modifications to help position the Debtors for future compliance. Nevertheless, future compliance depended on achieving significantly improved operating results during fiscal 2001 and beyond. Furthermore, modifications of the Senior Secured Credit Agreement placed significant restrictions on the amount of borrowings available to the Debtors for working capital purposes, particularly during the period through April 30, 2001, a period during which the Debtors' needs are projected to be the greatest.

                  3.       The Notes

                           (a)      The 9 1/4% Senior Subordinated Notes

         On April 29, 1998, Grove and Grove Capital executed an indenture with the U.S Trust Company (the "9 1/4% Senior Subordinated Notes Indenture"). Interest is at a rate of 9 1/4% per annum payable semi-annually on May 1 and November 1 of each year. The Senior Subordinated Notes are general unsecured obligations of Grove and its co-issuer, Grove Capital, and are guaranteed by Crane Acquisition, Crane Holdings, National Crane, Grove Finance and Grove U.S. The 9 1/4% Senior Subordinated Notes are redeemable at the option of the Grove in whole or in part, at any time on or after, May 1, 2003, at a declining redemption price and mature on May 1, 2008.

         In addition, at any time prior to May 1, 2001, Grove may redeem up to 35% of the originally issued aggregate principal amount of the Senior Subordinated Notes at 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, with net proceeds of one or more public offerings of Grove's equity, provided at least 65% of the principal amount of the originally issued 9 1/4% Senior Subordinated Notes remain outstanding. Upon the occurrence of a change of control, as defined in the Indenture governing the 9 1/4% Senior Subordinated Notes, each holder of the 9 1/4% Senior Subordinated Notes will have the right to require Grove to repurchase such holder's notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase. The 9 1/4% Senior Subordinated Notes mature in 2008 and are subordinate to the Senior Secured Credit Agreement.

                           (b)      The 11 5/8% Senior Debentures

         In April 1998, Grove Holdings and Grove Holdings Capital issued the 11 5/8% Senior Discount Debentures in the outstanding principal amount of $50.0 million. The 11 5/8% Senior Discount Debentures mature on May 1, 2009 and bear interest at 11 5/8% payable semi annually in cash, or at the option of the issuers, in the form of additional 11 5/8% Senior Discount Debentures. The 11 5/8% Senior Discount Debentures are redeemable by the issuers after May 1, 2003, initially at 105.813% of their principal amount and at declining prices thereafter, plus accrued interest. In addition, the issuers are required within 90 days after the occurrence of a Change in Control (as defined in the indenture relating to the 11 5/8% Senior Discount Debentures) to purchase all or any part of the 11 5/8% Senior Discount Debentures at the option the holders of Debentures, at a price of 101% of the aggregate principal amount of the 11 5/8% Senior Discount Debentures, plus accrued and unpaid interest. As of April 24, 2001, approximately $70 million was outstanding.

                           (c)      The 14 1/2% Senior Debentures

         In April 1998, Grove Investors and Grove Investors Capital issued the 14 1/2% Senior Debentures in the outstanding principal amount of $47.4 million. The 14 1/2 Senior Discount Debentures mature on May 1, 2010 and bear interest at 14 1/2% payable semiannually in cash, or at the option of the issuers, in the form of additional Senior Debentures. The Senior Debentures are redeemable by the issuers after May 1, 2003, initially at 107.250% of their principal amount and at declining prices thereafter, plus accrued interest. In addition, the issuers are required within 90 days after the occurrence of a Change in Control (as defined in the indenture relating to the 14 1/2% Senior Debentures) to purchase all or any part of the 14 1/2% Senior Debentures at the option of the holders of 14 1/2% Debentures, at a price of 101% of the aggregate principal amount of the 14 1/2% Senior Discount Debentures, plus accrued and unpaid interest. As of April 24, 2001, approximately $73 million was outstanding.

                  4.       Economic and Industry Conditions

         In 1999, the heavy construction equipment industry was hit by a cyclical downturn and industry sales have dropped over the last 3 fiscal years. The drop in business has made it difficult for the Debtors to satisfy its debt obligations, particularly those arising from the 1998 leveraged buyout from Hanson. Recognizing that the extraordinary debt on the Debtors' balance sheet was affecting the company's ability to maintain trade credit, Third- Party Trade Financing and affecting customer confidence in the Grove names, the Debtors sought to restructure its balance sheet.

         Beginning in February, 2001, the Debtors met with the Bank Group to discuss alternatives for a restructur ing. Following several weeks of discussions and negotiations with the Bank Group, the Debtors met with representatives of over 50% of the holders of the 9 1/4% Senior Subordinated Notes - structurally, the most senior of Grove's public debt. The Debtors explained to all parties that in order to best preserve values for all parties involved it was important to get through the reorganization process quickly.

                  5. Restructuring Negotiations with the Bank Group and 9 1/4% Senior Subordinated Noteholders

         The Debtors negotiated the terms of the Plan with the Bank Group, the lenders under the Senior Secured Credit Agreement, who support the Debtors' reorganization pursuant to the terms of the Plan. The Debtors anticipate that they will continue to have discussions with the Creditors' Committee regarding the Plan during the Chapter 11 Cases with the goal of reaching a consensual reorganization plan. The Creditors' Committee does not support the Plan in its present form and recommends that it be rejected.

Item IV.   ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES

         A.       Commencement of the Chapter 11 Cases

         The Debtors commenced their Chapter 11 Cases on May 7, 2001. From and after the Petition Date, the Debtors have continued to operate their business and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         The Debtors do not expect the Chapter 11 Cases to be protracted. To expedite their emergence from Chapter 11, the Debtors have sought and obtained, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date.

                  1.       Applications for Retention of Grove's
                           Professionals; Ordinary Course Professionals

         On the Petition Date, the Debtors obtained authority to retain and employ certain professionals to represent them and assist them in connection with their Chapter 11 Cases, including Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Debtors and CIBC World Markets ("CIBC") as financial advisors. The Debtors also obtained authority to retain certain professionals to assist with the operation of their business in the ordinary course; these so-called "ordinary course professionals" are not and will not be involved in the administration of the Chapter 11 Cases.

                  2. Motion for Approval of Retention of Innisfree M&A Incorporated

         On the Petition Date, the Debtors will obtained authority to retain Innisfree M&A Incorporated as special noticing and voting agent with respect to the Debtors' Debt Securities.

                  3.       Motion to Continue Using Existing Cash
                           Management System

         Because the Debtors expect the entire Chapter 11 Cases to last for approximately three months, and because of the administrative hardship that any operating changes would impose on the Debtors, the Debtors obtained authority to continue using their existing cash management system, bank accounts (which are subject to the security interests and liens of the Bank Group) and their current internal investment and deposit guidelines. The Debtors obtained authority (i) to continue intercompany transactions with nondebtor affiliates and (ii) to afford administrative status to all postpetition intercompany claims. Absent the Bankruptcy Court's authorization of the continued use of the cash management system, cash flow between Grove and its subsidiaries would have been severely impeded, to the detriment of their estates and creditors. To date, continued use of the existing cash management system has minimized the disruption to the Debtors' business while in Chapter 11, and should expedite their emergence from Chapter 11.

                  4. Motion for Authority to Pay Critical Trade Vendor Claims in the Ordinary Course of Business

         Critical Trade Vendor Claims are pre-petition General Unsecured Claims against the Debtors arising from or with respect to the delivery of goods or services to the Debtors prior to the Petition Date, in the ordinary course. Notwithstanding provisions of the Bankruptcy Code that would otherwise require the Debtors to defer payment of Critical Trade Vendor Claims until the Distribution Date, the Debtors obtained authority to pay, in the ordinary course, the Critical Trade Vendor Claims of those providers of goods and services that continue to provide the Debtors with customary trade terms on an ongoing basis. Because certain goods and services are essential to the Debtors' business, the relief granted in this motion was critical to the Debtors' uninterrupted operations during the Chapter 11 Cases.

                  5. Motion for Authority to Pay Pre-Petition Employee Wages and Benefits

         The Debtors believed that any delay in paying pre-petition compensation or benefits would destroy their relationship with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of the Debtors' employees is most critical. Accordingly, the Debtors sought and obtained Court authority to (a) pay or otherwise honor prepetition employee obligations and benefits and (b) continue postpetition the employee benefit plans and programs in effect. In addition, the Debtors obtained (a) confirmation that the Debtors are permitted to pay all local, state and federal withholding and payroll-related taxes relating to the prepetition period, and (b) direction to all banks to honor prepetition checks for payment of the Debtors' prepetition employee obligations.

                  6. Motion for Authority to Incur Post-Petition Indebtedness and Use Cash Collateral

         The Debtors also sought and were granted approval of a revolving credit debtor-in-possession financing facility from a portion of the Bank Group led by Chase as agent, for an aggregate commitment of $35 million - the DIP Facility. This has and will continue to facilitate the normal operations of the Debtors and the maintenance of strong relationships with the Debtors' vendors and suppliers during the Chapter 11 Cases.

                  7. Motion to Assume HSBC Facility Letter and Continue Off Balance Sheet Financing

         The Debtors also sought and were granted authority to assume that certain Amended and Restated Facility Letter, dated as of December 16, 1998, between Grove U.S. and HSBC, as amended as of the Petition Date, and all instruments and documents from time to time executed and delivered in connection therewith, including without limitation the General Guarantee and Indemnity dated July 1, 1998 executed by Grove and the Supplemental Guarantee and Collateral Agreement dated as of January 11, 2001, executed by Grove Holdings, Grove, Grove Capital, Grove U.S., Crane Acquisition, Crane Holding, Grove Finance, National Crane and HSBC. As a result of this assumption, all obligations under the Facility Letter and the related documents became postpetition obligations of the parties thereto, thereby facilitating the Debtors in continuing their third party trade receivable financings with HSBC.

Item V.   THE PLAN

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMEN TATION OF THE PLAN AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTER ESTS UNDER THE PLAN. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE SUMMARIES OF THE PLAN AND OF OTHER DOCUMENTS REFERRED TO THEREIN DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THOSE DOCUMENTS, AND REFERENCE IS MADE TO THE PLAN AND THE OTHER DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF THEIR TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CON FLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN OR THE OTHER OPERATIVE DOCUMENT WILL CONTROL.

         A.       Overall Structure of the Plan

         Under the Plan, Claims against and Interests in the Debtors are divided into Classes according to their relative seniority and other criteria. If the Plan is confirmed by the Bankruptcy Court and consummated, (i) certain Classes of Claims will receive distributions equal to the full amount of such Claims, (ii) certain Classes of Interests will retain their respective Interests, (iii) certain Classes of Claims will receive distributions constituting a partial recovery on such Claims, and (iv) certain Classes of Claims and Interests will not receive any distribution or retain any property under the Plan. On the Distribution Date, and at certain times thereafter, the Disbursing Agent is permitted to distribute Cash, securities, and other property in respect of certain Classes of Claims and Interests as provided in the Plan. The Classes of Claims against and Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan, and the securities and other property to be distributed under the Plan, are described below.

         B. Certain Matters Regarding Classification and Treatment of Claims and Interests

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Facility Claims, Administrative Claims, Professional Fee Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not be and have not been classified). The Debtors are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtors into Classes, each of which contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class. The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122; however, it is possible that a holder of a Claim or Interest may challenge the Debtors' classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Debtors intend, to the extent permitted by the Bankruptcy Code, the Plan and the Bankruptcy Court, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this Solicitation for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. See "Confirmation of the Plan" below. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. The "cramdown" provisions of section 1129(b) of the Bankruptcy Code, for example, permit confirmation of a chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests. See "Confirmation of the Plan" below. Although the Debtors believe that the Plan could be confirmed under section 1129(b), there can be no assurance that the requirements of such section would be satisfied.

                  1.       Unclassified Claims

                           (a)      DIP Facility Claims

         DIP Facility Claims consist of any right to payment from Grove arising under the DIP Facility. On the Effective Date, the Allowed DIP Facility Claim will be replaced by or repaid by an exit financing facility.

                           (b)      Administrative Claims

         Administrative Claims consist of the actual and necessary costs and expenses of the Chapter 11 Cases that are allowed under sections 503(b), 1114(e)(2) and 507(a)(1) of the Bankruptcy Code. They include, among other things, the cost of operating the Debtors' businesses following the Petition Date (e.g., the post-petition salaries and other benefits for the Debtors' employees, post-petition rent, amounts owed to vendors providing goods and services to the Debtors during the Chapter 11 Cases, tax obligations incurred after the Petition Date, certain statutory fees and charges assessed under 28 U.S.C. ss. 1930), the actual, reasonable fees and expenses of the professionals retained by the Debtors and the Creditor's Committee. All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditor's Committee would be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and would be subject to approval of the Bankruptcy Court as being reasonable.

         Administrative expenses representing liabilities incurred in the ordinary course of business by the Debtors during the Chapter 11 Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Each holder of an Allowed Administrative Claim will receive, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administra tive Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases will be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) the following subsection C governs the payment of Professional Fee Claims under this Plan.

         The Debtors anticipate that most of the Administrative Claims against the Debtors will be paid as they come due during the Chapter 11 Cases and that the Administrative Claims to be paid on the Effective Date will, for the most part, consist of the allowed but unpaid fees and expenses incurred by professionals retained in the Chapter 11 Cases.

                           (c)      Professional Fee Claims

         Professional Fee Claims are Claims of Professionals for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and before and including the Effective Date. All applications for Professional Fee Claims under sections 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall be filed and served on the Reorganized Debtors and their counsel no later than the Administrative Claims Bar Date. Notwithstanding the foregoing, any Professional entitled to receive compensation or reimbursement of expenses under the Ordinary Course Professionals' Order without filing an application therefor may continue to receive payments in accordance with that order, without further Bankruptcy Court review or approval. Any objection to a Professional Fee Claim shall be filed and served on the Reorganized Debtors, their counsel, and the Professional to whose Claim the objection relates no later than forty-five (45) days after the Administrative Claims Bar Date. The Disbursing Agent will pay each Professional Fee Claim as soon as practicable after the Bankruptcy Court's order granting the application therefor becomes a Final Order.

                           (d)      Priority Tax Claims

         Priority Tax Claims are Unsecured Claims asserted by Federal and state governmental authorities for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, excise taxes, and employment and withholding taxes. These Unsecured Claims are given a statutory priority in right of payment.

         Each holder of an Allowed Priority Tax Claim shall receive on the later of the Distribution Date or the date on which such claim becomes an Allowed Claim, (a) cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing, or (c) at the Reorganized Debtors' sole discretion, deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

                  2.       Unimpaired Classes of Claims (Not Entitled to Vote)

                           (a)      Class 1 - Other Priority Claims (All
                                    Debtors)

         Class 1 consists of eleven (11) separate subclasses assessed against each of the Debtors. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

         Other Priority Claims include Claims against the Debtors, other than DIP Facility Claims, Administrative Claims and Priority Tax Claims, that are entitled to priority under section 507(a) of the Bankruptcy Code, such as General Unsecured Claims for accrued employee compensation, including vacation, severance, and sick-leave pay, earned within 90 days before the Petition Date, to the extent of $4,650 per employee, and contributions to employee benefit plans arising from services rendered within the 180-day period preceding the Petition Date, but only for such plans to the extent of the number of employees covered by such plans multiplied by $4,650, less the aggregate amount paid to such employees for accrued employee compensation.

         Under the Plan, each holder of an Allowed Other Priority Claim against the Debtors will receive on the later of the Distribution Date or the date on which such claim becomes an Allowed Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim or (b) such other treatment as to which the Debtors and such holder will have agreed upon in writing.

         The Debtors anticipate that they will have few, if any, Allowed Other Priority Claims because they received Bankruptcy Court approval on the Petition Date to continue to pay all employee claims in the ordinary course.

                           (b)      Class 2 - Intercompany Claims (All
                                    Debtors)

         Class 2 consists of eleven (11) separate subclasses for Intercompany Claims asserted against each of the Debtors. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code. An Intercompany Claim is a claim held by any Debtor or any affiliate or subsidiary of any Debtor against any other Debtor.

         Under the Plan, each holder of an Allowed Intercompany Claim against the Debtors will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Intercompany Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Intercompany Claim entitles the holder of such Claim, (b) Reinstatement, or (c) such other treatment as to which the Debtors and such holder will have agreed upon in writing; provided, however, that on the Effective Date, the Debtors will pay and satisfy all Allowed Intercompany Claims between their various accounts.

                           (c)      Class 3 - Other Secured Claims (All
                                    Debtors)

         Class 3 consists of all Secured Claims against the Debtors other than Bank Group Secured Claims and the Operating Facility Guaranty Claims.

         Under the Plan, each holder of an Allowed Other Secured Claim will
(a) retain its Lien on the Collateral securing such Allowed Other Secured claim and receive deferred Cash payments totaling at least the allowed amount of such Allowed Other Secured Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in the Estate's interest in such Collateral, (b) upon abandonment by the Debtors, receive the Collateral securing such holder's Allowed Other Secured Claim, (c) receive payments or Liens amounting to the indubitable equivalent of such Allowed Other Secured Claim, (d) have its Allowed Other Secured Claim Reinstated, or (e) receive such other treatment as the Debtors and such holder will have agreed upon in writing.

                           (d)      Class 3A - HSBC Claim (All Debtors)

         Class 3A consists of all Claims held by HSBC arising under that certain Amended and Restated Facility Letter, dated December 16, 1998, between Grove U.S. and HSBC, as amended, together with all instruments and documents from time to time executed and delivered in connection therewith including, without limitation the General Guarantee and Indemnity Agreement dated July 1, 1998 executed by Grove, and the Supplemental Guarantee and Collateral Agreement dated as of January 11, 2001, executed by Grove Holdings, Grove, Grove Capital, Grove U.S., Crane Acquisition, Crane Holdings, Grove Finance, National Crane and HSBC.

         Under the Plan, each holder of the HSBC Claim shall receive treatment that leaves unaltered the legal, equitable and contractual rights to which such Claim entitles the holder, including without limitation, retention of its Liens on the Collateral securing such Claim.

                           (e)      Class 6 - Critical Trade Vendor Claims
                                    (Grove)

         Class 6 consists of Critical Trade Vendor Claims against Grove. Each holder of an Allowed Critical Trade Vendor Claim against Grove shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (f)      Class 7 - General Unsecured Claims
                                    (other than claims in Classes 5 and 6)
                                    (Grove)

         Class 7 consists of all General Unsecured Claims against Grove. The holder of an Allowed General Unsecured Claim against Grove will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove and such holder will have agreed upon in writing.

                           (g) Class 11 - Critical Trade Vendor Claims (Grove Holdings)

         Class 11 consists of all Critical Trade Vendor Claims against Grove Holdings. Each holder of an Allowed Critical Trade Vendor Claim against Grove Holdings shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (h)      Class 12 - General Unsecured Claims
                                    (other than claims in Classes 10 and
                                    11) (Grove Holdings)

         Class 12 consists of all General Unsecured Claims against Grove Holdings. The holder of an Allowed General Unsecured Claim against Grove Holdings will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Holdings and such holder will have agreed upon in writing.

                           (i)      Class 15 - Critical Trade Vendor Claims
                                    (SGPA)

         Class 15 consists of all Critical Trade Vendor Claims against SGPA. Each holder of an Allowed Critical Trade Vendor Claim against SGPA shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (j)      Class 16 - General Unsecured Claims
                                    (other than claims in Classes 14 and
                                    15) (SGPA)

         Class 16 consists of all General Unsecured Claims against SGPA. The holder of an Allowed General Unsecured Claim against SGPA will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Investors and such holder will have agreed upon in writing.

                           (k) Class 20 - Critical Trade Vendor Claims (Grove Capital)

         Class 20 consists of all Critical Trade Vendor Claims against Grove Capital. Each holder of an Allowed Critical Trade Vendor Claim against Grove Capital shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (l)      Class 21 - General Unsecured Claims
                                    (other than claims in Classes 18, 19
                                    and 20 (Grove Capital)

         Class 21 consists of all General Unsecured Claims against Grove Capital. The holder of an Allowed General Unsecured Claim against Grove Capital will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Capital and such holder will have agreed upon in writing.

                           (m) Class 24 - Critical Trade Vendor Claims (Grove Holdings Capital)

         Class 24 consists of all Critical Trade Vendor Claims against Grove Holdings. Each holder of an Allowed Critical Trade Vendor Claim against Grove Holdings Capital shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (n)      Class 25 - General Unsecured Claims
                                    (other than claims in Classes 23 and
                                    24) (Grove Holdings Capital)

         Class 25 consists of all General Unsecured Claims against Grove Holdings Capital. The holder of an Allowed General Unsecured Claim against Grove Holdings Capital will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or
(c) such other treatment as to which Grove Holdings Capital and such holder will have agreed upon in writing.

                           (o) Class 28 - Critical Trade Vendor Claims (Grove Investors Capital)

         Class 28 consists of all Critical Trade Vendor Claims against Grove Investors Capital. Each holder of an Allowed Critical Trade Vendor Claim against Grove Investors Capital shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (p)      Class 29 - General Unsecured Claims
                                    (other than claims in Classes 27 and
                                    28) (Grove Investors Capital)

         Class 29 consists of all General Unsecured Claims against Grove Investors Capital. The holder of an Allowed General Unsecured Claim against Grove Investors Capital will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Investors Capital and such holder will have agreed upon in writing.

                           (q) Class 33 - Critical Trade Vendor Claims (Grove Finance)

         Class 33 consists of all Critical Trade Vendor Claims against Grove Finance. Each holder of an Allowed Critical Trade Vendor Claim against Grove Finance shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of to the Critical Trade Vendor Order.

                           (r)      Class 34 - General Unsecured Claims
                                    (other than claims in Classes 32 and
                                    33) (Grove Finance)

         Class 34 consists of all General Unsecured Claims against Grove Finance. The holder of an Allowed General Unsecured Claim against Grove Finance will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove Finance and such holder will have agreed upon in writing.

                           (s)      Class 38 - Citicorp Claim (Grove U.S.)

         A Citicorp Claim means the Claim held by Citicorp arising under that certain Receivables Purchase and Sale Agreement, dated as of December 17, 1999, between Citicorp and Grove U.S. On the Effective Date, any amount due and owing on the Citicorp Claim will be Reinstated.

                           (t) Class 40 - Critical Trade Vendor Claims (Grove U.S.)

         Class 40 consists of all Critical Trade Vendor Claims against Grove U.S. Each holder of an Allowed Critical Trade Vendor Claim against Grove U.S. shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (u)      Class 41 - General Unsecured Claims
                                    (other than claims in Classes 39 and
                                    40) (Grove U.S.)

         Class 41 consists of all General Unsecured Claims against Grove U.S. The holder of an Allowed General Unsecured Claim against Grove U.S. will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstate ment (as such term is defined in Article I of the Plan) or (c) such other treatment as to which Grove U.S. and such holder will have agreed upon in writing.

                           (v) Class 45 - Critical Trade Vendor Claims (Crane Acquisition)

         Class 45 consists of all Critical Trade Vendor Claims against Crane Acquisition. Each holder of an Allowed Critical Trade Vendor Claim against Crane Acquisition shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (w)      Class 46 - General Unsecured Claims
                                    (other than claims in Classes 45 and
                                    46) (Crane Acquisition)

         Class 46 consists of all General Unsecured Claims against Grove Acquisition. The holder of an Allowed General Unsecured Claim against Crane Acquisition will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or
(c) such other treatment as to which Crane Acquisition and such holder will have agreed upon in writing.

                           (x) Class 50 - Critical Trade Vendor Claims (Crane Holding)

         Class 50 consists of all Critical Trade Vendor Claims against Crane Holding. Each holder of an Allowed Critical Trade Vendor Claim against Crane Holding shall receive (a) to the extent due and owing on or before the Effective Date, Cash pursuant to the Critical Trade Vendor Order, (b) to the extent not due and owing on the Effective Date, Cash when and as such Claim becomes due and owing in the ordinary course of business pursuant to the Critical Vendor Order.

                           (y)      Class 51 - General Unsecured Claims
                                    (other than claims in Classes 50)
                                    (Crane Holding)

         Class 51 consists of all General Unsecured Claims against Crane Holding. Each holder of an Allowed Critical Trade Vendor Claim against Crane Holding shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (z) Class 55 - Critical Trade Vendor Claims (National Crane)

         Class 55 consists of all Critical Trade Vendor Claims against National Crane. Each holder of an Allowed Critical Trade Vendor Claim against National Crane shall receive, to the extent due and owing on or before the Effective Date, Cash in accordance with the terms of the Critical Trade Vendor Order.

                           (aa)     Class 56 - General Unsecured Claims
                                    (other than claims in Classes 55
                                    (National Crane)

         Class 56 consists of all General Unsecured Claims against National Crane. The holder of an Allowed General Unsecured Claim against National Crane will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the holder of such Claim, (b) Reinstatement (as such term is defined in Article I of the Plan) or (c) such other treatment as to which National Crane and such holder will have agreed upon in writing.

                           3. Unimpaired Classes of Interests (Not Entitled to Vote)

                           (a)      Class 35 - Grove Finance Equity Interests

         Class 35 consists of Equity Interests in Grove Finance. The holders of an Allowed Grove Finance Equity Interests will retain their Interests under the Plan.

                           (b)      Class 42 - Grove U.S. Equity Interests

         Class 42 consists of Equity Interests in Grove U.S. The Holders of Allowed Grove U.S. Equity Interests will retain their Interests under the Plan.

                           (c)      Class 47 - Crane Acquisition Equity
                                    Interests

         Class 47 consists of Equity Interests in Crane Acquisition. The holder of Crane Acquisition Equity Interests will retain their Interests under the Plan.

                           (d)      Class 52 - Crane Holding Equity Interests

         Class 52 consists of Equity Interests in Crane Holding. The holders of Allowed Crane Holding Equity Interests will retain their Interests under the Plan.

                           (e)      Class 57 - National Crane Equity Interests

         Class 57 consists of Equity Interests in National Crane. The holders of National Crane Equity Interests will retain their Interests under the Plan.

                  4.       Impaired Class of Claims (Entitled to Vote)

                           (a)      Class 4A, 4B, 4C, etc. - Bank Group
                                    Secured Claims (Grove)

         Class 4 consists of separate classes for each Bank Group Secured Claim secured by the Senior Secured Credit Agreement. Each holder of a Class 4 Bank Group Secured Claim will be treated as a separate class for all purposes under this Plan, and each holder of an Allowed Class 4 Bank Group Secured Claim shall receive the treatment set forth below. To the extent, if any, that the value of the Collateral securing a Class 4 Bank Group Secured Claim is less than the total amount of such Claim, the difference will be treated as a Class 18 Bank Group Unsecured Claim. Grove specifically reserves all rights to challenge the validity, nature and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

         Each holder of an Allowed Bank Group Secured Claim will receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Bank Group Secured Claim on the later of the Distribution Date or the date on which such claim becomes an Allowed Claim such holder's pro rata share of (i) the New Grove Notes, (ii) the New SGPA Debentures and (iii) seventy-five percent (75%) of the outstanding New SGPA Common Stock, subject to dilution by the New SGPA Warrants and Management Options. In addition, the holders of Class 4 Bank Group Secured Claims are entitled to receive an additional 5% of the equity value but agree under the Plan to give such equity, through shares of New SGPA Common Stock, to the Board of Directors of Reorganized SGPA to give to certain members of management of Reorganized Grove pursuant to Article IV Section D of the Plan.

         In addition, all outstanding but undrawn letters of credit issued under the Senior Secured Credit Agreement will be replaced under the exit facility, such that those letters of credit are returned undrawn to Chase for cancella tion.

                           (b) Class 5 - 9 1/4% Senior Subordinated Note Claims (Grove)

         Class 5 consists of all 9 1/4% Senior Subordinated Note Claims against Grove. A 9 1/4% Senior Subordi nated Note Claim means a claim of a holder of a 9 1/4% Senior Subordinated Note, arising under or as a result of the 9 1/4% Senior Subordinated Notes.

         On the Effective Date, in consideration for the Debtors' obligations under the 9 1/4% Senior Subordinate Note Indenture, each holder of a 9 1/4% Senior Subordinated Note Claim shall receive such holder's pro rata share of
(i) twenty percent (20%) of the New SGPA Common Stock, subject to dilution by the New SGPA Warrants and the Management Options, and (ii) New SGPA Warrants to purchase an additional ten percent (10%) of New SGPA Common Stock.

                  5.      Impaired Classes of Claims (Not Entitled to Vote)

                           (a) Class 9 - Operating Facility Guaranty Claim (Grove Holdings)

         Class 9 consists of the Operating Facility Guaranty Claim against Grove Holdings. Under the Plan, the holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (b)      Class 10 - 11 5/8% Senior Discount
                                    Debenture Claims (Grove Holdings)

         Class 10 consists of all 11 5/8% Senior Discount Debenture Claims against Grove Holdings. Under the Plan, the holder of an Allowed 11 5/8% Senior Discount Debenture Claim against Grove Holdings will not receive any distribution pursuant to the Plan and such Claim will be extinguished.

                           (c)      Class 14 -14 1/2% Senior Debenture
                                    Claims (SGPA)

         Class 14 consists of all 14 1/2% Senior Debenture Claims against SGPA. Under the Plan, the holder of an Allowed 14 1/2% Senior Debenture Claim against SGPA will not receive any distribution pursuant to the Plan and such Claim will be extinguished.

                           (d) Class 18 - Bank Group Unsecured Claims (Grove Capital)

         A Class 18 Bank Group Unsecured Claim means an Unsecured Claim held by the Bank Group. Under the Plan, the holder of an Allowed Bank Group General Unsecured Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 - Bank Group Secured Claim.

                           (e) Class 19 - 91/4% Senior Subordinated Note Claims (Grove Capital)

         Class 19 consists of all 9 1/4% Senior Subordinated Note Claims against Grove Capital. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                           (f)      Class 23 - 11 5/8% Senior Discount
                                    Debenture Claims (Grove Holdings)

         Class 23 consists of all 11 5/8% Senior Discount Debenture Claims against Grove Holdings. Under the Plan, the holder of an Allowed 11 5/8% Senior Discount Debenture Claim against Grove Holdings Capital will not receive any distribution pursuant to the Plan and such Claim will be extinguished.

                           (g)      Class 27 - Senior Debenture Claims
                                    (Grove Investors Capital)

         Class 27 consists of all 14 1/2% Senior Debenture Claims against Grove Investors. Under the Plan, the holder of an Allowed 14 1/2% Senior Debenture Claim against Grove Investors Capital will not receive any distribution pursuant to the Plan and such Claim will be extinguished.

                           (h) Class 31 - Operating Facility Guaranty Claim (Grove Finance)

         Class 31 consists of the Operating Facility Guaranty Claim against Grove Finance. The holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (i) Class 32 - 9 1/4% Senior Subordinated Note Guaranty Claim (Grove Finance)

         Class 32 consists of the 9 1/4% Senior Subordinated Note Guaranty Claim against Grove Finance. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                           (j) Class 36 - Operating Facility Guaranty Claim (Grove U.S.)

         Class 36 consists of the Operating Facility Guaranty Claim against Grove U.S. The holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (k) Class 39 - 9 1/4% Senior Subordinated Note Guaranty Claim (Grove U.S.)

         Class 39 consists of the Senior Subordinated Note Guaranty Claim against Grove U.S. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                           (l) Class 43 - Operating Facility Guaranty Claim (Crane Acquisition )

         Class 43 consists of the Operating Facility Guaranty Claim against Crane Acquisition. The holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (m) Class 44 - 9 1/4% Senior Subordinated Note Guaranty Claim (Crane Acquisition)

         Class 44 consists of the 9 1/4% Senior Subordinated Note Guaranty Claim against Crane Acquisition. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                           (n) Class 48 - Operating Facility Guaranty Claim (Crane Holding)

         Class 48 consists of the Operating Facility Guaranty Claim against Crane Holding. The holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (o) Class 49 - 9 1/4% Senior Subordinated Note Guaranty Claim (Crane Holding)

         Class 49 consists of the 9 1/4% Senior Subordinated Note Guaranty Claim against Crane Holding. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                           (p) Class 53 - Operating Facility Guaranty Claim (National Crane)

         Class 53 consists of the 9 1/4% Operating Facility Guaranty Claim against National Crane. The holder of an Allowed Operating Facility Guaranty Claim against Grove Holdings shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a Class 4 Bank Group Secured Claim.

                           (q) Class 54 - 9 1/4% Senior Subordinated Note Guaranty Claim (National Crane)

         Class 54 consists of the 9 1/4% Senior Subordinated Noted Guaranty Claim against National Crane. Under the Plan, the holder of an Allowed 9 1/4% Senior Subordinated Note Claim shall not receive any distribution under the Plan on account of such Claim and such Claim shall be extinguished; provided however, that such holder shall receive that distribution provided to it as a holder of a holder of a Class 5 - 9 1/4% Senior Subordinated Note Claim.

                   6.      Impaired Class of Interests (Not Entitled to Vote)

                           (a)      Class 8 - Grove Equity Interests

         Class 8 consists of all Equity Interests in Grove. Under the Plan, Grove Holdings will not receive any distribution and such Interests will be extinguished.

                           (b)      Class 13 - Grove Holdings Equity Interests

         Class 13 consists of all Equity Interests in Grove Holding. The holders of Allowed Grove Holdings Equity Interests will not receive any distribution pursuant to the Plan and such Interests will be extinguished.

                           (c)      Class 17 - SGPA Equity Interests

         Class 17 consists of all Equity Interests in SGPA. The holders of Allowed SGPA Equity Interests will not receive any distribution pursuant to the Plan and such Interests will be extinguished.

                           (d)      Class 22 - Grove Capital Equity Interests

         Class 22 consists of all Equity Interests in Grove Capital. The holders of Allowed Grove Capital Equity Interests will not receive any distribution pursuant to the Plan and such Interests will be extinguished.

                           (e)      Class 26 - Grove Holdings Capital
                                    Equity Interests

         Class 26 consists of all Equity Interests in Grove Holdings Capital. The holder of Allowed Grove Holdings Capital Equity Interests will not receive any distribution pursuant to the Plan and such Interests will be extinguished.

                           (f)      Class 30 - Grove Investors Capital
                                    Equity Interests

         Class 30 consists of all Equity Interests in Grove Investors Capital. The holders of Allowed Grove Investors Capital Equity Interests will not receive any distribution pursuant to the Plan and such Interests will be extinguished.

         C.       Means for Implementation of the Plan

                  1.       Continued Corporate Existence

         Reorganized SGPA, Reorganized Grove Holdings, Reorganized Grove, Reorganized Crane Acquisition, Reorganized Grove U.S., Reorganized National Crane and Reorganized Crane Holding shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as their certificates of incorporation and by-laws are amended by this Plan.

                  2.       Corporate Action

                           (a)      Merger of SGPA into Reorganized Grove

                  On the Effective Date, the following will occur:

                           (A) Reorganized SGPA will be incorporated as a new corporation.

                           (B) Reorganized SGPA will cause Reorganized Grove Holdings to be incorporated as a new wholly-owned subsidiary, and Reorganized SGPA will contribute the New SGPA Common Stock and the New SGPA Debentures to Reorganized Grove Holdings.

                           (C) Reorganized Grove Holdings will in turn cause Reorganized Grove to be incorporated as a new wholly-owned subsidiary, and will contribute the New SGPA Common Stock and the New SGPA Debentures to Reorganized Grove.

                           (D)      SGPA will merge with and into
                                    Reorganized Grove pursuant to an
                                    agreement (the "Merger Agreement"),
                                    with Reorganized Grove surviving.

                           (E)      Pursuant to the Merger Agreement:

                                    (1) Reorganized Grove will distribute to
                  the holders of the Allowed Bank Group Secured Claims: (a) New SGPA Common Stock; (b) New Grove Notes; and (c) New SGPA Debentures, in the amounts set forth in Article III, in exchange for their Bank Group Secured Claims; and

                                    (2) Reorganized Grove will distribute to
                  the holders of 9 1/4% Senior Subordinated Note Claims: (a) New SGPA Common Stock and (b) New SGPA Warrants, in the amount set forth in Article III, in exchange for their 9 1/4% Senior Subordinated Note Claims.

       All such distributions shall be in accordance with this Plan.

                           (b)      Dissolution Of Certain Debtors

         As soon as practicable after the Disbursing Agent has completed any distributions provided for in this Plan to holders of Claims and Interests of Grove Capital, Grove Holdings Capital, Grove Investors Capital and Grove Finance, the Disbursing Agent shall effectuate the dissolution of each of such Debtors in accordance with the laws of the State of Delaware.

                           (c)      Merger of Certain Debtors into
                                    Reorganized Grove

         On the Effective Date, Grove and Grove Holdings shall merge into Reorganized Grove.

                           (d)      Cancellation Of Debt Securities and
                                    Agreements

         On the Effective Date, (i) the Debt Securities shall be canceled, and
(ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Debt Securities shall be discharged. Notwithstanding the foregoing, each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an Indenture Trustee shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make distributions under the Plan as provided in Article V Section B.1 hereof, and (ii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under its indenture or other agreement, but the foregoing shall not result in any expense or liability to any Reorganized Debtor. No Reorganized Debtor shall have any obligations to any Indenture Trustee, agent or servicer (or to any disbursing agent replacing an Indenture Trustee, agent or servicer) for any fees, costs or expenses, except as expressly provided in the Plan.

                           (e)      Cancellation Of Stock

         On the Effective Date, the shares or membership interests, as appropriate, of Grove, Grove Holdings, Grove Capital, Grove Holdings Capital, Grove Investors Capital and Grove Finance shall be canceled.

                           (f) Cancellation Of Membership Interests and Conversion To Corporations

         On or as soon as practicable after the Effective Date, (a) all membership interests of Grove U.S. shall be canceled, (b) such Debtor shall be converted to a "C" corporation, and (c) new common stock shall be issued for Reorganized Grove U.S. and delivered to Grove which, in turn shall become property of Reorganized Grove as a result of the merger of Grove into Reorganized Grove.

                           (g)      Certificates of Incorporation and
                                    By-laws

         On the Effective Date, the certificate of incorporation and by-laws of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

         D.       Restructuring Transactions

                  1.       New Securities

                           (a)      Authorization

         As of the Effective Date, the issuance of (i) New Grove Notes,
(ii) New SGPA Debentures, (iii) New SGPA Warrants, and (iv) New SGPA Common Stock, is hereby authorized without further act or action under applicable law, regulation, order or rule. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The terms of the New Grove Notes, New SGPA Debentures, New SGPA Warrants, and New SGPA Common Stock shall be included in the Plan Supplement to this Plan.

                           (b)      Reserve

         Reorganized SGPA shall reserve that percentage of the New SGPA Common Stock designated in the Management Option Plan without further act or action required under applicable law, regulation, order or rule.

                  2.       New Senior Secured Facility

         The Reorganized Debtors will enter into one or more post-confirmation loan facilities, including the New Senior Secured Facility, in order to (a) refinance certain amounts outstanding on the Effective Date under the DIP facility, (b) make other payments required to be made on the Effective Date or the Distribution Date, and (c) provide the additional borrowing capacity required by the Reorganized Debtors and the Non-Debtor Subsidiaries following the Effective Date to maintain their operations.

                  3.       Directors and Officers

         On the Effective Date, the board of directors of Reorganized SGPA will be comprised of five (5) members: three selected by holders of the Allowed Bank Group Secured Claims, one selected by the holders of 9 1/4% Senior Subordinated Note Claims and one selected by Reorganized Grove's management. The existing officers and directors of the other Reorganized Debtors will serve initially in their current capacities after the Effective Date.

                  4.       Revesting of Assets

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

                  5.      Preservation of Rights of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

         E.       Provisions Governing Distributions

                  1.       Disbursing Agent

         Reorganized Grove, or a party designated by Reorganized Grove, in its sole and absolute discretion, will serve as the Disbursing Agent and will make all distributions required under this Plan, except for distributions pursuant to the Merger Agreement. The Disbursing Agent may employ or contract with other Persons to assist in the performance of its duties.

          On the Effective Date, all property to be distributed under this Plan and all Other Assets will be deemed to have been transferred to the Disbursing Agent. The Disbursing Agent may establish one or more general accounts for the deposit of funds to be distributed under the Plan. The Disbursing Agent may invest all Cash deposited in any account or reserve in a manner that shall yield a reasonable return, taking into account the safety of the investment.

         If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, the Disbursing Agent will receive from funds otherwise available for distribution hereunder, without further Bankruptcy Court approval, reasonable compensation for its services under the Plan and reimbursement of its reasonable out-of-pocket expenses incurred in connection with those services, including the fees and expenses of any Professionals or other agents that it employs. The Distribution Reserve will include sufficient funds to pay all projected operating expenses of the Disbursing Agent, including but not limited to liability insurance for the benefit of the Disbursing Agent and his employees and representatives for acting in such capacity. The Disbursing Agent will not be required to give any bond, surety, or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court, and, in that event, all costs and expenses of procuring any such bond shall be paid from funds otherwise available for distribution hereunder.

         The Reorganized Debtors and the Debtors' Estates will indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Delaware, the Disbursing Agent and each Professional or other person employed by the Disbursing Agent to carry out the provisions of this Plan (each, an "Indemnified Person") from and against all liabilities, damages, claims, costs, and expenses (including attorney fees) arising from or in connection with their actions or omissions in performing their duties under this Plan, so long as the Indemnified Person acted in good faith and in a manner reasonably believed to be in or not inconsistent with the Estates' best interests. Any amount payable to an Indemnified Person in accordance with this paragraph will constitute an Administrative Claim in the Chapter 11 Cases and will be payable as incurred from funds held by the Disbursing Agent for distributions under this Plan.

                  2.       Distributions to Holders of Debt Securities Claims

                           (a)      Distributions to Indenture Trustees

         Notwithstanding any other provision hereof, the Disbursing Agent will make all distributions otherwise payable to each holder of a Debt Securities Claim to the appropriate Indenture Trustee, who will make distributions in accordance with the provisions of this Plan and the respective governing indenture.

                           (b)      Surrender of Securities or Instruments

         On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Debt Securities Claim (a "Certificate") will surrender the Certificate to the Disbursing Agent or, with respect to indebtedness that is governed by an indenture, to the respective Indenture Trustee, and the Certificate will be canceled. No holder of a Debt Securities Claim will receive any distribution under the Plan until the respective Indenture Trustee has received either the holder's Certificate or a reasonably satisfactory affidavit of loss and indemnity. Any holder who fails to surrender or cause to be surrendered its Certificate or to deliver a reasonably satisfactory affidavit of loss and indemnity to the Disbursing Agent or the Indenture Trustee before the second anniversary of the Effective Date will forfeit all rights and Claims in respect of its Debt Securities Claim and will not participate in any distribution hereunder. All Cash or other property in respect of such forfeited distribution, including interest accrued thereon, will revert to the Reorganized Debtors for distribution by the Disbursing Agent in accordance with the Plan, notwithstanding any federal or state escheat laws to the contrary.

                           (c)      Distribution Record Date

         At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities will be closed, and there shall be no further changes in the record holders of the Debt Securities. Neither the Reorganized Debtors, the Disbursing Agent, nor any Indenture Trustee will be obligated to recognize any transfer of Debt Securities occurring after the Distribution Record Date, but will be entitled instead to recognize and deal for all purposes hereunder with only the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

                  3.       Means of Cash Payment

         Cash payments under this Plan will be made, in the Disbursing Agent's sole discretion, by checks drawn on or wire transfer from a domestic bank selected by the Disbursing Agent. If so requested, in a writing received by the Disbursing Agent not later than five (5) Business Days after the Confirmation Date, Cash payments under the Plan of $1,000,000 or more shall be made by wire transfer. Distributions to foreign creditors may be made, at the Disbursing Agent's option, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  4. Delivery of Distributions; Undeliverable or Unclaimed Distributions

                           (a)      Delivery of Distributions in General

         The Disbursing Agent or the appropriate Indenture Trustee will make distributions to each holder of an Allowed Claim (a) at the address on any proof of Claim filed by the holder (or at the holder's last known address, if no proof of Claim is filed), (b) at the address in any written notice of address change delivered to the Reorganized Debtors or the Disbursing Agent,
(c) at the address reflected in the Schedules, if no proof of Claim has been filed and the Reorganized Debtors or the Disbursing Agent have not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture and is administered by an Indenture Trustee, at the address (i) in the Indenture Trustee's official records, or
(ii) set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with Section B of this Article V.

                           (b)      Undeliverable and Unclaimed Distributions

                                    (A)     Holding and Investment of
                                            Undeliverable and Unclaimed
                                            Distributions

         If any holder's distribution is returned as undeliverable, no further distributions to that holder will be made unless and until the Disbursing Agent or the Indenture Trustee receives notice of the holder's then-current address, at which time all outstanding distributions will be made to the holder. Undeliverable distributions made through the Disbursing Agent or the Indenture Trustee will be returned to the Disbursing Agent until such distributions are claimed. The Disbursing Agent will establish a segregated account to serve as the Unclaimed Distribution Reserve, and all undeliverable and unclaimed Cash distributions will be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed. On each Periodic Distribution Date, the Disbursing Agent will make all distributions that have become deliverable or have been claimed since the immediately preceding Periodic Distribution Date, together with any interest actually earned thereon.

                                    (B)     Failure to Claim Undeliverable
                                            Distributions

         Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before the second anniversary of the Effective Date will be deemed to have been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Reorganized Debtors, or their property. After the second anniversary of the Effective Date, the Disbursing Agent will withdraw any amounts remaining in the Unclaimed Distribution Reserve for distribution in accordance with this Plan.

                   5.      Calculation Of Distribution Amounts Of New
                           Common Stock

         No fractional shares of New SGPA Common Stock will be issued or distributed under the Plan or by the Reorganized Debtors or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New SGPA Common Stock will receive the total number of whole shares of New SGPA Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New SGPA Common Stock, the Disbursing Agent will allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fraction shall be canceled. If two or more Persons are entitle to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent will allocate the remaining whole shares to such holders by random lot such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                   6.      Distribution Date; Distributions Thresholds

         The Disbursing Agent will not make payments of fractions of dollars, but shall round all such fractions to the nearest whole dollar, with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

                   7.      Withholding and Reporting Requirements

         In connection with this Plan and all distributions hereunder, the Disbursing Agent will, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder will be subject to any of those requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.

                   8.      Setoffs

         The Disbursing Agent may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Claim's holder; but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have.

                   9.      No Distributions Pending Allowance

         Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

                  10.      Distribution After Allowance

         The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and distributions to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any property that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. All distributions made under this Article of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstand ing the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

         F.       Treatment of Executory Contracts and Unexpired Leases

                  1.       Assumed Contracts and Leases

         Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor will be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is listed on Exhibit C to the Plan. The Confirmation Order will constitute a order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                  2.       Payments Related to Assumption of Contracts and
                           Leases

         Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default will be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor (or any assignee) to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

                  3.       Bar to Rejection Damages

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim will be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

                  4.       Compensation and Benefit Programs

         Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article
VI. A of the Plan, but only to the extent that rights under such programs are held by a Debtor or Persons who are employees of a Debtor as of the Confirmation Date, and the Debtors' obligations under such programs to persons who are employees of a Debtor on the Confirmation Date shall survive confirmation of this Plan, except for (i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code will continue.

         The Pension Benefit Guaranty Corporation ("PBGC") is a United States government corporation created by the Employee Retirement Income Security Act of 1974 ("ERISA") to administer the pension plan termination insurance program established under Title IV of ERISA. PBGC guarantees the payment of certain pension benefits upon termination of a pension plan covered by Title IV. The Debtors are either the contributing sponsors or members of the controlled group of the contributing sponsors of four defined benefit pension plans: (1) National Crane Corporation Bargaining Unit Pension Plan, (2) National Crane Corporation Non-Bargaining Unit Pension Plan, (3) Pension Plan for Hourly Employees of Grove North America, and (4) Pension Plan for Salaried Employees of Grove North America (collectively, the "Pension Plans"). The Pension Plans are covered by Title IV of ERISA. PBGC has the statutory authority to initiate termination proceedings of pension plans under certain circumstances. The Reorganized Debtors intend to continue the Pension Plans. Accordingly, the Reorganized Debtors intend to contribute to the Pension Plans, during and after the pendency of their bankruptcies, the amounts required to be contributed under the minimum funding requirements set forth in 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082 for so long as such minimum funding requirements are required under the Pension Plans.

         PBGC expects to file contingent, unliquidated priority claims for the Pension Plans unfunded benefit liabilities under 29 U.S.C. ss. 1362(b). PBGC also expects to file contingent, unliquidated priority claims for unpaid contributions under 29 U.S.C. ss. 1362(c), with respect to, and on behalf of the Pension Plans. PBGC's claims are contingent upon termination of the Pension Plans. If the Pension Plans terminate, the PBGC contends that the Debtors and all members of the Debtors' controlled group would be jointly and severally liable to PBGC for unfunded obligations with respect to Pension Plans.

         The Plan provides that all valid claims to the Pension Plans, including PBGC's contingent claims, shall be unaffected by confirmation of the Plan and no valid claims relating to the Pension Plans shall be deemed to have been discharged or released in this proceeding. Thus, for example, in the event of termination of any of the Pension Plans subsequent to the Confirmation Date, the Debtors may incur liability to PBGC under 29 U.S.C. ss. 1362(b) and 29 U.S.C. ss. 1362(c) with respect to such terminations.

                  G. Conditions Precedent to the Plan's Confirmation and Consummation

                  1.       Conditions to Confirmation

         The Plan's Confirmation is subject to the satisfaction or due waiver of each of the following conditions precedent:

                           (a) The proposed Confirmation Order shall be in
form and substance reasonably satisfactory to the Debtors.

                  2.       Conditions to Effective Date

         Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

                           (a) The Bankruptcy Court shall have entered the
Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified.

                           (b) The Confirmation Order shall have become a
Final Order.

                           (c) The Debtors shall have entered into the New
Senior Secured Facility, in amount, form and substance acceptable to the Debtors, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

                           (d) The Debtors shall have executed and
delivered all documents necessary to effectuate the transactions set forth in Article IV Section B of the Plan.

                  3.       Waiver of Conditions

          The conditions set forth above can be waived, other than 1.a and 2.a, in whole or in part by the Debtors at any time without an order of the Bankruptcy Court. Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date's occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by a Debtor or Reorganized Debtor). The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

         H.       Modification; Withdrawal

         The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019. The Debtors may withdraw the Plan at any time before the Effective Date.

         I.       Retention of Jurisdiction

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest;

         2. Hear and determine all Professional Fee Claims and other Administrative Claims;

         3. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

         4. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         5. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         6. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

         7. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

         8. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         9. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         10. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         11. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

         12. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         13. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         14. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         15. Enter a final decree closing the Chapter 11 Cases.

         J.       Effects of Confirmation

                  1.       Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns, and all other parties-in-interest in these Chapter 11 Cases.

                  2.       Waiver Of Claims; Covenant Not To Sue

         The distributions provided for in this Plan are in full satisfaction and payment of all Claims against and Interests in the Estates. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan or the Confirmation Order, (i) all Persons who have held, hold, or may hold Claims against or Interests in the Debtors shall be deemed to have forever waived and covenanted with each of the Estates (the "Limited Releasees") and (ii) the Debtors shall be deemed to have forever waived and covenanted with each of the Estates and the officers and directors of each of the Debtors (collectively, the "Released Parties"), to waive and not to (a) sue, or otherwise seek any recovery from the Limited Releasees or the Released Parties (as applicable) or their property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken or occurring before the Effective Date arising out of the business or affairs of the Debtors or (b) assert against any of the Limited Releasees or the Released Parties (as applicable) or their property any Claim, obligation, right, cause of action or liability which any such holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or this Plan.

                  3.       Exculpation And Limitation Of Liability

         Neither the Debtors, the Creditors' Committee, the Bank Group, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estate(s), the Reorganized Debtors, the Creditors' Committee, the Bank Group, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

                  4.       Injunction

         Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estate(s), the Disbursing Agent, or any of their property on account of any such Claims or Interests:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

                  5. Termination Of Subordination Rights; Settlement Of Related Claims And Controver sies

                           (a) All Debt Securities Claims and all rights
and claims between or among their holders, relating in any manner whatsoever to claimed subordination rights, "make-whole" rights, rights to postpetition and default interest, or similar rights, if any (collectively, "Subordination-Related Rights"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of such Debt Securities Claims and such rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Debt Securities Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth and described in this Plan.

                           (b) Pursuant to Fed. R. Bankr. P. 9019 and in
consideration for the distributions and other benefits provided under, described in, contemplated by, and/or implemented by this Plan, the provisions of this Article III Section B shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable Subordination-Related Rights that any holder of a Claim, including, but not limited to, a holder of a Debt Securities Claim may have with respect to any such Claim, or any distribution to be made on account of any such Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, including, without limitation, the compromise and settlement embodied in the Plan's treatment of Debt Securities Claims as described in Article III Section C, and the Bankruptcy Court's finding that such compromises and settlements are fair, equitable, and reasonable, and in the best interests of the Debtors, their Estates, and all Claim holders, including affected holders of Debt Securities Claims.

                  6.       Discharge Of The Debtors

         All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee of retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or
(c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

         K.       Miscellaneous Provisions

                  1. Bar Date for Administrative, Professional Fee and Substantial Contribution Claims

         The Confirmation Order will establish the Administrative Claims Bar Date for filing proofs of Administra tive Claim, including Substantial Contribution Claims, Professional Fee Claims, and Claims based on the expenses of individual members of the Creditors' Committee. Administrative Claims not filed on or before the Administrative Claims Bar Date will be deemed waived and forever barred. The notice of Confirmation delivered under Fed. R. Bankr. P. 3020(c) and 2002(f) will include and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors shall have 45 days (or any longer period allowed by the Bankruptcy Court) after the Administrative Claims Bar Date to review and object to any Administrative Claim filed in accordance with this paragraph.

                  2.       Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Disbursing Agent has made all distributions contemplated by this Plan, the Reorganized Debtors have been dissolved, and the Bankruptcy Court has entered an order closing the Chapter 11 Cases.

                  3.       Committees

         On the Effective Date, the duties of the Creditors' Committee will terminate, except with respect to any appeal of an order in the Chapter 11 Cases and applications for allowance of Professional Fee Claims.

                  4.       Plan Supplement

         Any and all exhibits, lists, or schedules not filed with the Plan will be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court before the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors.

                  5.      Indemnification Obligations

         Except as otherwise specifically provided herein, any obligations or rights of any Debtor to indemnify its present and former directors, officers, or employees under its certificate of incorporation, by-laws, em ployee-indemnification policy, or under state law or any agreement with respect to any claim, demand, suit, cause of action, or proceeding, shall survive and be unaffected by this Plan's confirmation, and remain an obligation of the respective Reorganized Debtor, regardless of whether the right to indemnification arose before or after the Petition Date.

Item VI.   CERTAIN RISK FACTORS TO BE CONSIDERED

         Holders of Impaired Claims and Interest who are entitled to vote on the Plan should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

         A.       General Considerations

         The formulation of a reorganization plan is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against and Interests in the Debtors. Certain Claims may receive partial distributions pursuant to the Plan, and in some instances, no distributions at all. See "The Plan - Certain Matters Regarding Classification and Treatment of Claims and Interests." The recapitalization of Grove, SGPA, Grove U.S., Crane Acquisition, Crane Holding and National Crane realizes the going concern value of these Debtors for their creditors and equity security holders. Moreover, reorganization of the Debtors' business and operations under the proposed Plan also avoids the potentially adverse impact of a liquidation on the Debtors' employees, and many of its customers, trade vendors, suppliers of goods and services, and lessors.

         B.       Certain Bankruptcy Considerations

         If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to liquidations, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, there is a risk that there would be little, if any, value available for distribution to holders of Claims and Interests. See Exhibit C attached to this Disclosure Statement for a liquidation analysis.

         C.       Dividends

         Reorganized Grove SGPA does not anticipate that any dividends will be paid with respect to the shares of New SGPA Common Stock in the near term.

         D.       Access to Financing

         The Debtors believe that they have obtained debtor-in-possession financing sufficient to operate their business following the commencement of the Chapter 11 Cases. See "Plan Summary - DIP Facility" above. Finally, it is possible that despite the belief and intent of the Debtors, the commencement of the Chapter 11 Cases could materially adversely affect the relationships between the Debtors and their customers, employees, or suppliers. If such relationships were materially adversely affected, the Debtors' working capital position could materially deteriorate. This deterioration could create a need for further financing for working capital and could adversely affect the Debtors' ability to obtain confirmation of the Plan.

         E.       Competition

         The markets in which the Debtors compete are highly competitive. To compete successfully, the Debtors must remain competitive in areas of quality, value, product line, ease of use, safety, comfort and customer service. The Debtors face competition in both of its operating divisions from a number of manufacturers. Competition in each of the Debtors' markets generally is based on product design, overall product quality, maintenance costs and price.

         F.       Claims Estimations

         There can be no assurance that the estimated amount of Claims and Interests set forth herein are correct, and the actual allowed amounts of Claims and Interests may differ from the estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties material ize, or should underlying assumptions prove incorrect, the actual allowed amounts of Claims and Interests may vary from those estimated herein.

         G.       Environmental Matters

         The past and present business operations of the Reorganized Debtors and the past and present ownership and operation of real property by the Reorganized Debtors are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of certain materials into the environment, the handling and disposal of wastes (including solid and hazardous wastes) or otherwise relating to health, safety and protection of the environment. As such, the nature of the Debtors' operations and previous operations by others at real property currently or formerly owned or operated by the Debtors expose the Debtors to the risk of claims under such environmental laws and regulations, and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based on their experience to date, the Debtors do not expect such claims, or the costs of compliance with environmental laws and regulations, to have a material impact on their capital expenditures, earnings or competitive position. No assurance can be given, however, that the discovery of presently unknown environmental conditions, changes in environmental laws and regulations or their interpretation, or other unanticipated events will not give rise to expenditures or liabilities that may have such an effect.

         H.       Dependence on Key Personnel

         The success of Reorganized Grove's business is materially dependent upon the continued services of their key officers and employees. The loss of key personnel due to death, disability or termination of employment could have a material adverse effect on the results of operations or financial conditions, or both, of the Reorganized Debtors.

                  1.       Absence of Public Market; Restriction of
                           Transferability

         The shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants are securities for which there is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants. If a trading market does not develop or is not maintained, holders of the shares of the New SGPA Common Stock, the New SGPA Debentures, and the New SGPA Warrants may experience difficulty in reselling such securities or may be unable to sell them at all. If a market for the shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants develops, any such market may be discontinued at any time. The shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants are expected to be eligible for trading by qualified buyers in the PORTAL market. Reorganized SGPA may apply for listing of the shares of New SGPA Common Stock, New SGPA Debentures and New SGPA Warrants on any securities exchange or for quotation of the shares of New SGPA Common Stock through the National Association of Securities Dealers Automated Quotation System.

         The shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants are being offered in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the shares of the New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws; provided, however, that holders of the shares of New SGPA Common Stock, New SGPA Debentures, and New SGPA Warrants will have certain registration rights in accordance with the New SGPA Common Stock Registration Rights Agreement, the New SGPA Debentures Registration Rights Agreement, and the New SGPA Warrants Registration Rights Agreement, respectively.

         The liquidity of, and trading market for, the shares of New SGPA Common Stock, the New SGPA Debentures and the New SGPA Warrants also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospect for, Reorganized Grove and Reorganized SGPA.

Item VII.   CONFIRMATION OF THE PLAN

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11, including, among other things, that (a) the Plan properly classifies Claims and Interests (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all Classes of creditors (except to the extent that "cramdown" is available under section 1129(b) of the Bankruptcy Code), (g) the Plan is in the "best interests" of all holders of Claims or Interests in each Impaired Class,
(b) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date, and (i) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time before Confirmation in accordance with sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits.

         A.       Voting Requirements

         Under the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as that term is defined in section 1124 of the Bankruptcy
Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the Plan modifies the legal, equitable or contractual rights of holders of Claims or Interests in the Class (other than by curing defaults and reinstating debt). Under section 1126(f) of the Bankruptcy Code, Classes of Claims and Interests that are unimpaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan. Under section 1126(g) of the Bankruptcy Code, Classes of Claims and Interests whose holders will not receive or retain any property under the Plan are deemed to have rejected the Plan and are entitled to vote on the Plan. The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is Impaired or Unimpaired, in "Plan Summary - Summary of Distributions" above. Additional information regarding voting is contained in the instructions accompanying the Ballots.

         The Debtors are distributing this Disclosure Statement and an appropriate Ballot to all holders of Claims entitled to vote on the Plan. There are separate, color-coded Ballots for each Class of Claims or Interest to facilitate vote tabulation, but all Ballots are substantially similar in form and substance and the term "Ballot" is used without intended reference to the Ballot of any specific Class of Claims or Interest.

         Because holders of Class 9 Claims, Class 10 Claims, Class 14 Claims, Class 18 Claims, Class 19 Claims, Class 23 Claims, Class 27 Claims, Class 31 Claims, Class 32 Claims, Class 36 Claims, Class 39 Claims, Class 43 Claims, Class 44 Claims, Class 48 Claims, Class 49 Claims, Class 53 Claims, Class 54 Claims, and Class 8 Interests, Class 13 Interests, Class 17 Interests, Class 22 Interests, Class 26 Interests and Class 30 Interests are not entitled to receive or retain property under the Plan, Classes 9, 10, 14, 18, 19, 23, 27, 31, 32, 36, 39, 43, 44, 48, 49, 53, 54, 8 13, 17, 22, 26 and 30 are presumed to have rejected the Plan and, therefore, holders of Class 9 Claims, Class 10 Claims, Class 14 Claims, Class 18 Claims, Class 19 Claims, Class 23 Claims, Class 27 Claims, Class 31 Claims, Class 32 Claims, Class 36 Claims, Class 39 Claims, Class 43 Claims, Class 44 Claims, Class 48 Claims, Class 49 Claims, Class 53 Claims, Class 54 Claims, and Class 8 Interests, Class 13 Interests, Class 17 Interests, Class 22 Interests, Class 26 Interests and Class 30 Interests are not entitled to vote on the Plan.

         An Impaired Class of Claims or Interests will have accepted the Plan if (a) the holders (other than any holder designated under section 1126(3) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan and (b) the holders (other than any holder designated under section 1126(3) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan. The Procedures Order provides that any non-voting holder of a Claim that is a member of an Impaired Class entitled to vote on the Plan, but in which no votes are actually cast, will be deemed to have accepted the Plan for purposes of sections 1129(a)(8) and 1129(b) of the Bankruptcy Code.

         B.       Feasibility of the Plan

         In connection with confirmation of the Plan, section 1129(a)(11) requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called "feasibility" test. The Debtors and CIBC believe that the Reorganized Debtors should have sufficient cash flow to make the payments required under the Plan on the Effective Date and to repay and service debt obligations and to maintain operations on a going-forward basis. Accordingly, the Debtors and CIBC believe that the Plan complies with the standard of section 1129(a)(11) of the Bankruptcy Code.

         C.       Best Interests Test

         Even if the Plan is accepted by each class of holders of Claims and Interests, the Bankruptcy Code requires a bankruptcy court to determine find that the Plan is in the "best interests" of all holders of Claims or Interests that are impaired by the Plan and that have not accepted the Plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

         Once the bankruptcy court ascertains the recoveries in liquidation of the secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distribu tions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

         D.       Liquidation Analysis

                  To calculate the probable distribution to members of each impaired class of holders of claims or interests if a debtor were liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its chapter 11 case were converted to a chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a chapter 7 trustee.

         The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the chapter 11 case. Costs of a liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in the chapter 11 case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the debtors during the pendency of the bankruptcy case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured claims.

         As shown in the Liquidation Analysis annexed hereto as Exhibit C to this Disclosure Statement, the Debtors believe that each member of each Class of impaired Claims or Interests will receive at least as much, if not more, under the Plan as they would receive if the Debtors were liquidated in chapter 7 Cases. With respect to the holders of Class 8 Grove Equity Interests, Class 13 Grove Holdings Equity Interests, Class 17 SGPA Equity Interests, Class 22 Grove Capital Equity Interests, Class 26 Grove Holdings Capital Equity Interests and Class 30 Grove Investors Capital Equity Interests, the Debtors believe that each member of these Classes would receive nothing on account of their respective Interests in a chapter 7 liquidation. Because liquidation would not yield more for such interest holders, the Plan meets the requirements of section 1129(a)(7) as to the impaired Interests as well.

         E.       Valuation of Reorganized Debtors

         In conjunction with formulating the Plan, the Debtors determined that it was necessary to estimate a post- confirmation going concern value for the Reorganized Debtors. Accordingly, the Debtors directed CIBC to prepare such a valuation. The foregoing valuation was prepared solely by CIBC at the direction of the Debtors. Please be advised that, in contrast to the valuation contained herein, (i) the Bank Group and its advisors believe the reorganiza tion equity value of the Debtors was, as of March 31, 2001, and will be on the Confirmation Date, significantly lower, and (ii) the Creditors' Committee and its advisors believe the reorganization equity value of the Debtors was, as of March 31, 2001, and will be on the Confirmation Date, significantly higher. In connection therewith, (i) the Bank Group believes that the recovery to each of its members under the Plan will be less than the amount estimated by the Debtors herein, and (ii) the Creditors' Committee believes that the recovery to each member of the Bank Group under the Plan will be greater than the amount estimated by the Debtors herein.

                  1.       Valuation

         CIBC estimates the reorganization equity value of the Debtors to be approximately $75-89 million as of March 31, 2001. This reorganization equity value reflects, among other factors discussed below, current financial market conditions and the inherent uncertainty today as to the achievement of the projections set forth below (the "Projections").

         The foregoing valuations also reflect a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the forecasts reflected in the Projections, the performance targets established, the amount of available cash, market conditions, and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

         In preparing the estimated reorganization equity value, CIBC: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors and assisted in developing financial projections relating to their businesses and prospects; (c) met with certain members of senior management of the Debtors to discuss the Debtors' operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that CIBC deemed generally comparable to the operating businesses of the Debtors; (e) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that CIBC believes were comparable to the operating businesses of the Debtors; (f) considered certain economic and industry information relevant to the Debtors' operating businesses; (g) visited certain of the Debtors' facilities; and (h) reviewed certain analyses prepared by other firms retained by the Debtors and conducted such other analyses as CIBC deemed appropriate. Although CIBC conducted a review and analysis of the Debtors' businesses, operating assets and liabilities, and business plans, CIBC assumed and relied on the accuracy and completeness of all: (i) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (ii) publicly available information. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

         Estimates of reorganization equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were to be sold. The estimates of reorganization equity value prepared by CIBC assume that the Reorganized Debtor continues as the owner and operator of the businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the estimated reorganization equity value of the Reorganized Debtor through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Debtors, CIBC, nor any other person assumes responsibility for their accuracy. Depending on the results of the Debtors' operations or changes in the financial markets, CIBC's valuation analysis as of the Effective Date may differ from that disclosed herein.

         In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates; conditions in the financial markets; the anticipated initial securities holding of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Reorganization Cases or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by CIBC does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with CIBC's valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock.

         Furthermore, in the event that the actual distributions to Claim holders in these Reorganization Cases differ from those assumed by the Debtors in their recovery analysis, the actual recoveries realized by holders of Claims in the impaired Classes could be significantly higher or lower than estimated by the Debtors.

                  2.       Projected Financial Information

                           (a)      Introduction

As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management analyzed the ability of the Reorganized Debtor and the Reorganized Debtor Subsidiary Entities to meet their obligations under the Plan with sufficient liquidity and capital resources to conduct their businesses. In this regard, the Debtors' management developed the Debtors' Business Plan and prepared the Projections of the Debtors' operating profit, free cash flow and certain other items for the fiscal years 2001 through 2005 (the "Projection Period").

         The Projections have not been approved by, and are not the projections of, the Bank Group. The Bank Group has informed the Debtors that it believes the Projections are overly optimistic and should be recalculated.

         The Debtors' management intends to periodically review and revise the assumptions underlying the Business Plan. There can be no assurance that the refinements, if any, of the Business Plan resulting from management's review will not result in a material modification of the Projections.

         The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and the historical consolidated financial information (including the notes and schedules thereto) in this Disclosure Statement.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS AND STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS AND THE REORGANIZED DEBTOR DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS AFTER THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

                           (b)      Principal Assumptions

The Projections are based on, and assume the successful implementation of, the Debtors' Business Plan. Both the Business Plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Reorganized Debtor, general business and economic conditions and other matters, most of which are beyond the control of the Debtors. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of Reorganized Debtor to achieve the projected results of operations. See "Risk Factors" for a discussion of certain factors that may affect the future financial performance of the Debtors and the Reorganized Debtors and of various risks associated with the Plan.

         Although the Debtors believe that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the Plan, holders of Claims must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections.

         Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

                                    (i) Net Sales. The Projections assume
that net sales are approximately $653.3 million in fiscal 2001. Net sales for the fiscal years from 2002 through 2005 are expected to decrease approximately 3.7% in 2002, and subsequently increase 10.8% in 2003, 4.6% in 2004 and 0.3% in 2005.

                                    (ii) Cost of Sales. The Projections
assume that cost of sales as a percentage of net sales are 84.6% in fiscal 2001. Cost of sales for fiscal years 2002 through 2005 are expected to be 82.0% in fiscal 2002, 80.6% in fiscal 2003, 80.0% in fiscal 2004 and 79.9%
in fiscal 2005. The assumed amounts are based on the assumptions that the Business Plan, which reflects both gross margin improvements and expense control resulting from certain strategies in the Business Plan, will be effectively implemented.

                                    (iii) S,G&A Expense. The Projections
assume that selling, general and administrative expense (excluding depreciation and amortization) as a percentage of net sales for fiscal years 2002 through 2005 will decrease from 12.3% in fiscal 2000 to 9.6% by fiscal 2005. The assumed decrease is based on reductions in overhead at corporate headquarters, increased sales productivity, and other cost reduction efforts set forth in the Business Plan.

                                    (iv) Income Taxes. Projected income
taxes were calculated based on expected levels of pre-tax income, giving effect to differences between book depreciation and tax depreciation. A blended state and federal tax rate of 35.0% is assumed.

                                    (v) Capital Expenditures. Cash capital
expenditures are assumed to total $45.9 million during projected fiscal 2002 through fiscal 2005.

                                    (vi) Working Capital. Receivables,
payables and other working capital accounts are projected according to historical levels and seasonal changes.

                                    (vii) Post-Reorganization Debt. The
Projections assume that Reorganized Grove will have term debt of approximately $125.0 million, borrowings under an exit facility of approximately $14 million and borrowings under the Debtors' current German credit facility of approximately $20 million as of the Effective Date. In addition, it is assumed that Reorganized SGPA will issue approximately $45.0 million of new notes to be issued to holders of senior secured claims as of the Effective Date. In addition, it has been assumed that financing of certain customer accounts receivable will continue to be available post-emergence.

         The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtor will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially greater or lower than the values assumed in the foregoing computations and may be based on, among other things, a different methodology with respect to the valuation of the Reorganized Debtor's reorganization value. In any event, such valuation, as well as the determination of the fair value of the Reorganized Debtor's assets and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

                           (c)      Projections

         The projected consolidated financial statements of the reorganized Debtors set forth below have been prepared based on the assumption that the effective date of the Plan is September 30, 2001. Although the Debtors presently intend to seek to cause the effective date to occur as soon as practicable, there can be no assurance as to when the effective date actually will occur.

         The Reorganized Debtors' Projected Consolidated Balance Sheet as of September 30, 2001 (the "Effective Date Balance Sheet") set forth below presents: (a) the projected consolidated financial position of the Debtors prior to confirmation and the consummation of the transactions contemplated by the Plan; (b) the projected adjustments to such projected consolidated financial position required to reflect Confirmation and the consummation of the transactions contemplated by the Plan (collectively, the "Balance Sheet Adjustments"); and (c) the projected consolidated financial position of the Reorganized Debtor, after giving effect to the Balance Sheet Adjustments, as of September 30, 2001. The Balance Sheet Adjustments set forth in the columns captioned "Debt Discharge" and "Fresh Start and Other Adjustments" reflect the assumed effects of confirmation and the consummation of the transaction contemplated by the Plan, including the settlement of various liabilities and related securities issuances, payments and borrowings. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Effective Date Balance Sheet.

         The Reorganized Debtor and Subsidiaries Projected Consolidated Balance Sheet as of the end of fiscal years 2001 through 2005 set forth below present the projected consolidated financial position of the Reorganized Debtors, after giving effect to confirmation and the consummation of the transactions contemplated by the Plan, as of the effective date and the end of each fiscal year in the Projection Period.

         The Reorganized Debtor and Subsidiaries Projected Consolidated Statements of Operations and Projected Consolidated Statements of Cash Flows set forth below present the projected consolidated results of operations for the fiscal year ending September 30, 2001 and for each fiscal year included in the Projection Period.





                              The Debtors and Reorganized Gove Worldwide and Subsidiaries
                                         Projected Consolidated Balance Sheet

                                                    (Unaudited)
                                                  ($ in thousands)


                                                                            September 30,2001
                                                       -----------------------------------------------------------------
                                                                        Fresh Start and   Projected
                                                          Projected           Debt          Other
                                                       Pre-Confirmation    Discharge     Adjustments   Post-Confirmation
ASSETS                                                 ---------------- ---------------  -----------   -----------------
     Current assets:
         Cash and cash equivalents                       $       1,000  $            -  $          -   $      1,000
         Accounts receivable, net                              115,110               -             -        115,110
         Notes receivable                                       11,363               -             -         11,363
         Inventories                                           170,108               -        10,000 a      180,108
         Other current assets                                   14,931               -             -         14,931
                                                       ---------------- ---------------  ------------  -----------------
              Total current assets                             312,512               -        10,000        322,512

     Net property, plant & equipment                           144,790               -        15,000 b      159,790
     Goodwill                                                  196,658               -      (196,658)             -
Reorganization value in excess
     of amount allocable to
     identifiable assets                                             -               -         5,544 c        5,544
Other assets                                                    16,862               -             -         16,862
                                                       ---------------- ---------------  ------------  -----------------
         Total assets                                    $     670,822  $            -  $   (166,114)  $    504,708
                                                       ================ ===============  ============  =================
LIABILITIES AND EQUITY
     Current liabilities:
         Accounts payable                                $      43,512  $            -  $          -   $     43,512
         Payroll and related costs                              12,557               -             -         12,557
         Accrued expenses                                       39,812               -             -         39,812
         Other current liabilities                              37,018               -             -         37,018
                                                       ---------------- ---------------  ------------  -----------------
              Total current liabilities                        132,899               -             -        132,899

     DIP borrowings                                             10,991         (10,991)            -              -
     Exit facility                                                   -          10,991             -         10,991
     Revolving credit facility                                  48,025         (48,025)            -              -
     Term loan facility                                        175,000        (175,000)            -              -
     New Grove Notes                                                 -         125,000             -        125,000
     New SGPA Debentures                                             -          35,800             -         35,800
     German borrowings                                          20,000               -             -         20,000
     9 1/4% Sr. Subordinated Notes                             225,000        (225,000)            -              -
     Senior Discount Debentures                                 73,199         (73,199)            -              -
     Senior Debentures                                          72,755         (72,755)            -              -
     Other debt                                                    568               -             -            568
                                                       ---------------- ---------------  ------------  -----------------
         Total debt                                            625,538        (433,179)            -        192,359

     Other liabilities                                         108,950               -       (10,000)d       98,950
                                                       ---------------- ---------------  ------------  -----------------
         Total liabilities                                     867,387        (433,179)      (10,000)       424,208

     Stockholders equity:
         Common stock                                         (196,565)        433,179      (156,114)e       80,500
                                                       ---------------- ---------------  ------------  -----------------
         Total liabilities and equity                    $     670,822  $            -  $   (166,114)  $    504,708
                                                       ================ ===============  ============  =================




Notes to Reorganized Grove Worldwide Projected Consolidated Balance Sheet

The reorganization of Grove Worldwide will include the following "fresh start" accounting adjustments:

a. Finished goods and work in process are written up to fair market value in accordance with current selling prices.

b. Property and equipment are written up to fair market value based on an adjustment to costs determined in appraisals prepared in 1998 and 2000.

c. Goodwill is adjusted to the excess of enterprise value over the identifiable assets in accordance with appraisals prepared for management.

d. Pension and post-retirement obligations are adjusted to fair value based on the current interest rate and actuarial assumptions.

e. The predecessor equity and accumulated deficit is cancelled in accordance with fresh start accounting. Common stock is valued in accordance with enterprise value and is net of $1.5 million of notes receivable from management equity holders.



                                  The Debtors and Reorganized Grove Worldwide and Subsidiaries
                                         Projected Consolidated Statement of Operations

                                                          (Unaudited)
                                                       ($ in thousands)


                                                                       September 30,
                                        ---------------------------------------------------------------------------
                                             2001           2002          2003           2004            2005
                                        -------------- -------------- ------------- -------------- ----------------
Revenue                                 $      653,324 $      629,027 $     696,968 $      729,287 $        731,663
Cost of Goods Sold                             552,671        525,978       561,663        583,637          584,285
                                        -------------- -------------- ------------- -------------- ----------------
     Gross Margin                              100,653        103,049       135,305        145,650          147,378
Sales & Administrative Expense                 100,586         86,376        84,376         84,376           84,376
Other (Income)/Expense                          (6,629)             -             -              -                -
Restructuring Expenses                           4,200          2,000             -              -                -
Interest Expense                                51,100         21,257        18,173         18,300           16,759
                                        -------------- -------------- ------------- -------------- ----------------
Pre-Tax Income                                 (48,604)        (6,584)       32,756         42,974           46,243
Income Taxes                                     7,334          7,365        16,934         20,510           21,655
                                        -------------- -------------- ------------- -------------- ----------------
Net earnings (loss) before
     extraordinary item                        (55,938)       (13,949)       15,822         22,464           24,588
Extraordinary item - gain
     from discharge of debt                    343,979              -             -              -                -
                                        -------------- -------------- ------------- -------------- ----------------
Net income (loss)                       $      288,041 $      (13,949)$      15,822 $       22,464 $         24,588
                                        ============== ============== ============= ============== ================




                                    The Debtors and Reorganized Grove Worldwide and Subsidiaries
                                                  Projected Consolidated Balance Sheet

                                                             (Unaudited)
                                                           ($ in thousands)


                                                                       September 30,
                                        ---------------------------------------------------------------------------
                                             2001           2002          2003           2004            2005
                                        -------------- -------------- ------------- -------------- ----------------
ASSETS
     Current assets:
         Cash and cash equivalents      $        1,000 $        1,000 $       1,000 $        1,000 $          1,000
         Accounts receivable, net              115,110        112,597       122,933        127,849          128,211
         Notes receivable                       11,363         11,363        11,363         11,363           11,363
         Inventories                           180,108        158,339       177,001        184,808          186,306
         Other current assets                   14,931         14,931        14,931         14,931           14,931
                                        -------------- -------------- ------------- -------------- ----------------
              Total current assets             322,512        298,230       327,228        339,951          341,811

     Net property, plant & equipment           159,790        153,003       142,003        140,003          138,003
     Goodwill                                        -              -             -              -                -
     Reorganization value in excess
         of amounts allocable to
         identifiable assets                     5,544          4,904         4,264          3,624            2,984
     Other assets                               16,862         16,862        16,862         16,862           16,862
                                        -------------- -------------- ------------- -------------- ----------------
         Total assets                   $      504,708 $      472,999 $     490,357 $      500,440 $        499,660
                                        ============== ============== ============= ============== ================

LIABILITIES AND EQUITY
     Current liabilities:
         Accounts payable               $       43,512 $       60,048 $      68,673 $       71,915 $         72,410
         Payroll and related costs              12,557         12,557        12,557         12,557           12,557
         Accrued expenses                       39,812         39,812        39,812         39,812           39,812
         Other current liabilities              37,018         37,018        37,018         37,018           37,018
                                        -------------- -------------- ------------- -------------- ----------------
              Total current liabilities        132,899        149,435       158,060        161,302          161,797

     DIP borrowings                                  -              -             -              -                -
     Exit facility                              10,991              -             -              -                -
     Revolving credit facility                       -              -             -              -                -
     Term loan facility                              -              -             -              -                -
     New Grove Notes                           125,000         95,174        96,584         79,461           52,096
     New SGPA debentures                        35,800         42,862        44,362         45,862           47,362
     German borrowings                          20,000         20,000        20,000         20,000           20,000
     9 1/4% Sr. Subordinated Notes                   -              -             -              -                -
     Senior Discount Debentures                      -              -             -              -                -
     Senior Debentures                               -              -             -              -                -
     Other debt                                    568            568           568            568              568
                                        -------------- -------------- ------------- -------------- ----------------
         Total debt                            192,359        158,604       161,514        145,891          120,026

     Other liabilities                          98,950         98,409        88,409         88,409           88,409
                                        -------------- -------------- ------------- -------------- ----------------
         Total liabilities                     424,208        406,448       407,983        395,602          370,232

     Stockholders equity:
         Common stock                           80,500         66,551        82,374        104,838          129,428
                                        -------------- -------------- ------------- -------------- ----------------
         Total liabilities and equity   $      504,708 $      472,999 $     490,357 $      500,440 $        499,660
                                        ============== ============== ============= ============== ================





                                       The Debtors and Reorganized Grove Worldwide and Subsidiaries
                                                Projected Consolidated Statement of Cash Flows

                                                                 (Unaudited)
                                                                ($ in thousands)


                                                                       September 30,
                                        ---------------------------------------------------------------------------
                                             2001           2002          2003           2004            2005
                                        -------------- -------------- ------------- -------------- ----------------
OPERATING ACTIVITIES
Net income (loss)                       $      288,041   $    (13,948)  $    15,823   $     22,464   $       24,590
Gain on extinguishment of debt                (343,979)             -             -              -                -
Write-off of amounts assigned to
     inventory in excess of
     historical cost                                 -         10,000             -              -                -
Depreciation & amortization                     21,126         14,126        14,126         14,126           14,126
Net impact of equipment held for rent           (1,528)           (54)       (1,000)             -                -
Original issue discount amortization                 -          1,500         1,500          1,500            1,500
PIK preferred dividends & interest              14,737          5,562             -              -                -
Loss (gain) on sale of fixed assets                 13         (7,700)            -              -                -
Other                                           15,097              -             -              -                -
Changes in working capital                     (12,697)        30,817       (20,371)        (9,481)          (1,364)
                                        -------------- -------------- ------------- -------------- ----------------
Net cash provided (used) by
     operating activities                      (19,190)        40,303        10,078         28,609           38,852

INVESTING ACTIVITIES
Capital expenditures                            (9,038)       (11,486)      (11,486)       (11,486)         (11,486)
Disposal of fixed assets                             -         12,000             -              -                -
                                        -------------- -------------- ------------- -------------- ----------------
Net cash provided (used) by
     investing activities                       (9,038)           514       (11,486)       (11,486)         (11,486)

FINANCING ACTIVITIES
Net proceeds from short-term debt               (5,524)             -             -              -                -
Repayments of long-term debt                    27,015        (40,817)        1,408        (17,123)         (27,366)
Effect of foreign exchange on cash                 203              -             -              -                -
                                        -------------- -------------- ------------- -------------- ----------------
Net cash provided (used) by
     financing activities                       21,694        (40,817)        1,408        (17,123)         (27,366)

Net cash provided (used)                $       (6,534)  $          -   $         -   $          -   $            -
                                        ============== ============== ============= ============== ================



         The Reorganized Debtor's Projected Consolidated Balance Sheet as of September 30, 2001 (the "Effective Date Balance Sheet") set forth below presents: (a) the projected consolidated financial position of the Debtors prior to Confirmation and the consummation of the transactions contemplated by the Plan; (b) the projected adjustments to such Projected consolidated financial position required to reflect Confirmation and the consummation of the transactions contemplated by the Plan (collectively, the "Balance Sheet Adjustments"); and (c) the projected consolidated financial position of the Reorganized Debtor, after giving effect to the Balance Sheet Adjustments, as of September 30, 2001. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Effective Date Balance Sheet.

         The Reorganized Debtor and Subsidiaries Projected Consolidated Balance Sheet as of the end of fiscal years 2001 through 2005 set forth below present the projected consolidated financial position of the Reorganized Debtor, after giving effect to Confirmation and the consummation of the transactions contemplated by the Plan, as of the Effective Date and the end of each fiscal year in the Projection Period.

         The Reorganized Debtor and Subsidiaries Projected Consolidated Statements of Operations and Projected Consolidated Statements of Cash Flows set forth below present the projected consolidated results of operations for the fiscal year ending September 30, 2001 and for each fiscal year included in the Projection Period.

         F.       Confirmation Without Acceptance of All Impaired Classes -
                  "Cramdown"

         The Debtors may request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and they reserve the right to modify the Plan to the extent, if any, that confirmation in accordance with section 1129(b) of the Bankruptcy Code requires modification.

         Under section 1129(b) of the Bankruptcy Code, the Court may confirm a plan over the objection of a rejecting class, if, among other things, (a) at least one impaired Class of Claims has accepted the plan (not counting the votes of any "insiders" as defined in the Bankruptcy Code) and (b) if the plan "does not discriminated unfairly" against and is "fair and equitable" to each rejecting class.

         A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of secured claims that rejects the plan if, among other things, the plan provides
(a) (i) that the holders of claims in the rejecting class retain the liens securing those claims (whether the property subject to those liens is retained by the debtor or transferred to another entity) to the extent of the allowed amount of such claims and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (c) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

         A plan is fair and equitable as to a class of unsecured claims that rejects the plan, if, among other things, the plan provides that (a) each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of the claim; or (b) no holder of a claim or interest that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim or interest.

         A plan is fair and equitable as to a class of interests that rejects the plan if the plan provides, among other things that (a) each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that no holder of an interest that is junior to the interests of such class will receive or retain under the plan any property on account of such junior interest.

         As described above, holders of Class 9 Claims, Class 10 Claims, Class 14 Claims, Class 18 Claims, Class 19 Claims, Class 23 Claims, Class 27 Claims, Class 31 Claims, Class 32 Claims, Class 36 Claims, Class 39 Claims, Class 43 Claims, Class 44 Claims, Class 48 Claims, Class 49 Claims, Class 53 Claims, Class 54 Claims, and Class 8 Interests, Class 13 Interests, Class 17 Interests, Class 22 Interests, Class 26 Interests and Class 30 Interests will not receive or retain property under the Plan on account of their Claims or Interests. Accordingly, under section 1126(g) of the Bankruptcy Code, Classes 9, 10, 14, 18, 19, 23, 27, 31, 32, 36, 39, 43,
44, 48, 49, 53, 54, 8 13, 17, 22, 26 and 30 are presumed to have rejected the plan. The Debtors (a) intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 9, 10, 14, 18, 19, 23, 27, 31, 32, 36, 39, 43, 44,
48, 49, 53, 54, 8 13, 17, 22, 26 and 30 and (b) reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other Classes of Claims or Interests.

Item VIII.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims and Interests the potential for the greatest realization of the Debtors' assets and, therefore, is in the best interests of such holders.

         If the Plan is not confirmed, the theoretical alternatives include:
(a) continuation of the pending chapter 11 cases, (b) formulation of an alternative plan or plans of reorganization, or (c) liquidation of the Debtors under chapter 7 or 11 of the Bankruptcy Code.

         A.       Continuation of the Bankruptcy Cases

         If the Debtors remain in chapter 11, they could continue to operate their businesses and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted Chapter 11 cases. The Debtors could have difficulty sustaining the high costs and the erosion of market confidence which may be caused if the Debtors remain Chapter 11 debtors-in-possession.

         B.       Alternative Plan(s)

         If the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of assets.

         With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein enables holders of Claims and Interests to realize the greatest possible value under the circumstances, and, that as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

         C.       Liquidation Under Chapter 7 or Chapter 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

         The Debtors believe that in liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors' Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets.

         The Debtors could also be liquidated pursuant to the provisions of a chapter 11 plan of reorganization. In a liquidation under chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distribution could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims or Interests under a chapter 11 liquidation plan probably would be delayed substantially.

         Although preferable to a chapter 7 liquidation, the Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors than the Plan because the greater return the Debtors anticipate is provided by the Plan. THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTAN TIALLY GREATER BENEFITS TO CREDITORS AND EQUITY SECURITY HOLDERS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

         The Liquidation Analysis, prepared by the Debtors with their financial advisor, is premised upon a liquidation in a chapter 7 case and is annexed to this Disclosure Statement as Exhibit C. In the analysis, the Debtors have taken into account the nature, status, and underlying value of its assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

         Based on the Debtors' experience in the restructuring of business operations in the several years prior to the Petition Date and its experience in seeking investors and merger partners, the Debtors have not found a buyer ready, willing, and able to purchase the Debtors as a whole or even to purchase significant portions of the Debtors as an ongoing business. Therefore, the likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in liquidation are not likely to afford holders of Claims and Interests as great a realization potential as does the Plan.

Item IX.   CERTAIN TAX CONSIDERATIONS OF THE PLAN

         A summary description of certain income tax consequences of the Plan is provided below. The description of tax consequences below is for informational purposes only and, due to a lack of definitive judicial or administra tive authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal consequences of the Plan for the Debtors and for holders of Claims who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been sought or obtained with respect to the tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. The Debtors are not making any representations regarding the particular tax consequences of the confirmation and consummation of the Plan as to any Claim holder, and are not rendering any form of legal opinion as to such tax consequences.

         The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations promulgated thereunder, judicial decisions, and published administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences discussed below.

         The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal tax consequences of the Plan to special classes of taxpayers (such as foreign entities, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations). Furthermore, United States federal estate and gift tax issues are not addressed herein. The following discussion assumes that Claim holders hold their Claims as capital assets for United States federal income tax purposes.

         Each holder of a Claim is strongly urged to consult its tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

         A.       Restructuring Transaction Steps

         Under the Plan, the following transactions will occur on the Effective Date in the following order:

                  1. A new company ("New Grandparent Company") will be incorporated.

                  2.       New Grandparent Company will cause a
                           wholly-owned subsidiary ("New Parent Company") to be incorporated.

                  3. New Parent Company will in turn cause a wholly-owned subsidiary ("New Operating Company") to be incorporated.

                  4. SGPA will merge with and into New Operating Company, with New Operating Company surviving.

                  5.       Pursuant to the merger agreement:

                           (a) the holders of the Bank Group Secured Claims
will receive stock of New Grandparent Company, promissory notes of New Operating Company, and debentures of New Grandparent Company (such stock and debt, the "Bank Group Consideration") in exchange for their Bank Group Secured Claims;

                           (b) the holders of 9 1/4% Senior Subordinated
Note Claims will receive stock of New Grandparent Company and warrants to purchase additional New Grandparent Company stock (the "Senior Subordinated Note Consideration," and with the Bank Group Consideration, the "Merger Consideration") in exchange for their 9 1/4% Senior Subordinated Note Claims;

                           (c) holders of all Allowed Claims other than the
9 1/4% Senior Subordinated Note Claims ("Other Allowed Claims") will receive such cash, and/or debt of New Operating Company, to which such holders are entitled under the Plan (such cash and/or debt, the "Additional Consideration"), in satisfaction of such Allowed Claims; and

                           (d) all old equity claims and those debt claims
not receiving value in the restructur ing will be extinguished.

         B.       Income Tax Consequences to the Debtors

                  1.       Restructuring Transactions

                           (a)      Deemed Sale and Transfer of Grove
                                    Assets by SGPA

         The merger of SGPA into New Operating Company has been structured as a taxable transaction (a "Taxable Transfer"), with the result that New Operating Company will obtain a fair market value tax basis in the Grove Assets. It is intended that the Taxable Transfer will be treated, for federal income tax purposes, as if SGPA had transferred the Grove Assets to New Operating Company in exchange for the Merger Consideration and the Additional Consideration, and SGPA immediately thereafter liquidated, distributing the Bank Group Consideration to the holders of the Bank Group Secured Claims in satisfaction of such Claims, distributing the Senior Subordinated Note Consideration to the holders of the 9 1/4% Senior Subordinated Note Claims in satisfaction of such Claims, and distributing the Additional Consideration to holders of the Other Allowed Claims in satisfaction of such Claims.

         Assuming a Taxable Transfer, SGPA will recognize gain or loss upon the deemed transfer to New Operating Company in an amount equal to the difference between the fair market value of the Grove Assets and its tax basis in such Grove Assets. Because SGPA's tax basis in the Grove Assets substantially exceeds the estimated fair market value of the Grove Assets, the Debtors believe that no significant federal, state or local tax liability, if any, should be incurred upon the transfer. However, the Debtors' determination of gain or loss and resulting tax liability may be subject to adjustment on audit by the IRS.

         Although structured as a Taxable Transfer, there is no assurance that the transactions will be so treated by the IRS. For example, if the transfer of the assets to New Operating Company were deemed to constitute a tax-free reorganization under Section 368(a)(1)(G) of the IRC, (a "G reorganization"), no gain or loss generally would be recognized by SGPA. Rather, New Operating Company would succeed to certain tax attributes of SGPA, including its tax basis in the Grove Assets, but New Operating Company would likely first be required to take into account the reduction in such tax attributes and tax basis on account of the substantial discharge of debt pursuant to the Plan, as discussed more fully below. Thus, New Operating Company would have no NOL carryforwards and would have a tax basis in the Grove Assets significantly below the fair market value of such assets, with the result that future tax depreciation and amortization with respect to the Debtors' real and personal property would be reduced.

         To qualify as a G reorganization, among other requirements, a transaction must satisfy certain "continuity of interest" requirements. Although certain reorganization provisions allow the use of parent stock to acquire assets or stock in a so-called triangular merger, under established case law, such requirements are not met where an acquiring corporation uses stock of a grandparent entity. Therefore, in order to find that the transaction qualified as a G reorganization, the IRS would need to successfully recharacterize the transaction. For example, the IRS might attempt to recharacterize the transaction as a forward triangular merger of SGPA into New Operating Company while New Operating Company is a direct subsidiary of New Grandparent Company, followed by the drop-down of New Operating Company stock by New Grandparent Company. The IRS might similarly attempt to recharacterize the transaction as tax-free under some other provision of the IRC; for example, the IRS might argue that the transaction constitutes a tax-free incorporation of New Grandparent Company. The Debtors believe that the form of the transaction should be respected, and that any attempt to recharacterize the transaction as having a different form which would qualify as a G reorganization or otherwise as a tax-free transaction should fail.

                           (b)      New Operating Company Tax Attributes

         As discussed above, assuming a Taxable Transfer, New Operating Company will obtain an aggregate tax basis in the Grove Assets equal to their fair market value as of the Effective Date and will not succeed to any tax attributes of SGPA. As a newly-formed corporation, New Operating Company will have no NOLs or NOL carryforwards, and no accumulated earnings and profits as of the Effective Date. The Taxable Transfer will not result in the recognition of any income, gain or loss to New Operating Company.

                  2.       Cancellation of Indebtedness

                           (a)      General

         Under general United States federal income tax principles, the Debtors will realize cancellation of debt ("COD") income to the extent that its obligation to a Claim holder is discharged pursuant to the Plan for an amount less than the adjusted issue price (in most cases, the amount the Debtors received upon incurring the obligation, with certain adjustments) of such holder's Claim. For this purpose, the amount paid to a Claim holder in discharge of its Claim generally will equal the amount of Cash and the fair market value on the Effective Date of any other property paid to such Claim holder.

         Because the Debtors each will be debtors in a bankruptcy case at the time they realize COD income, they will not be required to include such COD income in their gross income, but rather will be required to reduce certain of their respective tax attributes by the amounts of COD income so excluded. Under the general rules of IRC section 108, the required attribute reduction will be applied to reduce the NOLs and NOL carryforwards, certain tax credits and carryovers, and the tax basis of the Debtors' assets.

                           (b)      SGPA

         Because SGPA will liquidate pursuant to the Bankruptcy Plan, any reduction by SGPA of its tax attributes is irrelevant. Furthermore, at the time of such liquidation, SGPA will no longer hold the Grove Assets, having transferred them to New Operating Company in exchange for the Merger Consideration and the Additional Consideration.

                           (c)      New Operating Company -- Reorganization
                                    Treatment

         If the transfer of assets to New Operating Company were successfully recharacterized by the IRS as a G or other tax-free reorganization, then New Operating Company would take a carryover basis in the Grove Assets, and succeed to the tax attributes of SGPA. In such event, the IRS would be expected to argue that the COD income realized on the discharge of debt claims against the Debtors is for the account of New Operating Company as the successor to SGPA. Therefore, New Operating Company would be required to reduce its tax attributes by an amount equal to such COD income. As a result of such a reduction, New Operating Company would have a basis in the Grove Assets significantly below the fair market value of such assets.

         C.       United States Federal Income Tax Consequences to Claim
                  Holders

         The tax treatment of holders of Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things,
(1) whether the Taxable Transfer will be recharacterized as a G reorganization or other tax-free transaction by the IRS; (2) whether the Claim constitutes a "security" for federal income tax purposes; (3) the manner in which a holder acquired a Claim; (4) the length of time the Claim has been held; (5) whether the Claim was acquired at a discount; (6) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (7) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (8) the method of tax accounting of the holder; and (9) whether the Claim is an installment obligation for United States federal income tax purposes. Therefore, holders of Claims should consult their tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

                  1.       Holders of Bank Group Secured Claims

         The Debtors believe and intend to take the position that none of the Bank Group Secured Claims will be classified as securities for federal income tax purposes. Thus, whether or not the Taxable Transfer is recharacterized, a holder of Bank Group Secured Claims will be required to recognize gain or loss for federal income tax purposes equal to the difference between its adjusted tax basis in its Bank Group Secured Claims, if any, and the sum of (i) the fair market value of its pro rata share of the New Grandparent Company Stock, and (ii) the adjusted issue price of its pro rata share of the New Grandparent Company debt and the New Operating Company debt. Such holder will take a basis in its New Grandparent Company Stock and each of the other assets equal to the amount so taken into account as the amount realized. Holders will have a holding period for each of the above-described assets determined by reference to the date of the above-described exchange.

                  2.       Holders of 9 1/4% Senior Subordinated Note Claims

                           (a)      General

         If the merger is respected as a Taxable Transfer, then a holder of 9 1/4% Senior Subordinated Note Claims will be required to recognize gain or loss for federal income tax purposes equal to the difference between its adjusted tax basis in its 9 1/4% Senior Subordinated Note Claims and the fair market value of its pro rata share of (i) the New Grandparent Company Stock and (ii) the warrants to purchase additional New Grandparent Company Stock. The Holder will take a basis in the New Grandparent Company Stock and in the warrants to purchase additional New Grandparent Company stock equal to their respective fair market values. Holders will have a holding period for each of the above-described assets determined by reference to the date of the above-described exchange.

         It is likely that the 9 1/4% Senior Subordinated Note Claims will be classified as securities for United States federal income tax purposes. Therefore, if the transfer of assets to New Operating Company were successfully recharacterized by the IRS as a G or other tax-free reorganization, then the above exchange of the 9 1/4% Senior Subordinated Note Claims would be an exchange pursuant to a plan of reorganization, and holders of the 9 1/4% Senior Subordinated Note Claims would not recognize any gain or loss on the exchange of such Claims for the New Grandparent Company stock and warrants. In such event, such a holder would take a basis in the New Grandparent Company Stock and warrants equal to its basis in its 9 1/4% Senior Subordinated Note Claims.

                           (b)      Market Discount

         The market discount provisions of the IRC may apply to holders of certain Claims. The market discount provisions are discussed under Article IX.C.3., below.

                  3.       Holders of Other Allowed Claims

         The exchange of Other Allowed Claims for cash and/or a debt obligation of New Operating Company will be a taxable exchange for federal income tax purposes.

         The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation (other than a debt obligation with a fixed maturity of one year or less) that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its revised issue price) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisi tion. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a Claim holder with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the Claim holder's period of ownership, unless the Claim holder elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

                  4.       Information Reporting and Backup Withholding

         Certain payments, including the payments with respect to Claims pursuant to the Plan, are generally subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC's backup withholding rules, a holder of a Claim may be subject to backup withholding at a rate of 31% with respect to distributions or payments made pursuant to the Plan, unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identifica tion number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

         Holders of Claims that are Non-United States Persons and that receive payments or distributions under the Plan through a United States office of the relevant Debtor will not be subject to backup withholding, provided that the holders furnish certification of their status as Non-United States Persons (and furnish any other required certifications), or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

         Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

         D.       Importance of Obtaining Professional Tax Assistance

         THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

Item X.   VOTING REQUIREMENTS

         On June 25, 2001, the Bankruptcy Court signed an order (the "Disclosure Statement Order") approving the Disclosure Statement, setting voting procedures, and approving the form of notice of the confirmation hearing and certain related matters (the "Confirmation Hearing Notice"). A copy of the Confirmation Notice Hearing is enclosed with this Disclosure Statement. It sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Confirmation Hearing Notice and the instructions attached to the Ballot, if any, accompa nying this Disclosure Statement should be read in conjunction with this section of the Disclosure Statement.

         A.       Special Note for Holders of Debt Securities

         The Record Date for determining which holders of Debt Securities are entitled to vote on the Plan is June 14, 2001. The indenture trustees, agents or servicers, as the case may be, for the Debt Securities will not vote on behalf of the holders of Debt Securities. Holders must submit their own Ballots.

                  1.       Beneficial Owners

                           (a) A beneficial owner holding Debt Securities
as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, postage paid envelope.

                           (b) A beneficial owner holding Debt Securities
in "street name" through a brokerage firm, bank, trust company, or other nominee (a "Nominee") should vote on the Plan by one of the following two methods (as selected by such beneficial owner's Nominee):

                                    (A)     If your ballot was not provided
                                            by your Nominee

Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Voting Agent by the Voting Deadline. If no self-addressed, postage paid envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

                                    (B)     If your ballot was
                                            pre-validated by your Nominee.

         Complete and sign the pre-validated Ballot (as described below) provided to you by your Nominee. Return the pre-validated Ballot to the Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

         Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent by the Voting Deadline, a master ballot (the "Master Ballot") that reflects the vote of such beneficial owner.

         Any beneficial owner who owns Debt Securities through more than one Nominee may receive multiple mailings containing the Ballots. Each such beneficial owner should execute a separate Ballot for each block of Debt Securities that it holds through each separate Nominee and return each Ballot to the respective Nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Debt Securities within a single class must indicate on each Ballot the names of ALL such other Nominees and the additional amounts of such Debt Securities so held and voted. Any beneficial owner who holds some Debt Securities through a Nominee and other Debt Securities as a record holder should follow the procedures described in subparagraph (1) (a) above to vote the Debt Securities held of record and the procedures described in subparagraph (1) (b) above to vote the Debt Securities held through a Nominee.

         If you have questions regarding the foregoing, please contact the Voting Agent immediately.

                  2.       Brokerage Firms, Banks and Other Nominees

         Any entity (other than a beneficial owner) that is the registered holder of Debt Securities may vote on behalf of the Debt Securities' beneficial owners, by (i) immediately distributing a copy of the Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds Debt Securities, (ii) collecting completed Ballots from its beneficial owners, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots so collected, and (iv) transmitting the Master Ballot to the Voting Agent on or before the Voting Deadline. Such entity may also pre-validate a ballot by completing all information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot (along with the Disclosure Statement and other accompanying materials) to the beneficial owner for voting. A proxy intermediary, acting on behalf of a brokerage firm or bank, may follow the procedures outlined in the preceding sentence to vote on behalf of such party.

         B.       Fiduciaries And Other Representatives

         If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, at the Debtors' request, must submit proper evidence satisfactory to the Debtors of its authority to so act. Authorized signatories should submit the separate Ballot for each beneficial owner for whom they are voting.

         UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY RECEIVED BY THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO EXTEND THE VOTING DEADLINE.

         C.       Entitlement to Vote

         Under the Bankruptcy Code, only Claims and Interests in Classes that are "impaired" (as that term is defined in section 1124 of the Bankruptcy
Code) are entitled to vote to accept or reject the Plan. A class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and constructive rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default. Under section 1126(f) of the Bankruptcy Code, holders of Claims and Interests in unimpaired classes are conclusively presumed to have accepted the Plan and are not entitled to vote. Under 1126(g) of the Bankruptcy Code, holders of Claims and Interests who will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote.

         Under the Plan, the following classes are impaired and entitled to vote: Class 4 - Bank Group Secured Claims (Grove) and Class 5 - 9 1/4% Senior Subordinated Note Claims (Grove).

         The following Classes are unimpaired, are deemed to accept the Plan and are not entitled to vote: Class 1 - Other Priority Claims (All Debtors), Class 2 - Intercompany Claims (All Debtors), Class 3 - Other Secured Claims (All Debtors), Class 6 - Critical Trade Vendor Claims (Grove), Class 7 - General Unsecured Claims (Grove), Class 11 - Critical Trade Vendor Claims (Grove Holdings), Class 12 - General Unsecured Claims (Grove Investors), Class 15 - Critical Trade Vendor Claims (SGPA), Class 16 - General Unsecured Claims (Grove Holdings), Class 20 - Critical Trade Vendor Claims (Grove Capital), Class 21 - General Unsecured Claims, Class 24 - Critical Trade Vendor Claims (Grove Holdings Capital), Class 25 - General Unsecured Claims (Grove Holdings Capital), Class 28 - Critical Trade Vendor Claims (Grove Investors Capital), Class 29 - General Unsecured Claims (Grove Investors Capital), Class 33 - Critical Trade Vendor Claims (Grove Finance), Class 34 -General Unsecured Claims (Grove Finance), Class 37 - HSBC Claim (Grove U.S.), Class 38 - Citicorp claim (Grove U.S.), Class 40 - Critical Trade Vendor Claims (Grove U.S.), Class 41 - General Unsecured Claims (Grove U.S.), Class 45 - Critical Trade Vendor Claims (Crane Acquisition), Class 46 - General Unsecured Claims (Crane Acquisition), Class 50 - Critical Trade Vendor Claims (Crane Holding), Class 51 - General Unsecured Claims (Crane Holding), Class 55 -Critical Trade Vendor Claims (National Crane), Class 56 - General Unsecured Claims (National Crane), Class 35 - Grove Finance Equity Interests, Class 42 - Grove U.S Equity Interests, Class 47 - Crane Acquisition Equity Interests, Class 52 - Crane Holding Equity Interests and Class 57 - National Crane Equity Interests.

         The following Classes will not receive or retain any property under the Plan, are deemed to reject the Plan and are not entitled to vote: Class 9
- Operating Facility Guaranty Claim (Grove Holdings), Class 10 - 11 5/8% Senior Discount Debenture Claims (Grove Holdings), Class 14 -14 1/2% Senior Debenture Claims (SGPA), Class 18 - Bank Group Unsecured Claims (Grove Capital), Class 19 - 9 1/4% Senior Subordinated Note Claims (Grove Capital), Class 23 - 11 5/8% Senior Discount Debenture Claims (Grove Holdings), Class 27 -14 1/2% Senior Debenture Claims (Grove Investors Capital), Class 31 - Operating Facility Guaranty Claim (Grove Finance), Class
32 - 9 1/4% Senior Subordinated Note Guaranty Claim (Grove Finance), Class 36
- Operating Facility Guaranty Claim (Grove U.S.), Class 39 - 9 1/4% Senior Subordinated Note Guaranty Claim (Grove U.S.), Class 43 - Operating Facility Guaranty Claim (Crane Acquisition), Class 44 - 9 1/4% Senior Subordinated Note Guaranty Claim (Crane Acquisition), Class 48 - Operating Facility Guaranty Claim (Crane Holding), Class 49 - 9 1/4% Senior Subordinated Note Guaranty Claim (Crane Holding), Class 53 - Operating Facility Guaranty Claim (National Crane), and Class 54 - 9 1/4% Senior Subordinated Note Guaranty Claim (National Crane), Class 8 - Grove Equity Interests, Class 13 - Grove Holdings Equity Interests, Class 17 - SGPA Equity Interests, Class 22 - Grove Capital Equity Interests, Class 26 - Grove Holdings Capital Equity Interests and Class 30 - Grove Investors Capital Equity Interests.

         A vote may be disregarded if the Bankruptcy Court determines under section 1126 of the Bankruptcy Code that it was not solicited or procured in good faith or in accordance with the Bankruptcy Code's provisions.

         PLEASE SEE THE ATTACHED DISCLOSURE STATEMENT ORDER FOR OTHER PROVI SIONS CONCERNING SOLICITATION AND VOTING.

         D.       Further Information; Additional Copies

         If you have any questions or require further information about the voting procedures for voting your Claim or Interest, or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any Exhibits to such documents (at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d)), please contact the Voting Agent.

Item XI.   RECOMMENDATION AND CONCLUSION

         THE DEBTORS BELIEVE THAT THE PLAN'S CONFIRMATION IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, AND THEIR CREDITORS. THE CREDITORS' COMMITTEE DOES NOT SUPPORT THE PLAN IN ITS PRESENT FORM AND RECOMMENDS THAT IT BE REJECTED. The Plan provides for an equitable and early distribution to creditors. The Debtors believe that any alternative to the Plan's confirmation, such as liquidation under chapter 7 or attempts by another party to file a plan, could result in significant delays, litigation and costs, and may reduce the distributions ultimately available to the creditors. FOR THESE REASONS, THE DEBTORS URGE ALL HOLDERS OF IMPAIRED CLAIMS AND INTERESTS TO VOTE TO ACCEPT THE PLAN AND TO EVIDENCE THEIR ACCEPTANCE BY DULY COMPLETING AND RETURNING THEIR BALLOTS SO THAT THEY WILL BE RECEIVED BY THE VOTING AGENT ON OR BEFORE 4:00 P.M., EASTERN TIME, ON JULY 31, 2001.

Dated:    Harrisburg, Pennsylvania
          June 25, 2001



                                   SGPA, INC.


                                   By:    /s/  Stephen L. Cripe
                                           ------------------------
                                           Name:    Stephen L. Cripe
                                           Title:   Vice President and Chief
                                                    Financial Officer

                                  GROVE WORLDWIDE LLC


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Senior Vice President and Chief
                                           Financial Officer


                                  GROVE HOLDINGS  LLC


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  GROVE HOLDINGS CAPITAL, INC.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  GROVE INVESTORS CAPITAL, INC.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  GROVE FINANCE  LLC


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  GROVE CAPITAL, INC.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer

                                  CRANE ACQUISITION CORP.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  CRANE HOLDING, INC.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:   Stephen L. Cripe
                                  Title:  Vice President and Chief Financial
                                          Officer


                                  NATIONAL CRANE CORP.


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Vice President and Chief Financial
                                           Officer


                                  GROVE U.S.  LLC


                                  By:    /s/  Stephen L. Cripe
                                      -----------------------------------------
                                  Name:    Stephen L. Cripe
                                  Title:   Senior Vice President and Chief
                                           Financial Officer


                                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                  Attorneys for SGPA, Inc.
                                  Debtors-in-Possession


                                  By:  /s/ Jay M. Goffman
                                     ------------------------------------------
                                           Jay M. Goffman

                                  Carlene J. Gatting
                                  Alan J. Carr
                                  Four Times Square
                                  New York, NY  10036-6552

                                           -and-

                                  REED SMITH LLP
                                  Paul M. Singer
                                  Dino A. Ross
                                  213 Market Street, 9th Fl.
                                  Harrisburg, PA  17101



-------------------------------------------------------------------------------


                                  THE PLAN




                                 EXHIBIT A


                   IN THE UNITED STATES BANKRUPTCY COURT

                  FOR THE MIDDLE DISTRICT OF PENNSYLVANIA

---------------------------------------------x
In re                                        :
                                             :   Chapter 11
SGPA, INC. , et al.,                         :   Case No. 01-01-02609
                                             :   (Jointly Administered)
                            Debtors.         :
1565 BUCHANAN TRAIL EAST                     :
SHADY GROVE, PENNSYLVANIA 17256              :
Tax ID No. 23-2955766                        :
---------------------------------------------x




 AMENDED JOINT PLAN OF REORGANIZATION OF SGPA, INC. AND CERTAIN AFFILIATES






                                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                      Jay M. Goffman
                                      Carlene J. Gatting
                                      Alan J. Carr
                                      4 Times Square
                                      New York, NY  10036-6552
                                      (212) 735-3000

                                      -and-

                                      REED SMITH LLP
                                      Paul Singer
                                      Dino A.  Ross
                                      213 Market Street, 9th Fl.
                                      Harrisburg, PA 17101

                                      Attorneys for SGPA, Inc., et al.


Dated: Harrisburg, Pennsylvania
       June 25, 2001



                                                    TABLE OF CONTENTS

                                                                                                                     Page

INTRODUCTION.........................................................................................................PLAN-1

ARTICLE I  DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME.............................................PLAN-1
A.       Scope of Definitions; Rules of Construction.................................................................PLAN-1
B.       Definitions.................................................................................................PLAN-1
C.       Rules of Interpretation.....................................................................................PLAN-8
D.       Computation of Time.........................................................................................PLAN-9

ARTICLE II  TREATMENT OF UNCLASSIFIED CLAIMS.........................................................................PLAN-9
A.       DIP Facility Claims.........................................................................................PLAN-9
B.       Administrative Claims.......................................................................................PLAN-9
C.       Professional Fee Claims.....................................................................................PLAN-9
D.       Priority Tax Claims........................................................................................PLAN-10

ARTICLE III  CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...................................................PLAN-10
A.       Introduction...............................................................................................PLAN-10
B.       Summary of Classes.........................................................................................PLAN-10
C.       Allowed Claims.............................................................................................PLAN-22
D.       Full Satisfaction..........................................................................................PLAN-22
E.       Postpetition Interest......................................................................................PLAN-22
F.       Alternative Treatment......................................................................................PLAN-22

ARTICLE IV  MEANS FOR IMPLEMENTATION OF THE PLAN....................................................................PLAN-23
A.       Continued Corporate Existence..............................................................................PLAN-23
B.       Corporate Action...........................................................................................PLAN-23
C.       Restructuring Transactions.................................................................................PLAN-25
D.       Management Compensation, Distributions and Option Plan.....................................................PLAN-25
E.       Directors and Officers.....................................................................................PLAN-25
F.       Revesting of Assets........................................................................................PLAN-25
G.       Preservation of Rights of Action...........................................................................PLAN-26
H.       Exemption from Certain Transfer Taxes......................................................................PLAN-26
I.       Exclusivity Period.........................................................................................PLAN-26
J.       Effectuating Documents; Further Transactions...............................................................PLAN-26

ARTICLE V  PROVISIONS GOVERNING DISTRIBUTIONS.......................................................................PLAN-26
A.       Disbursing Agent...........................................................................................PLAN-26
B.       Distributions to Holders of Debt Securities Claims.........................................................PLAN-27
C.       Means of Cash Payment......................................................................................PLAN-27
D.       Delivery of Distributions; Undeliverable or Unclaimed Distributions........................................PLAN-28
E.       Calculation Of Distribution Amounts Of New Common Stock....................................................PLAN-28
F.       Distribution Date; Distributions Thresholds................................................................PLAN-29
G.       Withholding and Reporting Requirements.....................................................................PLAN-29
H.       Setoffs....................................................................................................PLAN-29
I.       No Distributions Pending Allowance.........................................................................PLAN-29
J.       Distribution After Allowance...............................................................................PLAN-29

ARTICLE VI  TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES................................................................................................PLAN-30
A.       Assumed Contracts and Leases...............................................................................PLAN-30
B.       Payments Related to Assumption of Contracts and Leases.....................................................PLAN-30
C.       Bar to Rejection Damages...................................................................................PLAN-30
D.       Compensation and Benefit Programs..........................................................................PLAN-30

ARTICLE VII  ACCEPTANCE OR REJECTION OF THE PLAN....................................................................PLAN-31
A.       Classes Entitled To Vote...................................................................................PLAN-31
B.       Acceptance by Impaired Classes.............................................................................PLAN-31
C.       Elimination of Classes.....................................................................................PLAN-31
D.       Cramdown...................................................................................................PLAN-31

ARTICLE VIII  CONDITIONS PRECEDENT TO THE PLAN'S
CONFIRMATION AND EFFECTIVE DATE.....................................................................................PLAN-31
A.       Conditions to Confirmation.................................................................................PLAN-31
B.       Conditions to Effective Date...............................................................................PLAN-32
C.       Waiver of Conditions.......................................................................................PLAN-32

ARTICLE IX  MODIFICATION; WITHDRAWAL................................................................................PLAN-32

ARTICLE X  RETENTION OF JURISDICTION................................................................................PLAN-32

ARTICLE XI  EFFECTS OF CONFIRMATION.................................................................................PLAN-33
A.       Binding Effect.............................................................................................PLAN-33
B.       Waiver Of Claims; Covenant Not To Sue .....................................................................PLAN-33
C.       Exculpation And Limitation Of Liability....................................................................PLAN-34
D.       Injunction.................................................................................................PLAN-34
E.       Termination Of Subordination Rights; Settlement Of Related Claims And Controversies........................PLAN-34
F.       Discharge Of The Debtors...................................................................................PLAN-35

ARTICLE XII  MISCELLANEOUS PROVISIONS...............................................................................PLAN-35
A.       Bar Date for Administrative, Professional Fee and Substantial Contribution Claims..........................PLAN-35
B.       Payment of Statutory Fees..................................................................................PLAN-36
C.       Severability of Plan Provisions............................................................................PLAN-36
D.       Successors and Assigns.....................................................................................PLAN-36
E.       Term of Injunctions or Stays...............................................................................PLAN-36
F.       Committees.................................................................................................PLAN-36
G.       Plan Supplement............................................................................................PLAN-36
H.       Notices to Debtors.........................................................................................PLAN-37
I.       Indemnification Obligations................................................................................PLAN-37
J.       Governing Law..............................................................................................PLAN-37


                             TABLE OF EXHIBITS


Exhibit      Name

A            Debtor Affiliates of SGPA, Inc.
B            Non-Debtor Subsidiaries of SGPA, Inc.
C            Schedule of Rejected Executory Contracts and Unexpired Leases



                                INTRODUCTION

         SGPA, Inc. ("SGPA") and its affiliates listed on the annexed Exhibit A (the "Affiliated Debtors" and, together with SGPA, the "Debtors") hereby propose this joint reorganization plan (the "Plan"). The Debtors' Disclosure Statement, distributed with this Plan, contains a discussion of the Debtors' history, businesses and properties and a summary of the Plan and certain related matters relating to the Plan's confirmation. The Debtors urge all holders of Claims and Interests to review the Disclosure Statement and Plan in full.


                                 ARTICLE I

                   DEFINITIONS, RULES OF INTERPRETATION,
                          AND COMPUTATION OF TIME

A.       Scope of Definitions; Rules of Construction

         Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.       Definitions

                  1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code (including any claims by the Indenture Trustee that are entitled to administrative priority treatment under section 503(b) of the Bankruptcy Code) and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fees, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims by virtue of a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code.

                  1.2 "Administrative Claims Bar Date" means the deadline for filing Administrative Claims, including Professional Fee Claims, Substantial Contribution Claims, and Claims based on the expenses of individual members of the Creditors' Committee, which date shall be the date so denominated in the Confirmation Order.

                  1.3 "Allowed Claim" means a Claim or any portion thereof that (a) appears on any of the Debtors' Schedules and is not identified therein as contingent, unliquidated, or disputed; (b) is specifically allowed in this Plan; (c) is the subject of a timely-filed proof of claim (or timely-filed request for payment, with respect to an Administrative Claim for which such a request is necessary), as to which (i) no timely objection has been filed, or (ii) any objection has been settled, waived by payment, or withdrawn; or (d) has been allowed by a Final Order of the Bankruptcy Court.

                  1.4 "Ballot" means a ballot in the form distributed with the Disclosure Statement to holders of Claims and Interests entitled to vote on the Plan.

                  1.5 "Ballot Summary" means the Debtors' report, to be filed with the Bankruptcy Court before the Confirmation Hearing, summarizing the votes of holders of Claims and Interests to accept or reject the Plan.

                  1.6 "Bank Group" means Chase, as Administrative Agent, and the lenders party to the Senior Secured Credit Agreement, as the same may be reconstituted from time to time.

                  1.7 "Bank Group General Unsecured Claim" means a General Unsecured Claim held by the Bank Group.

                  1.8 "Bank Group Secured Claim" means a Secured Claim held by the Bank Group.

                  1.9 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as now in effect or hereafter amended.

                  1.10 "Bankruptcy Court" means the United States
Bankruptcy Court for the Middle District of Pennsylvania or any other court with jurisdiction over the Chapter 11 Cases.

                  1.11 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, and the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein.

                  1.12 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

                  1.13 "Cash" means legal tender of the United States.

                  1.14 "Chapter 11 Case(s)" means the jointly administered Chapter 11 cases of the Debtors.

                  1.15 "Chase" means The Chase Manhattan Bank.

                  1.16 "Citicorp" means Citicorp Del-Lease, Inc.

                  1.17 "Citicorp Claim" means the Claim held by Citicorp arising under that certain Receivables Purchase and Sale Agreement, dated as of December 17, 1999, between Grove U.S. and Citicorp.

                  1.18 "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

                  1.19 "Claims/Interests Objection Deadline" means the deadline for filing objections to Claims or Interests, which date shall be the first Business Date that is at least 120 days after the Effective Date, or any other later date so denominated in the Confirmation Order.

                  1.20 "Class" means one of the classes of Claims or Interests listed in Article II of the Plan.

                  1.21 "Collateral" means any property or interest in property of a Debtor's Estate that is subject to a Lien to secure the payment or performance of a Claim.

                  1.22 "Common Stock" means the common stock or membership interests in any of the Debtors issued and outstanding as of the Petition Date.

                  1.23 "Confirmation" means the entry by the Bankruptcy Court of the Confirmation Order.

                  1.24 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

                  1.25 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.26 "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.27 "Continental" means Continental Assurance Company Separate Account (E).

                  1.28 "Crane Acquisition" means Crane Acquisition Corp., a Delaware corporation.

                  1.29 "Crane Holding" means Crane Holding Inc., a Delaware corporation.

                  1.30 "Creditors' Committee" means the committee of unsecured creditors appointed under section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.31 "Critical Trade Vendor" means a vendor of the Debtors permitted to be paid pursuant to the Critical Trade Vendor Order.

                  1.32 "Critical Trade Vendor Claim" means a Claim held by a Critical Trade Vendor.

                  1.33 "Critical Trade Vendor Order" means the Order entered by the Bankruptcy Court permitting a Critical Trade Vendor to be paid its General Unsecured Claim in the ordinary course of business.

                  1.34 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of the Debtor and permit the Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

                  1.35 "Debtor" means each of Grove, Grove Holdings, SGPA, Grove Capital, Grove Holdings Capital, Grove Investors Capital, Grove Finance, Crane Acquisition, Crane Holding, National Crane and Grove U.S., as debtors and debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code, and "Debtors" means all of them collectively.

                  1.36 "Debt Securities" means any and all of the 9 1/4% Senior Subordinated Notes, 11 5/8% Senior Discount Debentures and the 14 1/2% Senior Debentures.

                  1.37 "Debt Securities Claim" means the Claim of a holder of a Debt Securities, arising thereunder.

                  1.38 "DGCL" means the Delaware General Corporation Law, Title 8 of the Delaware Code, as amended.

                  1.39 "DIP Agent" means Chase in its capacity as administrative agent under the DIP Facility Agreement.

                  1.40 "DIP Arranger" means JP Morgan in its capacity as lead arranger of the DIP Facility.

                  1.41 "DIP Facility" means the debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases pursuant to the DIP Facility Agreement.

                  1.42 "DIP Facility Agreement" means the Credit Agreement between Grove, as borrower, Grove Holdings, Grove Capital, Grove U.S., Grove Finance, Crane Acquisition, Crane Holding and National Crane, as guarantors, the DIP Agent and the DIP Arranger, and the other lender signatories thereto.

                  1.43 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility.

                  1.44 "Disallowed Claim" means a Claim, or any portion thereof, that (a) does not appear on any of the Debtors' Schedules, or is identified therein as contingent, unliquidated, or disputed or is Scheduled at zero, and in either case whose holder has failed to file a timely proof of claim; or (b) has been disallowed by Final Order of the Bankruptcy Court.

                  1.45 "Disbursing Agent" means Reorganized Grove or any party designated by Reorganized Grove, in its sole and absolute discretion, to serve as the disbursing agent under the Plan.

                  1.46 "Disclosure Statement" means the written disclosure statement relating to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018 and approved by the Bankruptcy Court pursuant to an order dated June 25, 2001.

                  1.47 "Disputed Claim" or "Disputed Interest" means any Claim or Interest that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or Disallowed Interest.

                  1.48 "Distribution Date" means the date, occurring on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date on which the Disbursing Agent is first required to make distributions to holders of Allowed Claims as provided in Article V of the Plan.

                  1.49 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

                  1.50 "Effective Date" means the first Business Day (i) on which all conditions to the Plan's confirmation in Article VIII Section B of the Plan have been satisfied or waived and (ii) that is the date on which the Plan is consummated.

                  1.51 "11 5/8% Senior Discount Debenture Claim" means a Claim of a holder of 11 5/8% Senior Discount Debentures, arising under or as a result of the 11 5/8% Senior Discount Debentures.

                  1.52 "11 5/8% Senior Discount Debentures" means the 11 5/8% Senior Discount Debentures due 2009 of SGPA and Grove Investors Capital issued and outstanding under the 11 5/8% Senior Discount Debenture Indenture.

                  1.53 "11 5/8% Senior Discount Debenture Indenture" means the indenture, dated April 29, 1998, between U.S. Trust Company, Grove and Grove Capital.

                  1.54 "Equity Securities" or "Equity Interest(s)" means shares in any of the Debtors or a warrant or right other than a right to convert, sell or subscribe to a share, security, or similar interest in any of the Debtors, including, but not limited to Common Stock, Stock Options and any membership interest in any of the Debtors.

                  1.55 "Estate" means the estate of any Debtor in the Chapter 11 Cases, and "Estates" means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, in each case as created under section 541 of the Bankruptcy Code.

                  1.56 "Existing Securities" means, collectively, the Equity Securities and the Debt Securities.

                  1.57 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the allowed amount thereof.

                  1.58 "Final Order" means an order or judgment, entered by a court of competent jurisdiction, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing or file a notice of appeal has expired, and (iii) no appeal or request for a stay or other review is pending.

                  1.59 "14 1/2% Senior Debenture Claim" means a Claim of a holder of 14 1/2% Senior Debenture, arising under or as a result of the 14 1/2% Senior Debentures.

                  1.60 "14 1/2% Senior Debentures" means the 14 1/2% Senior Debentures due 2010 of SGPA and Grove Investors Capital issued and outstanding under the 14 1/2% Senior Debenture Indenture.

                  1.61 "14 1/2% Senior Debenture Indenture" means the indenture, dated April 29, 1998, between U.S. Trust Company, SGPA (then known as Grove Investors LLC), and Grove Capital.

                  1.62 "General Unsecured Claim" means an unsecured Claim that is not entitled to priority under section 507 of the Bankruptcy Code, including a Litigation Claim, but excluding a Critical Trade Vendor Claim, any Claim arising out of the Debt Securities, or a Bank Group General Unsecured Claim.

                  1.63 "Grove" means Grove Worldwide LLC, a Delaware limited liability company.

                  1.64 "Grove Capital" means Grove Capital, Inc., a Delaware corporation.

                  1.65 "Grove Finance" means Grove Finance LLC, a Delaware limited liability company.

                  1.66 "Grove Holdings" means Grove Holdings LLC, a Delaware limited liability company.

                  1.67 "Grove Holdings Capital" means Grove Holdings Capital, Inc. a Delaware corporation.

                  1.68 "Grove Investors Capital" means Grove Investors Capital, Inc., a Delaware corporation.

                  1.69 "Grove U.S." means Grove U.S. LLC, a Delaware limited liability company.

                  1.70 "HSBC" means HSBC International Trade Finance
Limited.

                  1.71 "HSBC Claim" means the Claim held by HSBC arising under that certain Amended and Restated Facility Letter, dated December 16, 1998, between Grove U.S. and HSBC, as amended, and all instruments and documents from time to time executed and delivered in connection therewith, including without limitation the General Guarantee and Indemnity dated July 1, 1998 executed by Grove and the Supplemental Guarantee and Collateral Agreement dated as of January 11, 2001, executed by Grove Holdings, Grove, Grove Capital, Grove U.S., Crane Acquisition, Crane Holding, Grove Finance, National Crane and HSBC.

                  1.72 "Indemnified Person" shall have the meaning ascribed to such term in Article V Section A of the Plan.

                  1.73 "Indenture Trustee" means U.S. Trust Company or its successor, in either case in its capacity as indenture trustee for each of the 9 1/4% Senior Subordinated Notes, the 11 5/8% Senior Discount
Debentures, and the 14 1/2% Senior Debentures.

                  1.74 "Intercompany Claim" means any Claim by a Debtor against another Debtor.

                  1.75 "Interest" means the legal, equitable, contractual and other rights of any Person with respect to any Equity Securities.

                  1.76 "JP Morgan" means JP Morgan, a division of Chase Securities Inc.

                  1.77 "Lien" means a security interest in Collateral.

                  1.78 "Limited Releases" shall have the meaning ascribed to such term in Article XI Section B of the Plan.

                  1.79 "Litigation Claim" means any Disputed Claim against any Debtor that is the subject of litigation pending on the Petition Date.

                  1.80 "Management Option Plan" means Reorganized SGPA's plan to provide options to Reorganized SGPA's management to purchase New SGPA Common Stock pursuant to the terms provided in the Plan Supplement, and as to be authorized and described in Artcle IV Section D of the Plan.

                  1.81 "Management Options" means the options issued pursuant to the Management Option Plan.

                  1.82 "Merger Agreement" means the agreement of merger between SGPA and Reorganized Grove as described in Article IV Section B(i) of the Plan and provided in the Plan Supplement.

                  1.83 "National Crane" means National Crane Corp., a Delaware corporation.

                  1.84 "New Grove Notes" means the secured promissory notes of Reorganized Grove to be issued and delivered on the Effective Date in the aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), as described in Article II Section A of the Plan.

                  1.85 "New SGPA Common Stock" means common shares of Reorganized SGPA to be authorized under Article IV Section C of the Plan.

                  1.86 "New SGPA Debentures" means the secured debentures of Reorganized SGPA to be issued and delivered on the Effective Date in the aggregate principal amount of Forty-Five Million Dollars ($45,000,000), payable on the sixth (6th) anniversary of the Effective Date.

                  1.87 "New SGPA Warrants" means the warrants of Reorganized SGPA to be authorized under Article IV Section C of the Plan.

                  1.88 "9 1/4% Senior Subordinated Note Claim" means a Claim of a holder of Senior Subordinated Notes, arising under or as a result of the 9 1/4% Senior Subordinated Notes.

                  1.89 "9 1/4% Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2008 of Grove and Grove Capital issued and outstanding under the 9 1/4% Senior Subordinated Note Indenture.

                  1.90 "9 1/4% Senior Subordinated Note Guarantor" means Grove Finance, Grove U.S., Crane Acquisition, Crane Holding and National Crane, each as guarantors of the 9 1/4% Senior Subordinated Notes.

                  1.91 "9 1/4% Senior Subordinated Note Guaranty Claim" means a Claim against any 9 1/4% Senior Subordinated Note Guarantor.

                  1.92 "9 1/4% Senior Subordinated Note Indenture" means that certain Indenture, dated April 29, 1998, between U.S. Trust Company, Grove and Grove Capital.

                  1.93 "Non-Debtor Subsidiaries" means, individually and collectively, the direct and indirect subsidiaries of Grove listed on Exhibit B to the Plan.

                  1.94 "Oak Hill" means Oak Hill Securities Fund, L.P.

                  1.95 "Operating Facility Guarantor" means Grove Holdings, Grove Finance, Grove U.S., Crane Acquisition, Crane Holding and National Crane, each as guarantors of the Senior Secured Credit Agreement.

                  1.96 "Operating Facility Guaranty Claim" means a Claim held by the Bank Group against any Operating Facility Guarantor.

                  1.97 "Ordinary Course Professionals' Order" means the order entered by the Bankruptcy Court authorizing the Debtors collectively, or any of them individually, to retain, employ and pay certain professionals, as specified in the order, in the ordinary course of business, without further order of the Bankruptcy Court.

                  1.98 "Other Assets" means all assets of the Debtors not otherwise provided for or dealt with in the Plan.

                  1.99 "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

                  1.100 "Other Secured Claims" means all Secured Claims against the Debtors other than the Bank Group Secured Claims and the Operating Facility Guaranty Claims.

                  1.101 "Periodic Distribution Date" means each of (a) the Distribution Date, (b) the first Business Day occurring three (3) full months after the Distribution Date, and (c) the first Business Day occurring three (3) full months after the immediately preceding Periodic Distribution Date.

                  1.102 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

                  1.103 "Petition Date" means May 7, 2001, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

                  1.104 "Plan Supplement" means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors will file with the Bankruptcy Court prior to the Confirmation Hearing.

                  1.105 "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim.

                  1.106 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

                  1.107 "Professional" means a professional person, as that term is used in section 327 of the Bankruptcy Code.

                  1.108 "Professional Fee Claim" means a Professional's Claim for compensation or reimburse ment of costs and expenses relating to services performed after the Petition Date and before and including the Effective Date.

                  1.109 "pro rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in that Class, unless the Plan provides otherwise.

                  1.110 "Reinstated" or "Reinstatement" means, with respect to the treatment of a Claim or Interest under this Plan, that the Claim or Interest will not be impaired, as that term is used in section 1124 of the Bankruptcy Code.

                  1.111 "Released Parties" shall have the meaning ascribed to such term in Article XI Section B of the Plan.

                  1.112 "Reorganized Debtor" means each of Reorganized SGPA, Reorganized Grove Holdings, Reorganized Grove, Reorganized Crane Acquisition, Reorganized Crane Holding, Reorganized National Crane and Reorganized Grove U.S. and "Reorganized Debtors" means all of them.

                  1.113 "Reorganized ______," where ________is Crane Acquisition, Crane Holding, National Crane, Grove U.S., means the identified entity on and after the Effective Date.

                  1.114 "Reorganized Grove" means Grove Worldwide, Inc., a newly incorporated Delaware corporation wholly-owned by Reorganized Grove Holdings.

                  1.115 "Reorganized Grove Holdings" means Grove Holdings, Inc., a newly incorporated Delaware corporation wholly-owned by Reorganized SGPA.

                  1.116 "Reorganized SGPA" means Grove Investors, Inc., a newly incorporated Delaware corporation.

                  1.117 "Scheduled" means, with respect to any Claim or Interest, that a Debtor has listed the Claim or Interest in its Schedules.

                  1.118 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors or any of them, as they may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

                  1.119 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

                  1.120 "Senior Secured Credit Agreement" means that certain credit agreement, dated as of April 29, 1998, as amended, among Grove and Grove Capital, as borrowers, the Bank Group, as lenders, and Chase as administrative agent for the Bank Group.

                  1.121 "SGPA" means SGPA, Inc., a Delaware corporation.

                  1.122 "Stock Options" means outstanding options to purchase Common Stock, as of the Petition Date.

                  1.123 "Substantial Contribution Claim" means a Claim, under section 503(b)(3),(4), or (5) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

                  1.124 "Trust Company" means Trust Company of the West.

                  1.125 "Unclassified Claims" means, collectively, Administrative Claims, Priority Tax Claims, Professional Fee Claims and DIP Facility Claims.

                  1.126 "U.S. Trust Company" means U.S. Trust Company of
New York.

C.       Rules of Interpretation

         (i)      General

         In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         (ii)     "Including"

         As used in this Plan, "including" means "including without limitation."

         (iii)    "On"

         With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

         (iv)     "Contra Proferentum" Rule Not Applicable

         This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Unofficial Committees and their members, and certain other holders of Existing Securities. Each of the foregoing was represented by counsel who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra proferentum" shall not apply to the interpretation of any provision of this Plan, the Disclosure Statement, or any agreement or document generated in connection herewith.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.


                                 ARTICLE II

                      TREATMENT OF UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

A.       DIP Facility Claims

         On the Effective Date, the Allowed DIP Facility Claim shall be replaced by or repaid by an exit financing facility.

B.       Administrative Claims

         Each holder of an Allowed Administrative Claim shall receive, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) the following Section C governs the payment of Professional Fee Claims under this Plan.

C.       Professional Fee Claims

         All applications for Professional Fee Claims under sections 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall be filed and served on the Reorganized Debtors and their counsel no later than the Administrative Claims Bar Date. Notwithstanding the foregoing, any Professional entitled to receive compensation or reimbursement of expenses under the Ordinary Course Professionals' Order without filing an application therefor may continue to receive payments in accordance with that order, without further Bankruptcy Court review or approval. Any objection to a Professional Fee Claim shall be filed and served on the Reorganized Debtors, their counsel, and the Professional to whose Claim the objection relates no later than forty-five
(45) days after the Administrative Claims Bar Date. The Disbursing Agent will pay each Professional Fee Claim as soon as practicable after the Bankruptcy Court's order granting the application therefor becomes a Final Order.

D.       Priority Tax Claims

         Each holder of an Allowed Priority Tax Claim shall receive on the later of the Distribution Date or the date on which such claim becomes an Allowed Claim, (a) cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing, or (c) at the Reorganized Debtors' sole discretion, deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.


                                ARTICLE III

            CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.       Introduction

         The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II hereof, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.

B.       Summary of Classes


           Description of Claims or Interests                      Treatment Under the Plan
           ----------------------------------                      ------------------------

Class 1 - Other Priority Claims (All Debtors)             o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Other
                                                                Priority Claim shall receive on the
                                                                later of the Distribution Date and
                                                                the date on which such claim becomes
                                                                an Allowed Claim, (a) Cash equal to
                                                                the amount of such Allowed Other
                                                                Priority Claim or (b) such other
                                                                treatment as to which the Debtors
                                                                and such holder shall have agreed
                                                                upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 2 - Intercompany Claims (All Debtors)               o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed
                                                                Intercompany Claim against the
                                                                Debtors shall receive in full
                                                                satisfaction, settlement, release,
                                                                and discharge of and in exchange for
                                                                such Allowed Intercompany Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contrac tual
                                                                rights to which such Allowed
                                                                Intercompany Claim entitles the
                                                                holder of such Claim, (b) Rein
                                                                statement, or (c) such other
                                                                treatment as to which the Debtors
                                                                and such holder shall have agreed
                                                                upon in writing; provided, however,
                                                                that on the Effective Date, the
                                                                Debtors will pay and satisfy all
                                                                Allowed Intercompany Claims between
                                                                their various ac counts.

                                                          o     Estimated Recovery -- 100%

Class 3 - Other Secured Claims (All Debtors)              o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Other
                                                                Secured Claim shall (a) retain its
                                                                Lien on the Collateral securing such
                                                                Allowed Other Secured claim and
                                                                receive deferred Cash payments
                                                                totaling at least the allowed amount
                                                                of such Allowed Other Secured Claim,
                                                                of a value, as of the Effective
                                                                Date, of at least the value of such
                                                                holder's interest in the Estate's
                                                                interest in such Col lateral, (b)
                                                                upon abandonment by the Debtors, re
                                                                ceive the Collateral securing such
                                                                holder's Allowed Other Secured
                                                                Claim, (c) receive payments or Liens
                                                                amounting to the indubitable
                                                                equivalent of such Allowed Other
                                                                Secured Claim, (d) have its Allowed
                                                                Other Secured Claim Reinstated, or
                                                                (e) receive such other treatment as
                                                                the Debtors and such holder shall
                                                                have agreed upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 3A - HSBC Claim (All Debtors)                       o     Unimpaired -- On the Effective Date,
                                                                the holder of the HSBC Claim shall
                                                                receive treatment that leaves
                                                                unaltered the legal, equitable and
                                                                contractual rights to which such
                                                                Claim entitles the holder,
                                                                including, without limitation,
                                                                retention of its Liens on the
                                                                Collateral securing such Claim.

                                                          o     Estimated Recovery -- 100%

GROVE CLASSES
Class 4A, 4B, 4C, etc. - Bank Group Secured  Claims       o     Impaired -- On the Effective Date,
                                                                the bank Group Secured Claims shall
                                                                be deemed allowed for an aggregate
                                                                claim of Two Hundred Thirty Million
                                                                Three Hundred Twelve Thousand
                                                                Dollars ($230,312,000) and each
                                                                holder of an Allowed Bank Group
                                                                Secured Claim shall receive in full
                                                                satisfaction, settlement, release,
                                                                and discharge of and in exchange for
                                                                such Allowed Bank Group Secured
                                                                Claim on the later of the
                                                                Distribution Date or the date on
                                                                which such claim becomes an Al lowed
                                                                Claim such holder's pro rata share
                                                                of (i) the New Grove Notes, (ii) the
                                                                New SGPA Debentures and (iii)
                                                                seventy-five percent (75%) of the
                                                                out standing New SGPA Common Stock,
                                                                subject to dilution by the New SGPA
                                                                Warrants and Manage ment Options. In
                                                                addition, all outstanding but
                                                                undrawn letters of credit issued
                                                                under the Senior Secured Credit
                                                                Agreement shall be replaced under
                                                                the exit facility, such that those
                                                                letters of credit are returned
                                                                undrawn to Chase for cancellation.

                                                          o     Estimated Recovery -- 95.8% (after
                                                                giving value to the five percent
                                                                (5%) of New SGPA Common Stock that
                                                                the holders of Class 4 Bank Group Se
                                                                cured Claims are otherwise entitled
                                                                to receive but have agreed herein to
                                                                give to the Board of Directors of
                                                                Reorganized SGPA to give to certain
                                                                members of management of Reorganized
                                                                Grove pursuant to Article IV Section
                                                                D hereof)

Class 5 - 91/4% Senior Subordinated Note Claims           o     Impaired -- On the Effective Date,
                                                                the 91/4% Senior Subordinated Note
                                                                Claims shall be deemed allowed for
                                                                an aggregate claim of Two Hundred
                                                                Thirty-Six Dollars ($236,000,000)
                                                                and in consideration for the
                                                                Debtors' obligations under the 91/4%
                                                                Senior Subor dinate Note Indenture,
                                                                each holder of a 91/4% Se nior
                                                                Subordinated Note Claim shall
                                                                receive such holder's pro rata share
                                                                of (i) twenty percent (20%) of the
                                                                New SGPA Common Stock, subject to
                                                                dilu tion by the New SGPA Warrants
                                                                and the Manage ment Options, and
                                                                (ii) New SGPA Warrants to purchase
                                                                an additional ten percent (10%) of
                                                                New SGPA Common Stock.

                                                          o     Estimated Recovery -- 8.2%

Class 6 - Critical Trade Vendor Claims                    o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                shall receive, to the extent due and
                                                                owing on or before the Effective
                                                                Date, Cash in accordance with the
                                                                terms of the Critical Trade Vendor
                                                                Order.

                                                          o     Estimated Recovery -- 100%

Class 7 - General Unsecured Claims (other than            o     Unimpaired -- On the Effective Date,
claims in Classes 5 and 6)                                      each holder of an Allowed General
                                                                Unsecured Claim against Grove shall
                                                                receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in exchange for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and con tractual
                                                                rights to which such Allowed General
                                                                Un secured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which Grove and such
                                                                holder shall have agreed upon in
                                                                writing.

                                                          o     Estimated Recovery -- 100%

Class 8 - Grove Equity Interests                          o     Impaired -- The holders of Allowed
                                                                Grove Equity Interests shall not
                                                                receive any distribution pursuant to
                                                                the Plan and, on the Effective Date,
                                                                such Inter ests shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

GROVE HOLDINGS CLASSES
Class 9 - Operating Facility Guaranty Claim               o     Impaired -- The holder of an Allowed
                                                                Operating Facility Guaranty Claim
                                                                against Grove Holdings shall not
                                                                receive any distribution under the
                                                                Plan on account of such Claim and,
                                                                on the Effective Date, such Claim
                                                                shall be extinguished and be deemed
                                                                of no force or effect; provided
                                                                however, that such holder shall
                                                                receive that distribution provided
                                                                to it as a holder of a Class 4 Bank
                                                                Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 10 - 11 5/8% Senior Discount Debenture Claims       o     Impaired -- Each holder of an
                                                                Allowed 115/8% Se nior Discount
                                                                Debenture Claim against Grove
                                                                Holdings shall not receive any
                                                                distribution pursuant to the Plan
                                                                and, on the Effective Date, such
                                                                Debt Securities shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

Class 11 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                Holdings shall receive, to the
                                                                extent due and owing on or before
                                                                the Effective Date, Cash in
                                                                accordance with the terms of the
                                                                Critical Trade Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 12 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 10 and 11)                                    each holder of an Allowed General
                                                                Unsecured Claim against Grove
                                                                Holdings shall receive in full
                                                                satisfaction, settlement, release,
                                                                and discharge of and in ex change
                                                                for such Allowed General Unsecured
                                                                Claim (a) treatment that leaves
                                                                unaltered the legal, equita ble, and
                                                                contractual rights to which such
                                                                Allowed General Unsecured Claim
                                                                entitles the holder of such Claim,
                                                                (b) Reinstatement (as such term is
                                                                de fined in Article I of the Plan)
                                                                or (c) such other treat ment as to
                                                                which Grove Holdings and such holder
                                                                shall have agreed upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 13 - Grove Holdings Equity Interests                o     Impaired -- The holders of Allowed
                                                                Grove Hold ings Equity Interests
                                                                shall not receive any distribu tion
                                                                pursuant to the Plan and, on the
                                                                Effective Date, such Interests shall
                                                                be extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery - 0%

SGPA CLASSES
Class 14 - 14 1/2% Senior Debenture Claims                o     Impaired -- The holder of an Allowed
                                                                14 1/2% Se nior Debenture Claim
                                                                against SGPA will not re ceive any
                                                                distribution pursuant to the Plan
                                                                and, on the Effective Date, such
                                                                Debt Securities shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

Class 15 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against SGPA
                                                                shall receive, to the extent due and
                                                                owing on or before the Effective
                                                                Date, Cash in accordance with the
                                                                terms of the Critical Trade Vendor
                                                                Order.

                                                          o     Estimated Recovery -- 100%

Class 16 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 14 and 15)                                    each holder of an Allowed General
                                                                Unsecured Claim against SGPA shall
                                                                receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in exchange for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and con tractual
                                                                rights to which such Allowed General
                                                                Un secured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which Grove
                                                                Investors and such holder shall have
                                                                agreed upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 17 - SGPA Equity Interests                          o     Impaired -- The holders of Allowed
                                                                SGPA Equity Interests shall not
                                                                receive any distribution pursuant to
                                                                the Plan and, on the Effective Date,
                                                                such Inter ests shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

GROVE CAPITAL CLASSES
Class 18 - Bank Group General  Unsecured Claims           o     Impaired -- The holder of an Allowed
                                                                Bank Group General Unsecured Claim
                                                                shall not receive any distribution
                                                                under the Plan on account of such
                                                                Claim and, on the Effective Date,
                                                                such Claim shall be extinguished and
                                                                be deemed of no force or ef fect;
                                                                provided however, that such holder
                                                                shall re ceive that distribution
                                                                provided to it as a holder of a
                                                                Class 4 - Bank Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 19 - 9 1/4% Senior Subordinated Note Claims         o     Impaired -- The holder of an Allowed
                                                                91/4% Senior Subordinated Note Claim
                                                                shall not receive any distribution
                                                                under the Plan on account of such
                                                                Claim and, on the Effective Date,
                                                                such Claim shall be extinguished and
                                                                be deemed of no force or ef fect;
                                                                provided however, that such holder
                                                                shall re ceive that distribution
                                                                provided to it as a holder of a
                                                                Class 5 - 9 1/4% Senior Subordinated
                                                                Note Claim.

                                                          o     Estimated Recovery -  0%

Class 20 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                Capital shall receive, to the extent
                                                                due and owing on or before the
                                                                Effective Date, Cash in accordance
                                                                with the terms of the Critical Trade
                                                                Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 21 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 18, 19 and 20)                                each holder of an Allowed General
                                                                Unsecured Claim against Grove
                                                                Capital shall receive in full
                                                                satisfaction, set tlement, release,
                                                                and discharge of and in exchange for
                                                                such Allowed General Unsecured Claim
                                                                (a) treatment that leaves unaltered
                                                                the legal, equitable, and
                                                                contractual rights to which such
                                                                Allowed Gen eral Unsecured Claim
                                                                entitles the holder of such Claim,
                                                                (b) Reinstatement (as such term is
                                                                defined in Article I of the Plan) or
                                                                (c) such other treatment as to which
                                                                Grove Capital and such holder shall
                                                                have agreed upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 22 - Grove Capital Equity Interests                 o     Impaired -- The holders of Allowed
                                                                Grove Capital Equity Interests shall
                                                                not receive any distribution
                                                                pursuant to the Plan and, on the
                                                                Effective Date, such Interests shall
                                                                be extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

GROVE HOLDINGS CAPITAL CLASSES
Class 23 - 11 5/8% Senior Discount Debenture Claims       o     Impaired -- The holder of an Allowed
                                                                11 5/8% Se nior Discount Debenture
                                                                Claim against Grove Holdings Capital
                                                                shall not receive any distribution
                                                                pursuant to the Plan and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

Class 24 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                Holdings Capital shall receive, to
                                                                the extent due and owing on or
                                                                before the Effective Date, Cash in
                                                                accordance with the terms of the
                                                                Critical Trade Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 25 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 23 and 24)                                    each holder of an Allowed General Unsecured
                                                                Claim against Grove Holdings Capital
                                                                shall receive in full satis faction,
                                                                settlement, release, and discharge
                                                                of and in exchange for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Al lowed
                                                                General Unsecured Claim entitles the
                                                                holder of such Claim, (b)
                                                                Reinstatement (as such term is
                                                                defined in Article I of the Plan) or
                                                                (c) such other treatment as to which
                                                                Grove Holdings Capital and such
                                                                holder shall have agreed upon in
                                                                writing.

                                                          o     Estimated Recovery -- 100%

Class 26 - Grove Holdings Capital Equity Interests        o     Impaired -- The holder of Allowed
                                                                Grove Holdings Capital Equity
                                                                Interests shall not receive any
                                                                distri bution pursuant to the Plan
                                                                and, on the Effective Date, such
                                                                Interests shall be extinguished and
                                                                be deemed of no force or effect.

                                                          o     Estimated Recovery -- 0%

GROVE INVESTORS CAPITAL CLASSES
Class 27 - 14 1/2% Senior Debenture Claims                o     Impaired -- The holder of an Allowed
                                                                14 1/2% Se nior Debenture Claim
                                                                against Grove Investors Capi tal
                                                                shall not receive any distribution
                                                                pursuant to the Plan and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect.

                                                          o     Estimated Recovery -- 0%

Class 28 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                Investors Capital shall receive, to
                                                                the extent due and owing on or
                                                                before the Effective Date, Cash in
                                                                accordance with the terms of the
                                                                Critical Trade Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 29 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 27 and 28)                                    each holder of an Allowed
                                                                General Unsecured Claim against
                                                                Grove Investors Capital shall
                                                                receive in full satis faction,
                                                                settlement, release, and discharge
                                                                of and in exchange for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Al lowed
                                                                General Unsecured Claim entitles the
                                                                holder of such Claim, (b)
                                                                Reinstatement (as such term is
                                                                defined in Article I of the Plan) or
                                                                (c) such other treatment as to which
                                                                Grove Investors Capital and such
                                                                holder shall have agreed upon in
                                                                writing.

                                                          o     Estimated Recovery - 100%

Class 30 - Grove Investors Capital Equity Interests       o     Impaired -- The holders of Allowed
                                                                Grove Inves tors Capital Equity
                                                                Interests shall not receive any
                                                                distribution pursuant to the Plan
                                                                and, on the Effec tive Date, such
                                                                Interests shall be extinguished and
                                                                be deemed of no force or effect.

                                                          o     Estimated Recovery -- 0%

GROVE FINANCE CLASSES
Class 31 - Operating Facility Guaranty Claim              o     Impaired -- The holder of an Allowed
                                                                Operating Facility Guaranty Claim
                                                                against Grove Finance shall not
                                                                receive any distribution under the
                                                                Plan on account of such Claim and,
                                                                on the Effective Date, such Claim
                                                                shall be extinguished and be deemed
                                                                of no force or effect; provided
                                                                however, that such holder shall
                                                                receive that distribution provided
                                                                to it as a holder of a Class 4 Bank
                                                                Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 32 - 9 1/4% Senior Subordinated Note Guaranty       o     Impaired -- The holder of an Allowed
Claims                                                          9 1/4% Senior Subordinated Note
                                                                Guaranty Claim shall not re ceive
                                                                any distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 5 - 9 1/4% Senior
                                                                Subordinated Note Claim.

                                                          o     Estimated Recovery -- 0%

Class 33 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                Finance shall receive, to the extent
                                                                due and owing on or before the
                                                                Effective Date, Cash in accordance
                                                                with the terms of the Critical Trade
                                                                Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 34 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date,
claims in Classes 32 and 33)                                    each holder of an Allowed
                                                                General Unsecured Claim against
                                                                Grove Finance shall receive in full
                                                                satisfaction, settlement, release,
                                                                and discharge of and in ex change
                                                                for such Allowed General Unsecured
                                                                Claim (a) treatment that leaves
                                                                unaltered the legal, equitable, and
                                                                contractual rights to which such
                                                                Allowed General

                                                          o     Estimated Recovery - 100%

Class 35 - Grove Finance Equity Interests                 o     Unimpaired -- On the Effective Date,
                                                                the holders of an Allowed Grove
                                                                Finance Equity Interests shall
                                                                retain their Interests under the
                                                                Plan.

                                                          o     Estimated Recovery -- 100%

GROVE U.S. CLASSES
Class 36 - Operating Facility Guaranty Claim              o     Impaired -- The holder of an Allowed
                                                                Operating Facility Guaranty Claim
                                                                against Grove U.S. shall not receive
                                                                any distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 4 Bank Group
                                                                Secured Claim.

                                                          o     Estimated Recovery -- 0%


[Intentionally Blank - No Class 37]



Class 38 - Citicorp Claim                                 o     Unimpaired -- On the Effective Date,
                                                                any amount due and owing on the
                                                                Citicorp Claim shall be Reinstated.

                                                          o     Estimated Recovery -- 100%

Class 39 - 9 1/4% Senior Subordinated Note Guaranty       o     Impaired -- The holder of an Allowed
Claim                                                           9 1/4% Senior Subordinated Note
                                                                Guaranty Claim shall not receive
                                                                any distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 5 - 9 1/4% Senior
                                                                Subordinated Note Claim.

                                                          o     Estimated Recovery -- 0%

Class 40 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Grove
                                                                U.S. shall receive, to the extent
                                                                due and owing on or before the
                                                                Effective Date, Cash in accordance
                                                                with the terms of the Critical Trade
                                                                Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 41 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date, each
claims in Classes 39 and 40)                                    holder of an Allowed General Unsecured
                                                                Claim against Grove U.S. shall
                                                                receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in exchange for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Allowed General
                                                                Unsecured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which Grove U.S. and
                                                                such holder shall have agreed upon
                                                                in writing.

                                                          o     Estimated Recovery -- 100%

Class 42 - Grove U.S. Equity Interests                    o     Unimpaired -- On the Effective Date,
                                                                the holders of Allowed Grove U.S.
                                                                Equity Interests shall retain their
                                                                Interests under the Plan.

                                                          o     Estimated Recovery -- 100%
CRANE ACQUISITION CLASSES
Class 43 - Operating Facility Guaranty Claim              o     Impaired -- The holder of an Allowed
                                                                Operating Facility Guaranty Claim
                                                                against Grove Acquisition shall not
                                                                receive any distribution under the
                                                                Plan on account of such Claim and,
                                                                on the Effective Date, such Claim
                                                                shall be extinguished and be deemed
                                                                of no force or effect; provided
                                                                however, that such holder shall
                                                                receive that distribution provided
                                                                to it as a holder of a Class 4 Bank
                                                                Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 44 - 9 1/4% Senior Subordinated Note Guaranty       o     Impaired -- The holder of an Allowed
Claim                                                           9 1/4% Senior Subordinated Note Guaranty
                                                                Claim shall not receive any
                                                                distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 5 - 9 1/4% Senior
                                                                Subordinated Note Claim.

                                                          o     Estimated Recovery -- 0%

Class 45 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Crane
                                                                Acquisition shall receive, to the
                                                                extent due and owing on or before
                                                                the Effective Date, Cash in
                                                                accordance with the terms of the
                                                                Critical Trade Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 46 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date, each
claims in Classes 45 and 46)                                    holder of an Allowed General Unsecured
                                                                Claim against Crane Acquisition
                                                                shall receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in ex change for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Allowed General
                                                                Unsecured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which Crane
                                                                Acquisition and such holder shall
                                                                have agreed upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 47 - Crane Acquisition Equity Interests             o     Unimpaired -- On the Effective Date, the holders of
                                                                Crane Acquisition Equity Interests shall retain their
                                                                Interests under the Plan.
                                                          o     Estimated Recovery -- 100%
CRANE HOLDING CLASSES
Class 48 - Operating Facility Guaranty Claim              o     Impaired -- The holder of an Allowed Operating
Estimated Allowed Amount:  $225 million                         Facility Guaranty Claim against Crane Holding
                                                                shall not receive any distribution
                                                                under the Plan on account of such
                                                                Claim and, on the Effective Date,
                                                                such Claim shall be extinguished and
                                                                be deemed of no force or effect;
                                                                provided however, that such holder
                                                                shall receive that distribution
                                                                provided to it as a holder of a
                                                                Class 4 Bank Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 49 - 9 1/4% Senior Subordinated Note Guaranty       o     Impaired -- The holder of an Allowed
Claim                                                           9 1/4% Senior Subordinated Note
                                                                Guaranty Claim shall not receive any
                                                                distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 5 - 9 1/4% Senior
                                                                Subordinated Note Claim.

                                                          o     Estimated Recovery -- 0%

Class 50 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against Crane
                                                                Holding shall receive, to the extent
                                                                due and owing on or before the
                                                                Effective Date, Cash in accordance
                                                                with the terms of the Critical Trade
                                                                Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 51 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date, each
claims in Classes 49 and 50)                                    holder of an Allowed General Unsecured
                                                                Claim against Crane Holding shall
                                                                receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in ex change for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Allowed General
                                                                Unsecured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which Crane Holding
                                                                and such holder shall have agreed
                                                                upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 52 - Crane Holding  Equity Interests                o     Unimpaired -- On the Effective Date,
                                                                the holders of Allowed Crane Holding
                                                                Equity Interests shall retain their
                                                                Interests under the Plan.

                                                          o     Estimated Recovery -- 100%

NATIONAL CRANE CLASSES
Class 53 - Operating Facility Guaranty Claim              o     Impaired -- The holder of an Allowed
                                                                Operating Facility Guaranty Claim
                                                                against National Crane shall not
                                                                receive any distribution under the
                                                                Plan on account of such Claim and,
                                                                on the Effective Date, such Claim
                                                                shall be extinguished and be deemed
                                                                of no force or effect; provided
                                                                however, that such holder shall
                                                                receive that distribution provided
                                                                to it as a holder of a Class 4 Bank
                                                                Group Secured Claim.

                                                          o     Estimated Recovery -- 0%

Class 54 - 9 1/4% Senior Subordinated Note Guaranty       o     Impaired -- The holder of an Allowed 9 1/4%
Claim                                                           Senior Subordinated Note Guaranty
                                                                Claim shall not receive any
                                                                distribution under the Plan on
                                                                account of such Claim and, on the
                                                                Effective Date, such Claim shall be
                                                                extinguished and be deemed of no
                                                                force or effect; provided however,
                                                                that such holder shall receive that
                                                                distribution provided to it as a
                                                                holder of a Class 5 - 9 1/4% Senior
                                                                Subordinated Note Claim.

                                                          o     Estimated Recovery -- 0%

Class 55 - Critical Trade Vendor Claims                   o     Unimpaired -- On the Effective Date,
                                                                each holder of an Allowed Critical
                                                                Trade Vendor Claim against National
                                                                Crane shall receive, to the extent
                                                                due and owing on or before the
                                                                Effective Date, Cash in accordance
                                                                with the terms of the Critical Trade
                                                                Vendor Order.

                                                          o     Estimated Recovery -- 100%

Class 56 - General Unsecured Claims (other than           o     Unimpaired -- On the Effective Date, each
claims in Classes 54 and 55)                                    holder of an Allowed General Unsecured
                                                                Claim against National Crane shall
                                                                receive in full satisfaction,
                                                                settlement, release, and discharge
                                                                of and in ex change for such Allowed
                                                                General Unsecured Claim (a)
                                                                treatment that leaves unaltered the
                                                                legal, equitable, and contractual
                                                                rights to which such Allowed General
                                                                Unsecured Claim entitles the holder
                                                                of such Claim, (b) Reinstatement (as
                                                                such term is defined in Article I of
                                                                the Plan) or (c) such other
                                                                treatment as to which National Crane
                                                                and such holder shall have agreed
                                                                upon in writing.

                                                          o     Estimated Recovery -- 100%

Class 57 - National Crane Equity Interests                o     Unimpaired -- On the Effective Date,
                                                                the holders of National Crane Equity
                                                                Interests shall retain their
                                                                Interests under the Plan.

                                                          o     Estimated Recovery -- 100%


C.       Allowed Claims

         Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. The presence of a Disputed Claim in any Class will not be a cause to delay distribution to Allowed Claims in that Class or in junior Classes. Any holder of a Disputed Claim that becomes an Allowed Claim after the Distribution Date will receive its distribution, without Postpetition Interest (except as otherwise expressly provided in the Plan), on the next Distribution Date.

D.       Full Satisfaction

         The Disbursing Agent shall make, and each holder of a Claim shall receive, the distributions provided for in the foregoing provisions of this
Article III in full satisfaction and discharge of all Claims against the Debtors.

E.       Postpetition Interest

         In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, no holder of a Claim shall be entitled to or receive Postpetition Interest; provided, however, that by agreement of the Bank Group, any right to postpetition interest is waived so long as this Plan is confirmed no later than September 30, 2001.

F.       Alternative Treatment

         Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it and the Debtor obligated on its Claim may agree in writing.


                                 ARTICLE IV

                    MEANS FOR IMPLEMENTATION OF THE PLAN

A.       Continued Corporate Existence

         Reorganized SGPA, Reorganized Grove Holdings, Reorganized Grove, Reorganized Crane Acquisition, Reorganized Grove U.S., Reorganized National Crane and Reorganized Crane Holding shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as their certificates of incorporation and by-laws are amended by this Plan.

B.       Corporate Action

         (i) Merger of SGPA into Reorganized Grove

         On the Effective Date, the following will occur:

            1. Reorganized SGPA will be incorporated as a new corporation.

            2. Reorganized SGPA will cause Reorganized Grove Holdings to be incorporated as a new wholly-owned subsidiary, and Reorganized SGPA will contribute the New SGPA Common Stock and the New SGPA Debentures to Reorganized Grove Holdings.

            3. Reorganized Grove Holdings will in turn cause Reorganized Grove to be incorporated as a new wholly-owned subsidiary, and will contribute the New SGPA Common Stock and the New SGPA Debentures to Reorganized Grove.

            4. SGPA will merge with and into Reorganized Grove pursuant to an agreement (the "Merger Agreement"), with Reorganized Grove surviving.

            5.    Pursuant to the Merger Agreement:

                  (A) Reorganized Grove will distribute to the holders of the Allowed Bank Group Secured Claims: (a) New SGPA Common Stock; (b) New Grove Notes; and (c) New SGPA Debentures, in the amounts set forth in Article III, in exchange for their Bank Group Secured Claims; and

                  (B) Reorganized Grove will distribute to the holders of 9 1/4% Senior Subordinated Note Claims: (a) New SGPA Common Stock and (b) New SGPA Warrants, in the amount set forth in Article III, in exchange for their 9 1/4% Senior Subordinated Note Claims.

                       All such distributions shall be in accordance with this Plan.

         (ii) Dissolution Of Certain Debtors

         As soon as practicable after the Disbursing Agent has completed any distributions provided for in this Plan to holders of Claims and Interests of Grove Capital, Grove Holdings Capital, Grove Investors Capital and Grove Finance, the Disbursing Agent shall effectuate the dissolution of each of such Debtors in accordance with the laws of the State of Delaware.

         (iii) Merger of Certain Debtors into Reorganized Grove

         On the Effective Date, Grove and Grove Holdings shall merge into Reorganized Grove.

         (iv) Cancellation Of Debt Securities and Agreements

         On the Effective Date, (i) the Debt Securities shall be canceled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designations governing the Debt Securities shall be discharged. Notwithstanding the foregoing, each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an Indenture Trustee shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make distributions under the Plan as provided in Article V Section B.1 hereof, and (ii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under its indenture or other agreement, but the foregoing shall not result in any expense or liability to any Reorganized Debtor. No Reorganized Debtor shall have any obligations to any Indenture Trustee, agent or servicer (or to any disbursing agent replacing an Indenture Trustee, agent or servicer) for any fees, costs or expenses, except as expressly provided in the Plan.

         (v) Cancellation Of Stock

         On the Effective Date, the shares or membership interests, as appropriate, of Grove, Grove Holdings, Grove Capital, Grove Holdings Capital, Grove Investors Capital and Grove Finance shall be canceled.

         (vi) Cancellation Of Membership Interests and Conversion To
Corporations

         On or as soon as practicable after the Effective Date, (a) all membership interests of Grove U.S. shall be canceled, (b) such Debtor shall be converted to a "C" corporation, and (c) new common stock shall be issued for Reorganized Grove U.S. and delivered to Grove which, in turn shall become property of Reorganized Grove as a result of the merger of Grove into Reorganized Grove.

         (vii) Certificates of Incorporation and By-laws

         On the Effective Date, the certificate of incorporation and by-laws of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

C.       Restructuring Transactions

         (i) New Securities

             1.     Authorization

         As of the Effective Date, the issuance of (i) New Grove Notes,
(ii) New SGPA Debentures, (iii) New SGPA Warrants, and (iv) New SGPA Common Stock, is hereby authorized without further act or action under applicable law, regulation, order or rule. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The terms of the New Grove Notes, New SGPA Debentures, New SGPA Warrants, and New SGPA Common Stock shall be included in the Plan Supplement to this Plan.

             2.     Reserve

         Reorganized SGPA shall reserve that percentage of the New SGPA Common Stock designated in the Management Option Plan without further act or action required under applicable law, regulation, order or rule.

         (ii) New Senior Secured Facility

         The Reorganized Debtors will enter into one or more post-confirmation loan facilities, including the New Senior Secured Facility, in order to (a) refinance certain amounts outstanding on the Effective Date under the DIP Facility, (b) make other payments required to be made on the Effective Date or the Distribution Date, and (c) provide the additional borrowing capacity required by the Reorganized Debtors and the Non-Debtor Subsidiaries following the Effective Date to maintain their operations.

D.       Management Compensation, Distributions and Option Plan

         On the Effective Date, pursuant to the terms of the Plan, certain members of management will (a) enter into employment agreements which provide for, among other things, incentive compensation based upon attaining agreed-upon EBITDA levels and (b) as determined by the Board of Directors for Reorganized SGPA, receive five percent (5%) of the New SGPA Common Stock of Reorganized SGPA in the form of either restricted stock or "penny" options so that there is no tax implications to management on the Effective Date, which stock was attributable to value that holders of Class 4 Bank Group Secured Claims agreed to grant to the Board of Directors for Reorganized SGPA for this specific purpose. As soon as practicable following the Effective Date, the Board of Directors of Reorganized SGPA will implement the Management Option Plan providing for the distribution of up to five percent (5%) of the New SGPA Common Stock of Reorganized SGPA.

E.       Directors and Officers

         On the Effective Date, the board of directors of Reorganized SGPA shall be comprised of five (5) members: three selected by holders of the Allowed Bank Group Secured Claims, one selected by the holders of 9 1/4% Senior Subordinated Note Claims and one selected by Reorganized Grove's management. The existing officers and directors of the other Reorganized Debtors shall serve initially in their current capacities after the Effective Date.

F.       Revesting of Assets

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Confirmation Date for professional fees and expenses.

G.       Preservation of Rights of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

H.       Exemption from Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.       Exclusivity Period

         The Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

J.       Effectuating Documents; Further Transactions

         The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of the Debtors, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.


                                 ARTICLE V

                     PROVISIONS GOVERNING DISTRIBUTIONS

A.       Disbursing Agent

         Reorganized Grove, or any party designated by Reorganized Grove, in its sole and absolute discretion, shall serve as the Disbursing Agent and shall make all distributions required under this Plan, except for distributions pursuant to the Merger Agreement. The Disbursing Agent may employ or contract with other Persons to assist in the performance of its duties.

         On the Effective Date, all property to be distributed under this Plan and all Other Assets shall be deemed to have been transferred to the Disbursing Agent. The Disbursing Agent may establish one or more general accounts for the deposit of funds to be distributed under the Plan. The Disbursing Agent may invest all Cash deposited in any account or reserve in a manner that shall yield a reasonable return, taking into account the safety of the investment. If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, the Disbursing Agent shall receive from funds otherwise available for distribution hereunder, without further Bankruptcy Court approval, reasonable compensation for its services under the Plan and reimbursement of its reasonable out-of-pocket expenses incurred in connection with those services, including the fees and expenses of any Professionals or other agents that it employs. The Distribution Reserve shall include sufficient funds to pay all projected operating expenses of the Disbursing Agent, including but not limited to liability insurance for the benefit of the Disbursing Agent and his employees and representatives for acting in such capacity. The Disbursing Agent shall not be required to give any bond, surety, or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court, and, in that event, all costs and expenses of procuring any such bond shall be paid from funds otherwise available for distribution hereunder.

         The Reorganized Debtors and the Debtors' Estates shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Delaware, the Disbursing Agent and each Professional or other person employed by the Disbursing Agent to carry out the provisions of this Plan (each, an "Indemnified Person") from and against all liabilities, damages, claims, costs, and expenses (including attorney fees) arising from or in connection with their actions or omissions in performing their duties under this Plan, so long as the Indemnified Person acted in good faith and in a manner reasonably believed to be in or not inconsistent with the Estates' best interests. Any amount payable to an Indemnified Person in accordance with this paragraph shall constitute an Administrative Claim in the Chapter 11 Cases and shall be payable as incurred from funds held by the Disbursing Agent for distributions under this Plan.

B.       Distributions to Holders of Debt Securities Claims

         (i) Distributions to Indenture Trustees

         Notwithstanding any other provision hereof, the Disbursing Agent shall make all distributions otherwise payable to each holder of a Debt Securities Claim to the appropriate Indenture Trustee, who shall make distributions in accordance with the provisions of this Plan and the respective governing indenture.

         (ii) Surrender of Securities or Instruments

         On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Debt Securities Claim (a "Certificate") shall surrender the Certificate to the Disbursing Agent or, with respect to indebtedness that is governed by an indenture, to the respective Indenture Trustee, and the Certificate shall be canceled. No holder of a Debt Securities Claim shall receive any distribution under the Plan until the respective Indenture Trustee has received either the holder's Certificate or a reasonably satisfactory affidavit of loss and indemnity. Any holder who fails to surrender or cause to be surrendered its Certificate or to deliver a reasonably satisfactory affidavit of loss and indemnity to the Disbursing Agent or the Indenture Trustee before the second anniversary of the Effective Date shall forfeit all rights and Claims in respect of its Debt Securities Claim and shall not participate in any distribution hereunder. All Cash or other property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors for distribution by the Disbursing Agent in accordance with the Plan, notwithstanding any federal or state escheat laws to the contrary.

         (iii) Distribution Record Date

         At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Neither the Reorganized Debtors, the Disbursing Agent, nor any Indenture Trustee shall be obligated to recognize any transfer of Debt Securities occurring after the Distribution Record Date, but shall be entitled instead to recognize and deal for all purposes hereunder with only the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

C.       Means of Cash Payment

         Cash payments under this Plan shall be made, in the Disbursing Agent's sole discretion, by checks drawn on or wire transfer from a domestic bank selected by the Disbursing Agent. If so requested, in a writing received by the Disbursing Agent not later than five (5) Business Days after the Confirmation Date, Cash payments under the Plan of $1,000,000 or more shall be made by wire transfer. Distributions to foreign creditors may be made, at the Disbursing Agent's option, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

D.       Delivery of Distributions; Undeliverable or Unclaimed Distributions

         (i) Delivery of Distributions in General

         The Disbursing Agent or the appropriate Indenture Trustee shall make distributions to each holder of an Allowed Claim (a) at the address on any proof of Claim filed by the holder (or at the holder's last known address, if no proof of Claim is filed), (b) at the address in any written notice of address change delivered to the Reorganized Debtors or the Disbursing Agent, (c) at the address reflected in the Schedules, if no proof of Claim has been filed and the Reorganized Debtors or the Disbursing Agent have not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture and is administered by an Indenture Trustee, at the address (i) in the Indenture Trustee's official records, or (ii) set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with Section B of this Article V.

         (ii) Undeliverable and Unclaimed Distributions

              1.  Holding and Investment of Undeliverable and
                  Unclaimed Distributions

         If any holder's distribution is returned as undeliverable, no further distributions to that holder shall be made unless and until the Disbursing Agent or the Indenture Trustee receives notice of the holder's then-current address, at which time all outstanding distributions shall be made to the holder. Undeliverable distributions made through the Disbursing Agent or the Indenture Trustee shall be returned to the Disbursing Agent until such distributions are claimed. The Disbursing Agent shall establish a segregated account to serve as the Unclaimed Distribution Reserve, and all undeliverable and unclaimed Cash distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed. On each Periodic Distribution Date, the Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the immediately preceding Periodic Distribution Date, together with any interest actually earned thereon.

             2.  Failure to Claim Undeliverable Distributions

         Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before the second anniversary of the Effective Date shall be deemed to have been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Reorganized Debtors, or their property. After the second anniversary of the Effective Date, the Disbursing Agent shall withdraw any amounts remaining in the Unclaimed Distribution Reserve for distribution in accordance with this Plan.

E.       Calculation Of Distribution Amounts Of New Common Stock

         No fractional shares of New SGPA Common Stock shall be issued or distributed under the Plan or by the Reorganized Debtors or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New SGPA Common Stock will receive the total number of whole shares of New SGPA Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New SGPA Common Stock, the Disbursing Agent shall allocate separately one whole share to such Persons in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, such fraction shall be canceled. If two or more Persons are entitle to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

F.       Distribution Date; Distributions Thresholds

         The Disbursing Agent shall not make payments of fractions of dollars, but shall round all such fractions to the nearest whole dollar, with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

G.       Withholding and Reporting Requirements

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any of those requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.

H.       Setoffs

         The Disbursing Agent may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Claim's holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have.

I.       No Distributions Pending Allowance

         Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

J.       Distribution After Allowance

         The Reorganized Debtors or the Disbursing Agent, as the case may be, shall make payments and distributions to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any property that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. All distributions made under this Article of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.


                                 ARTICLE VI

                      TREATMENT OF EXECUTORY CONTRACTS
                            AND UNEXPIRED LEASES

A.       Assumed Contracts and Leases

         Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Confirmation Date, or (iv) is listed on Exhibit C hereto. The Confirmation Order shall constitute a order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

B.       Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or its assignee, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Debtor (or any assignee) to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy
Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.       Bar to Rejection Damages

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served on counsel for the Debtors within thirty (30) days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

D.       Compensation and Benefit Programs

         Except and to the extent previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Article VI. A of the Plan, but only to the extent that rights under such programs are held by a Debtor or Persons who are employees of a Debtor as of the Confirmation Date, and the Debtors' obligations under such programs to persons who are employees of a Debtor on the Confirmation Date shall survive confirmation of this Plan, except for
(i) executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.


                                ARTICLE VII

                    ACCEPTANCE OR REJECTION OF THE PLAN

A.       Classes Entitled To Vote

         Each Impaired Class of Claims and Interests that will (or may) receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. By operation of law, each unimpaired Class of Claims or Interests is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because holders of Claims in Classes that are not entitled to receive or retain any property under the Plan are presumed to have rejected the Plan, they are not entitled to vote.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

C.       Elimination of Classes

         Any Class that does not contain any Allowed Claims or Interests or any Claims or Interests temporarily allowed for voting purposes under Fed.
R. Bankr. P. 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

D.       Cramdown

The Debtors hereby request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.


                                ARTICLE VIII

                     CONDITIONS PRECEDENT TO THE PLAN'S
                      CONFIRMATION AND EFFECTIVE DATE

A.       Conditions to Confirmation

         The Plan's Confirmation is subject to the satisfaction or due waiver of each of the following conditions precedent:

         (i) The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.

B.       Conditions to Effective Date

         Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

         (i) The Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified.

         (ii)  The Confirmation Order shall have become a Final Order.

         (iii) The Debtors shall have entered into the New Senior Secured Facility, in amount, form and substance acceptable to the Debtors, to provide the Reorganized Debtors with working capital to meet ordinary and peak requirements and additional borrowings to support future projects.

         (iv) The Debtors shall have executed and delivered all documents necessary to effectuate the transactions set forth in
               Article IV Section B hereof.

C.       Waiver of Conditions

         The conditions set forth above can be waived, other than A.i and B.i, in whole or in part by the Debtors at any time without an order of the Bankruptcy Court. Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date's occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by a Debtor or Reorganized Debtor). The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.


                                 ARTICLE IX

                          MODIFICATION; WITHDRAWAL

         The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019. The Debtors may withdraw the Plan at any time before the Effective Date.


                                 ARTICLE X

                         RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

         A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest;

         B. Hear and determine all Professional Fee Claims and other Administrative Claims;

         C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

         D. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         E. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         F. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

         G. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

         H. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         I. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         J. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         K. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

         L. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         M. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         N. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         O. Enter a final decree closing the Chapter 11 Cases.


                                 ARTICLE XI

                          EFFECTS OF CONFIRMATION

A.       Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, and their respective successors and assigns, and all other parties-in-interest in these Chapter 11 Cases.

B.       Waiver Of Claims; Covenant Not To Sue

         The distributions provided for in this Plan are in full satisfaction and payment of all Claims against and Interests in the Estates. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan or the Confirmation Order, (i) all Persons who have held, hold, or may hold Claims against or Interests in the Debtors shall be deemed to have forever waived and covenanted with each of the Estates (the "Limited Releasees") and (ii) the Debtors shall be deemed to have forever waived and covenanted with each of the Estates and the officers and directors of each of the Debtors (collectively, the "Released Parties"), to waive and not to
(a) sue, or otherwise seek any recovery from the Limited Releasees or the Released Parties (as applicable) or their property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken or occurring before the Effective Date arising out of the business or affairs of the Debtors or (b) assert against any of the Limited Releasees or the Released Parties (as applicable) or their property any Claim, obligation, right, cause of action or liability which any such holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or before the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or this Plan.

C.       Exculpation And Limitation Of Liability

         Neither the Debtors, the Creditors' Committee, the Bank Group, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estate(s), the Reorganized Debtors, the Creditors' Committee, the Bank Group, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

D.       Injunction

         Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estate(s), the Disbursing Agent, or any of their property on account of any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

E. Termination Of Subordination Rights; Settlement Of Related Claims And Controversies

         (i) All Debt Securities Claims and all rights and claims between or among their holders, relating in any manner whatsoever to claimed subordination rights, "make-whole" rights, rights to postpetition and default interest, or similar rights, if any (collectively, "Subordination-Related Rights"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of such Debt Securities Claims and such rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Debt Securities Claims, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth and described in this Plan.

         (ii) Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under, described in, contemplated by, and/or implemented by this Plan, the provisions of this Article XII Section E shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable Subordina tion-Related Rights that any holder of a Claim, including, but not limited to, a holder of a Debt Securities Claim may have with respect to any such Claim, or any distribution to be made on account of any such Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, including, without limitation, the compromise and settlement embodied in the Plan's treatment of Debt Securities Claims as described in Article III Section B, and the Bankruptcy Court's finding that such compromises and settlements are fair, equitable, and reasonable, and in the best interests of the Debtors, their Estates, and all Claim holders, including affected holders of Debt Securities Claims.

F.       Discharge Of The Debtors

         All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee of retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

         All valid claims to the Pension Plans, including PBGC's contingent claims, shall be unaffected by confirmation of the Plan and no valid claims relating to the Pension Plans shall be deemed to have been discharged or released in this proceeding. Thus, for example, in the event of termination of any of the Pension Plans subsequent to the Confirmation Date, the Debtors may incur liability to PBGC under 29 U.S.C. ss. 1362(b) and 29 U.S.C. ss. 1362(c) with respect to such terminations.


                                ARTICLE XII

                          MISCELLANEOUS PROVISIONS

A. Bar Date for Administrative, Professional Fee and Substantial Contribution Claims

         The Confirmation Order will establish the Administrative Claims Bar Date for filing proofs of Administrative Claim, including Substantial Contribution Claims, Professional Fee Claims, and Claims based on the expenses of individual members of the Creditors' Committee. Administrative Claims not filed on or before the Administrative Claims Bar Date will be deemed waived and forever barred. The notice of Confirmation delivered under Fed. R. Bankr. P. 3020(c) and 2002(f) will include and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors shall have 45 days (or any longer period allowed by the Bankruptcy Court) after the Administrative Claims Bar Date to review and object to any Administrative Claim filed in accordance with this paragraph.

B.       Payment of Statutory Fees

         All fees payable under Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.

C.       Severability of Plan Provisions

         If, before Confirmation, the Bankruptcy Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

D.       Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

E.       Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Disbursing Agent has made all distributions contemplated by this Plan, the Reorganized Debtors have been dissolved, and the Bankruptcy Court has entered an order closing the Chapter 11 Cases.

F.       Committees

         On the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to any appeal of an order in the Chapter 11 Cases and applications for allowance of Professional Fee Claims.

G.       Plan Supplement

         Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court before the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors.

H.       Notices to Debtors

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery,
(c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         SGPA, INC.
         1565 Buchanan Trail East
         Shady Grove, PA  17256-0021
         Attn:  Keith Simmons, Esq.

with a copy to:

         SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         Four Times Square
         New York, NY  10036-6552
         Attn:  Jay M. Goffman, Esq.

         -and-

         REED SMITH LLP
         213 Market Street, 9th Fl.
         Harrisburg, PA 17101
         Attn:  Dino A. Ross, Esq.

I.       Indemnification Obligations

         Except as otherwise specifically provided herein, any obligations or rights of any Debtor to indemnify its present and former directors, officers, or employees under its certificate of incorporation, by-laws, employee-indemnification policy, or under state law or any agreement with respect to any claim, demand, suit, cause of action, or proceeding, shall survive and be unaffected by this Plan's confirmation, and remain an obligation of the respective Reorganized Debtor, regardless of whether the right to indemnification arose before or after the Petition Date.

J.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated:   Harrisburg, Pennsylvania
         June 25, 2001


                                   SGPA, INC.


                                   By: /s/ Stephen L. Cripe
                                       -----------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE HOLDINGS  LLC


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE WORLDWIDE LLC


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:  Stephen L. Cripe
                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                   GROVE HOLDINGS CAPITAL, INC.


                                   By: /s/ Stephen L. Cripe
                                       -------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE INVESTORS CAPITAL, INC.


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE FINANCE  LLC


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE CAPITAL, INC.


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   CRANE ACQUISITION CORP.


                                   By: /s/ Stephen L. Cripe
                                       ------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   CRANE HOLDING INC.


                                   By: /s/ Stephen L. Cripe
                                       -------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   NATIONAL CRANE CORP.


                                   By: /s/ Stephen L. Cripe
                                       -------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Vice President and Chief
                                           Financial Officer


                                   GROVE U.S.  LLC


                                   By: /s/ Stephen L. Cripe
                                       -------------------------------------
                                   Name:   Stephen L. Cripe
                                   Title:  Senior Vice President and
                                           Chief Financial Officer


                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                   Attorneys for SGPA, Inc., et al.
                                   Debtors-in-Possession


                                   By:  /s/ Jay M. Goffman
                                      ---------------------------------------
                                   Jay M. Goffman
                                   Carlene J. Gatting
                                   Alan J. Carr
                                   Four Times Square
                                   New York, NY  10036-6552

                                   -and-

                                   REED SMITH LLP
                                   Paul Singer
                                   Dino A. Ross
                                   213 Market Street, 9th Fl.
                                   Harrisburg, PA  17101




                                 EXHIBIT A

                      DEBTOR AFFILIATES OF SGPA, INC.


Grove Holdings LLC
Grove Worldwide LLC
Grove Capital, Inc.
Grove Holdings Capital, Inc.
Grove Investors Capital
Grove Finance LLC
Crane Acquisition Corp.
Crane Holding, Inc.
National Crane Corp.
Grove U.S. LLC




                                 EXHIBIT B

                    NONDEBTOR SUBSIDIARIES OF SGPA, INC.

Grove Australia Pty. Ltd.
Grove Holdings France SAS
Grove France SAS
Delta Manlift SAS
Grove Worldwide Holdings Germany GmbH
Grove Europe Limited
Deutsche Grove GmbH
Grove Europe Pension Trustees Limited
Grove Crane Limited
Manlift Limited




                                 EXHIBIT C

       SCHEDULE OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                    [to be provided in Plan Supplement]




-------------------------------------------------------------------------------

                       ANNUAL REPORT ON FORM 10-K FOR
                  THE FISCAL YEAR ENDED SEPTEMBER 30, 2000



                                 EXHIBIT B

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         -------------------------

                                    FORM 10-K

[x] Annual Report Pursuant to Section 13 or 15(d) of the Securities
    Exchange Act of 1934. For the fiscal year ended September 30, 2000

                                       OR

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities
    Exchange Act of 1934. For the transition period from ___________ to
    ___________

                     Commission File Number: 333-57611
                                             ---------

                            GROVE WORLDWIDE LLC
                            -------------------
           (Exact name of Registrant as specified in its charter)

            DELAWARE                                   23-2955766
            --------                                   ----------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

1565 BUCHANAN TRAIL EAST  SHADY GROVE, PENNSYLVANIA                17256
---------------------------------------------------                -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:       (717) 597-8121
                                                          --------------

Securities registered pursuant to Section 12(b) of the Act:  NONE
Securities registered pursuant to Section 12(g) of the Act:  NONE

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No __

Indicate by check mark if disclosure of delinquent files pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. X

State the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant. NONE

Documents incorporated by reference:  NONE



                               GROVE WORLDWIDE LLC
                       INDEX TO ANNUAL REPORT ON FORM 10-K
                 FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000




                                                                           PAGE


                                     PART I


Item 1.  Business.                                                            1
Item 2.  Properties.                                                          8
Item 3.  Legal Proceedings.                                                   9
Item 4.  Submission of Matters to a Vote of Security Holders.                 9

                                     PART II

Item 5.  Market for Registrant's Common Equity and Related
         Stockholder Matters.                                                 9
Item 6.  Selected Financial Data.                                            10
Item 7.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations.                      11
Item 7A. Quantitative and Qualitative Disclosures about
         Market Risk.                                                        20
Item 8.  Financial Statements and Supplementary Data.                        21
Item 9.  Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure.                                21

                                    PART III

Item 10. Directors and Executive Officers of the Registrant.                 22
Item 11. Executive Compensation.                                             25
Item 12. Security Ownership of Certain Beneficial Owners and Management.     30
Item 13. Certain Relationships and Related Transactions.                     31

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K.    33



The following report is qualified in its entirety by, and should be read in conjunction with, the more detailed information and combined financial statements of The Grove Companies, the predecessor to the Company, and the consolidated financial statements of Grove Worldwide LLC including the notes thereto (the "financial statements"), included elsewhere in this report. Unless otherwise noted, the "Company" or "Grove" refers to Grove Worldwide LLC and its subsidiaries. The Company's fiscal year ends on the Saturday closest to the last day of September. References to fiscal 1996, fiscal 1997, fiscal 1998, fiscal 1999 and fiscal 2000 refer to the fiscal years ended September 28, 1996, September 27, 1997, October 3, 1998, October 2, 1999 and September 30, 2000, respectively. Reference to the (i) seven months ended April 28, 1998 means the period from September 27, 1997 to April 28, 1998 and (ii) five months ended October 3, 1998 means the period from April 28, 1998 to October 3, 1998. References to historical financial information are to the historical combined and consolidated financial results of the acquired business. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

No separate financial statements of the subsidiary guarantors (as defined) and Grove Capital, Inc. ("Grove Capital") are included herein. The Company considers that such financial statements would not be material to investors because: (i) this report does include, in the notes to the combined and consolidated financial statements of the Company, supplemental financial information, setting forth on a consolidated basis, balance sheets, statements of operations and cash flows information for the subsidiary guarantors, the subsidiaries of the Company that are not guarantors (the "non-guarantor subsidiaries") and the Company; and (ii) the above-mentioned note provides sufficient detail to allow investors to determine the nature of the assets held by, and the operations and cash flows of the subsidiary guarantors and Grove Capital.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this report constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "anticipates," "expects," "estimates," "intends," "plans," "projects," and "outlook") are not historical facts and may be forward-looking. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, cost savings, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by such forward-looking statements, and accordingly, such statements should be read in conjunction with and are qualified in their entirety by reference to, such risks, uncertainties and other factors, which are discussed throughout this report. Such factors include, among others, the following:

o substantial leverage, ability to service debt, and the ability of the Company to comply with financial and other covenants in the Company's credit agreement. In fiscal 1999 and fiscal 2000, the Company was required to obtain waivers and amendments to its credit agreement to remain in compliance with certain financial covenants. In connection with the most recent amendments, the credit agreement was modified to place significant restrictions on the amount of borrowings available to the Company for working capital purposes, particularly during the period though April 30, 2001, a period during which the Company's need for working capital is projected to be the greatest. During a 14-day period ending April 16, 2001 and a 5-day period ending April 23, 2001, borrowings under the revolving credit facility will be limited to $40 million and $35 million, respectively. The Company may require additional amendments in the future and, if required, there can be no assurance that such amendments will be obtained;
o changing market trends in the mobile hydraulic crane, aerial work platform and truck-mounted crane industries;
o general economic and business conditions including a prolonged or substantial recession;
o the ability of the Company to implement its business strategy and maintain and enhance its competitive strengths;
o the effectiveness of the Company's recent initiatives to improve operating results and cash flows by selling the Company's Manlift operations in France, reducing the remaining Manlift operations, restructuring the Company's main manufacturing operations and reducing the number of employees. If these initiatives are not successful, the Company may be unable to generate sufficient cash flows from operations and meet bank covenants.
o the ability of the Company to obtain financing for general corporate purposes;
o     competition;
o     availability of key personnel;
o     industry overcapacity; and
o     changes in, or the failure to comply with, government regulations.

As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements contained herein speak solely as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.



PART I

ITEM 1. BUSINESS

RECENT DEVELOPMENTS

During the years ended October 2, 1999 and September 30, 2000, the Company incurred significant operating losses that would have resulted in non-compliance with certain financial covenants included in the Company's Bank Credit Facility (see note 11 of the Company's financial statements). The Company obtained waivers of these financial covenants as well as certain covenant modifications to help position the Company for future compliance. Nevertheless, future compliance will depend on achieving significantly improved operating results during fiscal 2001 and beyond. Furthermore, modifications of the Bank Credit Facility place significant restrictions on the amount of borrowings available to the Company for working capital purposes, particularly during the period through April 30, 2001, a period during which the Company's need is projected to be the greatest.

Management has undertaken a number of initiatives to help improve operating results and cash flows including: (i) reduction of Manlift operations, (ii) the planned sale of Delta Manlift operations in France, (iii) restructuring Shady Grove, Pennsylvania manufacturing operations by improving product flow and (iv) reducing the number of sales, marketing, engineering and administrative employees, principally in Shady Grove and the UK.
The reduction of Manlift operations allows the Company to produce a product line which management believes is complementary with the Company's Crane products and strategy. Manlift will continue to provide full support for the installed base of aerial work platforms through parts and service, including discontinued models, and to manufacture six models of boom Manlifts. In order to take advantage of synergies, the Company has merged Manlift's production, engineering and sales and marketing functions with those of Grove Crane. Accordingly, the Company's Manlift operations are discussed with Grove Crane. GENERAL

The Company is an international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes and truck-mounted cranes. The Company's products are used in a wide variety of applications by commercial and residential building contractors, as well as by industrial, municipal and military end-users. The Company's products are marketed to independent equipment rental companies and directly to end-users under three widely recognized brand names -- GROVE CRANE, GROVE MANLIFT and NATIONAL CRANE.

The Company's products are sold in over 50 countries primarily through an established, global network of approximately 210 independent distributors. The Company's major markets are North America (approximately 65% of fiscal 1999 and 67% of fiscal 2000 new equipment sales), Europe (approximately 26% of fiscal 1999 and fiscal 2000 new equipment sales), Africa and the Middle East (approximately 4% of fiscal 1999 and 2% of fiscal 2000 new equipment sales), Asia (approximately 2% of fiscal 1999 and fiscal 2000 new equipment sales) and Latin America (approximately 3% of fiscal 1999 and fiscal 2000 new equipment sales).

GROVE CRANE designs and manufactures 24 models of mobile hydraulic cranes. The Company's mobile hydraulic cranes, which are used primarily in industrial, commercial and public works construction, are capable of reaching maximum heights of 374 feet and lifting up to 350 tons.

GROVE MANLIFT, now manufactured, distributed and serviced by Grove Crane, has six models of aerial work platforms, which are used primarily in industrial applications. Aerial work platforms elevate workers and their materials more safely, quickly and easily than alternative methods such as scaffolding and ladders.

NATIONAL CRANE designs and manufactures 11 models of telescoping and 14 models of articulating truck-mounted cranes. The Company's telescoping and articulating cranes, which are used primarily in industrial, commercial, public works and construction applications, are capable of reaching maximum heights of 175 feet and lifting up to 40 tons. Telescoping and articulating cranes are mounted on a standard truck chassis or on a pedestal at a fixed location.

Grove Worldwide was formed as a Delaware limited liability company in 1997. The Company and its predecessors have been in business for over 50 years. The principal executive offices of the Company are located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. The telephone number of the Company's executive offices is (717) 597-8121.

THE INVESTOR GROUP

Grove Holdings LLC ("Grove Holdings") owns all of the limited liability company interests of the Company. Grove Investors LLC ("Grove Investors") owns all of the limited liability company interests of Grove Holdings. All of Grove Investors' outstanding membership interests are owned by (i) FW Grove Coinvestors, L.P., (ii) Oak Hill Strategic Partners, L.P., formerly known as FW Strategic Partners, L.P., (iii) GGEP-Grove, L.P., (iv) Michael L. George,
(v) institutional investors and (vi) members of the Company's senior management (collectively, the "investor group").

FW Grove Coinvestors is a limited partnership formed in order to acquire Grove Investors' membership interests. Keystone, Inc. ("Keystone"), the principal investment entity of Robert M. Bass, is a limited partner of FW Grove Coinvestors. In addition, certain principals of Keystone and its related entities are limited partners in a partnership which is a limited partner of FW Grove Coinvestors.

Oak Hill Strategic Partners is a limited partnership that invests primarily in public and private debt and equity securities. Oak Hill Strategic Partners was formed by certain principals and employees of Keystone and its related entities.
GGEP-Grove is an entity that was formed by certain principals and employees of the George Group Inc., an acquisition and management consulting firm that applies its strategic and operations management expertise to manufacturing businesses. The George Group is the general partner of GGEP-Grove. Michael L. George is the Chief Executive Officer of the George Group and its majority shareholder.

PRODUCTS

MOBILE HYDRAULIC CRANES (GROVE CRANE)

GROVE CRANE manufactures 24 models of mobile hydraulic cranes, which are used primarily in the industrial, commercial and public works construction and in maintenance applications to lift material at job sites. There are four main types of mobile hydraulic cranes: (i) Rough-Terrain, (ii) All-Terrain, (iii) Truck-Mounted and (iv) Industrial. In addition, Grove Crane produces three models of specialty cranes for the U.S. Department of Defense.
ROUGH-TERRAIN CRANES are designed to lift materials and equipment on rough or uneven terrain. These cranes cannot be driven on highways, and, accordingly, must be transported by truck to a work site. Grove Crane produces nine models of rough-terrain cranes, believed to be the broadest such line in the world, capable of working heights of up to 208 feet and maximum load capacities of up to 100 tons.

ALL-TERRAIN CRANES are versatile cranes designed to lift materials and equipment on rough or uneven terrain and yet are highly maneuverable and capable of highway speeds. Grove Crane produces eight models of all-terrain cranes capable of working heights of up to 374 feet and maximum load capacities of up to 350 tons.

TRUCK-MOUNTED CRANES are designed to provide simple set-up, long reach high capacity booms and the capability of traveling from site to site at highway speeds. These cranes are suitable for urban and suburban uses. Grove Crane produces three models of truck-mounted cranes, believed to be the broadest such line in the world, capable of working heights of up to 202 feet and maximum load capacities of up to 75 tons.

INDUSTRIAL CRANES are designed primarily for plant maintenance, storage yard and material handling jobs. Grove Crane produces four models of industrial cranes capable of working heights of up to 74 feet and maximum load capacities of up to 15 tons. Effective October 1, 2000, three telescoping and three articulating boom aerial work platforms will be manufactured, sold and supported with industrial cranes.

TRUCK-MOUNTED CRANES (NATIONAL CRANE)

NATIONAL CRANE manufactures 25 models of truck-mounted cranes used primarily by contractors engaged in industrial, commercial, public works and residential construction, railroad and oil field service industries. They are also used in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. The Company manufactures two types of truck-mounted cranes: telescoping and articulating, and also produces four models of pedestal-mounted, fixed location cranes.

TELESCOPING CRANES are used primarily for lifting material and personnel on a job site. National Crane produces 11 models of truck-mounted telescoping cranes capable of working heights of up to 175 feet and maximum load capacities of up to 36 tons.

ARTICULATING CRANES are used primarily to load and unload truck beds at a job site. National Crane produces 14 models of truck-mounted articulating cranes capable of working heights of up to 71 feet and maximum load capacities of up to 46 tons.

OTHER CRANES include five models of pedestal-mounted cranes designed for docks, factories, yards, and other areas where fixed, stationary lifting is required. These cranes are capable of working heights of up to 95 feet and maximum load capacities of up to 28 tons.

MARKETING AND DISTRIBUTION

GENERAL

The Company benefits from an established base of approximately 210 independent distributors located in 50 countries around the world. Over two thirds of Grove Crane's North American distributors have been with the Company for over 10 years.

MOBILE HYDRAULIC CRANES

The Company distributes its mobile hydraulic cranes primarily through a global network of independent distributors, except in Germany, France and the United Kingdom, where the Company has its own distributors. In addition, the Company sells directly to certain large corporate customers and the United States Government.

In fiscal 2000, 72% of the Company's unit sales of mobile hydraulic cranes were derived from units shipped to North American and Latin American distributors and end users. The Company has longstanding relationships with its 45 North American and 24 Latin American distributors. Shipments to Europe comprised approximately 23% of the Company's shipments in fiscal 2000 through three Company stores, located in the U.K., Germany and France, and 42 third-party distributors. In fiscal 2000, shipments to Asia, Africa and the Middle East comprised approximately 2%, 1% and 2% of the Company's unit shipments, respectively.

TRUCK-MOUNTED CRANES (NATIONAL CRANE)

The Company's North American truck-mounted crane distribution network consists of 60 distributors that carry multiple product lines, the majority of which maintain rental fleets. In addition, the Company has eight distributors that focus either on limited product lines and/or market niches. Certain of the Company's "niche" distributors primarily sell to railroads and are a particular strength of the Company's customer base.

END-USERS AND CUSTOMERS

Mobile hydraulic cranes are primarily used by contractors engaged in industrial, commercial and public works construction, and for maintenance applications and job site material handling. National Crane's truck-mounted cranes are primarily used by contractors engaged in industrial, commercial, public works and residential construction, railroad and oil field service industries, and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In addition, U.S. railroad companies and U.S. equipment rental companies use the Company's truck-mounted cranes. Mobile hydraulic cranes are also sold to the U.S. Department of Defense and other government agencies.

The Company's top five customers for the fiscal years ended October 3, 1998, October 2, 1999 and September 30, 2000 accounted for approximately 24%, 20% and 17%, respectively, of the Company's whole good revenues for such periods. No one customer accounts for more than 10% of total revenue. Approximately 20% and 17% of the outstanding accounts and notes receivable balance as of October 2, 1999 and September 30, 2000, respectively, were due from these customers.

DEALER FINANCING PROGRAM

The Company offers certain of its customers terms of up to one year. Units sold under this program generate secured notes receivable, which the Company sells, from time to time, to third-party financial institutions. Generally, this program is used by customers to finance equipment for their rental fleets. However, the terms of the notes provide that if the customer sells the equipment prior to the maturity of the notes, the notes must be repaid immediately along with any interest accrued thereon.

The Company has agreements with three major international banks to sell up to $135.0 million of notes receivable generated from sales of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes under the dealer financing program, subject to certain conditions. However, the Company's Bank Credit Facility limits the aggregate sold amount of receivables outstanding under the arrangements to $110.0 million at all times. The banks purchase the notes receivable at face value on a 90% non-recourse basis. The agreements require the Company to purchase credit insurance on behalf of the third-party to insure the 90% risk assumed by the bank. The Company retains 10% of the credit risk.

ENGINEERING AND DESIGN

The Company's team of engineers focuses on developing innovative, high performance, low maintenance products that create significant brand loyalty among customers. Design engineers work closely with the Company's manufacturing and marketing staff, enabling the Company to quickly identify changing end-user requirements, implement new technologies and effectively introduce product innovations. The Company spent approximately $14.1 million, $12.4 million and $10.7 million in fiscal 1998, fiscal 1999 and fiscal 2000, respectively, on Company-sponsored research and development activities.

COMPETITION

The markets in which the Company competes are highly competitive. To compete successfully, the Company must remain competitive in areas of quality, value, product line, ease of use, safety, comfort and customer service. The Company faces competition in both of its operating divisions from a number of manufacturers. Competition in each of the Company's markets generally is based on product design, overall product quality, maintenance costs and price. The following table sets forth the Company's primary competitors in its major product groups:





  OPERATING
  DIVISIONS         PRODUCTS                PRIMARY COMPETITORS
--------------  -------------------------   -------------------


Grove Crane     Mobile Hydraulic Cranes     Liebherr Werk Nenzing, Link-Belt
Equipment Co.,                              Construction Mannesman Dematic,
("Terex")                                   Tadano Ltd. and Terex Corporation

National Crane  Truck-Mounted Cranes        Fassi Gru Idrauliche SpA, Hiab BV,
Co. Inc. (IMT),                             Iowa Mold Tooling Palfinger GmbH,
                                            Terex and Manitowoc



RAW MATERIALS

Principal materials used by the Company in its various manufacturing processes include steel, castings, engines, tires, axles, transmissions, hydraulic components and controls, hydraulic cylinders, electric controls, motors, and a variety of other fabricated or manufactured items either purchased complete or manufactured internally. Substantially all materials are normally available from multiple suppliers but are designed and tested to meet specific requirements. Current and potential suppliers are evaluated on a regular basis on their ability to meet the Company's requirements and standards regarding quality, delivery and value.

CYCLICALITY

The Company markets a large portion of its products in North America and Europe, and historically, sales of products manufactured and sold by the Company have been subject to cyclical variations caused by, among other things, changes in general economic conditions and, in particular, in conditions in the construction industry. During periods of expansion in construction activity, the Company generally has benefited from increased demand for its products. Conversely, during recessionary periods, the Company has been adversely affected by reduced demand for such products. Downward cycles may result in reduction of the Company's new unit sales and pricing, which may materially and adversely impact the Company's results of operations.

BACKLOG

The Company's backlog consists of firm orders for new equipment and replacement parts. Total backlog as of December 9, 2000 was approximately $130.6 million compared to total backlog as of December 11, 1999 of $237.1 million. Approximately $45.0 million of the decline in backlog is due to the reduction of the manlift product line. Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Parts orders are generally filled on an as-ordered basis.

EMPLOYEES

As of September 30, 2000, the Company had a total of approximately 3,626 employees, of which approximately 2,469 were employed in the United States. Approximately 29% of the Company's employees are represented by labor unions. In the United States, workers at the Company's Waverly, Nebraska facility are organized and are subject to a collective bargaining agreement that expires on June 9, 2002. Certain employees at the Company's Wilhelmshaven, Germany and Tonneins, France facilities are also organized under the host country's labor laws. The collective bargaining agreements covering the Wilhelmshaven, Germany employees will not terminate unless due notice is given by either party pursuant to special provisions within the collective bargaining agreements, but are subject to renegotiation at various times. Throughout all facilities, the Company considers its relations with its employees and union representatives to be good.

ENVIRONMENTAL MATTERS

The Company generates hazardous and non-hazardous waste in the normal course of its manufacturing operations. As a result, the Company is subject to a wide range of Federal, state, local and foreign environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and
(ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws has required, and will continue to require, expenditures by the Company on a continuing basis. The Company does not expect that these expenditures will have a material adverse effect on its financial condition or results of operations.

In 1990, the Clean Air Act was amended and established a list of 189 toxic air pollutants that must be controlled using maximum achievable control technology ("MACT") as prescribed by the EPA. The Company believes that by 2003 it will be subject to MACT regulations with respect to its surface coating air omissions. At this time, the Company does not expect the cost of compliance with these MACT regulations to have a significant impact on the Company.

INTELLECTUAL PROPERTY

The Company's products are sold primarily under the logo "G-Registered Trademark-", and the trademarks GROVE-Registered Trademark-, G GROVE WORLDWIDE-Registered Trademark-, GROVE MANLIFT-Registered Trademark-, MANLIFT-Registered Trademark-, G MANLIFT-Registered Trademark-, G MEGATRAK -Registered Trademark-, MAXX-Registered Trademark-, SUPER-MAXX-Registered Trademark-, TOUCAN-Registered Trademark-, and YARDBOSS-Registered Trademark-. The Company owns a number of patents and trademarks relating to the products it manufactures that have been obtained over a number of years.

ITEM 2. PROPERTIES

The Company maintains major manufacturing and engineering facilities in Shady Grove, Pennsylvania and Wilhelmshaven, Germany, as well as plants in Tonneins, France and Waverly, Nebraska. All such manufacturing facilities are ISO 9001 certified. The Company also maintains administrative and service facilities in the United Kingdom, France, Germany, and Australia, and offices in Singapore, the United Arab Emirates, and China. The Tonneins facility will be sold in connection with the Company's sale of Delta Manlift.

The following table outlines the principal facilities owned or leased by the
Company:



                                                                     APPROXIMATE
    FACILITY LOCATION                TYPE OF FACILITY                SQUARE FOOTAGE      OWNED/LEASED
---------------------------     ----------------------------         --------------      --------------

Shady Grove, Pennsylvania       Manufacturing/ Headquarters           1,165,600            owned
Quincy, Pennsylvania            Manufacturing                            40,100            owned
Chambersburg, Pennsylvania      Office/Storage                           81,000            owned
Waverly, Nebraska               Manufacturing/ Headquarters             303,800            owned
Antwerp, Belgium                Warehouse/Machine and Parts Storage     107,600           leased
Sunderland, U.K.(1)             Office/Storage                           14,000           leased
Wilhelmshaven, Germany(2)       Manufacturing/ Storage/Office           410,400
owned/leased
Langenfeld, Germany(3)          Storage/Office/ Field Testing            80,300           leased
Tonneins, France(4)             Manufacturing/ Storage/Office           101,900
owned/leased
Osny, France                    Storage/Repair/Office                    43,000            owned




(1) The lease for the Sunderland facilities runs 15 years from September 1, 1999 with termination clauses at five-year intervals.

(2) The buildings are owned by the Company and the underlying land is leased from the Federal Republic of Germany and Friedrich Krupp AG Hoesch Krupp ("Krupp"). The lease with the Federal Republic of Germany expires December 31, 2043 and the lease with Krupp expires December 31, 2042.
(3) The lease at Langenfeld, Germany runs year to year, through July 31, 2001. The Company has signed a commitment to lease new facilities upon completion of construction in the summer of 2001.

(4) Includes two facilities, one of which is leased. The lease expires on November 29, 2004.

To the extent any such properties are leased, the Company expects to be able to renew such leases or lease comparable facilities on terms commercially acceptable to the Company. Management believes that the Company's facilities are suitable for its operations and provide sufficient capacity to meet the Company's requirements for the foreseeable future.

The obligations of the Company under the Bank Credit Facility are secured by a mortgage on certain of the Company's owned, domestic real properties.

ITEM 3. LEGAL PROCEEDINGS

The Company is involved in various legal proceedings which have arisen in the normal course of its operations. The outcome of these legal proceedings, if determined adversely to the Company, is unlikely to have a material adverse effect on the Company. The Company is also subject to product liability claims for which it believes it has adequate insurance.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Grove Holdings, the sole holder of the Company's membership interests, approved and ratified the following (i) an amendment dated as of October 22, 1999 to the Credit Agreement, dated as of April 29, 1998; and (ii) on May 9, 2000, an amendment to the Company's Indenture dated as of April 29, 1998.

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS HOLDERS

There is no established trading market for the membership interests of the Company. Grove Holdings owns all of the limited liability company interests of the Company and Grove Investors owns all of the limited liability company interests of Grove Holdings. For certain information concerning the ownership of the limited liability company interests of Grove Investors, see "Item 12. Security Ownership of Certain Beneficial Owners and Management."

MARKET INFORMATION

No dividends have been paid on the Company's membership interests. The Company's borrowing arrangements limit the ability of the Company to pay dividends. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ITEM 6. SELECTED FINANCIAL DATA

The following table presents selected historical financial data of the Company
(i) as of and for each of the fiscal years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 (the "Predecessor Periods"), as of and for the five months ended October 3, 1998 and the fiscal years ended October 2, 1999 and September 30, 2000 (the "Successor Period"). As a result of the Acquisition, which was accounted for using the purchase method, results of operations for the Successor Period are not comparable with those for the Predecessor Periods. The selected historical financial data set forth below should be read in conjunction with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the related notes thereto included elsewhere in this report.





                                                PREDECESSOR                                     COMPANY
                                          -----------------------------               -----------------------------

                                                                 SEVEN       FIVE
                                                                 MONTHS     MONTHS
                                                                 ENDED       ENDED
                                                                APRIL 28,   OCTOBER 3,
                                             1996      1997       1998        1998         1999        2000
                                           --------  --------   --------   --------     ---------   ---------

                                                                     (DOLLARS  IN THOUSANDS)

Statement of operations data:
   Net sales (1)                           $ 807,229  $ 870,858  $ 486,255   $ 401,008   $793,784   $ 850,562
   Gross profit (2)                          185,079    203,273     98,863      58,015    147,782     124,882
   Operating expenses                        134,459    135,382     79,041      61,189    131,584     123,444
   Goodwill impairment (3)                        --        --          --          --         --      53,351
   Income (loss)from
     operations                               50,620     67,891     19,822      (3,174)    16,198     (51,913)
   Net income (loss) (4)                      25,448     42,220       (395)    (23,981)   (25,496)   (102,605)

Balance sheet data (at period end):
   Cash and cash equivalents                   8,184      5,024         --      34,289     15,498      16,102
   Total assets                              730,158    881,496         --     910,348    861,501     726,135
   Total debt                                  7,443      7,265         --     430,027    432,108     456,967
   Total member's equity (deficit)           502,554    628,492         --     145,861    104,568     (11,711)

Other
data:
   Depreciation and
     amortization (5)                         17,313     17,985     11,399       8,213     18,537      20,209
   Capital expenditures                       19,443     32,491     19,521       7,230      9,405       8,775
   Sales backlog at end
     of period                               185,237    229,513    268,682     163,314    178,300     108,891

(1) Net sales amounts have been restated to exclude freight costs which historically had been netted with freight revenues. The impact of the restatement was to increase net sales and cost of goods sold by $13,020, $14,046, $10,055, $7,229, $12,555 and $13,719 for the years ended
    September 28, 1996 and September 27, 1997, the seven months ended April 28, 1998, five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000, respectively.

(2) Gross profit for the five months ended October 3, 1998 was adversely impacted by the write-off of $27.7 million of purchase accounting adjustments with respect to the amount assigned to inventory in excess of historical cost.

(3) During the fourth quarter of fiscal 2000, management of the Company adopted a plan, approved by the Management Committee, to reduce the size of Manlift operations. In connection with the plan, the Company recognized a goodwill impairment charge of $53,351.

(4) Includes losses by the Company's Sunderland U.K. facility of $14,085, $5,999 and $3,554 for the seven months ended April 28, 1998, five months ended October 3, 1998 and year ended October 2, 1999, respectively. Effective December 1998, the Company ceased manufacturing operations at its Sunderland, United Kingdom facility due to recurring operating losses.
(5) Depreciation and amortization excludes depreciation on equipment held for rent.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the more detailed information and the historical combined and consolidated financial statements included elsewhere in this report.

LIQUIDITY OVERVIEW

During the years ended October 2, 1999 and September 30, 2000, the Company incurred significant operating losses that would have resulted in non-compliance with certain financial covenants included in the Company's Bank Credit Facility (see notes 11 and 24 of the Company's financial statements). The Company obtained waivers of these financial covenants as well as certain covenant modifications to help position the Company for future compliance. Nevertheless, future compliance will depend on achieving significantly improved operating results during fiscal 2001 and beyond. Furthermore, modifications of the Bank Credit Facility place significant restrictions on the amount of borrowings available to the Company for working capital purposes, particularly during the period through April 30, 2001, a period during which the Company's need is projected to be the greatest. In addition, the modified covenants require the Company to achieve certain earnings targets on a quarterly basis through fiscal 2001, including a requirement to achieve adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), as defined, of $20 million for the six months ended March 31, 2001. Effective January 12, 2001, the Company obtained further amendment of a covenant in its Bank Credit Facility, whereby the minimum Adjusted EBITDA, as defined, required for the six-month period ended March 31, 2001, was reduced to $16.5 million. The amendment will be null and void in the event the Company receives an audit report on its consolidated financial statements as of and for the year ended September 30, 2000 with a qualification or explanatory paragraph related to its ability to continue as a going concern.

Management has undertaken a number of initiatives to help improve operating results and cash flows including: (i) reduction of Manlift operations, (ii) the planned sale of Delta Manlift operations in France, (iii) restructuring Shady Grove, Pennsylvania manufacturing operations by improving product flow and (iv) reducing the number of sales, marketing, engineering and administrative employees, principally in Shady Grove and the UK.
The reduction of Manlift operations allows the Company to produce a product line which management believes is complementary with the Company's Crane products and strategy. Manlift will continue to provide full support for the installed base of aerial work platforms through parts and service, including discontinued models, and to manufacture six models of boom Manlifts. In order to take advantage of synergies, the Company has merged Manlift's production, engineering and sales and marketing functions with those of Grove Crane. Management believes the initiatives undertaken will enable the Company to maintain compliance with bank financial covenants as well as provide sufficient cash flow to meet the Company's obligations as they become due. However, if the initiatives are not successful or if there are unforeseen increases in working capital needs, the Company may be unable to meet bank covenants and/or to generate sufficient cash flows from operations. In such case, the Company will be required to obtain additional covenant modifications and additional sources of funding. There is no assurance that such covenant modifications will be obtained or that such funding, if needed, will be available.

RESULTS OF OPERATIONS

For financial reporting purposes, the acquisition of the Company by Grove Worldwide from Hanson Plc in April 1998 created a new basis of accounting and, accordingly, the Company was required to report results prior to the acquisition separate from results subsequent to the acquisition. For purposes of the following discussion of the Company's results of operations, the Company has compiled certain financial information for the fiscal year ended October 3, 1998 by combining results of operations for the seven months ended April 28, 1998 (prior to the acquisition) with those for the five months October 3, 1998 (subsequent to the acquisition). In connection with the acquisition, the Company was formed as a limited liability company and its capital structure was changed significantly.

The Company generates most of its net sales from the manufacture and sale of new mobile hydraulic cranes and truck-mounted cranes. The Company also generates a portion of its net sales from after-market sales (parts, service and used equipment) of the products it manufactures. Sales of used equipment are not material and are generally limited to trade-ins on new equipment through Company-owned distributors in France, Germany and the United Kingdom. The following is a summary of net sales for the periods indicated (dollars in millions):

                                           FISCAL YEAR
                               ----------------------------------------
                                1998             1999            2000
                               --------         -------         -------

New equipment sold               719.0         $ 624.1         $ 660.5
After-market                     101.6            94.8            89.5
Other (1)                         66.7            74.9           100.6
                               --------         -------         -------
           Net sales             887.3         $ 793.8         $ 850.6
                               ========         =======         =======

(1) Includes used equipment and specialty cranes and equipment sold to the U.S. government.


Consistent with industry practice, particularly in Germany, certain of the Company's mobile hydraulic crane sales (generally less than 5% of units sold annually) are made with residual value guarantees under which the full sales price is collected in cash on normal commercial terms following delivery of the cranes. However, these sales are accounted for in a manner similar to operating leases. Upon collection, the sales price is deferred and accounted for as deferred revenue (current and non-current) while the related inventory is reclassified as "property, plant and equipment/equipment held for rent." Over the term of the residual value guarantee, deferred revenue is recognized as sales and the depreciation of the related equipment held for rent is classified as cost of goods sold, the effect of which is to recognize sales, costs of goods sold and gross profit over the residual value guarantee period, typically five years, as opposed to at the time of delivery of the crane. Losses with respect to residual value guarantees have been insignificant. See note 4 of Notes to Combined and Consolidated Financial Statements.

Set forth below is certain information regarding the Company's results of operations for fiscal 1998, fiscal 1999 and fiscal 2000 (dollars in thousands).

                                                FISCAL YEAR
                                   ---------------------------------------------
                                      1998              1999              2000
                                   ---------         --------         ---------

Net sales                           $887,263         $793,784          $850,562
Cost of goods sold                   702,678          646,002           725,680

Write-off of amounts assigned
 to inventory in excess of
 historical costs resulting
 from purchase accounting
 adjustments                          27,707               --                --
                                  ---------         --------          ---------
           Gross profit              156,878          147,782           124,882

Selling, engineering, general
and administrative expenses          131,924          124,704           107,658
Amortization of goodwill               8,306            6,880             7,029
Restructuring charges                     --               --             8,757
Goodwill impairment charge                --               --            53,351
                                   ---------          -------         ---------
Income (loss) from operations       $ 16,648        $  16,198          $(51,913)
                                   =========         ========         =========



Net sales have been restated to exclude freight costs which historically had been netted with freight revenue. The impact of restatement was to increase net sales and cost of goods sold by $17,284, $12,555 and $13,719 for fiscal 1998, fiscal 1999 and fiscal 2000, respectively.

FISCAL 2000 COMPARED TO FISCAL 1999

NET SALES. Net sales increased $56.8 million, or 7.2%, from $793.8 million for fiscal 1999 to $850.6 million for fiscal 2000. Net sales would have been approximately 4% higher had foreign exchange rates been stable from fiscal 1999 to fiscal 2000 against the U.S. dollar. New equipment sales increased $36.4 million, or 5.8%, principally as the result of higher unit sales by the Grove Crane operating division. After-market sales for the Company, including parts and services, decreased from fiscal 1999 to fiscal 2000 due primarily to a decline in parts and service sales in Europe. Other sales for the Company increased 34.3% as a result of higher sales to the U.S. government and used equipment sales.

Net sales for the Grove Crane division increased $51.7 million, or 9.5%, from $545.1 million in fiscal 1999 to $596.8 million in fiscal 2000 on higher unit sales. The increase was almost entirely related to sales of North American and European customers.

Net sales for the Grove Manlift division decreased $9.2 million, or 5.5%, from $167.8 million in fiscal 1999 to $158.6 million in fiscal 2000. The decrease was the result of lower net sales in North America and decreased pricing partially offset by higher unit sales in Europe.

Net sales the National Crane division increased $14.0 million, or 17.2%, from $81.3 million in fiscal 1999 to $95.3 million in fiscal 2000. Net sales increased as the result of higher unit sales and increased demand for higher priced models.

GROSS PROFIT. Gross profit decreased $22.9 million, or 15.5%, from $147.8 million in fiscal 1999 to $124.9 million in fiscal 2000, as a result of a decline in Manlift volumes and pricing, manufacturing inefficiencies in the Company's US operation and the impact of the strengthening U.S. dollar against European currencies. Gross profit would have been approximately 6% higher had foreign exchange rates been stable from fiscal 1999 to fiscal 2000 against the U.S. dollar. The manufacturing inefficiencies were caused, in part, by a failed attempt by a labor union to organize U.S. employees. In connection with the decision to cease manufacture of certain aerial work platform models, the Company recorded inventory write-downs of $12.5 million in fiscal 2000. Gross profit as a percent of sales decreased to 14.7% in fiscal 2000 from 18.6% in fiscal 1999 primarily as the result of lower Manlift pricing.
SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses (SG&A) decreased $17.0 million, or 13.7%, from $124.7 million in fiscal 1999 to $107.7 million in fiscal 2000. Cost reductions at the Shady Grove facility contributed approximately $8.0 million to the decline. The strength of the US dollar against European currencies contributed $4.4 million to the decline. Included in SG&A are approximately $0.9 million and $5.4 million of consulting fees, for fiscal 2000 and fiscal 1999, respectively, paid to the George Group in connection with the Company's operational improvement program. As a percentage of net sales, SG&A was 12.7% in fiscal 2000 and 15.7% in fiscal 1999.

RESTRUCTURING CHARGES. During the year ended September 30, 2000, the Company adopted and executed restructuring plans that resulted in the termination of approximately 470 employees principally in its US operations. In connection with the terminations, the Company accrued severance costs of $8.8 million, of which $4.7 million has been paid, with the balance being payable during fiscal 2001. The terminations included manufacturing, general and administrative personnel. During October and November 2000, the Company terminated approximately 220 employees resulting in severance expense of $1.6 million which will be recognized in fiscal 2001.

GOODWILL IMPAIRMENT CHARGE. During the fourth quarter of fiscal 2000, management of the Company adopted a plan, approved by the Management Committee, to reduce the size of its Manlift operations. In connection with the decision to reduce Manlift operations, the Company recognized a goodwill impairment charge of $53.4 million.

INCOME FROM OPERATIONS. Income from operations, excluding the goodwill impairment charge of $53.4 million and restructuring charge of $8.8 million in fiscal 2000, decreased $6.0 million from $16.2 million in fiscal 1999 to $10.2 million in fiscal 2000. The declines were principally related to lower operating profits by the Grove Manlift division caused by the factors described above as well as the strengthening of the U.S. dollar against European currencies.

INTEREST INCOME (EXPENSE), NET. Net interest expense increased $7.7 million in fiscal 2000 as compared to fiscal 1999 as the result of higher borrowings on the Company's line of credit and higher rates on these borrowings.
INCOME TAXES. The Company's business is operated as a limited liability company organized under the laws of Delaware, as a result of which (i) Grove Worldwide LLC is not itself subject to income tax, (ii) the taxable income of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses in the United States is allocated to the equity holders of Grove Worldwide, and (iii) such equity holders are responsible for income taxes on such taxable income. The Company intends to make distributions in the form of dividends to equity holders to enable them to meet their tax obligations with respect to income allocated to them by the Company. Income taxes expense for fiscal 1999 and 2000 related principally to the Company's subsidiary in Waverly, Nebraska, which is incorporated as a C-corporation, and the Company's German subsidiary.

FISCAL 1999 COMPARED TO FISCAL 1998

NET SALES. Net sales decreased $93.5 million, or 10.5%, from $887.3 million for fiscal 1998 to $793.8 million for fiscal 1999. New equipment sales decreased $94.9 million, or 13.2%, principally as the result of lower unit sales by the Grove Crane and Grove Manlift operating divisions. These declines are principally related to (i) production delays at the Company's Shady Grove manufacturing facilities, which impacted the Company's ability to take advantage of market opportunities and (ii) softer demand for certain products resulting from distributors and rental companies delaying purchasing decisions as the result of uncertainty caused by mergers and acquisitions within the Company's customer base. After-market sales for the Company, including parts and services, decreased slightly from fiscal 1998 to fiscal 1999. This decrease was due primarily to a decline in parts and service sales and used equipment sales. Other sales for the Company increased 12.3% as a result of higher sales to the U.S. government, offset to some extent by lower revenues from unit sales that were accounted for as operating leases.

Net sales for the Grove Crane division declined $43.2 million, or 7.3%, from $588.3 million in fiscal 1998 to $545.1 million in fiscal 1999 on lower unit sales. The decline was almost entirely related to sales of North American customers. The impact of lower unit sales was offset to some extent by a shift in product mix to higher sales value units.

Net sales for the Grove Manlift division decreased $42.2 million, or 20.1%, from $210.0 million in fiscal 1998 to $167.8 million in fiscal 1999. Unit sales of aerial work platforms were down as a result of a weaker North American market, partially offset by increases in sales to European customers. Net sales the National Crane division decreased $7.9 million, or 8.9%, from $89.2 million in fiscal 1998 to $81.3 million in fiscal 1999. Net sales to North American customers declined but were slightly offset by an increase in sales to Latin American customers.

GROSS PROFIT. Gross profit, excluding the write-off of amounts assigned to inventory in excess of historical costs in fiscal 1998, decreased $36.8 million, or 19.9%, from $184.6 million in fiscal 1998 to $147.8 million in fiscal 1999, as a result of higher price concessions, lower volume, and inefficiencies caused by the start-up of the Company's new information systems in the United States. These factors contributed to a lower gross margin for fiscal 1999 versus fiscal 1998. Gross profit was also adversely impacted by the closure of the Sunderland U.K. manufacturing facility which incurred losses of $3.6 million for the period ending December 1998, the date of final closure.

SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses decreased $7.2 million, or 5.5%, from $131.9 million in fiscal 1998 to $124.7 million in fiscal 1999. As a percentage of net sales, selling, engineering, general and administrative expenses were 14.9% in fiscal 1998 and 15.7% in fiscal 1999. Although George Group expenses increased $4.1 million in fiscal 1999, from $2.7 million in fiscal 1998 to $6.8 million in fiscal 1999, the Company's operations improvement program as well as reducing the Company's cost structure through workforce reduction, has more than offset the increases. Fiscal 1999 includes a change for special one-time early retirement benefits of $2.3 million and a pension and postretirement curtailment gain of $3.3 million.

INCOME FROM OPERATIONS. Income from operations, excluding the write-off of amounts assigned to inventory in excess of historical costs in fiscal 1998, decreased $28.2 million. The declines were principally related to lower operating profits by the Grove Crane division caused by the factors described above.

INTEREST INCOME (EXPENSE), NET. Net interest expense increased $21.2 million in fiscal 1999 as compared to fiscal 1998 as the result of a full year of interest expense on borrowings under the Bank Credit Facility and the Senior Subordinated Notes in fiscal 1999 as compared to only five months in fiscal 1998.

INCOME TAXES. The Company's business is operated as a limited liability company organized under the laws of Delaware, as a result of which (i) Grove Worldwide LLC is not itself subject to income tax, (ii) the taxable income of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses in the United States is allocated to the equity holders of Grove Worldwide, and (iii) such equity holders are responsible for income taxes on such taxable income. The Company intends to make distributions in the form of dividends to equity holders of Grove Worldwide to enable them to meet their tax obligations with respect to income allocated to them by the Company. Income taxes expense for the five months ended October 3, 1998 and fiscal 1999 related principally to the Company's subsidiary in Waverly, Nebraska, which is incorporated as a C-corporation, and the Company's German subsidiary.

GEOGRAPHIC COMPARISONS DURING THE THREE YEARS ENDED SEPTEMBER 30, 2000.
Net sales to unaffiliated customers by the Company's domestic subsidiaries contributed 65% of the Company's sales in fiscal 2000. Net sales to unaffiliated customers by the Company's domestic subsidiaries increased by $13 million or 2% in fiscal 2000 as compared to fiscal 1999. The increase in net sales by the Company's domestic subsidiaries was a result of an increase in crane sales offset by a decrease in aerial work platform sales. Net sales to unaffiliated customers by the Company's foreign subsidiaries increased by $45.8 million or 18.3% in fiscal 2000 as compared to fiscal 1999. The increase in net sales by the Company's foreign subsidiaries was primarily the result of higher crane sales. Operating losses by the Company's U.K. operations of $5.7 million in fiscal 2000 partially offset operating earnings of the Company's German and French subsidiaries during the same period.

Net sales to unaffiliated customers by the Company's domestic subsidiaries contributed 68% of the Company's sales in fiscal 1999 and virtually all of its income from operations. Net sales to unaffiliated customers by the Company's domestic subsidiaries decreased by $98.4 million or 15.6% in fiscal 1999 as compared to fiscal 1998. The decline in net sales by the Company's domestic subsidiaries occurred in each of the Company's product lines. Net sales to unaffiliated customers by the Company's foreign subsidiaries increased by $9.6 million or 4.0% in fiscal 1999 as compared to fiscal 1998. The increase in net sales by the Company's foreign subsidiaries was primarily the result of higher aerial work platform sales. Operating losses by the Company's U.K. operations of approximately $5.9 million in fiscal 1999 partially offset operating earnings of the Company's German and French subsidiaries during the same period.

Net sales to unaffiliated customers by the Company's domestic subsidiaries contributed in excess of 70% of the Company's sales in fiscal 1998 and virtually all of its income from operations. Net sales to unaffiliated customers by the Company's domestic subsidiaries increased by $23.8 million or 3.9% in fiscal 1998 as compared to fiscal 1997. The increase in net sales by the Company's domestic subsidiaries occurred by strong sales of aerial work platforms and truck-mounted cranes. Net sales of mobile hydraulic cranes by the Company's domestic subsidiaries were virtually unchanged in fiscal 1998 as compared to fiscal 1997. Net sales to unaffiliated customers by the Company's foreign subsidiaries decreased by $10.6 million or 4.2% in fiscal 1998 as compared to fiscal 1997. The decrease in net sales by the Company's foreign subsidiaries was primarily the result of Sunderland's completion of the Ministry of Defense contract in February 1998. Recurring operating losses by the Company's manufacturing facility in Sunderland, U.K. of approximately $15.9 million in fiscal 1998 exceeded all of the operating earnings of the Company's German and French subsidiaries during the same period.

LIQUIDITY AND CAPITAL RESOURCES

The Company's business is working capital-intensive, requiring significant investments in receivables and inventory. In addition, the Company requires capital for replacement and improvements of existing plant, equipment and processes.

During fiscal 2000, the Company's operating activities used approximately $8.3 million in operating cash flow. This amount resulted primarily from a loss from operations before non-cash charges of $13.5 million offset by declines in the investment in working capital of $5.2 million.

During fiscal 2000, the Company used $15.7 million in investing activities, consisting of $8.8 million for capital expenditures and $6.9 million for investment in equipment held for rent (due to the operating lease treatment relating to certain sales which are accounted for as operating leases). The cash flows used in investing activities were funded from cash resources. The Company plans to sell its Delta Manlift subsidiary in Tonneins, France. Net proceeds from the sale after payment of income taxes will be used to retire amounts outstanding under the Bank Credit Facility. The sale, which is expected to result in a gain, is expected to close during the second quarter of fiscal 2001.

The Company expects that cash flows from foreign operations will be required to meet its domestic debt service requirements. Such cash flows are expected to be generated from intercompany interest expense on loans the Company has made to certain of its foreign subsidiaries. The loans have been established with amounts and interest rates to allow for repatriation without restriction or additional tax burden. However, there is no assurance that the foreign subsidiaries will generate the cash flow required to service the loans or that the laws in the foreign jurisdictions will not change to limit repatriation or increase the tax burden of repatriation.

The Company has a bank credit facility (the "Bank Credit Facility"), which consists of a $200 million term loan facility ("Term Loan Facility") and a $66,250,000 revolving credit facility ("Revolving Credit Facility"). Subsequent to year end, in order to obtain modifications to certain financial covenants, the Company negotiated an amendment to the credit agreement which provided for (i) higher borrowing and facility fee rates, (ii) limitations in the amount of the revolving credit facility available for general operating purposes and (iii) a borrowing base. As amended, the Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital and general corporate purposes of up to $66,250,000, subject to a borrowing base consisting of eligible accounts receivable and inventory. Effective April 1, 2001, the maximum borrowings available under the Revolving Credit Facility declines to $60 million. However, during a 14-day period ending April 16, 2001 and 5-day period ending April 23, 2001, borrowings under the Revolving Credit Facility will be limited to $40 million and $35 million, respectively. A portion of the Revolving Credit Facility is available for borrowings by the Company in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies. The Company also pays a 0.75% fee on the unused portion of the Bank Credit Facility. Without the covenant modifications, the Company would not have been in compliance with certain of the financial covenants required by the Bank Credit Facility. Management has undertaken a number of initiatives to improve the Company's operating results. In the event that results do not improve, the Company may need to seek further modifications to the covenants contained in the Bank Credit Facility. There can be no assurances that the Company will be able to obtain such modifications, if required.

At September 30, 2000, borrowings of $35 million were outstanding under the Revolving Credit Facility. Based on the borrowing limitations imposed following the amendment, the Company would have had available approximately $26 million of additional borrowings at September 30, 2000.

The Company also has agreements with three third-party financial institutions to sell up to $135.0 million of notes receivable obtained under the Company's special North American Dealer Finance Program, subject to certain conditions. However, the Company's Bank Credit Facility limits the aggregate sold amount of receivables outstanding under the arrangements to $110.0 million at all times. The third-party financial institutions purchase the notes at face value on a 90% non-recourse basis. The Company retains 10% of the credit risk. The sale of the notes qualifies as a sale under generally accepted accounting principles and, accordingly, upon sale, the notes receivable are removed from the Company's balance sheet. See note 5 of Notes to Combined and Consolidated Financial Statements.

Management believes that the Company's income from operations and available borrowings under the Revolving Credit Facility will be sufficient to meet its debt service obligations, capital expenditure requirements and distributions in the form of dividends to equity holders of Grove Holdings to enable them to meet their tax obligations with respect to income allocated to them by the Company for at least the next twelve months. Through April 29, 2004, the Company's annual debt service obligations are limited to (i) principal payments of $2 million plus 75% of excess cash flow as defined in the bank credit agreement; (ii) periodic interest payments on borrowings under the bank credit facility and (iii) semi-annual interest payments on the 9 1/4% Senior Subordinated Notes. Effective November 2003, Grove Holdings is required to make semi-annual cash interest payments on its $88 million of 11 5/8% senior discount debentures. The cash interest payments are expected to be generated by distributions from the Company, to the extent permitted under the Company's borrowing arrangements. However, based on the Company's operating results and restrictions included in the Bank Credit Facility and Senior Subordinated Note agreements, the Company currently would be unable to meet any cash debt service requirements of Grove Holdings, if such were required.

GROVE CAPITAL, INC.

Grove Capital, a Delaware corporation, was organized as a direct wholly owned subsidiary of the Company for the purpose of acting as a co-issuer of the Senior Subordinated Notes and was also a co-registrant of the Registration Statement for the Senior Subordinated Notes relating to the acquisition of The Grove Companies from Hanson Funding (G) PLC and certain of its subsidiaries in April 1998. This was done so that certain institutional investors to which the Senior Subordinated Notes were marketed that might otherwise have been restricted in their ability to purchase debt securities issued by a limited liability company, such as the Company, by reason of the legal investment laws of their states of organization or their charter documents, would be able to invest in the Senior Subordinated Notes. Grove Capital has no subsidiaries, nominal assets, no liabilities (other than the co-obligation under the Senior Subordinated Notes) and no operations. Grove Capital does not have any revenues and is prohibited from engaging in any business activities. As a result, holders of the Senior Subordinated Notes should not expect Grove Capital to participate in servicing the interest and principal obligations on the Senior Subordinated Notes.

The payment obligations of the Company and Grove Capital under the Senior Subordinated Notes are fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors (the "Subsidiary Guarantees'), all of which are wholly owned. The Subsidiary Guarantors are Grove U.S. LLC, a Delaware limited liability company, Grove Finance LLC, a Delaware limited liability company, Crane Acquisition Corp., a Delaware corporation, Crane Holding Inc., a Delaware corporation, and National Crane Corporation, a Delaware corporation. Grove U.S. LLC and National Crane Corporation are the Company's domestic operating subsidiaries and together hold substantially all of the Company's domestic assets. The remaining subsidiaries of the Company, which are foreign subsidiaries, have not issued, and are not expected to issue, Subsidiary Guarantees.

No separate financial statements of the Subsidiary Guarantors and Grove Capital are included in this report. The Company considers that such financial statements would not be material to investors because: (i) this report does include, in the notes to the combined and consolidated financial statements of the Company, supplemental financial information, setting forth on a consolidated basis, balance sheets, statements of operations and cash flows information for the Subsidiary Guarantors, the Non-Guarantor Subsidiaries and the Company; and (ii) the above-mentioned note provides sufficient detail to allow investors to determine the nature of the assets held by, and the operations and cash flows of the Subsidiary Guarantors and Grove Capital.

The ability of the Company's subsidiaries to make cash distributions and loans to the Company and the Subsidiary Guarantors is not significantly restricted under the terms of the Senior Subordinated Notes, the Indenture governing the Senior Subordinated Notes or the Bank Credit Facility. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. For more information regarding the assets, liabilities, revenues and cash flows of the Subsidiary Guarantors and the Company's non-guarantor subsidiaries, see note 23 of Notes to the Combined and Consolidated Financial Statements of the Company.
BACKLOG

The Company's backlog consists of firm orders for new equipment and replacement parts. Total backlog as of December 9, 2000 was approximately $130.5 million compared to total backlog as of December 11, 1999 of $237.1 million. Approximately $45.0 million of the decline in backlog is due to the reduction of the manlift product line. Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Parts orders are generally filled on an as-ordered basis.

CYCLICALITY

Historically, sales of products manufactured and sold by the Company have been subject to cyclical variations based, among other things, on general economic conditions and, in particular, on conditions in the construction industry. During periods of expansion in construction activity, the Company generally has benefited from increased demand for construction equipment. Conversely, during recessionary times, the Company has been adversely affected by reduced demand for such products. Downward cycles result in reductions in the Company's new unit sales and prices, which adversely impact the Company's results of operations. Significant deterioration of the U.S. or European economy or a further strengthening of the U.S. dollar against European currencies could have a material adverse impact upon the Company.

IMPACT OF CONVERSION BY THE EUROPEAN UNION TO A COMMON CURRENCY
On January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their existing currencies and the euro, a new European currency, and adopted the euro as their common legal currency. Either the euro or a participating country's present currency will be accepted as legal tender until January 1, 2002, from which date forward only the euro will be accepted. The euro currently is an additional currency both in domestic and foreign markets for European businesses domiciled in the European monetary zone. In fiscal 2000, approximately 27% of the Company's revenues were derived from operations in member countries of the European monetary union.

The Company has initiated an assessment of euro-related issues and their impact on information systems, currency exchange rate risk, employment and benefits, taxation, contracts, competition, selling prices and costs, communications, finance and administration. Initially the Company intends to continue to do business in the national currency of the countries adopting the euro. Customers and vendors who wish to do business in the euro are being accommodated by the Company. During fiscal 2001, the Company intends to upgrade its information systems in Germany and France to facilitate its ability to transact all business using the euro by January 1, 2002. After this date all transactions involving the Company with respect to countries participating in the euro conversion will be based solely on the euro. The Company does not currently expect the cost of such modifications to have a material effect on the Company's results of operations or financial condition.

The Company has outstanding foreign exchange contracts involving the currencies of countries participating in the euro conversion. The Company believes that conversion to the euro may reduce the amount of the Company's exposure to exchange rate risk, due to the netting effect of having assets and liabilities denominated in a single currency as opposed to the various legacy currencies. As a result, the Company's foreign exchange hedging costs could be reduced. Conversely, because there will be less diversity in the Company's exposure to foreign currencies, movements of the euro's value relative to the U.S. dollar could have a more pronounced effect, whether positive or negative. The largest European country which is not currently participating in the euro conversion is the United Kingdom, which, in fiscal 2000, accounted for approximately 8% of the Company's consolidated net sales. The Company is considering the potential impact which the United Kingdom's nonparticipation might have on trading activities with countries participating in the euro conversion as well as on internal United Kingdom operations.
The Company does not expect the euro conversion, including the costs of implementation, to have a material adverse effect upon the Company's results of operations, financial condition or cash flow. However, the Company cannot guarantee that, with respect to the euro conversion, all problems, including long-term competitive implications of the conversion, will be foreseen and corrected, that no material disruption of the Company's business will occur, or that there will be no delays in the dates targeted by the Company for the euro conversion process.

ENVIRONMENTAL MATTERS

The Company generates hazardous and non-hazardous waste in the normal course of its manufacturing operations. As a result, the Company is subject to a wide range of Federal, state, local and foreign environmental laws, including CERCLA, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and
(ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws has required, and will continue to require, expenditures by the Company on a continuing basis. The Company does not expect that these expenditures will have a material adverse effect on its financial condition or results of operations.

In 1990, the Clean Air Act was amended and established a list of 189 toxic air pollutants that must be controlled using MACT as prescribed by the EPA. The Company believes that by 2003 it will be subject to MACT regulations with respect to its surface coating air omissions. At this time, the Company does not expect the cost of compliance with these MACT regulations to have a significant impact on the Company.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The Company's principal market risk exposure is changing interest rates, primarily changes in short-term interest rates. The Company does not enter into financial instruments for trading or speculative purposes. The Company's policy is to manage interest rates through use of a combination of fixed and floating rate debt.

The Company may also use derivative financial instruments to manage its exposure to interest rate risk. A summary of the Company's principal financial instruments which are subject to interest rate risk at September 30, 2000 is as follows (dollars in thousands):


                                     AMOUNT
                                 OUTSTANDING AT
                                  SEPTEMBER 30,      INTEREST            FAIR
DESCRIPTION                          2000              RATE             VALUE
                                  -------------     ---------         ---------


Revolving credit facility       $   35,000          Floating        $   35,000
Term loan facility                 176,000          Floating           176,000
Senior subordinated notes          225,000           9.25%              22,500


At the Company's option, loans under the Bank Credit Facility bear interest
(a) in the case of loans in U.S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the Bank Credit Facility), (y) 1.0% in excess of a certificate of deposit rate and (z) the bank's prime rate, plus the applicable margin (as defined in the Bank Credit Facility), or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the Bank Credit Facility) as determined by the Lender, plus the applicable margin. At September 30, 2000, borrowings of $35 million were outstanding under the Revolving Credit Facility, bearing interest based on LIBOR plus an applicable margin of 3.0% (9.79% at September 30, 2000). The interest rate on borrowings under the Term Loan Facility at September 30, 2000 was based on LIBOR plus an applicable margin of 3.5% (10.29% at September 30, 2000). Following amendment of the Bank Credit Facility, the applicable margin on Eurocurrency Rate borrowings will be 4%, except for borrowings under the Revolving Credit Facility above $60 million where the applicable margin will be 5% and the applicable margin on all other rate based borrowings will be 3%, except for borrowings under the Revolving Credit Facility above $60 million where the applicable margin will be 4%. The average interest rate on borrowings under the Revolving Credit and Term Loan Facilities were 7.71% and 9.71%, respectively, for the years ended October 2, 1999 and September 30, 2000.

The Revolving Credit Facility expires in fiscal 2005. The Term Loan Facility matures in fiscal 2006 and must be repaid in semi-annual installments in October and April of each fiscal year in an aggregate amount of (i) $2 million through fiscal 2004, (ii) $88 million during fiscal 2005 and (iii) the balance in fiscal 2006. The Senior Subordinated Notes mature in fiscal 2008.

The Company has an interest rate collar to manage exposure to fluctuations in interest rates on $100.0 million of its floating rate long-term debt through September 2001. Under the agreement the Company will receive, on a $100.0 million notional amount, three month LIBOR and pay 6.5%, anytime LIBOR exceeds 6.5%, and will receive three month LIBOR and pay 5.19% anytime LIBOR is below 5.19%. The agreement effectively caps the Company's interest rate on $100.0 million of its floating rate debt at 6.5% plus the applicable margin.

Movement in foreign currency exchange rates creates risk to the Company's operations to the extent of sales made and costs incurred in foreign currencies. The major foreign currencies, among others, in which the Company does business are the British pound sterling, German mark and French franc. In addition, changes in currency exchange rates can affect the competitiveness of the Company's products and could result in management reconsidering pricing strategies to maintain market share. Specifically, the Company is most sensitive to changes in the German mark. For fiscal 2000, approximately 35% of the Company's net sales were transacted in foreign currencies, of which approximately 52% was transacted in German marks. Based on the Company's overall currency rate exposure at September 30, 2000, a 10% change in currency rates would not have had a material effect on the financial position, results of operations or cash flows of the Company.

In order to manage currency risk, the Company's practice is to contract for purchases and sales of goods and services in the functional currency of the Company's subsidiary executing the transaction. To the extent the purchases or sales are in currencies other than the functional currency of the subsidiary, the Company will generally purchase forward contracts to hedge firm purchase and sales commitments. As of September 30, 2000, the Company was a party to six such contracts with an aggregate obligation of $15.5 million. The Company's obligation exceeded the estimated fair value of the contracts by $1.7 million. These forward contracts generally have average maturities of less than three months. The Company has not taken any actions at this time to hedge its net investment in foreign subsidiaries but may do so in the future. The Company does not have any commodity contracts.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Combined and Consolidated Financial Statements of the Company, along with the Report of Independent Accountants, are included on pages F-1 through F-46 of this Form 10-K.

Supplementary data called for by this item is not presented, as it is not applicable to the Company.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Grove Holdings, as Managing Member, sets the terms of office of the members of the Management Committee of the Company (the "Company Management Committee"). The executive officers of the Company serve at the discretion of the Company Management Committee. See "Item 11. Executive Compensation--Employment Arrangements." The following table sets forth information concerning executive officers of the Company and the members of the Company Management Committee, each of whom (except James Patell, who is a member of the Management Committee of the Company only) is also a member of the Management Committee of Grove Holdings (the "Holdings Management Committee" and, together with the Company Management Committee, the "Management Committees"):



       Name              Age                 Position
-------------------      ----       ------------------------------------------


Jeffry D. Bust           47         Chairman and Chief Executive Officer,
                                    Grove Worldwide and Member of each
                                    Management Committee

Stephen L. Cripe         44         Senior Vice President and Chief Financial
Worldwide                           Officer, Grove

Keith R. Simmons         50         Senior Vice President, General Counsel
                                    and Human Resources, Grove Worldwide

Theodore J. Urbanek      66         President, National Crane Corporation

John Wheeler             54         President and Chief Operating Officer

J. Taylor Crandall       46         Member of each Management Committee

Michael L. George        60         Member of each Management Committee

Gerald Grinstein         68         Member of each Management Committee

Steven B. Gruber         42         Member of each Management Committee

Robert B. Henske         39         Member of each Management Committee

Gerard E. Holthaus       51         Member of each Management Committee

James M. Patell          52         Member of the Company Management Committee



Mr. Bust serves as Chairman and Chief Executive Officer of the Company and serves as a member of each Management Committee, positions he assumed in October 1999. From June 1998 to October 1999, he was President and Chief Operating Officer of Grove Crane, where he was responsible for the business direction of Grove Crane, including directly overseeing the manufacturing, quality, marketing, sales, product support and engineering departments at Grove Crane's Shady Grove, Pennsylvania facility, and indirectly at Wilhelmshaven, Germany and Sunderland, United Kingdom facilities. From November 1994 to June 1998, he served as President and General Manager for Manitowoc Cranes, Inc. and the Lattice Crane Group. From January 1989 to November 1994, he held the positions of Senior Vice President, Mining Equipment Division, and Vice President of Operations for Harnischfeger Corporation. He also held various management positions with FMC Corporation from June 1982 to January 1989.

Mr. Cripe serves as Senior Vice President and Chief Financial Officer of the Company, a position in which he has served since August 1998. Mr. Cripe is responsible for accounting and control, treasury functions, budgeting and planning and information systems oversight for the Company and its operating companies. From April 1996 to August 1998, he was Vice President -- Finance of Tenneco Automotive, Lake Forest, Illinois. From 1993 to April 1996, he was Controller for the Industrial Fibers Group of AlliedSignal.

Mr. Simmons serves as Senior Vice President, General Counsel and Human Resources of the Company. He has served in this position since October 1999, and is responsible for managing the legal affairs and personnel and employment matters of Grove Worldwide and its operating companies. From May 1995 to October 1999, he was Senior Vice President, General Counsel and Business Development, responsible for managing the legal affairs of the Company, and in conjunction with the operating companies, for developing and implementing external growth initiatives. From April 1992 to May 1995, he was Senior Vice President and General Counsel for Grove Worldwide.

Mr. Urbanek serves as President of National Crane, a position in which he has served since 1975. Mr. Urbanek is responsible for the business direction of National Crane, including overseeing the manufacturing, engineering, marketing, sales, product support, quality, human resources, accounting and information services departments at the Waverly, Nebraska facility. His past positions (all while also serving as President of National Crane) include acting Vice President and General Manager of Grove Manlift from 1981 to 1983 and Group Vice President for Circle Steel Corp. and Cook Pump (a Grove Worldwide operation) from 1984 to 1987.

Mr. Wheeler serves as President and Chief Operating Officer, a position to which he was appointed in August 2000. Mr. Wheeler is responsible for the Company's day-to-day manufacturing operations and product support, as well as for marketing, sales and finance activities in Europe, Africa, the Middle East and Asia-Pacific. He served as President -- Europe, Africa and the Middle East from December 1998 to August 2000. From 1995 to December 1998, he served as Senior Vice President-Worldwide Operations for the Grove Crane operation of the Company. From January 1985 to June 1995, Mr. Wheeler held various executive and manufacturing management positions with Ingersoll Rand. Prior to that, he served in various positions at Grove from 1974 to 1984.

Mr. Crandall serves as a member of each Management Committee. Mr. Crandall has been a Managing Partner of Oak Hill Capital Management, Inc. since November 1998, and the Chief Operating Officer of Keystone since October 1998. Between 1986 and October 1998, he served as Chief Financial Officer and Vice President of Keystone. Since 1991, he has served as a President and a director of Acadia MGP, Inc. Mr. Crandall is a director (or General Partner) of Bell & Howell Company, Quaker State Corporation, Specialty Foods, Inc., Washington Mutual, Inc., Integrated Orthopedics, Inc., Physician Reliance Network Inc. and Sunterra Corporation. Mr. Crandall also serves on the Board of Advisors of Oak Hill Strategic Partners, L.P., on the Investment Committees of Insurance Partners, L.P. and Brazos Fund L.P. and on the Advisory Committees of Boston Ventures Limited Partnership V and B-K Capital Partners, L.P.

Mr. George serves as a member of each Management Committee. Since 1987, Mr. George has served as Chief Executive Officer and Chairman of the Board of George Group, a management consulting firm based in Dallas, Texas.

Mr. Grinstein serves as a member of each Management Committee. Since October 1999, Mr. Grinstein has been the non-executive Chairman of the Board of Agilent Technologies. He served as non-executive Chairman of Delta Air Lines, Inc. from August 1977 to October 1999. He is also a principal of Madrona Investment Group, a Seattle-based investment company. He served as Chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was Chairman and Chief Executive Officer of Burlington Northern Inc. from 1991 to 1995. Before joining Burlington Northern in 1987, he was Chairman of Western Airlines from 1983 to 1987 and a partner in the law firm of Preston, Thorgrimson, Ellis and Holman from 1969 to 1983. In addition to being a director of Agilent Technologies, Mr. Grinstein also serves as a director of Delta Airlines, Inc., PACCAR Inc., Imperial Sugar Corp., The Pittston Company, Vans, Inc., and Expedia.com. Mr. Gruber serves as a member of each Management Committee. Mr. Gruber has been a Managing Partner of Oak Hill Capital Management, Inc. since November 1988, and has been a Managing Director of Oak Hill Partners, Inc. since March 1992. From May 1990 to March 1992, he was a Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment adviser to Insurance Partners, L.P. Since October 1992, he has been a Vice President of Keystone. From 1981 to 1990, Mr. Gruber was a Managing Director and co-head of High Yield Securities and held various other positions at Lehman Brothers, Inc. Mr. Gruber serves as a director of Superior National Insurance Group, Inc., MVE Holdings, Inc., Reliant Building Products, Inc. and several private companies related to Keystone, Insurance Partners, L.P. and Oak Hill Partners, Inc. Mr. Henske serves as a member of each Management Committee. In May 2000, Mr. Henske joined Synopsys, Inc. and currently serves as Senior Vice President and Chief Financial Officer. From January 1997 to April 2000, Mr. Henske was a Managing Partner of Oak Hill Capital Management, Inc. From January 1996 to December 1996, he was Executive Vice President, Chief Financial Officer and Board Member of American Savings Bank, F.A., a federally chartered thrift. From 1986 to December 1995, he was a business strategy and financial consultant with Bain & Company, Inc., where he last held the position of Vice President. Mr. Henske is a director of Reliant Building Products, Inc. and Williams Scotsman, Inc.

Mr. Holthaus serves as a member of each Management Committee. In April 1999, Mr. Holthaus became Chairman of the Board of Williams Scotsman, Inc., and he has been its President and Chief Executive Officer since April 1997. From September 1995 to April 1997, he was President and Chief Operating Officer of Williams Scotsman, Inc. and was Executive Vice President and Chief Financial Officer prior thereto. He has served as a director of Williams Scotsman, Inc. since June 1994. Before joining Williams Scotsman, Inc., Mr. Holthaus served as Senior Vice President of MNC Financial, Inc. from April 1988 to June 1994. From 1971 to 1988, Mr. Holthaus was associated with the accounting firm of Ernst & Young (Baltimore), where he served as a partner from 1982 to 1988. He is a director of the Baltimore Life Companies and Avatech Solutions.

Mr. Patell serves as a member of the Management Committee of the Company. Since September 1991, Mr. Patell has served as the Herbert Hoover Professor of Public and Private Management at the Stanford Graduate School of Business. He was named co-director of the Stanford Integrated Manufacturing Association in June 1995. From 1975 to the present, he has held various other positions with the Stanford Graduate School of Business, including Associate Dean for Academic Affairs. Mr. Patell is a member of the editorial board of the Journal of Accounting Research and the Journal of Management Accounting Research. Mr. Patell is a Director of Reliant Building Products, Inc. He also serves as a Director of the Center for Quality of Management - West, and as an advisor to the Corporate Design Foundation, both non-profit institutions.

MANAGEMENT COMMITTEE SUBCOMMITTEES AND FEES

The Company Management Committee has an executive committee, compensation committee, operating committee, finance committee, and audit/ethics committee. Except for Mr. Patell, none of the members of the Company Management Committee and the subcommittees are compensated for their services as such. Mr. Patell was granted 1,333 Phantom Shares (under Grove Investors' Long-Term Incentive
Plan) for his Management Committee service in fiscal year 2000.

ITEM 11. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation paid during the last fiscal year to Grove Worldwide's current and former Chief Executive Officers, those officers who were, at September 30, 2000, the next four highest paid officers of Grove Worldwide, and those additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers of Grove Worldwide at the end of the last completed fiscal year (collectively, together with the Chief Executive Officers, the "Named Executive Officers"):

                                                       LONG TERM
                                                  COMPENSATION AWARDS
                                               -------------------------
                               ANNUAL COMPENSATION (a)  SECURITIES                  ALL OTHER
                              ------------------------  UNDERLYING      LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY   BONUS   OPTIONS(b)    PAYOUTS        (c)
-------------------------      -------  ------  ------- -----------   --------     -----------

S. Bonanno, CEO,
    Grove Worldwide (d)         2000   $26,923      --      --           --      1,479,084(e)
                                1999   500,004  37,292      --           --        199,604(f)
                                1998   273,718      --   1,500           --         67,626(g)

J. Bust, CEO, Grove
   Worldwide (h)                2000   471,756      --     750           --         19,255(i)
                                1999   270,000  43,380      --           --        117,166(j)
                                1998    85,154      --     750           --        291,262(k)

S. Cripe, CFO, Grove
   Worldwide                    2000   251,777      --     325           --         21,423(l)
                                1999   249,996      --     525           --        163,169(m)
                                1998    31,410      --      --           --         30,428(n)

K. Simmons, General Counsel
    and Human Resources,
    Grove Worldwide (s)         2000   246,311      --     190           --         24,539(t)
                                1999   208,751  10,852     187           --         36,547(u)
                                1998   192,759  45,540      --         161,238      14,120(v)

J. Wheeler, President and
    COO, Grove Worldwide (o)    2000   219,458      --     300           --         31,410(p)
                                1999   206,378  25,069      --           --         59,922(q)
                                1998   185,205  69,882     300          98,580      13,190(r)

J. Danules, President,
    Grove Manlift (w)           2000   208,686     --       --           --        146,610(x)
                                1999    85,624     --       --           --         34,593(y)


(a) The value of perquisites and benefits for each Named Executive Officer does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such executive officer and, accordingly, is not reported herein.
(b) Certain of the Named Executive Officers have been granted options to purchase limited liability interests in Grove Investors denominated in Class A Units (as defined in the Option Plan).
(c) Represents the value of a vehicle allowance, employer-matching contributions under Grove Worldwide's 401(k) plan, excess group term life insurance value, supplemental health care insurance and long-term disability insurance premiums. Does not include benefits that are made available to all employees.
(d)  Salvatore J. Bonanno served as CEO of Grove Worldwide until October 5,
     1999.
(e) Includes payments of $1,470,180 to Mr. Bonanno under the terms of his severance agreement with Grove Worldwide.
(f) Includes a payment of $100,000 made to Mr. Bonanno under the terms of his employment agreement with Grove Worldwide, $64,042 for relocation costs incurred in connection with becoming Chairman and CEO of Grove Worldwide on April 29, 1998, a vehicle allowance in the amount of $12,000, employer matching contributions under the Grove Worldwide 401(k) plan of $10,000, excess group term life insurance valued at $8,500 and supplemental health insurance benefits in the amount of $3,877.
(g) Includes a payment of $63,462 to compensate Mr. Bonanno for compensation foregone under an employment arrangement with his former employer.
(h) Mr. Bust was employed by Grove Worldwide on June 8, 1998 in the position of President, Grove Crane. Mr. Bust became CEO effective October 1999.
(i) Includes a vehicle allowance of $12,000, excess group term life insurance valued at $3,383, and $2,738 for relocation costs.
(j) Includes $98,870 for relocation costs incurred in connection with becoming President of Grove Crane, a vehicle allowance of $12,000, excess group term life insurance valued at $2,645 and supplemental health insurance benefits of $2,517.
(k) Includes $290,000 paid in accordance with the terms of his employment arrangement with Grove Worldwide as President, Grove Crane.
(l) Includes a vehicle allowance of $12,000, employer matching contributions under the Grove Worldwide 401(k) plan of $4,250, excess group term life insurance valued at $1,429 and supplemental health insurance benefits of $2,610.
(m) Includes a vehicle allowance of $12,000, payment of $101,000 in accordance with the terms of his employment arrangement with Grove Worldwide and $46,987 for relocation costs incurred in connection with becoming the Chief Financial Officer.
(n) Includes $30,000 paid in accordance with the terms of his employment arrangement with Grove Worldwide as Chief Financial Officer effective August 17, 1998.
(o) Mr. Wheeler was named President and Chief Operating Officer on August 8, 2000, having previously served as President - Europe, Africa, and the Middle East.
(p) Includes a vehicle allowance of $6,000, excess group term life insurance valued at $4,715, employer matching contributions under the Grove Worldwide 401(k) of $4,250, and $15,019 under his employment arrangement with Grove Worldwide as President and Chief Operating Officer.
(q) Includes a vehicle allowance of $12,000, use of company vehicle valued at $3,144, excess group term life insurance valued at $3,341, supplemental health insurance benefits of $2,398, $33,016 paid in connection with Mr. Wheeler's transfer to Germany as an expatriate employee following his promotion to the position of President Grove Europe, Africa and Middle East on December 1, 1998, and $4,376 employer matching contributions under the Grove Worldwide 401(k) plan.
(r) Includes employer-matching contributions under Grove Worldwide's 401(k) plan of $5,000.
(s) As the Company's General Counsel, Mr. Simmons assumed additional responsibility for the Company's worldwide Human Resources function effective October 6, 1999.
(t) Includes a vehicle allowance of $12,000, excess group term life insurance valued at $5,625, employer matching contributions under the Grove Worldwide 401(k) plan of $4,250 and supplemental health insurance benefits of $1,530.
(u) Includes a vehicle allowance in the amount of $12,000, use of company vehicle valued at $4,689, excess group term life insurance valued at $3,063, employer matching contributions under the Grove Worldwide 401(k) plan of $4,188 and $10,000 in accordance with his employment arrangement with Grove Worldwide.
(v) Includes the use of a company vehicle valued at $4,660 and employer matching contributions under Grove Worldwide's 401(k) plan of $5,000.
(w) Mr. Danules became President of Grove Manlift effective October 20, 1999, having previously served as Senior Vice President, Sales & Marketing of Grove Manlift.
(x) Includes a vehicle allowance of $12,000, $30,684 for relocation costs, excess group term life insurance valued at $2,792, and $100,000 under his employment arrangement with Grove Worldwide as President, Grove Manlift.
(y) Includes a vehicle allowance of $5,333, $2,906 for relocation costs, excess group term life insurance valued at $880, and $25,000 under his employment arrangement with Grove Worldwide as Senior Vice President, Sales & Marketing, Grove Manlift.


OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth individual grants of options pursuant to the Grove Investors LLC Management Option Plan (the "Option Plan") for officers, members and employees during the last fiscal year to the Named Executive
Officers:

             NUMBER OF
            SECURITIES         PERCENT
            UNDERLYING     OF TOTAL OPTIONS/
            OPTIONS/SARS     SARS GRANTED       EXERCISE OR
              GRANTED       TO EMPLOYEES IN      BASE PRICE      EXPIRATION
    NAME     (#) (1)         FISCAL YEAR        ($/SECURITY)       DATE (2)
----------- -----------  --------------------  --------------- ----------------
J. Bust        750               48%               $500         January 2, 2010

S. Cripe       325               21%               $500         January 2, 2010

J. Wheeler     300               19%               $500         January 2, 2010

K. Simmons     190               12%               $500         January 2, 2010
----------- -----------  --------------------  --------------- ----------------



(1) Options to purchase limited liability interests in Grove Investors denominated in Class A Units (as defined in the Option Plan).
(2) The options may be exercised: (i) January 2, 2010; (ii) 30 days following termination of the Named Executive Officer concerned without cause (as described in the Option Plan); (iii) one year following the death or disability of the Named Executive Officer concerned; (iv) the effective date of termination for cause (as described in the Option
    Plan); or (v) the effective date of voluntary termination for any reason (as described in the Option Plan).

PENSION BENEFITS

The following table sets forth the standard annual benefits payable to participants in the Company's pension plan and nonqualified supplemental benefit plan:

                             PENSION PLAN TABLE



                                        YEARS OF SERVICE
               ----------------------------------------------------------------
 RENUMERATION        15           20            25           30           35
--------------- ------------ ------------ ------------ ------------ -----------


   125,000      $  27,515    $  36,687    $   45,859   $   55,031   $   64,202
   150,000         33,703       44,937        56,171       67,406       78,640
   175,000         39,890       53,187        66,484       79,781       93,077
   200,000         46,078       61,437        76,796       92,156      107,515
   225,000         52,265       69,687        87,109      104,531      121,952
   300,000         60,928       81,237       101,546      121,856      142,165
   400,000         60,928       81,237       101,546      121,856      142,165
   450,000         60,928       81,237       101,546      121,856      142,165
   500,000         60,928       81,237       101,546      121,856      142,165



Salaried employees of the Company are eligible to participate in the Company's defined benefit pension plan, and each named Executive Officer participates in a supplemental excess retirement plan. Under the aggregated plans, benefits are determined based on years of service and average annual base salary (up to $260,000 for years after 1996) for the highest three of the last 10 years of service. Benefits under the plan equal 1% of final average pay up to Social Security covered compensation plus 1.65% of final average pay in excess of social security covered compensation, minus any benefits payable under the Company's prior plan.

All of the Named Executive Officers are participants in the pension plan.



The following table sets forth the estimated credited years of service for each of the Named Executive Officers as of the end of fiscal 2000:

ESTIMATED CREDITED YEARS OF SERVICE AS OF THE END OF FISCAL YEAR 2000


                                 CREDITED YEARS
      NAME                         OF SERVICE
---------------------         -------------------

S. Bonanno                              1.5
J. Bust                                 2.3
S. Cripe                                2.2
J. Wheeler                             15.8
K. Simmons                             15.1
J. Danules                              1.5



DESCRIPTION OF MANAGEMENT OPTION PLAN

In April 1998, Grove Investors, the parent company of Grove Holdings, adopted the Option Plan. The purpose of the Option Plan is to promote the interests of Grove Investors and its members by (i) attracting and retaining exceptional officers and other key employees of Grove Investors and its affiliates, specifically the Company, and (ii) enabling such individuals to acquire an equity interest in, and participate in the long-term growth and financial success of Grove Investors.

Subject to a participant's continued employment with the Company or its affiliates, options granted under the Option Plan will vest over a five-year period as follows. For each of the first five fiscal years beginning after the date the options are granted, the options will vest and become cumulatively exercisable with respect to 20% of Grove Investors' membership interests subject to such options on the last day of such fiscal year if the Company and its subsidiaries meet the EBITDA target established for that fiscal year. If the EBITDA actually achieved for a year is less than the EBITDA target for that year, then the vesting schedule for that year will be proportionately reduced. In addition, options will not vest in any year if the actual EBITDA for that year is less than a minimum percentage of the EBITDA target. No options are currently vested.

To the extent not previously canceled, any unvested portion of an option will, as of the date of a Change in Control (as defined in the Option Plan), be deemed vested and exercisable immediately prior to such Change in Control. In addition, as a result of a termination of employment by any participant, Grove Investors has the assignable right but not the obligation to purchase the participant's membership interests in Grove Investors for an amount to be calculated based on the participant's reason for termination of employment.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

During fiscal 1999, Grove Investors adopted a Phantom Share Appreciation Rights (PSAR) Plan for the purpose of (i) attracting and retaining exceptional employees and (ii) enabling such individuals to participate in the long-term growth of the Company. Under this plan, key employees and management committee members are granted equity appreciation rights (PSAR). Upon the occurrence of a "realization event", generally a change of control, as defined, the holder of the PSAR is paid an amount equal to the fair value of the PSAR over its initial grant price, plus the cumulative dividends paid by the Company since the date of grant. Rights cannot be assigned, sold or transferred and generally vest over a five-year period assuming achievement of certain earnings targets. Rights vest immediately if a realization event occurs. If the employee is terminated due to death, disability, or without cause, the vested portion of the PSAR remains effective and the non-vested portion is canceled. If the employee is terminated for any other reason, the entire PSAR is canceled. The committee that administers the plan has the right to equitably adjust the number of shares, grant price or make cash payments if it determines that some event has affected the value of the PSAR's to the employees. The committee is currently authorized to grant up to 22,000 rights which is the equivalent of approximately a 1% equity interest in Investors. The committee also has the ability to designate any other event or time other than a change of control as a realization event. The plan expires after ten years unless specifically amended. None of the Named Executives participate in this plan.

During the year ended September 30, 2000, the Company granted 2,870 and 1,333 rights with exercise prices of 37.50 and 0.00 dollars per right, respectively. For the year ended September 30, 2000, the Company did not achieve the earnings targets. The Company has not recognized any compensation with respect to the vesting since the estimated fair value of the underlying equity interest is less than the exercise price. At September 30, 2000, 15,709 rights were outstanding of which 4,998 were vested.

SHORT-TERM INCENTIVE PLAN

The Company's short-term incentive plan (the "STIP") permits the Company to pay officers and other key employees, including prospective officers and employees, of the Company and its affiliates an annual bonus conditioned on the attainment of certain pre-established financial performance criteria based on EBITDA and inventory turn targets for the Company and/or designated business sub-units. The STIP is administered by certain persons designated by the Compensation Committee of the Company.

EMPLOYMENT ARRANGEMENTS

Mr. Bonanno's employment with the Company terminated on October 5, 1999. Pursuant to the terms of an employment contract with the Company dated as of April 28, 1998, Mr. Bonanno is entitled to the following severance: (i) continued salary for twenty-four months based on an annual salary of $500,000;
(ii) bonus payable in twenty-four monthly payments equal to 1/12 of a target bonus amount of $500,000; and (iii) a special bonus of $450,000 paid on March 31, 2000. There is no unpaid incentive compensation due with respect to any prior completed fiscal year, nor is any amount due for incentive compensation for the completed months of his employment during fiscal year 1999. The Company exercised its termination call rights to purchase all of Mr. Bonanno's interests in Grove Investors at fair market value. Effective November 15, 1999, this fair market value of $1,000,000 was applied against the unpaid principal and interest amounts due under a promissory note for $1,000,000 dated June 27, 1998. The remaining unpaid interest accrued on the promissory note was withheld and offset from the monthly bonus payments. All of Mr. Bonanno's options under the Option Plan were unvested and, therefore, were automatically canceled upon termination.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In July 1998, a compensation committee, made up of members of the Company's Management Committee (the "Compensation Committee"), was formed to approve executive compensation policies. The chairman of the Compensation Committee is Mr. Crandall. Messrs. Gruber and Bust are also members of the Compensation Committee, which determines the compensation of the executive officers of the Company. Traditionally, the Company's compensation practices had been based on a modified "Hay" system. The Company has determined that a combination of its traditional modified "Hay" system and a "market" value approach to executive compensation provides appropriate compensation controls and meets the need for competitive compensation to enable the Company to recruit, retain and reward its executives.

MANAGEMENT OF GROVE CAPITAL

Messrs. Henske, Crandall and Bust are the directors of Grove Capital. They are not compensated in any way for acting in their capacity as such. The board of directors of Grove Capital does not have a compensation committee, audit committee or nominating committee.

Mr. Bust is the Chief Executive Officer of Grove Capital. Mr. Simmons is the Vice President and Secretary of Grove Capital. Mr. Cripe is the Vice President and Chief Financial Officer of Grove Capital. None of the executive officers of Grove Capital are compensated for their services as such. See "Item 10. Directors and Executive Officers of the Registrant" for biographical information on the members and executive officers of Grove Capital.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
All of the issued and outstanding membership interests of the Company are beneficially owned by Grove Holdings whose principal address is 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. All shares of the issued and outstanding capital stock of Grove Capital are beneficially owned by the Company, whose principal address is 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. All of the issued and outstanding membership interests of Grove Holdings are beneficially owned by Grove Investors, whose principal address is 201 Main Street, Fort Worth, Texas 76102.

The following table sets forth certain information regarding beneficial ownership of the membership interests of Grove Investors, the managing member of Grove Holdings, by (i) each person or entity who owns five percent or more thereof, (ii) each member of the Company Management Committee individually who holds membership interests, (iii) each Named Executive Officer who holds membership interests and (iv) all executive officers and members of the Company Management Committee as a group:


                                                           MEMBERSHIP
                NAME OF BENEFICIAL OWNER                  INTERESTS (7)
       --------------------------------------------     ------------------

       Oak Hill Strategic Partners, L.P.(1) (2)
            201 Main Street, Suite 3200
            Forth Worth, Texas 76102                         44.27%
       FW Grove Coinvestors, L.P. (2) (3)
            201 Main Street, Suite 3200
            Forth Worth, Texas 76102                         44.27%
       GGEP-Grove, L.P. (2) (4)
            One Galleria Tower
            13355 Noel Road, Suite 1100
            Dallas, Texas 75240                               2.71%
       D. Brown (3)                                          44.27%
       J. Crandall (1)                                       44.27%
       M. George (2) (4)                                      1.92%
       J. Bust (5)                                            1.50%
       S. Cripe (5)                                           1.58%
       K. Simmons (5)                                           *
       J. Wheeler (5)                                           *
       All executive officers and members of the
            Company Management Committee as
            a group (8 persons) (6)                          50.46%


    *Indicates less than one percent.

(1)The general partner of Oak Hill Strategic Partners, L.P. is FW Strategic Asset Management, L.P., whose general partner is Strategic Genpar, Inc.
   J Taylor Crandall is the sole stockholder of Strategic Genpar, Inc. Accordingly, Mr. Crandall may be deemed to be the beneficial owner of the membership interests of Oak Hill Strategic Partners, L.P. Mr.
   Crandall disclaims beneficial ownership of these membership interests.
   In addition, Mr. Crandall is a member of the Company Management
   Committee.
(2)Represents Class B Membership Interests. The Class B Membership
   Interests and the Class A Membership Interests are substantially identical except that, under the terms of the Grove Investors LLC Operating Agreement, the issuance of additional Class B Membership Interests will not result in dilution to the holders of the Class A Membership Interests.
(3)The general partner of FW Grove Coinvestors, L.P. is FW Group Genpar,
   Inc. ("Group Genpar"). David G. Brown is the sole stockholder of Group Genpar. Accordingly, Mr. Brown may be deemed to be the beneficial owner of the membership interests of FW Grove Coinvestors, L.P. Mr. Brown disclaims beneficial ownership of these membership interests.
(4)GGEP-Grove, L.P., is an entity formed by certain employees of George Group. Mr. George is the Chief Executive Officer and Chairman of the
   Board and majority stockholder of George Group. Accordingly, he may be deemed to be the beneficial owner of the membership interests of GGEP-Grove, L.P. In addition, Mr. George is a member of the Company Management Committee.
(5)Represents Class A Membership Interests.
(6)Includes membership interests which may be deemed to be beneficially owned by Messrs. Crandall and George.
(7)Percentage of membership interests represents Class A and Class B membership interests combined into one group.


Certain members of senior management of the Company have purchased approximately 4.3% of the membership interests of Grove Investors. The purchase price of such interests was partially financed through approximately $1,338,000 in loans from the Company. Certain members of the senior management have also been granted options to purchase membership interests of Investors under the Option Plan.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPERATING AGREEMENTS

GROVE WORLDWIDE LLC OPERATING AGREEMENT

The Company is wholly owned by Grove Holdings, which is also the managing member. As managing member, Grove Holdings has delegated the management of the Company to the Company Management Committee. Subject to restrictions contained in the New Credit Facility and the Indenture relating to the Senior Subordinated Notes, all distributions in respect of membership interests of the Company will be made to Grove Holdings.

GROVE HOLDINGS LLC OPERATING AGREEMENT

Grove Holdings is wholly owned by Grove Investors, which is also the managing member of Grove Holdings. As managing member, Grove Investors has delegated the management of the Company to the Holdings Management Committee, which has the same composition as the Company Management Committee (except J. Patell, who is a member only of the Company Management Committee). Subject to restrictions contained in the Indenture relating to the Debentures, all distributions in respect of membership interests of Grove Holdings will be made to Grove Investors.

AGREEMENTS WITH GEORGE GROUP INC. FOR MANAGEMENT CONSULTING SERVICES
George Group provided consulting services to facilitate the Company's development and achievement of its business plan, including services with respect to an operations improvement program, strategic planning, operations and financial matters. For such services, George Group was paid cash fees equivalent to its costs and was reimbursed for its out-of-pocket expenses. The Company paid George Group approximately $0.9 million in fiscal 2000. The consulting agreement expired on December 31, 1999.

LOANS TO CERTAIN EXECUTIVE OFFICERS

The Company has provided loans to certain executive officers of the Company to finance their investment in the membership interest of Grove Investors. These loans are evidenced by promissory notes which bear interest at a rate per annum equal to the prime rate of Wells Fargo Bank and are secured by a pledge of the executive's membership interests in Grove Investors. All of the notes are due ten years from their date of issuance. As of September 30, 2000, Messrs. Bust, Wheeler, and Cripe were indebted to the Company in the amounts of approximately $650,000, $179,000, and $677,000, including accrued interest, respectively.

PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

(a) (1) List of Financial Statements.

The following Combined and Consolidated Financial Statements of the Company and the Report of Independent Accountants set forth on pages F-1 through F-46 respectively, are incorporated by reference into this Item 14 of Form 10-K by
Item 8 hereof:

See Index to Combined and Consolidated Financial Statements and Financial Statement Schedule on page F-1.

(a) (2) Financial Statement Schedules.

The following is a list of all financial statement schedules filed as part of this Report:

See Index to Combined and Consolidated Financial Statements and Financial Statement Schedule on page F-1.

Schedules other than those listed in the Index to Combined and Consolidated Financial Statements and Financial Statement Schedule on page F-1 have been omitted because they are not required or are not applicable, or the required information has been included in the Combined and Consolidated Financial Statements or the Notes thereto.

(a) (3) Exhibits.


Exhibit No.                   DESCRIPTION OF EXHIBIT
-----------                   ----------------------

3.1*         Second Amended and Restated Limited Liability Company Agreement
             of Grove Worldwide LLC ("Grove")
4.1*         Indenture dated as of April 29, 1998, by and among Grove, Grove
             Capital, Inc. ("Grove Capital"), the Subsidiary Guarantors and
             the United States Trust Company of New York.
4.2*         Form of 9 1/4% Senior Subordinated Notes due 2008.
4.3*         Credit Agreement dated April 29, 1998, by and among Grove, Grove
             Capital and Chase Bank of Texas, National Association, as
             administrative agent, Donaldson, Lufkin & Jenrette Securities
             Corporation, as documentation agent, and BankBoston, N.A., as syndication agent.
4.4*         Registration Rights Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and Chase
             Securities Inc., Donaldson, Lufkin & Jenrette Securities
             Corporation and BankBoston Securities Inc.
10.3*        George Group Consulting Agreement dated as of April 29, 1998 by and between Grove and George Group Inc.
10.4*        Employment Agreement dated as of March 5, 1998 by and between
             Grove and Salvatore J. Bonanno
10.5*        Change of Control Agreement dated July 24, 1997 by and between
             Grove and Keith R. Simmons.
10.6*        Change of Control Agreement dated July 24, 1997 by and between
             Grove and Theodore J. Urbanek.
10.7*        Grove Investors LLC Management Option Plan.
10.8*        Grove Worldwide LLC Short-Term Incentive Plan.
10.9*        Guarantee and Collateral Agreement by Grove Holdings LLC,
             Grove, Grove Capital and certain of their subsidiaries in
             favor of Chase Bank of Texas, National Association, as
             administrative agent.
10.10*       Form of Grove Investors LLC Option Agreement.
10.11*       First Amendment, dated June 23, 1998, to Employment Agreement of
             Salvatore J. Bonanno.
10.12*       Promissory Note dated June 27, 1998 by and between Grove and
             Salvatore J. Bonanno.
10.13*       Promissory Noted dated June 27, 1998 by and between Grove and
             Jeffry D. Bust.
10.14*       Promissory Note dated June 27, 1998 by and between Grove and
             John Wheeler.
10.15*       Promissory Note dated October 27, 1998 by and between Grove and
             Stephen L. Cripe.
10.16*       Promissory Note dated October 27, 1998 by and between Grove and
             Stephen L. Cripe.
10.17*       First Amendment, dated October 22, 1999, to the Credit Agreement dated April 29, 1998, by and among Grove Worldwide LLC, Grove
             Capital, Inc. and Chase Bank of Texas, National Association, as
             administrative agent, Donaldson, Lufkin & Jenrette Securities
             Corporation as documentation agent, and BankBoston, N.A., as syndication agent.
10.18*       Severance Agreement and General Release, dated October 6, 1999 by and among Grove Investors LLC, Grove Worldwide LLC, and
             Salvatore J. Bonanno.
10.19*       Grove Investors LLC Realization Event Plan (PSAR)
10.20*       First Amendment to the Consulting Agreement dated April 29,
             1998, by and between Grove Worldwide LLC and George Group, Inc
10.22        Second Amendment and Waiver, dated as of October 20, 2000, to the Credit Agreement, dated as of April 29, 1998, as amended, among Grove Worldwide LLC, Grove Capital, Inc., the several banks and other financial institutions or entities from time to time parties to the Credit Agreement and The Chase
             Manhattan Bank, as administrative agent.
10.23        Amendment to indenture dated as of May 11, 2000 among Grove
             Worldwide LLC, a Delaware limited liability company, Grove
             Capital, Inc., a Delaware corporation, Crane Acquisition Corp., a Delaware corporation, Crane Holding, Inc., a Delaware corporation, National Crane Corp., a Delaware corporation, Grove
             Finance LLC, a Delaware limited liability company and Grove U.S.
             LLC, a Delaware limited liability company and the United States
             Trust Company of New York, as trustee, to the Indenture dated as of April 29, 1998 among the issuers, the Subsidiary Guarantors and the Trustee
10.24        Third amendment and consent, dated as of January 11, 2001, to the Credit Agreement, dated as of April 29, 1998, as amended, among Grove Worldwide LLC, Grove Capital, Inc., the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN
             BANK, as Administrative Agent (as hereinafter defined) for the Lenders hereunder. 21.1* Subsidiaries of the Company.
27.1         Financial Data Schedule.


* Incorporated herein by reference from the Registration Statement on Form S-4 filed by Grove Worldwide LLC, Grove Capital, Inc. and the Subsidiary Guarantors (Commission File Number 333-57611).

(b) Reports on Form 8-K

No reports on Form 8-K were filed during the quarter ended September 30, 2000.



                                 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 12, 2001.

                                                   GROVE WORLDWIDE LLC

                                                   /s/ Jeffry D. Bust
                                                   ------------------
                                                   Jeffry D. Bust
                                                   Chairman and Chief
                                                   Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on January 12, 2001.



      Signatures                                 Title
      ----------                                 -----


/s/ Jeffry D. Bust                Chairman and Chief Executive Officer and
----------------------            Member (Principal Executive Officer)
Jeffry D. Bust

/s/ Stephen L. Cripe              Chief Financial Officer (Principal Financial
----------------------            and Accounting Officer)
Stephen L. Cripe

/s/ J Taylor Crandall             Member
----------------------
J Taylor Crandall

/s/ Michael L. George             Member
----------------------
Michael L. George

/s/ Gerald Grinstein              Member
----------------------
Gerald Grinstein

/s/ Steven B. Gruber              Member
----------------------
Steven B. Gruber

/s/ Robert B. Henske              Member
----------------------
Robert B. Henske

/s/ Gerard E. Holthaus            Member
----------------------
Gerard E. Holthaus

/s/ James Patell                  Member
----------------------
James Patell



SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO
SECTION 15(d) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

The registrant has not sent the following to security holders: (i) any annual report to security holders covering the registrant's last fiscal year; or (ii) any proxy statement, form of proxy or other proxy soliciting material with respect to any annual or other meeting of security holders.



                    GROVE WORLDWIDE LLC AND SUBSIDIARIES



                             TABLE OF CONTENTS


                                                                            PAGE

FINANCIAL STATEMENTS

Independent Auditors' Report                                                F-2

Consolidated Balance Sheets as of October 2, 1999 and September 30, 2000    F-3

Combined Statements of Operations for the seven months ended
   April 28, 1998 and Consolidated Statements of Operations for
   the five months ended October 3, 1998 and years ended
   October 2, 1999 and September 30, 2000                                   F-4

Combined Statements of Comprehensive Loss for the seven months ended April 28, 1998 and Consolidated Statements of Comprehensive
   Loss for the five months ended October 3, 1998 and years ended
   October 2, 1999 and September 30, 2000                                   F-5

Combined Statements of Predecessor Capital for the seven months ended April 28, 1998 and Consolidated Statements of Members'
   Equity (Deficit) for the five months ended October 3, 1998
   and years ended October 2, 1999 and September 30, 2000                   F-6

Combined Statements of Cash Flows for the seven months ended
   April 28, 1998 and Consolidated Statements of Cash Flows
   for the five months ended October 3, 1998 and years ended
   October 2, 1999 and September 30, 2000                                   F-7

Notes to Combined and Consolidated Financial Statements                     F-8


FINANCIAL STATEMENT SCHEDULE

Schedule II - Valuation and Qualifying Accounts                             S-1



                        INDEPENDENT AUDITORS' REPORT


The Management Committee of
   Grove Worldwide LLC:


We have audited the accompanying consolidated balance sheets of Grove Worldwide LLC and subsidiaries as of October 2, 1999 and September 30, 2000 and the related consolidated statements of operations, comprehensive loss, member's equity (deficit) and cash flows for the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000 (Successor Periods) and the combined statements of operations, comprehensive loss, predecessor capital and cash flows for the seven months ended April 28, 1998 (Predecessor Period). In connection with our audit of the combined and consolidated financial statements, we have also audited the combined and consolidated financial statement schedule listed under Item 14(a)(2). These combined and consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined and consolidated financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grove Worldwide LLC and subsidiaries as of October 2, 1999 and September 30, 2000, and the results of their operations and their cash flows for the Successor Periods, in conformity with accounting principles generally accepted in the United States of America. Furthermore, in our opinion, the aforementioned combined financial statements present fairly, in all material respects, the results of operations and cash flows of The Grove Companies for the Predecessor Period, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related combined and consolidated financial statement schedule, when considered in relation to the basic consolidated and combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 3 to the combined and consolidated financial statements, on April 28, 1998, Grove Worldwide LLC acquired The Grove Companies in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated information for periods following the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore is not comparable.



                                                       /s/ KPMG LLP

January 12, 2001



                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

                        Consolidated Balance Sheets

                   October 2, 1999 and September 30, 2000
                               (in thousands)





                                                           1999         2000
                                                        ----------   ----------
                                   ASSETS

Current assets:
     Cash and cash equivalents                          $  15,498     $16,102
     Cash restricted as to its use (note 5)                 1,366       1,688
     Trade receivables, net (note 5)                      142,271     131,405
     Notes receivable (note 5)                              5,425       6,801
     Inventories (note 6)                                 193,123     175,181
     Net assets of subsidiary held for sale (note 22)          --       3,308
     Prepaid expenses and other current assets              7,405      10,116
                                                        ----------   ---------

                Total current assets                      365,088     344,601

Property, plant and equipment, net (note 7)               213,731     168,696
Goodwill, net (note 8)                                    269,556     199,861
Other assets                                               13,126      12,977
                                                       ----------- -----------
                                                        $ 861,501   $ 726,135
                                                       =========== ===========

                 LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Current liabilities:
     Current maturities of long-term debt
     (notes 2, 11 and 24)                              $   12,000     $37,000
     Short-term borrowings (note 9)                        19,108      20,967
     Accounts payable                                      75,370      75,780
     Accrued expenses and other current
     liabilities (note 10)                                 84,946      83,064
                                                      ------------ ----------
                Total current liabilities                 191,424     216,811

Deferred revenue (note 4)                                  74,368      37,170
Long-term debt (notes 2, 11 and 24)                       401,000     399,000
Other liabilities (notes 12 and 13)                        90,141      84,865
                                                      ------------ ----------
                Total liabilities                         756,933     737,846
                                                      ------------ ----------

Member's equity (deficit):
     Invested capital                                     163,710     164,289
     Accumulated deficit                                 (49,477)   (152,082)
     Accumulated other comprehensive loss                 (9,665)    (23,918)
                                                      ----------- -----------
                Total member's equity (deficit)          104,568     (11,711)

Commitments and contingencies
  (notes 2, 17, 18 and 19)
                                                      ----------- -----------
                                                      $  861,501   $ 726,135
                                                      =========== ===========


 See accompanying notes to combined and consolidated financial statements.



                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

     Combined Statement of Operations for the seven months ended April
           28, 1998 and Consolidated Statements of Operations for
           the five months ended October 3, 1998 and years ended
                   October 2, 1999 and September 30, 2000
                               (in thousands)


                                                    PREDECESSOR                           COMPANY
                                                  --------------    ------------------------------------------------
                                                    APRIL 28,         OCTOBER 3,        OCTOBER 2,      SEPTEMBER 30,
                                                      1998               1998              1999             2000
                                                  --------------    ---------------  ---------------   -------------
Net sales                                           $   486,255        $   401,008       $793,784     $   850,562
Cost of goods sold (note 6)                             387,392            342,993        646,002         725,680
                                                  --------------    --------------- ---------------   -------------
                Gross profit                             98,863             58,015        147,782         124,882

Selling, engineering, general
     and administrative expenses                         73,826             58,098        124,704         107,658
Amortization of goodwill                                  5,215              3,091          6,880           7,029
Restructuring charges (note 16)                             --                  --             --           8,757
Goodwill impairment charge (note 8)                         --                  --             --          53,351
                                                  --------------    --------------- ---------------   -------------

                Income (loss) from
                    operations                           19,822             (3,174)        16,198         (51,913)

Interest income (expense), net (note 11)                  1,048            (15,916)       (36,020)        (43,703)
Other expense, net                                       (9,524)              (554)          (139)         (1,036)
                                                  --------------    --------------- ---------------   -------------

                Income (loss) before
                    income taxes                         11,346            (19,644)       (19,961)        (96,652)

Income taxes (note 15)                                   11,741              4,337          5,535           6,255
                                                  --------------    --------------- ---------------   -------------

                Net loss before cumulative
                    effect of change in
                    accounting principle                   (395)           (23,981)       (25,496)       (102,907)

Cumulative effect of change in
     accounting principle (note 18)                          --                 --             --             302
                                                  --------------    --------------- ---------------   -------------
                    Net loss                        $      (395)       $   (23,981)      $(25,496)    $  (102,605)
                                                  ==============    =============== ===============   =============


See accompanying notes to combined and consolidated financial statements.




                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

    Combined Statement of Comprehensive Loss for the seven months ended
        April 28, 1998 and Consolidated Statements of Comprehensive
       Loss for the five months ended October 3, 1998 and years ended
                   October 2, 1999 and September 30, 2000
                               (in thousands)



                                                    PREDECESSOR                           COMPANY
                                                    ------------       -----------------------------------------------
                                                       APRIL 28,         OCTOBER 3,       OCTOBER 2,      SEPTEMBER 30,
                                                         1998              1998             1999             2000
                                                    ------------       -----------       -----------      ------------
Net loss                                            $      (395)       $  (23,981)       $(25,496)        $ (102,605)

Change in minimum pension liability
     (note 13)                                           (1,371)           (2,059)         (5,909)             7,708

Unrealized net losses on cash flow hedges
     of forecasted foreign currency
     transactions                                            --                --              --               (992)

Change in foreign currency translation
     adjustment                                          (5,764)            7,341          (9,038)           (20,969)
                                                    -----------       -----------        -----------      -----------
                Comprehensive loss                  $    (7,530)       $  (18,699)       $(40,443)        $ (116,858)
                                                    ===========       ===========        ===========      ===========


See accompanying notes to combined and consolidated financial statements.





                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

    Combined Statement of Predecessor Capital for the seven months ended
       April 28, 1998 and Consolidated Statements of Member's Equity
       (Deficit) for the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000
                               (in thousands)



                                                                              COMPANY
                                                        ------------------------------------------------------
                                                                                  ACCUMULATED        TOTAL
                                                                                    OTHER           MEMBER'S
                                         PREDECESSOR    INVESTED     ACCUMULATED COMPREHENSIVE       EQUITY
                                           CAPITAL       CAPITAL       DEFICIT    INCOME(LOSS)      (DEFICIT)
                                         -----------    ---------    ----------- -------------     ---------
Balance, September 27, 1997              $  628,492     $      --    $       --   $    --            $  --

Net loss                                       (395)           --            --        --               --
Net transactions with affiliates           (111,216)           --            --        --               --
Other comprehensive loss                     (7,135)
                                         -----------    ---------    ----------- -------------     ---------

           Balance, April 28, 1998          509,746            --            --        --               --

Elimination of predecessor capital         (509,746)           --            --        --               --
Initial capitalization
Advances to Grove                                --       168,209            --        --           168,209
    Holdings LLC (note 20)                       --        (3,649)           --        --            (3,649)
Net loss                                         --            --       (23,981)       --           (23,981)
Other comprehensive income                       --            --            --      5,282            5,282
                                         ----------     ---------    ----------- -------------     ---------

           Balance, October 3, 1998              --       164,560       (23,981)     5,282          145,861

Advances to Grove
    Holdings LLC (note 20)                       --          (850)           --         --             (850)
Net loss                                         --            --       (25,496)        --          (25,496)
Other comprehensive loss                         --            --            --    (14,947)         (14,947)
                                         ----------     ---------    ----------- -------------     ---------

           Balance, October 2, 1999              --       163,710       (49,477)    (9,665)         104,568

Contribution from Grove
    Holdings LLC (note 20)                       --           579            --         --              579
Net loss                                         --            --      (102,605)        --         (102,605)
Other comprehensive loss                         --            --            --    (14,253)         (14,253)
                                         ----------     ---------    ----------- -------------     ---------
           Balance, September 30, 2000   $       --     $ 164,289    $ (152,082)  $(23,918)        $(11,711)
                                         ==========     =========    =========== =============     =========


See accompanying notes to combined and consolidated financial statements.



                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

     Combined Statement of Cash Flows for the seven months ended April
           28, 1998 and Consolidated Statements of Cash Flows for
           the five months ended October 3, 1998 and years ended
                   October 2, 1999 and September 30, 2000
                               (in thousands)



                                                       PREDECESSOR                 COMPANY
                                                       -----------  ---------------------------------------
                                                        APRIL 28,   OCTOBER 3,    OCTOBER 2,   SEPTEMBER 30,
                                                          1998         1998         1999          2000
                                                       ----------   ----------    ----------    -----------

Cash flows from operating activities:
   Net loss                                            $     (395)  $  (23,981)    $  (25,496)  $(102,605)
   Adjustments to reconcile to net loss to
     net cash provided by (used in)
     operating activities:
       Depreciation and amortization                       11,399        8,213         18,537      20,209
       Depreciation of equipment held for rent              5,501        7,400         14,921      15,998
       Amortization of deferred financing costs                --          722          1,872       1,909
       Goodwill impairment charge                              --           --             --      53,351
       Write-off of amount assigned to inventory
         in purchase accounting                                --       27,707             --          --
       (Gain) loss on sales of property, plant
         and equipment                                      6,256           --           (255)         31
       Deferred income tax expense (benefit)                2,358        1,249          2,680        (304)
       Changes in operating assets and liabilities:
         Trade receivables, net                            32,096       (6,790)       (16,951)      3,383)
         Notes receivable                                  28,409       (3,607)           462      (1,457)
         Inventories                                       (8,828)      17,936          6,907       1,593
         Accounts payable and accrued expenses              7,542        2,489        (14,854)      8,749
         Other assets and liabilities, net                  8,759       25,962         12,863      (2,421)
                                                       ----------   ----------     ----------    ----------

         Net cash provided by (used in)
           operating activities                            93,097       57,300            686      (8,330)
                                                       ----------   ----------     ----------    ----------

Cash flows from investing activities:
   Additions to property, plant and equipment             (19,521)      (7,230)        (9,405)     (8,775)
   Investment in equipment held for rent                  (16,380)     (20,751)       (23,793)     (6,876)
   Acquisition of businesses from Hanson, PLC
    including transaction costs of
    $5,783 net of cash acquired of $9,241
    and post-closing adjustment
    received of $27,300                                        --     (562,742)        10,500          --
   Other investing activities                               2,071        1,321          3,408          --
                                                       ----------   ----------     ----------   ----------
         Net cash used in investing activities            (33,830)    (589,402)       (19,290)    (15,651)
                                                       ----------   ----------     ----------   ----------

Cash flows from financing activities:
   Net proceeds from short-term borrowings                  6,821          941          4,139       1,801
   Proceeds from issuance of long-term debt                    --      450,200         10,000      25,000
   Repayments of long-term debt                                --      (35,200)       (12,000)     (2,000)
   Equity investment from Grove Holdings LLC                   --      168,209             --          --
   Change in amount advanced to Grove Holdings LLC             --       (3,649)          (850)        579
   Deferred financing costs                                    --      (14,453)            --          --
   Other financing activities                             (62,087)          --         (1,366)       (322)
                                                       ----------   ----------     ----------   ----------
         Net cash provided by (used in)
           financing activities                           (55,266)     566,048            (77)     25,058
                                                       ----------   ----------     ----------   ----------
Effect of exchange rate changes on cash                       217          343           (110)       (473)
                                                       ----------   ----------     ----------   ----------

         Net change in cash and cash equivalents            4,218       34,289        (18,791)        604
Cash and cash equivalents, beginning of period              5,024           --         34,289      15,498
                                                       ----------   ----------     ----------   ----------
Cash and cash equivalents, end of period               $    9,242   $   34,289     $   15,498     $16,102
                                                       ==========   ==========     ==========   ==========

See accompanying notes to combined and consolidated financial statements.




                      GROVE WORLDWIDE LLC AND SUBSIDIARIES

            Notes to Combined and Consolidated Financial Statements
                           (in thousands of dollars)

                    October 2, 1999 and September 30, 2000


(1) ORGANIZATION, DESCRIPTION OF BUSINESS, AND BASIS OF PRESENTATION Grove Worldwide LLC (the "Company") is primarily engaged in the design, production, sale, and after-sale support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. The Company's domestic manufacturing plants and related facilities are located in Shady Grove and Chambersburg, Pennsylvania and Waverly, Nebraska. The Company's foreign facilities are located in Sunderland, United Kingdom; Wilhelmshaven and Langenfeld, Germany; and Tonneins and Cergy, France. The majority of the Company's sales are to independent distributors, rental companies, and end users which serve the heavy industrial and construction industries in the United States and Europe.

     The Company is a sole member limited liability company formed in December 1997 pursuant to the provisions of the Delaware Limited Liability Company Act. The Company had no substantive operations prior to its initial capitalization and the acquisition of The Grove Companies (as defined below) on April 28, 1998 (see note 3). Grove Holdings LLC ("Holdings") is the sole member of the Company. All earnings of the Company are available for distribution to Holdings subject to restrictions contained in the Company's debt agreements (see note 11). Holdings is a sole member limited liability company that is owned by Grove Investors LLC ("Investors"). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Combined financial statements for the seven month period ended April 28, 1998 consist of the combined operations and substantially all of the assets and liabilities of Kidde Industries, Inc. and the following legal entities: Grove Europe Ltd., Crane Holdings, Inc., Delta Manlift SAS, Grove France SAS, Deutsche Grove GmbH, and Grove Manlift Pty. Ltd. (together "The Grove Companies" or "Predecessor"). All of the Grove Companies were either directly or indirectly owned by Hanson PLC, a United Kingdom company.


(2)  LIQUIDITY

     During the years ended October 2, 1999 and September 30, 2000, the Company incurred significant operating losses that would have resulted in non-compliance with certain financial covenants included in the Company's Bank Credit Facility (see note 11). The Company has obtained waivers of these financial covenant defaults as well as certain covenant modifications to help position the Company for future compliance. Nevertheless, future compliance will depend upon achieving significantly improved operating results during fiscal 2001 and beyond. Furthermore, modifications to the Bank Credit Facility place significant restrictions on the amount of borrowings available to the Company for working capital purposes, particularly during the period through April 30, 2001, a period during which the Company's need is projected to be the greatest (see note
     11).


                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

          Notes to Combined and Consolidated Financial Statements
                         (in thousands of dollars)

                   October 2, 1999 and September 30, 2000


     Management has undertaken a number of initiatives to help improve operating results and cash flows including (i) reduction in Manlift operations, (ii) sale of Delta Manlift operations in France, (iii) restructuring of Shady Grove, Pennsylvania manufacturing operations by improving product flow and (iv) reducing the number of sales, marketing, engineering and administrative employees, principally in Shady Grove and the UK. Management believes the initiatives undertaken will enable the Company to maintain compliance with bank financial covenants as well as provide sufficient cash flow to meet the Company's obligations as they become due. However, if the initiatives are not successful or if there are unforeseen increases in working capital needs, the Company may be unable to meet bank covenants and/or to generate sufficient cash flows from operations. In such case, the Company will be required to obtain additional covenant modifications and additional sources of funding. There is no assurance that such covenant modifications or funding, if needed, will be available.

(3)  ACQUISITION

     On April 29, 1998, the Company acquired (the "Acquisition") from Hanson PLC ("Hanson") and certain of its subsidiaries, substantially all of the assets of Hanson's U.S. mobile hydraulic crane and aerial work platform operations, the capital stock of Hanson's U.S. truck-mounted crane operation and the capital stock of Hanson's British, French, German, and Australian crane and aerial work platform subsidiaries for an aggregate purchase price of $583,000. The purchase price was subject to a post closing adjustment for which the Company received $16,800 during fiscal 1998 and an additional $10,500 in November 1998. The Acquisition was accounted for as a purchase. Funds required by the Company to consummate the Acquisition, including the payment of related fees and expenses, were as follows:

Sources:

     Issuance of the Senior Subordinated Notes         $   225,000
     Borrowings under Revolving Credit Facility             10,106
     Borrowings under Term Loan Facility                   200,000
     Equity investment by Holdings                         168,209
                                                       ------------
                                                       $   603,315
                                                       ============

Uses:

     Acquisition price                                 $   583,000
     Transaction costs                                       5,783
                                                       ------------
               Aggregate purchase price                    588,783

     Debt financing costs                                   14,532
                                                       ------------
                                                       $   603,315
                                                       ============



                      GROVE WORLDWIDE LLC AND SUBSIDIARIES

            Notes to Combined and Consolidated Financial Statements
                           (in thousands of dollars)

                    October 2, 1999 and September 30, 2000


     Proceeds from the equity investment by Holdings of $168,209 were generated by Holdings through the issuance of 100% of its equity to Investors in exchange for $120,000, and net proceeds of $48,209 from its issuance of $88,000 of 11-5/8% Senior Discount Debentures due May 2009. Such debentures have no cash interest requirement prior to November, 2003. On May 1, 2003, the debentures will have accreted to $88,000 and will require semi-annual payments of interest based on a per annum rate of 11 5/8%. The cash interest payments are expected to be generated by distributions from the Company. The equity investment by Investors in Holdings of $120,000 was generated by Investors through issuance of its equity to its members for $75,000, and net proceeds of $45,000 from its issuance of $47,375 of 14 1/2% Senior Debentures. Such debentures have no cash interest requirement prior to their maturity on May 1, 2010.

(4)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) CASH AND CASH EQUIVALENTS

         The Company defines cash equivalents as highly liquid investments with initial maturities of three months or less.

     (b) TRADE RECEIVABLES AND NOTES RECEIVABLE

         Trade receivables are net of allowance for doubtful accounts of $3,095 and $5,057 as of October 2, 1999 and September 30, 2000, respectively. Notes receivable relate to sales of new equipment to North American customers on terms of up to one year. Payment of interest and principal are due at the maturity of the note unless the dealer sells the equipment prior to maturity in which case the notes must be repaid immediately along with any interest accrued thereon.

     (c) INVENTORIES

         Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.



                    GROVE WORLDWIDE LLC AND SUBSIDIARIES

          Notes to Combined and Consolidated Financial Statements
                         (in thousands of dollars)

                   October 2, 1999 and September 30, 2000


     (d) PROPERTY, PLANT AND EQUIPMENT

         Property, plant, and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred, while expenditures having the effect of extending the useful life of an asset are capitalized. Depreciation is computed primarily using the straight-line method. The useful lives by asset category are as follows:


              Land improvements                              3-20 years
              Buildings and improvements                     10-30 years
              Machinery and equipment                        3-12 years
              Equipment held for rent                        Lease term
              Furniture and fixtures                         3-10 years


     (e) GOODWILL

         The excess of the purchase price of the Company and its subsidiaries over the fair value of the net assets acquired was recorded as goodwill. Amortization expense is recorded on the straight-line method over 40 years. The Company assesses the recovery of goodwill by determining whether amortization of the goodwill over its remaining life can be recovered through undiscounted cash flows of the acquired operations. Goodwill impairment, if any, is measured by determining the amount by which the carrying value of the goodwill exceeds its fair value based upon discounting of future cash flows.

     (f) IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or net realizable value.

     (g) REVENUE RECOGNITION

         Revenue is generally recognized as title transfers, usually as products are shipped to customers. However, for certain transactions, the Company provides guarantees of the residual value of the equipment to third party leasing companies. Such guarantees generally, given for periods of up to five years, take the form of end-of-term residual value guarantees or reducing residual value guarantees that decline with the passage of time. The Company records these transactions in accordance with the lease principles established by Statement of Financial Accounting Standards (SFAS) No. 13. If the transaction qualifies as an operating lease, the Company records deferred revenue for the amount of the net proceeds received upon the equipment's initial transfer to the customer. The liability is then subsequently reduced on a pro rata basis over the period to the first exercise date of the guarantee, to the amount of the guaranteed residual value at that date, with corresponding credits to revenue in the Company's statement of operations. Any further reduction in the guaranteed residual value resulting from the purchaser's decision to continue to use the equipment is recognized in a similar manner. Depreciation of equipment held for rent is recognized in a similar manner over the term of the lease agreement. As of October 2, 1999 and September 30, 2000, the amount of deferred revenue relating to transactions involving residual value guarantees, which is classified as deferred revenue or other current liabilities, was $89,250 and $49,739, respectively.

     (h) PRODUCT WARRANTIES

         Product warranty expenses are provided for estimated normal warranty costs at the time of sale. Additional warranty expense is provided for specific performance issues when identified. Specific performance issues relate to situations in which the Company issues a part replacement notice for models that are experiencing a particular problem.

     (i) FOREIGN CURRENCY TRANSLATION

         The financial statements of subsidiaries located outside the United States are measured using the local currency as the functional currency. Assets, including goodwill, and liabilities are translated at the rates of exchange at the balance sheet date. The resulting translation gains and losses are included as a separate component of member's equity. Income and expense items are translated at average monthly rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in net income. Aggregate gains (losses) on foreign currency transactions are not material for the seven months ended April 28, 1998, the five months ended October 3, 1998 and the year ended October 2, 1999. For the year ended September 30, 2000, the Company had aggregate losses on foreign currency transactions of $2,256.

     (j) RESEARCH AND DEVELOPMENT

         Research and development expenditures are charged to operations as incurred. Research and development costs were $8,242, $5,878, $12,371 and $10,749 for the seven months ended April 28, 1998, the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000, respectively, and are included as part of selling, engineering, general and administrative expenses.

     (k) ADVERTISING

         All costs associated with advertising and promoting products are expensed when incurred. Advertising expense amounted to $2,324, $1,568, $2,289 and $2,893 for the seven months ended April 28, 1998, the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000, respectively.

     (l) STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its stock-based employee compensation arrangements.

     (m) FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

            Cash, trade receivables, notes receivable, trade accounts payable and short-term borrowings: The amounts reported in the consolidated balance sheets approximate fair value.

            Foreign currency contracts: The fair value of forward exchange contracts is estimated using prices established by financial institutions for comparable instruments (see note 18). Long-term debt: For bank borrowings, the amount reported in the consolidated balance sheet approximates fair value. The fair value of the Senior Subordinated Notes is based on quoted market prices (see note 11).

     (n) ADOPTION OF NEW ACCOUNTING STANDARD

         In 2000, the FASB issued EITF 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS. In accordance with the consensus, net sales amounts have been restated to exclude freight costs, which historically had been netted with freight revenues. The impact of the restatement was to increase net sales and cost of goods sold by $10,055, $7,229, $12,555 and $13,719 for the seven months ended April 28, 1998, five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000, respectively.

     (o) USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates.

     (p) RECLASSIFICATIONS

         Certain amounts for fiscal 1999 have been reclassified to conform to the presentation for fiscal 2000.


(5)  ACCOUNTS AND NOTES RECEIVABLE

     Trade receivables subject the Company to concentration of credit risk, because they are concentrated in distributors and rental companies that serve the heavy industrial and construction industries, which are subject to business cycle variations. For the seven months ended April 28, 1998 and the five months ended October 3, 1998, approximately 23% and 24%, respectively, of revenues were generated from five major customers, with no one customer accounting for more than 10% of net sales. For the years ended October 2, 1999 and September 30, 2000, approximately 20% and 17% of revenues were generated from five major customers with no one customer accounting for more than 10% of net sales. Approximately 20% and 17% of the outstanding trade and notes receivable balance as of October 2, 1999 and September 30, 2000 were due from these customers, respectively. The Company generally offers terms of up to 30 days to its customers and generally obtains a security interest in the underlying machinery sold. In addition, the Company offers a special financing program primarily to its U.S. customers which provides credit terms of periods up to one year in exchange for an interest-bearing note. The Company generally retains a security interest in the machinery sold.

     The Company has agreements with three major international banks to sell up to $135,000 of notes receivable obtained under the special financing program, subject to certain conditions. The bank purchases the notes receivable at face value on a 90% non-recourse basis. However, the Company's Bank Credit Facility limits the aggregate sold amount of receivables outstanding under the arrangements to $110.0 million at all times. The agreements provide that the Company purchase credit insurance on behalf of the bank to insure the 90% risk assumed by the bank. The Company retains 10% of the credit risk on a first loss basis. The Company is responsible for administrative and collection activities. The cost of administrative and collection activities is immaterial. Cash collections on the notes are deposited directly into an account for the benefit of the major international banks. Amounts held by the Company at October 2, 1999 and September 30, 2000 are shown as restricted cash in the accompanying consolidated balance sheet. The bank has the power to sell or pledge the notes receivable purchased at any time and the Company has no rights or obligation to repurchase of the notes receivable.

     Notes receivable sold under this arrangement meet the criteria for sale under SFAS No. 125 and, accordingly, are removed from the Company's balance sheet upon sale. At September 30, 2000, the Company had credit risk of $8,005 with respect to notes receivable that had been sold under the arrangement.


(6)  INVENTORIES

     Inventories consist of the following as of October 2, 1999 and September 30, 2000:


                                                   1999            2000
                                              -------------    -------------


Raw materials and supplies                   $      61,340    $      60,367
Work in process                                     79,232           51,524
Finished goods                                      52,551           63,290
                                              -------------    -------------
                                             $     193,123    $     175,181
                                              =============    =============


     In connection with the Acquisition, the Company assigned $27,700 of the purchase price to work in process and finished goods inventories in excess of their historical carrying value. Such amounts were charged to costs of goods sold in the five month period ended October 3, 1998. During the year ended September 30, 2000, management of the Company made the decision to reduce the number of aerial work platform models manufactured. The decision together with further rationalization of the Company U.S. crane products resulted in inventory write-downs of $12,500, which are included in cost of goods sold.

(7)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following as of October 2, 1999 and September 30, 2000:

                                               1999             2000
                                           -------------    -------------

Land and improvements                    $        5,989   $        5,921
Buildings and improvements                       68,690           68,586
Machinery and equipment                          42,799           44,856
Equipment held for rent                         105,099           55,258
Furniture and fixtures                           30,149           30,236
Construction in progress                            470            3,271
                                           -------------    -------------
                                                253,196          208,128

Less accumulated depreciation
and amortization                                 39,465           39,432
                                           -------------    -------------
                                         $      213,731   $      168,696
                                           =============    =============



     Depreciation expense (including depreciation expense on equipment held for rent) for the seven months ended April 28, 1998, the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000 was $11,685, $12,522, $26,578 and $29,178, respectively.


(8)  GOODWILL

     Goodwill consists of the following as of October 2, 1999 and September 30, 2000:


                                                 1999             2000
                                              -------------    -------------


Goodwill                                    $      280,153   $      214,529
Less accumulated amortization                       10,597           14,668
                                              -------------    -------------
                                            $      269,556   $      199,861
                                              =============    =============


     During the fourth quarter of fiscal 2000, management of the Company adopted a plan, approved by the Management Committee, to reduce the size of its Manlift operations. Under the plan, the Company plans to sell the Delta Manlift subsidiary in France (see note 22) and will discontinue all sales, marketing and production of 34 Manlift models elsewhere in the world including Shady Grove, PA on or about December 31, 2000. In connection with the decision to reduce Manlift operations, the Company recognized a goodwill impairment charge of $53,351.


(9)  SHORT-TERM BORROWINGS

     The Company's German operation maintains a DM58,000 (approximately $28,000) credit facility available for discounting certain accounts receivable. As of October 2, 1999 and September 30, 2000, $19,108 and $20,967 were drawn against this facility. The interest rate charged on the outstanding borrowings was 3.75% and 7.20% at October 2, 1999 and September 30, 2000, respectively. This arrangement does not have a termination date and is reviewed periodically. No material commitment fees are required to be paid on the undrawn portion of the credit facility.


(10) ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consist of the following as of October 2, 1999 and September 30, 2000:


                                                    1999            2000
                                                -------------  -------------

Salaries, wages and benefits                  $       23,023          15,174
Warranty                                              12,787          11,818
Deferred revenue associated with equipment
held for rent, current                                14,882          12,589
Interest                                               9,364           9,964
Sunderland, U.K. shut-down costs                         712              --
Other                                                 24,178          33,697
                                                -------------  -------------
                                              $       84,946          83,242
                                                =============  =============



(11) LONG-TERM DEBT

     Long-term debt consists of the following as of October 2, 1999 and September 30, 2000:


                                                1999             2000
                                            -------------    -------------

Revolving credit facility                 $       10,000   $       35,000
Term loan facility                               178,000          176,000
Senior subordinated notes                        225,000          225,000
                                            -------------    -------------
                                                 413,000          436,000

Less current maturities                           12,000           37,000
                                            -------------    -------------
                Long-term debt            $      401,000   $      399,000
                                            =============    =============



                      GROVE WORLDWIDE LLC AND SUBSIDIARIES

            Notes to Combined and Consolidated Financial Statements
                           (in thousands of dollars)

                    October 2, 1999 and September 30, 2000

     BANK CREDIT FACILITY -- The Company has a bank credit facility (the "Bank Credit Facility"), which consists of a $200,000 term loan facility ("Term Loan Facility") and a $66,250 revolving credit facility ("Revolving Credit Facility"). Subsequent to year end, in order to obtain modifications to certain financial covenants, the Company negotiated an amendment to the credit agreement which provides for (i) higher borrowing and facility fee rates, (ii) limitations on the amount of the revolving credit facility available for general operating purposes and (iii) a borrowing base. As amended, the Revolving Credit Facility enables the Company to obtain revolving credit loans for working capital and general corporate purposes of up to $66,250, subject to eligible amounts of receivables and inventory. Effective April 1, 2001, maximum borrowings under the Revolving Credit Facility will decline from $66,250 to $60,000. However, during a 14-day period ending April 16, 2001 and a 5-day period ending April 23, 2001 borrowings under the Revolving Credit facility will be limited to $40,000 and $35,000, respectively. A portion of the Revolving Credit Facility is available for borrowings by the Company in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies. The Company also pays a 0.75% fee on the unused portion of the Bank Credit Facility. The Bank Credit Facility contains various covenants that restrict the Company from taking various actions and that require the Company to achieve and maintain certain financial ratios. In addition, the modified covenants require the Company to achieve certain earnings targets on a quarterly basis through fiscal 2001, including a requirement to achieve adjusted earnings before interest, taxes, depreciation and amortization, ("Adjusted EBITDA") as defined, of $20,000 for the six months ended March 31, 2001. (see note
     24)

     Without the covenant modifications, the Company would not have been in compliance with certain of the financial covenants required by the Bank Credit Facility at September 30, 2000. Management has undertaken a number of initiatives to improve the Company's operating results. In the event that results do not improve, the Company may need to seek further modifications to the covenants. There can be no assurance that the Company will obtain such modifications, if required.

     Furthermore, the credit agreement provides that at the Company's option, loans under the Bank Credit Facility bear interest (a) in the case of loans in U.S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the Bank Credit Facility),
     (y) 1.0% in excess of a certificate of deposit rate and (z) the bank's prime rate, plus the applicable margin (as defined in the Bank Credit Facility), or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the Bank Credit Facility) as determined by the Administrative Agent, plus the applicable margin. At September 30, 2000, borrowings of $35,000 were outstanding under the Revolving Credit Facility, bearing interest based on LIBOR plus an applicable margin of 3.0% (9.79% at September 30, 2000). The interest rate on borrowings under the Term Loan Facility at September 30, 2000 was based on LIBOR plus an applicable margin of 3.5% (10.29% at September 30, 2000). Following amendment of the Bank Credit Facility, the applicable margin on Eurocurrency Rate borrowings will be 4%, except for borrowings under the Revolving Credit Facility above $60 million where the applicable margin will be 5% and the applicable margin on all other rate based borrowings will be 3%, except for borrowings under the Revolving Credit Facility above $60 million where the applicable margin will be 4%. The average interest rate on borrowings under the Revolving Credit and Term Loan Facilities were 7.71% and 9.71%, respectively, for the years ended October 2, 1999 and September 30, 2000.

     The Term Loan Facility has a term of eight years and must be repaid in semi-annual installments in October and April of each fiscal year in an aggregate amount of (i) $2,000 through fiscal 2004, (ii) $88,000 during fiscal 2005 and (iii) the balance during fiscal 2006. The Revolving Credit Facility expires in April 2005. In connection with the Amendment, if the amounts outstanding under the Revolving Credit Facility are not paid in full by September 30, 2001, the Company will be required to pay an exit fee of approximately $2.6 million upon final payment of amounts outstanding under the Revolving Credit Facility. The Company is required to make annual payments, in excess of the schedule principal payments, on the Term Loan Facility of up to 75% of the Company's "excess cash flow" as defined in the Bank Credit Facility. No payments were due with respect to this provision for the year ended September 30, 2000. In addition, the Bank Credit Facility requires mandatory prepayments upon the occurrence of certain events including the change of control of Holdings. At September 30, 2000, the Company had outstanding letters of credit of $5,300 and available borrowings under the Revolving Credit Facility, as amended, for general operating purposes of approximately $25,950.

     The obligations of the Company under the Bank Credit Facility are guaranteed by Holdings and each of the Company's domestic subsidiaries (the "Guarantors"). The obligations of the Company under the Bank Credit Facility are secured by a first priority lien (subject to permitted encumbrances) on substantially all of the Company's and each Guarantor's real, personal, and intellectual property and on the capital stock of the Company and all of the capital stock of the Company's domestic and certain of its foreign subsidiaries.

     SENIOR SUBORDINATED NOTES -- The Senior Subordinated Notes bear interest at a rate of 9 1/4% per annum payable semi-annually on May 1 and November 1 of each year. The Senior Subordinated Notes are general unsecured obligations of the Company and its co-issuer, Grove Capital, Inc., and are guaranteed by all of the Company's domestic subsidiaries (see note
     23). The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after, May 1, 2003, at a declining redemption price and mature on May 1, 2008.

     In addition, at any time prior to May 1, 2001, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Subordinated Notes at 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, with net proceeds of one or more public offerings of the Company's equity (or that of Investors or Holdings), provided at least 65% of the principal amount of the originally issued Senior Subordinated Notes remain outstanding. Upon the occurrence of a change of control, as defined in the Indenture governing the Senior Subordinated Notes (the "Indenture"), each holder of the Senior Subordinated Notes will have the right to require the Company to repurchase such holder's notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

     The Indenture contains certain covenants that limit, among other things, the ability of the Company to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) incur additional indebtedness or issue certain preferred equity interests, (iii) merge into or consolidate with certain other entities or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons.

     The Company expects that cash flows from foreign operations will be required to meet its domestic debt service requirements. Such cash flows are expected to be generated from intercompany interest expense on loans the Company made to certain of its foreign subsidiaries to consummate the acquisition of Hanson's crane and aerial work platform subsidiaries in the U.K., Germany and France and for working capital requirements. The loans have been established with amounts and interest rates to allow for repatriation without restriction or additional tax burden. However, there is no assurance that the foreign subsidiaries will generate the cash flow required to service the loans or that the laws in the foreign jurisdictions will not change to limit repatriation or increase the tax burden of repatriation.

     The estimated fair value of the Company's long-term debt at September 30, 2000 was approximately $234,000.

     Aggregate annual scheduled maturities of long-term debt are as follows:
     $2,000 in 2001, $2,000 in 2002, $2,000 in 2003, $2,000 in 2004 and
     $88,000 in 2005.

     INTEREST EXPENSE -- Interest income (expense), net consists of the following for the seven months ended April 28, 1998, the five months ended October 3, 1998 and yeas ended October 2, 1999 September 30, 2000.


                                             PREDECESSOR                         COMPANY
                                             ------------  -------------------------------------------------
                                              APRIL 28,          OCTOBER 3,      OCTOBER 2,    SEPTEMBER 30,
                                                1998               1998            1999            2000
                                             ------------      -------------   -------------   -------------

Interest expense                             $     (263)       $   (17,410)     $  (38,711)     $(48,401)
Interest expense paid to Hanson                  (2,174)                --              --
Amortization of deferred
     financing costs                                 --                (722)         (1,872)      (1,909)
Interest income                                   3,485               2,216           4,563        6,607
                                             ------------      -------------   -------------    ------------
                                             $    1,048        $    (15,916)    $   (36,020)    $(43,703)
                                             ============      =============   =============    ============

     The Company paid interest of $7,503, $39,254 and $48,430 for the five months ended October 3, 1998 and for the years ended October 2, 1999 and September 30, 2000, respectively.


     The Company has entered into an interest rate agreement with a major commercial bank to collar the interest rate on approximately $100,000 of the Company's floating rate borrowings for the three years ended September 2001. Under the agreement the Company will receive, on a $100,000 notional amount, three month LIBOR and pay 6.5% anytime LIBOR exceeds 6.5%, and will receive three month LIBOR and pay 5.19% anytime LIBOR is below 5.19%. The contract does not require collateral (see note
     18).


(12) OTHER LIABILITIES

     Other liabilities consist of the following as of October 2, 1999 and September 30, 2000:


                                                         1999         2000
                                                       ----------   ----------

Accrued liability for defined
benefit pension plans                                  $ 31,198     $ 18,096
Accrued liability for postretirement benefit plan        31,696       33,023
Product liability                                        18,000       22,513
Other                                                     9,247       11,233
                                                       ----------   ----------
                                                       $ 90,141     $ 84,865
                                                       ==========   ==========


(13) EMPLOYEE BENEFIT PLANS

     The Company sponsors defined benefit pension plans which cover substantially all of its U.S. employees. Plans covering salaried employees provide pension benefits that are based on the participant's final average salary and credited service. Plans covering hourly employees provide benefits based on the participant's career earnings and service with the Company. The Company's funding policy for all plans is to make the minimum annual contributions required by applicable regulations, plus such additional amounts as the Company may determine to be appropriate from time to time.

     In addition to providing pension benefits, the Company provides certain health care and prescription drug benefits to certain retirees. Substantially all of the Company's domestic eligible employees may qualify for benefits if they reach normal retirement age while working for the Company. The Company funds benefits on a pay-as-you-go basis, while retirees pay monthly premiums. These benefits are subject to deductibles, co-payment provisions and other limitations.

     The following tables provide reconciliations of the changes in benefit obligations and plan assets for the years ended October 2, 1999 and September 30, 2000 and the funded status of the plans as of October 2, 1999 and September 30, 2000.


                                                                                         POST-RETIREMENT
                                                          PENSION BENEFITS                   BENEFITS
                                                     --------------------------   ---------------------------
                                                     OCTOBER 2,     SEPTEMBER 30,  OCTOBER 2,   SEPTEMBER 30,
                                                        1999           2000           1999            2000
                                                     -----------    -----------    -----------    -----------

Change in benefit obligation:
     Benefit obligation at beginning of period       $    61,811    $    56,358    $    28,367   $    28,013
     Service cost                                          3,239          2,893          1,317           847
     Interest                                              4,191          4,294          1,820         1,572
     Special termination benefits                          1,347             71          1,002           827
     Participant contributions                               --              --            --            644
     Amendments                                              204          1,452            --             --
     Actuarial (gain) loss                                (9,811)        (5,018)        (3,757)        (8,557)
     Curtailment gain                                     (3,308)             --            --            --
     Benefits paid                                        (1,315)        (1,146)          (736)        (1,770)
                                                     ------------   ------------  -------------  -------------

                Benefit obligation at
                    end of period                    $    56,358    $    58,904    $     28,013  $     21,576
                                                     ============   ============  =============  =============

Change in plan assets:
     Fair value of plan assets at beginning
         of period                                   $    44,438    $    52,684    $        --   $        --
     Actual return on plan assets                          5,374          7,896             --            --
     Company contributions                                 4,187          4,934            736         1,126
     Participant contributions                                --             --             --           644
     Benefits paid                                        (1,315)        (1,146)          (736)       (1,770)
                                                     ------------   ------------  -------------  -------------

                Fair value of plan assets at
                    end of period                    $    52,684    $    64,368    $        --   $        --
                                                     ============   ============  =============  =============

Funded status                                        $    (3,674)   $     5,464    $   (28,013)  $   (21,576)
Unrecognized actuarial gain (loss)                        (6,605)       (14,153)        (3,683)      (11,447)
Unrecognized prior service cost                              204          1,482             --            --
                                                     ------------   ------------  -------------  -------------
                Net amount recognized                $   (10,075)   $    (7,207)   $   (31,696)  $   (33,023)
                                                     ============   ============  =============  =============

Amounts recognized in consolidated balance sheets consists of:
         Accrued benefit liability                   $   (10,075)   $    (7,207)   $   (31,696)  $   (33,023)
         Accumulated other comprehensive
            income                                            --             --             --            --
                                                     ------------   ------------  -------------  -------------
                Net amount recognized                $   (10,075)   $    (7,207)   $   (31,696)  $   (33,023)
                                                     ============   ============  =============  =============
Weighted average assumptions at balance sheet date:
         Discount rates                                    7.50%          8.00%          7.50%          8.00%
         Rate of return on assets                         10.00%         10.00%            --             --
         Rate of compensations increases                   4.25%          4.25%            --             --


     The assumed health care cost trend rate used in measuring the accumulated post retirement benefit obligation for 1999 was 7.5% decreasing gradually over 18 years to an ultimate trend rate of 5.0%. The assumed health care cost trend rate used in measuring the accumulated post retirement benefit obligation for 2000 was 8.25% decreasing gradually over 18 years to an ultimate trend rate of 5.0%. A one percentage point increase in the assumed health care cost rate for each year would increase the accumulated postretirement benefit obligation by approximately 13% as of September 30, 2000 and the net postretirement benefit costs by approximately 14% for the year ended September 30, 2000. A one percentage point decrease in the assumed health care cost rate for each year would decrease the accumulated postretirement benefit obligation by approximately 11% as of September 30, 2000 and the net postretirement benefit costs by approximately 12% for the year ended September 30, 2000.

     The components of the net periodic benefits costs for all U.S. defined benefit plans for the seven months ended April 28, 1998, for the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000 are summarized below:




                          PENSION BENEFITS                                      POSTRETIREMENT BENEFITS
                  --------------------------------------------     ----------------------------------------------
                  PREDECESSOR               COMPANY                             PREDECESSOR       COMPANY
                  --------------------------------------------     ----------------------------------------------

                   APR. 28     OCT. 3,    OCT. 2,     SEPT. 30,    APR. 28,    OCT. 3,     OCT.2,       SEPT. 30,
                    1998        1998       1999         2000         1998       1998        1999           2000
                  ---------   --------   --------    ----------    ---------  --------- -----------    ----------


Service costs   $    1,542   $  1,322   $  3,239     $  2,893      $    622    $   511    $1,317      $    847
Interest costs       2,163      1,621      4,191        4,294         1,096        725     1,820         1,572
Gain on plan
    curtailment         --         --     (3,308)          --            --         --        --            --
Special termination
    benefits            --         --      1,347           --            --         --     1,002           827
Expected return on
    plan assets     (1,898)    (1,528)    (4,469)      (5,379)           --         --        --            --
Net amortization
    and deferral       465         --         --           99            74         --        --          (443)
                  ---------   --------   --------    ---------     ---------  --------- -----------    ----------
                 $   2,272    $ 1,415   $  1,000      $ 1,907      $  1,792    $ 1,236    $4,139     $   2,803
                  =========   ========   ========    =========     =========  ========= ===========    ==========



     During the year ended October 2, 1999, in an effort to reduce operating costs at its Shady Grove Facility, the Company involuntarily terminated or offered special one-time early retirement benefits to approximately 220 employees. These actions, together with other voluntary terminations, resulted in a curtailment gain of $3,300 which was recognized in net periodic pension costs for the year ended October 2, 1999. Special early retirement benefits resulted in net periodic benefit costs of $2,300 and $827 for the years ended October 2, 1999 and September 30, 2000, respectively.


     The Company also sponsors defined benefit pension plans which cover substantially all of its foreign employees. The following tables provide reconciliations of the changes in benefit obligations and plan assets for the years ended October 2, 1999 and September 30, 2000 and the funded status of the plans as of October 2, 1999 and September 30, 2000.


                                                                               OCTOBER 2,          SEPTEMBER 30,
                                                                                 1999                 2000
                                                                             -------------         -------------

Change in benefit obligation:
     Benefit obligation at beginning of period                                 $   36,402          $  49,166
     Service cost                                                                   1,759              1,097
     Interest                                                                       2,315              2,475
     Actuarial (gain) loss                                                          7,959              (7,450)
     Benefits paid                                                                 (1,271)             (2,179)
     Impact of translation of foreign currency                                      2,002              (5,587)
                                                                             -------------         -----------
                Benefit obligation at end of period                            $   49,166          $   37,522
                                                                             =============         ===========

Change in plan assets:
     Fair value of plan assets at beginning of period                          $   22,160          $   28,043
     Actual return on plan assets                                                   2,368               1,852
     Company contributions                                                          5,272               2,275
     Benefits paid                                                                 (1,271)             (2,179)
     Impact of translation of foreign currency                                       (486)             (3,358)
                                                                             -------------         -----------
                Fair value of plan assets at end of period                     $   28,043          $   26,633
                                                                             =============         ===========

Funded status                                                                  $  (21,123)         $  (10,889)
Unrecognized actuarial loss                                                         7,968                 260
                                                                             -------------         -----------
                Net amount recognized                                          $  (13,155)         $  (10,629)
                                                                             =============         ===========

Amounts recognized in consolidated statements balance sheets consists of:
         Accrued benefit liability                                             $  (21,123)         $  (10,889)
         Accumulated other comprehensive income                                     7,968                260
                                                                             -------------         -----------
                Net amount recognized                                          $  (13,155)         $  (10,629)
                                                                             =============         ===========

Weighted average assumptions at balance sheet date:
         Discount rates                                                     5.00% to 6.50%       6.00% to 6.50%
         Rate of return on assets                                                    6.00%                7.00%
         Rate of compensation increases                                     2.25% to 3.75%       2.50% to 3.75%



     The components of the net periodic pension costs for all foreign defined benefit plans for the seven months ended April 28, 1998, for the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000 are summarized below:




                                              PREDECESSOR                           COMPANY
                                             ----------------- -----------------------------------------------------
                                              APRIL 28,         OCTOBER 3,        OCTOBER 2,    SEPTEMBER 30,
                                                1998               1998              1999              2000
                                            --------------     --------------    -------------- --------------

Service cost                               $        1,169     $          927    $        1,759  $        1,040
Interest cost                                       1,289                933             2,280             2,332
Actual return on assets                              (904)              (667)           (2,182)           (1,735)
Net amortization and deferral                         536                 --             1,626                --
                                            --------------     --------------    -------------- --------------
                                           $        2,090     $        1,193    $        3,483  $        1,637
                                            ==============     ==============    ============== ==============



     Assets of domestic and foreign defined benefit plans consist principally of investments in equity securities, debt securities, and cash equivalents. The Company also has a defined contribution plan covering substantially all of its U.S. employees. Eligible employees may contribute a portion of their base compensation to the plan and their contributions are matched by the Company at rates specified in the Plan documents. Contributions by the Company for the seven months ended April 28, 1998, the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000 were approximately $1,169, $835, $1,708 and $1,496, respectively.

(14) MANAGEMENT OPTION AND SHARE APPRECIATION PLANS

     Investors has a management option plan whereby the Investor Management Committee can grant options to purchase equity units of Investors to key employees and management committee members of the Company at fair value. The options generally vest over a five-year period only upon the achievement of certain earnings targets.. During the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000, Investors granted options to employees and management committee members to purchase 2,700, 1,237.5 and 1,565 Class A units of Investors. Options granted in 1998 and 1999 had an exercise price or 1,000 dollars. Options granted in 2000 had an exercise price of 500 dollars. Options generally expire ten years from the date of grant. During the year ended September 30, 2000 options totaling 2,025 were forfeited. At September 30, 2000 options totaling 1,912.5, with an exercise price of 1,000 dollars, and options totaling 1,565, with an exercise price of 500 dollars, were outstanding. No options are currently vested. Assuming an option life of six years, a risk free rate of 5.5% and no dividend or volatility rates, the estimated fair value of the options would not exceed 275 dollars for options granted in 1998 and 1999 and 140 dollars for options granted in 2000. Had the Company accounted for options in accordance with the provisions of SFAS No. 123, compensation expense with respect to options granted during the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000 would have been immaterial.

     During fiscal 1999, Investors adopted a Phantom Share Appreciation Rights
     (PSAR) Plan for the purpose of (i) attracting and retaining exceptional employees and (ii) enabling such individuals to participate in the long-term growth of the Company. Under this plan, key employees are granted equity appreciation rights (PSAR). Upon the occurrence of a "realization event", generally a change of control, as defined, the holder of the PSAR is paid an amount equal to the fair value of the PSAR over its initial grant price, plus the cumulative dividends paid by the Company since the date of grant. Rights cannot be assigned, sold or transferred and generally vest over a five-year period assuming achievement of certain earnings targets. Rights vest immediately if a realization event occurs. If the employee is terminated due to death, disability, or without cause, the vested portion of the PSAR remains effective and the non-vested portion is canceled. If the employee is terminated for any other reason, the entire PSAR is canceled. The committee that administers the plan has the right to equitably adjust the number of shares, grant price or make cash payments if it determines that some event has affected the value of the PSAR's to the employees. The committee is currently authorized to grant up to 22,000 rights which is the equivalent of approximately a 1% equity interest in Investors as a realization event. The plan expires after ten years unless specifically amended.

     During the years ended October 2, 1999 and September 30, 2000, the Company granted 15,640 and 2,403 rights, respectively, with an exercise price of 37.5 dollars per right (except for 1,333 rights which have an exercise price of zero). During the year ended September 30, 2000 rights totaling 2,334 were forfeited. Since inception of the plan the Company has not achieved earnings targets, however, in 1999 the committee authorized vesting of 20% of the then outstanding rights. At September 30, 2000, rights totaling 15,709 were outstanding of which 4,998 rights, with an exercise price of 37.5 dollars, were vested. The Company has not recognized any compensation expense with respect to the vesting since the estimated fair value of the underlying equity interest is less than the exercise price.

(15) INCOME TAXES

     A significant portion of the Company's business is operated as a limited liability company organized under the laws of Delaware. Accordingly, earnings of the Company's U.S. mobile hydraulic crane and aerial work platform businesses, as well as, earnings from its foreign subsidiaries will not be directly subject to U.S. income taxes. Such taxable income will be allocated to the equity holders of Investors and they will be responsible for U.S. income taxes on such taxable income. The Company intends to make distributions, in the form of dividends, to enable the equity holders of Investors to meet their tax obligations with respect to income allocated to them by the Company. No distributions were made for taxes in the years ended October 2, 1999 and September 30, 2000. The provision for income taxes following the Acquisition, will be limited to foreign taxes with respect to earnings of the Company's foreign subsidiaries and U.S. state and local taxes with respect to the earnings of the Company's truck-mounted crane business.

     For periods prior to the Acquisition, each of the Grove Companies filed their own income tax returns or were part of a consolidated group return with other Hanson entities. Income tax expense for such periods was determined as if the Grove Companies were a stand-alone entity. In connection with the Acquisition, Hanson has indemnified the Company with respect to certain tax obligations arising from activities occurring prior to the Acquisition.

     Domestic and foreign income (loss) before income taxes were as follows for the seven months ended April 28, 1998, for the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000:


                            PREDECESSOR                         COMPANY
                          ----------------- ------------------------------------------------
                            APRIL 28,          OCTOBER 3,      OCTOBER 2,   SEPTEMBER 30,
                              1998               1998            1999            2000
                          --------------      ------------   --------------  --------------

United States          $         30,446    $      (6,460)  $      (19,435)   $ (100,206)
Other countries                 (19,100)         (13,184)            (526)        3,554
                          --------------      ------------   --------------  --------------
                       $         11,346    $     (19,644)  $      (19,961)   $  (96,652)
                          ==============      ============   ==============  ==============


     The provision (benefit) for income taxes consisted of the following for the for the seven months ended April 28, 1998, for the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000:


                                         PREDECESSOR                           COMPANY
                                       --------------  -----------------------------------------------------
                                         APRIL 28,           OCTOBER 3,        OCTOBER 2,     SEPTEMBER 30,
                                           1998                1998              1999            2000
                                       --------------     --------------    --------------   --------------

Current:
     United States, state
         and local                   $         9,383    $         2,958   $         1,110    $         2,064
     Other countries                               -                130             1,745              4,495
                                       --------------     --------------    --------------    --------------
                                               9,383              3,088             2,855             6,559
                                       --------------     --------------    --------------    --------------

Deferred:
     United States, state
         and local                             2,358             (1,551)            1,702               469
     Other countries                               -              2,800               978              (773)
                                       --------------     --------------    --------------    --------------
                                               2,358              1,249             2,680              (304)
                                       --------------     --------------    --------------    --------------
                                     $        11,741    $         4,337   $         5,535     $       6,255
                                       ==============     ==============    ==============    ==============


     The Company paid income taxes of $272, $2,925 and $4,086 for the five months ended October 3, 1998 and for the years ended October 2, 1999 and September 30, 2000, respectively.


     Significant components of the Company's deferred tax liability are as follows as of October 2, 1999 and September 30, 2000:



                                                       1999           2000
                                                     ----------     ----------


Allowance for doubtful accounts                   $        104   $        141
Inventory reserves                                         369            184
Accrued expenses                                         3,088          2,944
Accumulated depreciation                                (4,000)        (3,370)
Other                                                       64             30
                                                     ----------     ----------
                Total deferred tax liability      $       (375)  $        (71)
                                                     ==========     ==========



     Income taxes for the years ended October 2, 1999 and September 30, 2000 relate principally to the Company's subsidiary in Waverly, Nebraska, which is incorporated as a C-corporation, and the Company's German subsidiary.

(16) RESTRUCTURING

     In fiscal 2000, the company adopted and executed restructuring plans that resulted in the termination of approximately 470 employees principally in its US operations. In connection with the terminations, the Company accrued severance costs of $8,757. As of September 30, 2000, the Company has paid $4,747 and expects to pay the remainder of the amount accrued through October 2001 in accordance with separation agreements.

     In October and November 2000, the Company terminated approximately 220 employees pursuant to the restructuring plans. The terminations will result in an additional restructuring charge of $1.6 million in fiscal 2001.

(17) LEASES

     The Company and its subsidiaries lease office space, machinery and other equipment under noncancelable operating and capital leases with varying terms, some of which contain renewal and/or purchase options. The following is a schedule of future minimum lease payments required under operating and capital leases that have initial or remaining noncancelable lease terms in excess of one year:



                                       OPERATING                    CAPITAL
                                      -------------              ------------


2001                             $        3,175               $         954
2002                                      1,633                         839
2003                                        737                         760
2004                                        399                         558
2005                                         54                         572
Thereafter                                    -                         157
                                      ------------               ------------
   Future minimum lease payments $        5,998                       3,840
                                      ============
Less portion representing interest                                      448

Less current portion of capital lease obligations                       784
                                                                 ------------
   Long-term portion of capital lease obligations             $       2,608
                                                                 ============



     Rental expense associated with operating leases was approximately $2,496, $1,795, $4,977 and $5,905 for the seven months ended April 28, 1998, the five months ended October 3, 1998 and years ended October 2, 1999 and September 30, 2000, respectively. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by leases on other property and equipment.


(18) DERIVATIVE FINANCIAL INSTRUMENTS

     On October 3, 1999 and July 2, 2000, the Company adopted SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES and SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES (AN AMENDMENT TO SFAS NO. 133), respectively. These statements establish accounting and reporting standards for derivative instruments and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities measured at fair value. The impact of adoption of SFAS No. 133 of $302 is presented as the cumulative effect of a change in accounting principle in the consolidated statement of operations. There was no impact from the adoption of SFAS No. 138.

     A summary of the Company's hedging strategies and outstanding derivative instruments are as follows:

     (a) INTEREST RATE RISK

         The Company assesses interest rate cash flow risk by monitoring changes in interest rate exposure that may adversely impact expected future cash flows and by evaluating hedging opportunities. At September 30, 2000, the Company has approximately $211 million of variable rate borrowings under its bank credit facility. Management believes it prudent to limit the variability of its interest payments. To meet this objective, the Company has an interest rate collar arrangement with a multinational bank to limit its exposure to rising interest rates on $100 million of its variable rate bank borrowings. Under the agreement the Company will receive, on a $100 million notional amount, three-month LIBOR and pay 6.5% anytime LIBOR exceeds 6.5%, and will receive three-month LIBOR and pay 5.19% anytime LIBOR is below 5.19%. The contract does not require collateral.

         The estimated fair value (unrecognized gain) of the interest rate collar at October 3, 1999 and September 30, 2000 was $302 and $203, respectively. Management has concluded that the interest rate collar was ineffective as of October 3, 1999 and throughout the period ended September 30, 2000. Accordingly, the Company has recognized $99 as other loss and $302 as the cumulative effect of a change in accounting principle in the consolidated statement of operations for the year ended September 30, 2000.

     (b) FOREIGN CURRENCY RISK

         The Company has foreign operations in the U.K., France, Germany and Australia. Therefore its earnings, cash flows and financial position are exposed to foreign currency risk. In addition, the U.S. company regularly purchases mobile hydraulic cranes from its German factory to meet the demand of its U.S. customers. In order to maintain profit margins the Company will purchase forward currency contracts and options at date of commitment to hedge Deutsche mark payment obligations. At September 30, 2000, the Company had $15.5 million in outstanding forward contracts to purchase Deutsche marks with gross unrealized losses of approximately $1.7 million. Each of the contracts are expected to settle within 90 days and have been accounted for as hedges under SFAS 133. Of the unrealized losses at September 30, 2000, $992 has been included in the determination of other comprehensive loss for those forward contracts related to forecasted transactions or completed transactions whereby the cranes are still in inventory at September 30, 2000. The remaining unrealized losses at September 30, 2000, which relates to hedges of Deutsche Mark payable obligations, were included in earnings for the period. The amount in other comprehensive loss will be realized in earnings upon completion of the sale of the related inventory.


(19) OTHER COMMITMENTS AND CONTINGENCIES

     LEGAL -- The Company is involved in various lawsuits and administrative proceedings arising in the ordinary course of business. These matters primarily involve claims for damages arising out of the use of the Company's products as well as employment matters and commercial disputes. Some of these lawsuits include claims for punitive as well as compensatory damages. The Company is insured for product liability and workers' compensation claims for amounts in excess of established deductibles and accrues for the estimated liability up to the limits of the deductibles. The Company accrues for all other claims and lawsuits on a case-by-case basis. The Company's estimate of the undiscounted costs associated with legal and environmental exposures is accrued if, in management's judgment, the likelihood of a loss is probable. The Company's policy is to also accrue the probable legal costs to be incurred in defending the Company against such claims. The Company has followed this policy during each of the periods in the three-year period ended September 30, 2000, with respect to all investigations, claims and litigation. Insurance recoveries for environmental and certain general liability claims are not recognized until realized.

     In the opinion of management, while the ultimate results of lawsuits or other proceedings against the Company cannot be predicted with certainty, the amounts accrued for awards or assessments in connection with these matters are adequate and, accordingly, management believes that the ultimate resolution of these matters will not have a material effect on the Company. As of September 30, 2000, the Company had no known probable but inestimable exposures that could have a material effect on the Company. PRODUCT LIABILITY AND WORKERS' COMPENSATION -- Hanson, on behalf of the Company, purchased an insurance policy which effectively indemnifies the Company against North American product liability and workers' compensation claims arising prior to October 1, 1997 up to an aggregate loss limit of $85,000. Losses in excess of that amount, if any, are the responsibility of the Company. For product liability claims arising on or after October 1, 1997, the Company is self-insured for losses up to $2,000 per occurrence, with a $15,000 annual aggregate loss limit. For workers' compensation claims arising on or after such date, the Company is self-insured for losses up to $250 per occurrence with a $1,000 annual aggregate loss limit. Losses over the loss limits are covered by umbrella insurance coverage up to $100,000. The Company accrues a reserve for the estimated amount of claims which will be self-insured. The estimates are provided by a third party actuary based upon historical trends. The reserve for claims includes estimates of legal and administrative costs to be incurred.

     ENVIRONMENTAL MATTERS -- The Company is also involved in lawsuits and administrative proceedings with respect to claims involving the discharge of hazardous substances into the environment. Certain of these claims assert damages and liability for remedial investigations and cleanup costs with respect to sites at which the Company has been identified as a potentially responsible party under federal and state environmental laws and regulations (off-site). Other matters involve sites that the Company currently owns and operates or has previously sold (on-site). For off-site claims, the Company makes an assessment of the costs involved based on environmental studies, prior experience at similar sites, and the experience of other named parties. The Company also considers the ability of other parties to share costs, the percentage of the Company's exposure relative to all other parties, and the effects of inflation on these estimated costs. For on-site matters associated with properties currently owned, the Company makes an assessment as to whether an investigation and remediation effort is necessary and estimates other potential costs associated with the site.

     OTHER -- The Company provides guarantees of residual value to third party financing companies in support of certain customers' financing arrangements. These guarantees generally are only exercisable should the Company's customer default on their financing agreements. The Company has not and does not expect to incur losses under these guarantees. Exercises of these guarantees have not been significant for the periods in the three years ended September 30, 2000. Aggregate residual value guarantees were approximately $63,200 at September 30, 2000.


(20) TRANSACTIONS WITH RELATED PARTIES

     The Company made advances to Holdings of $3,649 and $850, respectively, during the five months ended October 3, 1998 and year ended October 2, 1999. Such amount included loans to the Company's executive officers to purchase certain equity interest in Investors and transactions costs incurred by Holdings and Investors to consummate the Acquisition and related financing. Such amounts have been accounted for as a reduction of member's equity. Repayments from Holdings to the Company were $579 for the year ended September 30, 2000.

     The Company engaged a consulting group controlled by one of Investor's minority owners, to help the Company develop and achieve its business plan. For the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000, the consulting group was paid approximately $2,700, $6,800 and $900, respectively, for services rendered. The agreement expired on December 31, 2000.

(21) SEGMENT INFORMATION

     The Company is an international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. Through fiscal 2000, the Company marketed its products through three operating divisions: Grove Crane, Grove Manlift and National Crane. Grove Crane manufactures mobile hydraulic cranes in its Shady Grove, Pennsylvania and Wilhelmshaven, Germany manufacturing facilities. Grove Manlift manufactures aerial work platforms in its Shady Grove, Pennsylvania and Tonneins, France manufacturing facilities. National Crane manufactures truck-mounted cranes in its Waverly, Nebraska manufacturing facility.

     The Company plans to significantly reduce its Manlift operations through the sale of Delta Manlift and a significant reduction in the number of aerial work platforms manufactured. Manlift will continue to provide full support for the installed base through parts and service, including discontinued models, and to manufacture six models of boom Manlifts. In order to take advantage of synergies in fiscal 2001, the Company will merge Manlift's production, engineering and sales and marketing functions with those of Grove Crane.

     The accounting policies for the three operating business segments are the same as those described in the summary of significant accounting policies in note 4. Operating information for each of the three operating divisions is as follows:


                                                                                           CORPORATE,
                                                GROVE          GROVE         NATIONAL    ELIMINATIONS
                                                CRANE         MANLIFT         CRANE        AND OTHER          TOTAL
                                             ------------   ------------   -----------    ------------     ------------
For the seven months ended
    April 28,1998:
      Net sales                              $   316,844     $  119,376     $   50,048     $   (13)         $  486,255
      Depreciation and amortization                9,983            517            899           -              11,399
      Income (loss) from operations               12,868          3,943          7,680      (4,669)             19,822
      Capital expenditures                        16,740          1,513          1,268           -              19,521

As of and for the five months ended
    October 3,1998:
      Net sales                              $   271,447     $   90,633     $   39,173    $   (245)         $  401,008
      Depreciation and amortization                4,623            127            372       3,091               8,213
      Income (loss) from operations                5,622          1,582          6,560     (16,938)             (3,174)
      Total assets                               490,278         62,910         45,428     311,732             910,348
      Capital expenditures                         6,376            351            503          -                7,230

As of and for the year ended
    October 2, 1999:
      Net sales                              $   545,062     $  167,812     $   81,299    $   (389)         $  793,784
      Depreciation and amortization               10,407            348            902       6,880              18,537
      Income (loss) from operations               44,381            679         11,694     (40,556)             16,198
      Total assets                               472,949         59,742         41,818     286,992             861,501
      Capital expenditures                         8,359            277            769           -               9,405

As of and for the year
ended
    September 30, 2000:
      Net sales                              $   596,820     $  158,561     $   95,263    $    (82)         $  850,562
      Depreciation and amortization               11,742            437          1,001       7,029              20,209
      Goodwill impairment charge                       -              -              -      53,351              53,351
      Income (loss) from operations               43,880        (22,691)        12,936     (86,038)            (51,913)
      Total assets                               396,435         62,736         41,258     225,706             726,135
      Capital expenditures                         7,540            513            722           -               8,775


     Corporate, eliminations and other consist principally of corporate expenses and assets, goodwill and intercompany eliminations. Depreciation and amortization excludes depreciation of equipment held for rent. For fiscal 1999 and 2000, the Company allocates certain assets and expenses between operating divisions differently than for prior periods. Accordingly, such information is not comparable.

     Information with respect to the Company's domestic and foreign operations is as follows for the seven months ended April 28, 1998, and as of and for the five months ended October 3, 1998 and the years ended October 2, 1999 and September 30, 2000:


                                         PREDECESSOR                               COMPANY
                                       ---------------     ----------------------------------------------------
                                          APRIL 28,          OCTOBER 3,         OCTOBER 2,       SEPTEMBER 30,
                                            1998               1998               1999              2000
                                       ---------------     --------------    ---------------   ---------------


Net sales:
     Generated by domestic
         operations                    $      362,866      $     314,291     $     575,682      $     619,768
     Generated by foreign
         operations                           168,842            126,359           319,008            372,596
     Elimination of intercompany
         sales                                (45,453)           (39,642)         (100,906)          (141,802)
                                       ---------------     --------------    ---------------    ---------------
                                       $      486,255      $     401,008     $     793,784      $     850,562
                                       ===============     ==============    ===============    ===============

Property, plant and equipment:
     Held by domestic operations                           $     112,522     $     113,348      $     106,488
     Held by foreign operations                                   94,653           100,383             62,208
                                                           --------------    ---------------    ---------------
                                                           $     207,175     $     213,731      $     168,696
                                                           ==============    ===============    ===============




(22) NET ASSETS OF SUBSIDIARY HELD FOR SALE

     The Company plans to sell its Delta Manlift subsidiary in Tonneins, France. Net proceeds from the sale after payment of income taxes will be used to retire amounts outstanding under the Bank Credit Facility. The sale, which is expected to result in a gain, is expected to be completed in the second quarter of fiscal 2001. The net assets of Delta Manlift are presented as net assets of subsidiary held for sale in the accompanying consolidated financial statements. The total assets and total liabilities of Delta Manlift at September 30, 2000, were $7,688 and $4,380, respectively.

(23) SUPPLEMENTAL CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION The Company formed Grove Capital, Inc. as a direct wholly owned subsidiary to act as a co-issuer of the Senior Subordinated Notes (see note 11). At September 30, 2000, Grove Capital, Inc. had one hundred dollars in cash and total assets, and no current or long-term liabilities other than is contingent co-obligation with respect to the Senior Subordinated Notes. For the years ended October 2, 1999 and September 30, 2000, Grove Capital, Inc. had no income or loss and no revenues. Grove Capital, Inc. has no subsidiaries, no operations and is prohibited from engaging in any business activities.

     The Company's payment obligations under the senior subordinated notes (see note 11) are guaranteed by all of the Company's domestic subsidiaries other than Grove Capital, Inc. (the "Subsidiary Guarantors"). Such guarantees are full, unconditional and joint and several. The Subsidiary Guarantors are wholly owned by the Company. Grove Capital, Inc. is a wholly owned subsidiary of the Company. Grove Capital, Inc. and the Company are co-obligors of the senior subordinated notes and are jointly and severally liable for such indebtedness. Separate financial statements of Grove Capital, Inc. and the Subsidiary Guarantors are not presented because the Company's management has determined that they would not be material to investors. The ability of the Company's subsidiaries to make cash distributions and loans to the Company and the Subsidiary Guarantors is not significantly restricted under the terms of the Company's debt obligations. The following supplemental financial information sets forth, on a combined and consolidated basis, balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows information for the Subsidiary Guarantors, the Company's non-guarantor subsidiaries and the Company and its subsidiaries on a combined and consolidated basis. A separate column for Grove Capital, Inc. has not been provided because Grove Capital, Inc. has no assets or operations and accordingly, such information would not be meaningful.

     CONDENSED CONSOLIDATING BALANCE SHEETS AS OF OCTOBER 2, 1999


                                                    SUBSIDIARY        OTHER                     CONSOLIDATED
                                         COMPANY    GUARANTORS      SUBSIDIARIES   ELIMINATIONS    TOTALS
                                       -----------  ------------   -------------  ------------- -------------


                Assets
Current assets:
     Cash and cash equivalents         $    8,667   $     2,843    $      3,988    $         -    $   15,498
     Cash restricted as to use                  -         1,366               -              -         1,366
     Trade receivables, net                     -        55,650          86,621              -       142,271
     Notes receivable                           -         5,425               -              -         5,425
     Inventories                                -       134,424          58,699              -       193,123
     Prepaid  expenses other
         current assets                         -         2,306           5,099                        7,405
                                       -----------  ------------   -------------   ------------   ------------
                Total current assets        8,667       202,014         154,407              -       365,088

Property, plant, and
     equipment, net                             -       113,348         100,383              -       213,731
Goodwill                                        -       249,328          20,228              -       269,556
Investment and due from
     subsidiaries                         679,312       188,338          32,747       (900,397)            -
Other assets                               11,900         2,197            (971)             -        13,126
                                       -----------  ------------   -------------   ------------   ------------
                Total assets           $  699,879   $   755,225    $    306,794    $  (900,397)   $  861,501
                                       ===========  ============   =============   ============   ============



                                                     SUBSIDIARY            OTHER                        CONSOLIDATED
                                      COMPANY        GUARANTORS         SUBSIDIARIES   ELIMINATIONS         TOTALS
                                    ------------    --------------     -------------  ---------------    ---------------


LIABILITIES AND MEMBER'S EQUITY
(DEFICIT)
Current
liabilities:
     Current maturities of
         long-term debt             $    12,000      $          -      $         -     $        -          $     12,000
     Short-term borrowings                    -                 -           19,108              -                19,108
     Accounts payable                         -            41,706           33,664              -                75,370
     Accrued expenses and
other
         current liabilities              9,191            31,076           44,679              -                84,946
                                    ------------    --------------     ------------   ----------------   ----------------

         Total current liabilities       21,191            72,782           97,451              -               191,424

Deferred revenue                              -                 -           74,368              -                74,368
Long-term debt                          401,000                 -                -              -               401,000
Due to subsidiaries                     161,424           510,474          114,865       (786,763)                   -
Other liabilities                           101            64,171           25,869              -                90,141
                                    ------------    --------------     ------------   ----------------    ---------------
         Total liabilities              583,716           647,427          312,553       (786,763)              756,933
                                    ------------    --------------     ------------   ----------------    ---------------

Member's equity
(deficit):
     Invested capital                   163,710            92,892           20,742       (113,634)              163,710
     Accumulated deficit                (45,850)           14,906          (18,533)             -               (49,477)
     Accumulated other
         comprehensive loss              (1,697)                -           (7,968)             -                (9,665)
                                    ------------    --------------     ------------   -----------------   ---------------

         Total member's equity
             (deficit)                  116,163           107,798           (5,759)      (113,634)              104,568
                                    ------------    --------------     ------------   -----------------   ---------------

         Total liabilities and
            member's equity
             (deficit)             $    699,879   $       755,225   $      306,794     $ (900,397)        $     861,501
                                    ============    ==============     ============   =================   ===============



                                                      SUBSIDIARY        OTHER        CONSOLIDATED
                                         COMPANY      GUARANTORS      SUBSIDIARIES   ELIMINATIONS      TOTALS
                                       -----------   ------------    -------------   ------------- -------------


ASSETS
Current assets:
     Cash and cash equivalents       $     15,593  $      (4,598)  $        5,107   $        -     $    16,102
     Cash restricted as to its use              -          1,688                -            -           1,688
     Trade receivables, net                  (500)        50,862           81,043            -         131,405
     Notes receivable                           -          6,801                -            -           6,801
     Inventories                                -        108,008           67,173            -         175,181
     Assets held for sale                       -              -            3,308            -           3,308
     Prepaid expenses and other
         current assets                       203          3,497            6,416            -          10,116
                                       -----------   ------------    -------------   ------------- -------------
         Total current assets              15,296        166,258          163,047            -         344,601

Property, plant and equipment,
     net                                        -        106,489           62,207            -         168,696
Goodwill                                        -        189,916            9,945            -         199,861
Investment in and due from
     subsidiaries                         697,937        233,429           30,807     (962,173)              -
Other assets                               10,169          2,641              167            -          12,977
                                       -----------   ------------    -------------   ------------- -------------
         Total assets                $    723,402  $     698,733   $      266,173   $ (962,173)    $   726,135
                                       ===========   ============    =============   ============= =============



                                                       SUBSIDIARY         OTHER                       CONSOLIDATED
                                         COMPANY       GUARANTORS      SUBSIDIARIES   ELIMINATIONS       TOTALS
                                        ----------     -----------     -------------- ------------   -------------


   LIABILITIES AND MEMBER'S
EQUITY
Current
liabilities:
     Current maturities of
         long-term debt               $    37,000   $            -    $            -   $        -    $       37,000
     Short-term borrowings                      -                -            20,967            -            20,967
     Accounts payable                           -           37,848            37,932            -            75,780
     Accrued expenses and other
         current liabilities               10,516           28,716            43,832            -            83,064
                                        ----------     -----------     --------------  ------------     -------------
         Total current liabilities         47,516           66,564           102,731            -           216,811

Deferred revenue                                -                -            37,170            -            37,170
Long-term debt                            399,000                -                 -            -           399,000
Due to subsidiaries                       208,789          528,953           113,926      (851,668)               -
Other liabilities                             100           71,082            13,709           (26)          84,865
                                        ----------     -----------     --------------  ------------     -------------
         Total liabilities                655,405          666,599           267,536      (851,694)         737,846
                                        ----------     -----------     --------------  ------------     -------------

Member's equity
(deficit):
     Invested capital                     164,289           92,892            17,587      (110,479)         164,289
     Accumulated deficit                  (73,626)         (59,766)          (18,690)            -         (152,082)
     Accumulated other
         comprehensive loss               (22,666)            (992)             (260)            -          (23,918)
                                        ----------     -----------     --------------  ------------     -------------
         Total member's equity
            (deficit)                      67,997           32,134            (1,363)     (110,479)         (11,711)
                                        ----------     -----------     --------------  ------------     -------------

         Total liabilities and
            member's equity
            (deficit)                 $   723,402   $      698,733    $      266,173   $  (962,173)     $   726,135
                                        ==========     ============    ==============  ============     =============



                                                      SUBSIDIARY           OTHER                          COMBINED
                                                      GUARANTORS       SUBSIDIARIES    ELIMINATIONS        TOTALS
                                                    -------------     -------------    ------------     -----------


Net sales                                           $    362,866      $    168,842      $ (45,453)       $  486,255
Cost of goods sold                                       281,447           151,398        (45,453)          387,392
                                                    -------------     -------------    -----------      ----------
     Gross profit                                         81,419            17,444             -             98,863

Selling, engineering, general, and
     administrative expenses                              49,748            29,293             -             79,041
                                                    -------------     -------------    -----------      -----------
     Income (loss) from operations                        31,671           (11,849)            -             19,822

Interest income, net                                         970                78             -              1,048
Other expense, net                                        (2,195)           (7,329)            -             (9,524)
                                                    -------------     -------------    -----------      -----------
     Income (loss) before income taxes                    30,446           (19,100)          -               11,346

Income taxes                                              11,741                 -           -               11,741
                                                    -------------     -------------    -----------      -----------
     Net income (loss)                                    18,705           (19,100)          -                 (395)

Other comprehensive loss                                  (7,135)                -           -               (7,135)
                                                    -------------     -------------    -----------      -----------
     Comprehensive income (loss)                    $     11,570      $    (19,100)     $    -           $   (7,530)
                                                    =============     =============    ===========      ===========




                                                        SUBSIDIARY      OTHER                          CONSOLIDATED
                                         COMPANY        GUARANTORS      SUBSIDIARIES   ELIMINATIONS       TOTALS
                                        ----------     -----------     -------------   ------------    --------------


Net sales                               $       -      $   314,291     $    126,359    $  (39,642)     $    401,008
Cost of goods sold                              -          267,105          115,530       (39,642)          342,993
                                        ----------     -----------     -------------   ------------    --------------
     Gross profit                               -           47,186           10,829             -            58,015

Selling, engineering,
general, and administrative expenses       10,318           30,246           20,625             -            61,189
                                        ----------     -----------     -------------   ------------    --------------

     Income (loss) from operations        (10,318)          16,940           (9,796)            -            (3,174)

Interest (expense) income, net              1,370          (14,832)          (2,454)            -           (15,916)
Other income (expense), net                    10              370             (934)            -              (554)
                                        ----------     -----------     -------------   ------------    --------------

     Income (loss) before income
         taxes                             (8,938)           2,478          (13,184)            -           (19,644)

Income taxes                                    -            1,407            2,930             -             4,337
                                        ----------     -----------     -------------   ------------    --------------
     Net income (loss)                     (8,938)           1,071          (16,114)            -           (23,981)

Other comprehensive income (loss)           7,341           (2,059)               -             -             5,282
                                        ----------     -----------     -------------   ------------    --------------
     Comprehensive loss                 $  (1,597)     $      (988)    $    (16,114)   $        -      $    (18,699)
                                        ==========     ===========     =============   ============    ==============




                                                        SUBSIDIARY         OTHER                       CONSOLIDATED
                                         COMPANY        GUARANTORS      SUBSIDIARIES  ELIMINATIONS       TOTALS
                                        ----------     ------------    -------------  ------------    -------------


Net sales                               $       -      $   575,682      $   319,008   $  (100,906)      $   793,784
Cost of goods sold                              -          475,850          271,058      (100,906)          646,002
                                        ----------     ------------    -------------  ------------    -------------
     Gross profit                               -           99,832           47,950             -           147,782

Selling, engineering,general,
     and administrative expenses           42,189           47,692           41,703             -           131,584
                                        ----------     ------------    -------------  ------------    -------------

     Income (loss) from operations        (42,189)          52,140            6,247             -            16,198

Interest (expense) income, net              5,278          (34,789)          (6,509)            -           (36,020)
Other income (expense), net                     -              125             (264)            -              (139)
                                        ----------     ------------    -------------  ------------    -------------

     Income (loss) before income
         taxes                            (36,911)          17,476             (526)            -           (19,961)

Income taxes                                    -            2,812            2,723             -             5,535
                                        ----------     ------------    -------------   ------------    ------------
     Net income (loss)                    (36,911)          14,664           (3,249)            -           (25,496)

Other comprehensive income (loss)          (9,038)           2,059           (7,968)            -           (14,947)
                                        ----------     ------------    -------------   ------------    -------------
     Comprehensive income (loss)        $ (45,949)     $    16,723      $   (11,217)   $        -        $  (40,443)
                                        ==========     ============    =============   ============    =============





                                                        SUBSIDIARY         OTHER                        CONSOLIDATED
                                         COMPANY        GUARANTORS     SUBSIDIARIES    ELIMINATIONS        TOTALS
                                        ----------     ------------    -------------   ------------    --------------


Net sales                               $       -      $   619,768     $    372,596     $ (141,802)      $  850,562
Cost of goods sold                              -          552,607          314,875       (141,802)         725,680
                                        ----------     ------------    -------------    ------------     ------------
     Gross profit                               -           67,161           57,721           -             124,882

Selling, engineering,
general, and administrative expenses       23,666           48,330           42,691           -             114,687
Restructuring charges                       8,757                -                -           -               8,757
Goodwill impairment charge                      -           53,351                -           -              53,351
                                        ----------     ------------    -------------    ------------     ------------
     Income (loss) from operations        (32,423)         (34,520)          15,030           -             (51,913)

Interest (expense) income, net              5,492          (41,065)          (8,130)          -             (43,703)
Other income (expense), net                (1,134)           3,444           (3,346)          -              (1,036)
                                        ----------     ------------    -------------    ------------     ------------
     Loss before income taxes             (28,065)         (72,141)           3,554           -             (96,652)

Income taxes                                    -            2,533            3,722           -               6,255
                                        ----------     ------------    -------------    ------------     ------------

     Net loss before cumulative
         effect of change in
         accounting principle             (28,065)         (74,674)            (168)          -            (102,907)

Cumulative effect of change
in
     accounting principle                       -              302                -           -                 302
                                        ----------     ------------    -------------     ------------    ------------
     Net loss                             (28,065)         (74,372)            (168)          -            (102,605)

Other comprehensive loss                  (20,969)            (992)           7,708           -             (14,253)
                                        ----------     ------------    -------------     ------------    ------------
     Comprehensive loss                 $ (49,034)     $   (75,364)      $    7,540       $   -          $ (116,858)
                                        ==========     ============    =============     ============    ============





                                         SUBSIDIARY     OTHER       COMBINED
                                         GUARANTORS  SUBSIDIARIES    TOTALS
                                        -----------  ------------  ---------


OPERATING ACTIVITIES:
     Net cash  provided by
     operating activities                $  44,125    $  48,972    $ 93,097
                                        -----------   ----------   ---------

INVESTING ACTIVITIES:
     Capital expenditures                   (9,918)      (9,603)    (19,521)
     Investment in equipment held
      for rent                                   -      (16,380)    (16,380)
     Other investing activities                242        1,829       2,071
                                        -----------   ----------   ---------
         Net cash used in investing
             activities                     (9,676)     (24,154)    (33,830)
                                        -----------   ----------   ---------

FINANCING ACTIVITIES:
     Net proceeds from short-term
       borrowings                                -        6,821       6,821
     Other financing activities            (29,944)     (32,143)    (62,087)
                                         ----------   ----------   ---------
     Net cash used in financing
        activities                         (29,944)     (25,322)    (55,266)
                                         ----------   ----------    --------

Effect of exchange rate changes on cash          -          217         217
                                         ----------    ---------    --------
     Net change in cash and cash
        equivalents                          4,505         (287)      4,218

Cash and cash equivalents at beginning
     of year                                  (492)       5,516       5,024
                                         ----------    ---------    --------
Cash and cash equivalents at end of
     period                              $   4,013     $  5,229     $ 9,242
                                         ==========    =========    ========



                                                                  SUBSIDIARY           OTHER                       CONSOLIDATED
                                                  COMPANY         GUARANTORS        SUBSIDIARIES   ELIMINATIONS       TOTALS
                                                ------------      ------------      ------------   ------------    -------------
OPERATING ACTIVITIES:
Net cash  provided by
operating activities                            $     2,062       $    43,830       $   11,408     $        -       $   57,300
                                                ------------      ------------      -----------    ------------    -------------

INVESTING ACTIVITIES:
   Capital expenditures                                  -             (5,665)          (1,565)             -           (7,230)
   Investment in equipment held for rent                 -                 -           (20,751)             -          (20,751)
   Acquisition of businesses from Hanson PLC,
     including transaction costs of $5,783,
     net of cash acquired of $9,241 and
     post-closing adjustment of $27,300                  -           (484,279)         (78,463)             -         (562,742)
   Other investing activities                      (113,635)              103            1,218        113,635            1,321
                                                ------------      ------------      -----------   -------------    -------------

     Net cash used in investing
        activities                                 (113,635)         (489,841)         (99,561)       113,635         (589,402)
                                                ------------      ------------      -----------   -------------    -------------

FINANCING
ACTIVITIES:
     Net proceeds from short-term borrowings             -                  -              941              -              941
     Proceeds from issuance of long-term debt       450,200                 -                -              -          450,200
     Repayments of long-term debt                   (35,200)                -                -              -          (35,200)
     Equity investment from
     Grove Holdings LLC                             168,209            92,892           20,743       (113,635)         168,209
     Advances to Grove Holdings LLC                  (3,649)                -                -              -           (3,649)
     Deferred financing costs                       (14,453)                -                -              -          (14,453)
     Other financing activities                    (437,158)          359,171           77,987              -                -
                                                ------------      ------------      -----------   -------------    -------------

         Net cash provided by financing
            activities                              127,949           452,063           99,671       (113,635)         566,048
                                                ------------      ------------      -----------   -------------    -------------

Effect of exchange rate changes on cash              -                 -                   343              -              343
                                                ------------      ------------      -----------   -------------    -------------

         Net increase in cash and cash
            equivalents and cash
            equivalents at end of year          $    16,376       $     6,052       $   11,861     $        -        $  34,289
                                                ============      ============      ===========    =============   =+===========





                                                                           SUBSIDIARY     OTHER          CONSOLIDATED
                                                          COMPANY          GUARANTORS  SUBSIDIARIES         TOTALS
                                                        ------------      -----------  ------------     --------------


OPERATING
ACTIVITIES:
     Net cash  provided by operating activities          $  (18,332)       $   3,500    $  15,518         $       686
                                                        ------------      -----------  -----------      --------------

INVESTING
ACTIVITIES:
     Capital expenditures                                         -           (5,778)      (3,627)             (9,405)
     Investment in equipment held for rent                        -                -      (23,793)            (23,793)
     Acquisition of businesses from Hanson PLC,
         including transaction costs of $5,783,
         net of cash acquired of $9,241 and
         post-closing adjustment of $27,300                  10,500                -            -              10,500
     Other investing activities                               2,973              435            -               3,408
                                                        ------------      -----------  -----------      --------------
         Net cash used in investing activities               13,473           (5,343)     (27,420)            (19,290)
                                                        ------------      -----------  -----------      --------------

FINANCING
ACTIVITIES:
     Net proceeds from short-term borrowings                      -                -        4,139               4,139
     Proceeds from issuance of long-term debt                10,000                -            -              10,000
     Repayments of long-term debt                           (12,000)               -            -             (12,000)
     Advances to Grove Holdings LLC                            (850)               -            -                (850)
     Other financing activities                                   -           (1,366)           -              (1,366)
                                                        ------------      -----------  -----------      --------------
         Net cash provided by financing activities           (2,850)          (1,366)       4,139                 (77)
                                                        ------------      -----------  -----------      --------------

Effect of exchange rate changes on cash                           -                -         (110)               (110)
                                                        ------------      -----------  -----------      --------------

         Net decrease in cash and cash equivalents           (7,709)          (3,209)      (7,873)            (18,791)

Cash and cash equivalents at beginning of year               16,376            6,052       11,861              34,289
                                                        ------------      -----------  -----------      --------------
Cash and cash equivalents at end of year                $     8,667        $   2,843    $   3,988         $    15,498
                                                        ============      ===========  ===========      ==============





                                                                         SUBSIDIARY    OTHER        CONSOLIDATED
                                                          COMPANY        GUARANTORS SUBSIDIARIES       TOTALS
                                                        ------------    ----------- ------------    --------------


OPERATING
ACTIVITIES:
     Net cash  provided by (used in )operating
         activities                                     $ (16,653)      $ (1,692)   $  10,015        $  (8,330)
                                                        ------------    ----------- ------------     --------------

Investing
activities:
     Capital expenditures                                       -         (5,427)      (3,348)          (8,775)
     Investment in equipment held for rent                      -              -       (6,876)          (6,876)
                                                        ------------    ----------- ------------     --------------
         Net cash used in investing activities                  -         (5,427)     (10,224)         (15,651)
                                                        ------------    ----------- -----------     --------------

Financing
activities:
     Net proceeds from short-term borrowings                    -              -        1,801            1,801
     Proceeds from issuance of long-term debt              25,000              -            -           25,000
     Repayments of long-term debt                          (2,000)             -            -           (2,000)
     Advances to Grove Holdings LLC                           579              -            -              579
     Other financing activities                                 -           (322)           -             (322)
                                                        ------------    ----------- -----------     --------------
         Net cash provided by financing activities         23,579           (322)       1,801           25,058
                                                        ------------    ----------- -----------     --------------

Effect of exchange rate changes on cash                         -                        (473)            (473)
                                                        ------------    -----------  -----------     --------------
     Net increase (decrease) in cash and cash
         equivalents                                        6,926         (7,441)       1,119              604

Cash and cash equivalents at beginning of year              8,667          2,843        3,988           15,498
                                                        ------------    -----------  -----------     --------------
Cash and cash equivalents at end of year                $  15,593       $ (4,598)    $  5,107        $  16,102
                                                        ============    ===========  ===========     ==============


(24) Subsequent Event

     Effective January 12, 2001, the Company obtained further amendment of a covenant in its Bank Credit Facility, whereby the minimum Adjusted EBITDA, as defined, required for the six-month period ended March 31, 2001, was reduced to $16,500 (see Note 11). The amendment will be null and void in the event the Company receives an audit report on its consolidated financial statements as of and for the year ended September 30, 2000 with a qualification or explanatory paragraph related to its ability to continue as a going concern.



                      GROVE WORLDWIDE LLC AND SUBSIDIARIES          SCHEDULE II
                        Valuation and Qualifying Accounts





                                          BALANCE AT  CHARGED TO  CHARGED                        BALANCE
                                          BEGINNING   COSTS AND  TO OTHER       DEDUCTIONS        ATEND
                                           OF YEAR    EXPENSES   ACCOUNTS (a)      (b)           OF YEAR
                                          ---------   ---------  ------------   ----------       -------

Allowance for doubtful accounts (in thousands):
     Seven months ended
        April 28, 1998                      $ 2,717         880      $  12            146        $3,463
     Five months ended
        October 3, 1998                       3,463         290        121            799         3,075
     Year ended October 2, 1999               3,075         552         31            563         3,095
     Year ended
        September 30, 2000                    3,095       5,519       (534)         3,023         5,057

   (a)  Impact of exchange rates
   (b)  Write-offs




-------------------------------------------------------------------------------


                            LIQUIDATION ANALYSIS

                                 EXHIBIT C


                            LIQUIDATION ANALYSIS

         The Bankruptcy Code requires that each holder of an impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

         A general summary of the assumptions used in preparing the liquidation analysis follows.

         Estimate of Net Proceeds

         Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtors' assets. The chapter 7 liquidation period is assumed to commence on March 31, 2001 , with the liquidation process to be completed approximately twelve months following appointment of a chapter 7 trustee. There can be no assurance that the liquidation can be completed in a limited time frame nor is there any assurance that the recoveries assigned to the assets can in fact be realized. Under section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously as is compatible with the best interests of the parties-in- interest. The liquidation analysis assumes that there would be pressure to complete the liquidation process within twelve months. The need to convert property to cash may have an adverse impact on the proceeds realized from the sale of the Debtors' assets. For certain assets, such as prepaid expenses and other current assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, such as accounts receivable, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which the Debtors might achieve through their disposition.

         Estimate of Costs

         The Debtors' cost of liquidation under chapter 7 would include the existing infrastructure expenses associated with managing the liquidation process, fees payable to a chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtors during the chapter 11 case and allowed in the chapter 7 case, such as trade obligations, compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code.

         Additional claims would arise by reason of the breach or rejections or obligations incurred and executory contracts or leases entered into by the Debtors both prior to, and during the pendency of, the Reorganization Cases. It is possible that a conversion to a chapter 7 case could result in wind-down expenses being greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

         Distribution of Net Proceeds

         The foregoing types of claims, costs, expenses, and fees and such other Claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and Unsecured Claims.

         After consideration ofthe effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses ofa liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, and
(iii) substantial increases in claims which would be satisfied on a prior basis, THE DEBTORS HAVE DETERMINED THAT CONFIRMATION OF THE PLAN WILL PROVIDE CREDITORS WITH A RECOVERY THAT IS NOT LESS THAN CREDITORS WOULD RECEIVE PURSUANT TO A LIQUIDATION OF DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

         Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to Allowed Claims in the chapter 7 cases would be the same or less than the value of distribution under the Plan because such distribution may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation. In the event litigation were necessary to resolve the Claims, the delay could be further prolonged and administrative expenses further increases. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

         THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a chapter 7 trustee. Additionally, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors' assets will result in an accurate estimate of the proceeds that would be realized were the Debtors to undergo an actual liquidation. The actual amounts of Claims against the estate could vary significantly from the Debtors' estimates, depending upon the Claims asserted during the pendency of the chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.

         The liquidation analysis set forth on the following page is based on the estimated values of the Debtors' assets as of March 31, 2001. These values have not been subject to any review, compilation or audit by any independent accounting firm.



Grove World wide LLC - Consolidated
Liquidation analysis
As of March 31, 2001
(Dollars in thousands)


                                                         Unaudited                    Forced
                                                           Book          Recovery   Liquidation
                                                           Value         Percent     Recovery      Notes
                                                       -----------     -----------  -----------  ---------
Assets
Cash                                                        $6,684            100%       $6,684     A1
Marketable Securities                                            -                            -
                                                       -----------                  -----------
Total Cash & Cash Equivalents                                6,684                        6,684
                                                       -----------                  -----------

Accounts Receivable
Accounts Receivable - Trade                                 50,259             80%       40,207     A2
Allowance for Doubtful Accounts                             (6,093)             0%            -     A3
                                                       -----------                  -----------
Net Accounts Receivable - Trade                             44,166                       40,207
Accounts Receivable - Other                                  4,322              0%            -     A4
Notes Receivable                                            16,363             80%       13,090     A2
                                                       -----------                  -----------
Net Accounts and Notes Receivable                           64,851                       53,298
                                                       -----------                  -----------

Inventory
Production Inventory                                       108,716             25%       27,611     A5
Inventory Reserves                                         (10,010)             0%            -     A6
                                                       -----------                  -----------
Net Production Inventory                                   $98,706                       27,611
                                                       ===========
Other Inventory                                              3,682             26%          957     A5
                                                       -----------                  -----------
Net Inventory                                              102,388                       28,568
Prepaid Expenses                                              (148)             0%            -     A7
Deferred Tax Asset - Current Portion                           809              0%            -
                                                       -----------                  -----------
Total Net Inventory, Prepaids, and DTA                     103,049                       28,568
                                                       -----------                  -----------

Total Current Assets                                       174,584                       88,550
                                                       -----------                  -----------

Property, Plant, and Equipment
Land & Improvements                                          5,405             80%        4,342     A5
Buildings & Improvements                                    60,134             28%       16,563     A5
Leasehold Improvements                                           -                            -
Machinery & Equipment                                       37,163             22%        8,211     A5
Autos, Trucks & Trailers                                       829             18%          149     A5
Furniture & Fixtures                                        26,266             18%        4,800     A5
Construction in progress                                        96              0%            -     A5
Equip. Held For Rent                                         2,010             80%        1,608
                                                       -----------                  -----------
Property, Plant & Equipment                                131,903                       35,672
Accumulated Depreciation & Amortization                    (27,614)             0%            -     A8
                                                       -----------
Net property, plant & equipment                            104,289                       35,672
                                                       -----------                  -----------

Net Assets Held for Sale                                       123             18%           22     A5
Goodwill                                                   187,617              0%            -     A7
Investment in Subsidiaries                                 401,810              0%            -     A9
Net Other Investments                                            -                            -
Total Other Assets                                          16,190              0%            -     A10
Deferred Tax Assets - Non-current Portion                       40              0%            -     A11
Accounts Receivable - Intercompany                         847,731              0%            -     A11
                                                       -----------                  -----------

Total Assets                                            $1,732,384                     $124,245
                                                       ===========                  ===========



Grove Worldwide LLC
Uses of liquidation funds
As of March 31, 2001
(Dollars in thousands)


                                                                 Grove US    National    Worldwide    Holdings   Investors
                                                               ----------   ---------   ----------   --------- -----------

Gross proceeds of liquidation                                     $97,035     $22,268       $4,942       $   -       $   -
                                                               ==========

Liquidation costs:
    Fee to chapter 7 trustee                                       (2,911)       (668)        (148)          -           -    B1
    Professional fees                                                (970)       (223)         (49)          -           -    B2
    Plant shut down and wrap-up                                      (240)       (120)           -           -           -    B3
    Administrative wrap-up                                           (120)        (60)           -           -           -    B4
    Holding costs of plants held for sale                          (2,100)       (800)           -           -           -    B5
    Commissions on property and equipment sales                    (4,097)     (1,254)           -           -           -    B6
                                                               ----------   ---------   ----------   --------- -----------

Funds available to pay debts                                      $86,596     $19,144       $4,744       $   -       $   -
                                                               ----------   ---------   ----------   --------- -----------


                                               Balance as of                                                              Recovery
                                                3/31/2001                                                                  Amount
                                              --------------                                                              --------
Secured claims:
    Bank credit facility                          227,025         86,596      19,144        4,744           -           -     49%
    Accrued interest                               10,154           -           -            -              -           -      0%

Priority claims:
    Payroll and other compensation                  9,670           -           -            -              -           -      0%
    Pension                                         8,516           -           -            -              -           -      0%
    Post-retirement                                 2,000           -           -            -              -           -      0%

Unsecured claims:
    Senior subordinated debentures                225,000           -           -            -              -           -      0%
    Senior discount debentures                     69,545           -           -            -              -           -      0%
    Senior debentures                              67,696           -           -            -              -           -      0%
    Account payable                                29,550           -           -            -              -           -      0%
    Other accrued liabilities                      14,577           -           -            -              -           -      0%
                                              -----------     ----------   ---------    ----------     ---------   ----------
                                                 $663,733        $86,596     $19,144       $4,744
                                              ===========     ==========   =========    ==========     =========   ==========



Liquidation Analysis Footnotes

Al)      Cash and cash equivalents considered fully collectible.

A2) Accounts receivable are from the Company's normal trade customers. The recovery percentage is based on such factors as the aging and historical collection patterns of the receivables and the effect of the Company's liquidation.

A3) The allowance for doubtful accounts has been taken into account with the overall recovery percentage applied to receivables and has therefore been eliminated from the analysis.

A4) Non-trade receivables consist of insurance recoveries, employee receivables and miscellaneous other items. Collection of these accounts is considered highly unlikely in a liquidation scenario.

A5) Land and building valuations are based on appraisals made in June 2000 by Binswanger. Values assume a 12 to 18 month marketing period.

A6) Inventory reserves have been taken into account with the overall recovery percentage applied to inventory and has therefore been eliminated from the analysis.

A7) Other current and non-current assets consisting of prepaid expenses, goodwill and deferred tax assets are merely accounting conventions and have no liquidation value.

A8) Accumulated depreciation has been taken into account with the overall recovery percentage applied to property and equipment and has therefore been eliminated from the analysis.

A9) Investments in subsidiaries represent ownership of domestic US entities within the bankruptcy proceeding or of European subsidiaries not involved in the filing. In the case of domestic companies, the value of companies underlying the shares will be developed from the liquidation of those subsidiaries. In the case of the European entities, there are no perfected liens in favor of the US creditors other than a pledge of the stock and local creditors are assumed to receive any value generated from their liquidation.

A10) Other assets represent deferred financing costs, organizational costs, patents, trademarks and tooling. The intangible assets and tooling have no liquidation value. The patents and trademarks may have some marginal value to a strategic buyer, however no liquidation value has been used for this analysis due to the highly uncertain nature of their value.

A11) Intercompany receivables are either from domestic US entities within the bankruptcy proceeding or from European subsidiaries not involved in the filing. In the case of domestic companies, the corresponding intercompany payable will also be eliminated from the analysis. In the case of the European entities, there are no perfected liens in favor of the US creditors other than a pledge of the stock and local creditors are assumed to receive any value generated from their liquidation and, therefore, no cash would be received.

B1) Liquidation trustee fee estimated at three percent (3%) of total gross proceeds.

B2) Professional fees estimated at one percent (1 %) of gross proceeds.

B3) Plant shut-down and clean up estimated to take 30 people 4 months. Procedures include inventory disposition and machine disconnection.

B4) Receivables and administrative wind-down estimated to take 15 people 4 months.

B5) Costs necessary for basic operation and maintenance of two plants while held for sale for one year, including power, heat, security and insurance.

B6) Commissions for sales of property and equipment estimated at 15% of total proceeds from those assets.



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